   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 17, 1998


                                                      REGISTRATION NO. 333-64641
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 3

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                        PHILIPP BROTHERS CHEMICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                NEW YORK                                    2819                                   13-1840497
    (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                  IDENTIFICATION NUMBER)

                            ------------------------

                                ONE PARKER PLAZA
                           FORT LEE, NEW JERSEY 07024
                                 (201) 944-6020
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                      SEE TABLE OF ADDITIONAL REGISTRANTS

                            ------------------------

                               JACK C. BENDHEIM,
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        PHILIPP BROTHERS CHEMICALS, INC.
                                ONE PARKER PLAZA
                           FORT LEE, NEW JERSEY 07024
                                 (201) 944-6020
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                With a copy to:

                             LAWRENCE M. BELL, ESQ.
                        GOLENBOCK, EISEMAN, ASSOR & BELL
                               437 MADISON AVENUE
                         NEW YORK, NEW YORK 10022-7302
                                 (212) 907-7300

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box.   / /

                            ------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO THE SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

                                           STATE OR OTHER        PRIMARY STANDARD
                                           JURISDICTION OF          INDUSTRIAL
       EXACT NAME OF REGISTRANT           INCORPORATION OR        CLASSIFICATION          IRS EMPLOYER
     AS SPECIFIED IN ITS CHARTER            ORGANIZATION            CODE NUMBER        IDENTIFICATION NO.
C.P. Chemicals, Inc.                         New Jersey                2819                22-1548721
One Parker Plaza
Fort Lee, New Jersey 07024
(201) 944-6020

Koffolk, Inc.                                 Delaware                 2819                22-3429128
One Parker Plaza
Fort Lee, New Jersey 07024
(201) 944-6020

Phibro-Tech, Inc.                             Delaware                 2819                22-3060339
One Parker Plaza
Fort Lee, New Jersey 07024
(201) 944-6020

MRT Management Corp.                          Delaware                 2819                22-3407010
One Parker Plaza
Fort Lee, New Jersey 07024
(201) 944-6020

Mineral Resource Technologies, L.L.C.         Delaware                 2819                58-2204234
120 Interstate North Parkway East,
Suite 440
Atlanta, Georgia 30339
(770) 989-0089

Prince Agriproducts, Inc.                     Delaware                 2819                23-1653576
One Prince Plaza
Quincy, Illinois 62301
(217) 222-8854

The Prince Manufacturing Company            Pennsylvania               2819                13-2793019
700 Lehigh Street
Bowmanstown, Pennsylvania 18030
(610) 852-2345

The Prince Manufacturing Company              Illinois                 2819                13-2793024
One Prince Plaza
Quincy, Illinois 62301

Phibrochem, Inc.                             New Jersey                2819                22-2758614
One Parker Plaza
Fort Lee, New Jersey 07024
(201) 944-6020

Phibro Chemicals, Inc.                        New York                 2819                22-2871784
One Parker Plaza
Fort Lee, New Jersey 07024
(201) 944-6020

Western Magnesium Corp.                      California                2819                13-2849569
One Parker Plaza
Fort Lee, New Jersey 07024
(201) 944-6020

                        PHILIPP BROTHERS CHEMICALS, INC.
                             CROSS REFERENCE SHEET
           PURSUANT TO RULE 404(A) AND ITEM 501(B) OF REGULATION S-K

                    ITEM OF FORM S-4                                        PROSPECTUS LOCATION
---------------------------------------------------------  -----------------------------------------------------
  1.  Forepart of the Registration Statement and Outside
        Front Cover Page of Prospectus...................  Forepart of the Registration Statement; Outside Front
                                                             Cover Page
  2.  Inside Front and Outside Back Cover Pages of
        Prospectus.......................................  Inside Front and Outside Back Cover Pages

  3.  Risk Factors, Ratio of Earnings to Fixed Charges
        and Other Information............................  Summary; Risk Factors; Selected Consolidated
                                                             Financial Data

  4.  Terms of the Transaction...........................  Summary; The Exchange Offer; Description of the
                                                             Notes; Certain Federal Income Tax Consequences;
                                                             Plan of Distribution

  5.  Pro Forma Financial Information....................  Summary; Unaudited Pro Forma Condensed Consolidated
                                                             Financial Information; Selected Consolidated
                                                             Financial Data

  6.  Material Contracts with the Company Being
        Acquired.........................................  Not Applicable

  7.  Additional Information Required for Reoffering by
        Persons and Parties Deemed to be Underwriters....  Not Applicable

  8.  Interests of Named Experts and Counsel.............  Legal Matters; Experts

  9.  Disclosure of Commission Position on
        Indemnification for Securities Act Liabilities...  Not Applicable

 10.  Information with Respect to S-3 Registrants........  Not Applicable

 11.  Incorporation of Certain Information by
        Reference........................................  Not Applicable

 12.  Information with Respect to S-2 or S-3
        Registrants......................................  Not Applicable

 13.  Incorporation of Certain Information by
        Reference........................................  Not Applicable

 14.  Information with Respect to Registrants Other than
        S-2 or S-3 Registrants...........................  Available Information; Summary; Risk Factors; Use of
                                                             Proceeds; Capitalization; Unaudited Pro Forma
                                                             Condensed Consolidated Financial Information;
                                                             Selected Consolidated Financial Data; Management's
                                                             Discussion and Analysis of Financial Condition and
                                                             Results of Operations; Business; Conditions in
                                                             Israel; Management; Description of Capital Stock;
                                                             Principal Stockholders; Certain Relationships and
                                                             Related Transactions; Description of Certain
                                                             Indebtedness; Description of the Notes; Legal
                                                             Matters; Experts; Index to Financial Statements

                    ITEM OF FORM S-4                                        PROSPECTUS LOCATION
---------------------------------------------------------  -----------------------------------------------------
 15.  Information with Respect to S-3 Companies..........  Not Applicable

 16.  Information with Respect to S-2 or S-3 Companies...  Not Applicable

 17.  Information with Respect to Companies Other than
        S-2 or S-3 Companies.............................  Not Applicable

 18.  Information if Proxies, Consents or Authorizations
        are to be Solicited..............................  Not Applicable

 19.  Information if Proxies, Consents or Authorizations
        are not to be Solicited or in Exchange Offer.....  Summary; Risk Factors; The Exchange Offer;
                                                             Description of Notes; Book Entry; Delivery and
                                                             Form; Exchange Offer; Registration Rights; Certain
                                                             United States Federal Income Tax Considerations;
                                                             Plan of Distribution

PROSPECTUS


                           OFFER FOR ALL OUTSTANDING
           9 7/8% SENIOR SUBORDINATED NOTES DUE 2008 IN EXCHANGE FOR 9 7/8% SENIOR SUBORDINATED NOTES DUE 2008, WHICH HAVE BEEN
          REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OF


THE COMPANY HAS NOT ISSUED, AND DOES NOT HAVE ANY CURRENT FIRM ARRANGEMENTS TO ISSUE, ANY SIGNIFICANT ADDITIONAL INDEBTEDNESS TO WHICH THE NOTES WOULD BE SENIOR. THE NOTES ALSO WILL BE EFFECTIVELY SUBORDINATE TO ESSENTIALLY ALL OF THE OUTSTANDING INDEBTEDNESS OF THE COMPANY AND ITS GUARANTOR SUBSIDIARIES.

[LOGO]                    PHILIPP BROTHERS CHEMICALS, INC.


        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                      ON JANUARY 15, 1999, UNLESS EXTENDED


     Philipp Brothers Chemicals, Inc. ("Philipp Brothers" and, collectively with its consolidated subsidiaries, the "Company") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange an aggregate principal amount of $100,000,000 of its 9 7/8% Senior Subordinated Notes due 2008 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 9 7/8% Senior Subordinated Notes due 2008 (the "Old Notes" and, together with the New Notes, the "Notes") from the holders (the "Holders") thereof. The terms of the New Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes and except for certain provisions providing for an increase in the interest rate on the Old Notes under certain circumstances relating to the timing of the Exchange Offer.

     On June 11, 1998 (the "Issue Date"), Philipp Brothers issued $100,000,000 in aggregate principal amount of Old Notes. The Old Notes were issued pursuant to an offering (the "Offering") exempt from registration under the Securities Act and applicable state securities laws.

     Interest on the Notes is payable semi-annually on June 1 and December 1 of each year, commencing December 1, 1998. The Notes mature on June 1, 2008, unless previously redeemed. The Notes are redeemable in cash at the option of the Company, in whole or in part, on or after June 1, 2003, at the redemption prices set forth herein, together with accrued interest thereon to the date of redemption. In addition, at any time prior to June 1, 2001, the Company may, at its option, redeem up to 30% of the sum of (i) the initial aggregate principal amount of the Notes issued in the Offering and (ii) the respective initial aggregate principal amount of the Notes issued under the indenture pursuant to which the Old Notes were, and the New Notes will be, issued (the "Indenture") after the Issue Date, on one or more occasions with the net proceeds of one or more Public Equity Offerings (as defined) at 109 7/8% of the principal amount thereof, plus accrued interest to the date of redemption; provided, that immediately after giving effect to such redemption, at least 70% of the sum of
(i) the initial aggregate principal amount of the Notes issued in the Offering and (ii) the respective initial aggregate principal amount of the Notes issued under the Indenture after the Issue Date remain outstanding. Upon a Change of Control (as defined), the Company will be

                                                        (Continued on next page)

SEE "RISK FACTORS" BEGINNING ON PAGE 14 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               THE DATE OF THIS PROSPECTUS IS DECEMBER 17, 1998.

(Continued from previous page)

required to offer to repurchase the Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued interest thereon to the date of repurchase. If a Change of Control were to occur, there can be no assurance that the Company would have adequate funds to first satisfy its obligations in respect of indebtedness senior to the Notes and then to repurchase the Notes.

     The Notes are unsecured senior subordinated obligations of the Company and are subordinated in right of payment to all existing and future Senior Debt (as defined) of the Company. The Notes are effectively subordinated to all secured indebtedness of the Company to the extent of the assets securing such indebtedness. The Notes are unconditionally guaranteed by each of the current domestic subsidiaries and certain future subsidiaries of the Company (the "Guarantors") on an unsecured senior subordinated basis. Each of the Guarantees (as defined) is effectively subordinated to all secured indebtedness of such Guarantor to the extent of the assets securing such indebtedness. The Notes and the Guarantees rank pari passu with any future senior subordinated indebtedness of the Company or the Guarantors, respectively, and rank senior in right of payment to all other subordinated obligations of the Company or the Guarantors, respectively. The Notes, therefore, will be effectively subordinate to essentially all of the outstanding indebtedness of the Company and the Guarantors. At September 30, 1998, the Company and the Guarantors had approximately $6.3 million in aggregate principal amount of outstanding Senior Debt, and $35 million of availability, subject to a borrowing base, under the New Credit Agreement (as defined). The Indenture governing the Notes permits the Company and its subsidiaries to incur additional indebtedness, including Senior Debt, subject to certain limitations. The Company expects from time to time to incur indebtedness under the Credit Facility (as defined), has guaranteed or may in the future guaranty indebtedness under credit facilities of its Foreign Subsidiaries to the extent permitted under the Indenture and expects to enter into capitalized lease or other equipment or fixed asset financing arrangements permitted under the Indenture. In addition, the Company is discussing the possibility that an unrestricted subsidiary, which may be formed in the future, may incur indebtedness of approximately $10,000,000, without recourse to the Company or any Restricted Subsidiary (as defined), in connection with the financing and operation of a fly ash beneficiation plant and related assets. Aside from the above, the Company does not have any current or pending arrangements or agreements to incur additional significant indebtedness to which the Notes will be subordinate or rank pari passu in right of payment.

     For each Old Note accepted for exchange, the Holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. The New Notes will bear interest from the most recent date to which interest has been paid on the Old Notes or, if no interest has been paid on the Old Notes, from June 11, 1998. Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment in respect of accrued interest on such Old Notes.

     The New Notes are being offered hereunder in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement (as defined). Based on interpretations by the staff of the Securities and Exchange Commission (the "SEC"), as set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by Holders thereof (other than any Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act; provided, that such New Notes are acquired in the ordinary course of such Holders' business, such Holders have no arrangement or understanding with any person to participate in the distribution of such New Notes and such Holders are not engaged in and do not intend to be engaged in a distribution of such New Notes. However, the SEC has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each Holder, other than a broker-dealer, must acknowledge that it is acquiring the New Notes in the ordinary course of such Holder's business, such Holder is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, it is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement or understanding to participate in a distribution of New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented

(Continued from previous page)

from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period (the "Applicable Period") of up to 180 days after the effective date of the Registration Statement of which this Prospectus is a part, or such longer period if extended pursuant to the Registration Rights Agreement among the Company, the Guarantors and the Initial Purchaser (as defined), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     The Company will not receive any proceeds from the Exchange Offer. The Company will pay all of its expenses incident to the Exchange Offer. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. In the event the Company terminates the Exchange Offer and does not accept for exchange any Old Notes, the Company will promptly return the Old Notes to the Holders thereof. The Exchange Offer will terminate not later than the 30th day after the date of this Prospectus, subject to extension for such period as may be required by applicable law. See "The Exchange Offer."

     There is no existing trading market for the New Notes, and there can be no assurance regarding the future development of a market for the New Notes, or the ability of Holders of the New Notes to sell their New Notes or the price at which such Holders may be able to sell their New Notes. Schroder & Co., Inc. (the "Initial Purchaser") has advised the Company that it currently intends to make a market in the New Notes. The Initial Purchaser is not obligated to do so, however, and any market-making with respect to the New Notes may be discontinued at any time without notice. The Company does not intend to apply for listing or quotation of the New Notes on any securities exchange or stock market.

                             AVAILABLE INFORMATION

     The Company has filed with the SEC a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the New Notes offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the New Notes offered hereby, reference is made to the Registration Statement. Any statements made in this Prospectus concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such documents filed as an exhibit to the Registration Statement otherwise filed with the SEC.

     Upon the effectiveness of the Registration Statement, the Company will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, will file reports and other information with the SEC. The Registration Statement, the exhibits and schedules forming a part thereof and the reports and other information filed by the Company with the SEC in accordance with the Exchange Act may be inspected, without charge, at the Public Reference Section of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of all or any portion of the material may be obtained from the Public Reference Section of the SEC upon payment of the prescribed fees. In addition, the SEC maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

     In addition, the Company has agreed that, whether or not it is required to do so by the rules and regulations of the SEC, for so long as any Notes remain outstanding, it will furnish to the registered holders of the Notes and, to the extent permitted by applicable law or regulation, file with the SEC, all quarterly and annual and other documents that would be required to be filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provision thereto. In addition, for so long as any of the Notes remain outstanding, the Company has agreed to make available to any registered holder (and, upon request, certain others) the information required by Rule 144A(d)(4) under the Securities Act.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus includes "Forward-Looking Statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this Prospectus, including, without limitation, statements regarding the Company's future financial position, business strategy, budgets, project costs and plans and objectives of management for future operations, are Forward-Looking Statements. In addition, Forward-Looking Statements generally can be identified by the use of forward-looking terminology such as "may," "will," "except," "should," "intend," "estimate," "anticipate," "believe," or "continue" or the negative thereof or variations thereon or similar terminology. Although the Company believes that the expectations reflected in such Forward-Looking Statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed under "Risk Factors" and elsewhere in this Prospectus, including, without limitation, in conjunction with the Forward-Looking Statements included in this Prospectus. All subsequent written and oral Forward-Looking Statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by the Cautionary Statements. Pursuant to
Section 27A of the Securities Act and Section 21E of the Exchange Act, the "safe harbor" for Forward-Looking Statements does not apply to statements made in connection with an initial public offering.

                            MAJOR PRODUCTS OVERVIEW

                                PRINCIPAL PRODUCTS               PRINCIPAL END            SELECTED WELL-KNOWN
     PRODUCT GROUP                  AND BRANDS                  MARKETS OR USERS               CUSTOMERS
ANIMAL NUTRITION          Amprolium                       Animal Feed                   Agway
  AND HEALTH              Animal Feed Ingredients         Coccidiocides*                Cargill
                          Copper Sulfate F.G.             Feed Mills                    Continental Grain
                          Nicarbazin                      Nutritional                   Eli Lilly
                          Trace Mineral Premixes            Supplements                 Farmland
                          Trace Minerals                  Poultry and Pet               Meriel
                                                            Food                          (Merck/Rhone-Poulenc)
                                                                                        Perdue
                                                                                        Purina Mills
                                                                                          (Koch Industries)
                                                                                        Tyson Foods

INTERMEDIATES             Anisic Alcohol                  Acetylene                     BOC
  AND INDUSTRIAL          Anisic Aldehyde                 Adhesion Promoter             Colgate Palmolive
  CHEMICALS               Calcium Carbide                 Brick and Tile                Elementis
                          Copper Oxide                    Catalysts                     Engelhard
                          Dicyandiamide                   Cement Coatings               Ferro
                          DL Panthenol                    Concrete                      Hoffman La Roche
                          Fly Ash                         Flame Retardation             Laporte
                          Iron Oxide                      Frits**                       Morton International
                          Manganese Dioxide               Glass                         Osmose
                          Selenium Disulfide              Pharmaceutical                Owens Corning
                          Sodium Fluoride                   Intermediates                 Fiberglass
                          Superchlon                      Preservatives                 Pfizer
                          1,3-Difluorobenzene             Shampoo                       PPG Industries
                                                          Toothpaste                    Procter & Gamble
                                                          Wood Treatment                Sherwin-Williams
                                                                                        SmithKline Beecham
                                                                                        Unilever

CROP PROTECTION           Copper Fungicides               Citrus                        BASF
                            Champ Flowable                Grapes                        Helena (Marubeni)
                            Champion                      Nuts                          Sivam
                            Macclesfield 50 and 80        Vegetables                    Sumitomo
                          Gibberellic Acid                Vines                         United Agri Products
                            GibGro 4% LC                                                  (Conagra)
                            GibGro 20% SP

ELECTRONICS AND           Alkaline Etchant                Chemical Milling              Ashland
  METAL TREATMENT           Phibro-Guard TFT              Metal Finishers               Automata
                            Ac-Cu-Guard Plus              Printed Circuit Board         Hadco
                            Ac-Cu-Fine9                     Manufacturers               Hutchinson
                          Ferric Chloride                                               MacDermid
                            PF Etchant                                                  Sanmina
                            High Speed Circuit Etch                                     Shipley
                            Rapid Circuit Etch                                          Tyco International
                          Metal Treatment                                               Van Waters & Rogers
                          Recycling Activities

    No single customer accounted for more than 5% of the Company's 1998 net sales.

    Advancing Animal Nutrition (Registered), A-STAB (Registered), Champ Flowable (Registered), Champion (Registered), Copikem (Registered), CP and design (Registered), GibGro (Registered), High Speed Circuit Etch (Registered), Kastab (Registered), Manpower (Registered), MRT (Registered),
N-cap (Registered), Nicarb (Registered), Nicarmix (Registered), Phibro-
Guard (Registered), Prince and design (Registered), TFT (Registered), Tripolymer (Registered), Ac-Cu-Guard (Trademark), Agri-tin (Trademark), High Speed Ac-Cu-Guard Plus (Trademark), Ac-Cu-Fine9 (Trademark),
D Stab (Trademark), Necoxine (Trademark), Chromax (Trademark),
Chromox (Trademark), Brickox (Trademark), Macclesfield (Trademark),
MRT Cement (Trademark), Ultra Flourish (Trademark) and Phibro and design (Trademark) are trademarks of the Company.

------------------

 * Cocciocides are a pharmaceutical product used for the prevention of coccidiosis (a parasitic infection) in chickens.

** A frit is a smelted chemical composition rapidly quenched to produce glasses that are used to coat ceramics or metal substrates.

                                    SUMMARY

     The following summary does not purport to be complete and is qualified in its entirety by the more detailed information and the Company's historical consolidated financial statements and "Unaudited Pro Forma Condensed Consolidated Financial Information," and the respective notes thereto, included elsewhere in this Prospectus. Unless otherwise indicated or the context otherwise requires, (i) references to "Philipp Brothers" are to Philipp Brothers Chemicals, Inc. and references to the Company are to Philipp Brothers and its consolidated subsidiaries, and (ii) references to the Company's fiscal year refer to the 12-month period ended June 30 of the applicable year.

                                  THE COMPANY

     Philipp Brothers Chemicals, Inc. is a leading diversified global manufacturer and marketer of a broad range of specialty and industrial chemicals, which are sold world-wide for use in numerous markets including animal nutrition and health, electronics, wood treatment, agricultural, pharmaceutical and personal care products, glass, construction and concrete. The Company also provides recycling and hazardous waste services primarily to the electronics and metal treatment industries. The Company has leading positions in certain of its end markets, and has global marketing and manufacturing capabilities. The Company's net sales and EBITDA (as defined) were $278.0 million and $10.6 million, respectively, for the year ended June 30, 1998, $268.4 million and $20.6 million, respectively, for the year ended
June 30, 1997, $59.2 million and $2.6 million, respectively, for the quarter ended September 30, 1998 and $62.6 million and $3.1 million, respectively, for the quarter ended September 30, 1997. The Company has significant indebtedness and is highly leveraged. As of September 30, 1998, the Company had approximately $106.3 million of debt and approximately $22.8 million of stockholders' equity. As of September 30, 1998, on a pro forma basis after giving effect to the ODDA Acquisition, the Company would have had total indebtedness of $124.4 million and stockholders' equity of $22.8 million. In addition, subject to the restrictions in the Credit Facility and the Indenture, the Company may incur additional indebtedness from time to time. There can be no assurance that the Company's cash balance together with cash flow from operations and borrowings available under the Credit Facility will be sufficient to fund anticipated operating expenses, capital expenditures and to service its debt requirements as they come due. Approximately 35% of the Company's fiscal 1998 net sales consisted of sales made by the Company outside the United States. During fiscal 1998, the Company's products were manufactured at nine facilities in the United States, two facilities in Europe, two facilities in Israel, and one facility in South America.

     The Company manufactures and markets more than 350 specialty and industrial chemicals, of which 50 products accounted for approximately 80% of fiscal 1998 net sales. The Company focuses on specialty and industrial chemicals for which it has a strong market position or an advantage in product development, manufacturing or distribution. Many of the Company's products provide critical performance attributes to its customers' products, while representing a relatively small percentage of total end-product costs. The Company has four core product groups:

     o ANIMAL NUTRITION AND HEALTH. The Company manufactures and markets trace minerals, trace mineral premixes and animal feed ingredients, as well as vitamins, vitamin premixes and other animal health products to the animal feed, poultry and pet food industries. The Company produces, at one of its plants in Israel, nicarbazin and amprolium, which it distributes to the world-wide poultry industry through major multinational pharmaceutical and animal health companies. The Company believes it is the sole world-wide producer of amprolium, and the largest volume world-wide producer of nicarbazin, both of which are coccidiocides approved by the U.S. Food and Drug Administration ("FDA") for the prevention of coccidiosis (a parasitic infection) in chickens. The Company believes it is one of the largest volume manufacturers and marketers of copper sulfate, a key ingredient in animal nutrition, to the animal feed industries in the United States and France. Animal Nutrition and Health products accounted for approximately $129 million, or 47%, of the Company's fiscal 1998 net sales.

     o INTERMEDIATES AND INDUSTRIAL CHEMICALS. The Company manufactures and markets a number of specialty and fine organic chemicals and intermediates, as well as industrial pigments and other mineral products for use in the chemical, catalyst, pharmaceutical and personal care, construction, concrete, wood treatment, automotive, aerospace, glass and coal mining industries.

       Certain of these products are produced from the Company's recycling operations, resulting in a cost advantage for the Company. One of the Company's main products in this group, copper oxide, used in the production of water-borne wood preservatives, is produced from its recycling operations. The Company believes that it is one of the major U.S. producers and suppliers of copper oxide to the North American wood preservative market. In addition to copper oxide, the Company supplies other mineral oxides, such as iron and manganese compounds, which are used as colorants and for other purposes in the brick, masonry, glass and other industries. The Company also manufactures and markets chemical intermediates for the pharmaceutical and personal care industries. The Company believes it is the largest volume U.S. marketer of sodium fluoride for use in toothpaste. The Company also manufactures and markets DL Panthenol, often labeled "pro vitamin B5," a key ingredient in shampoo for providing luster. Intermediates and Industrial Chemicals accounted for approximately $74 million, or 27%, of the Company's fiscal 1998 net sales.

     o CROP PROTECTION. The Company manufactures and markets fungicides and other agricultural products for the United States, French and other international markets. These products are primarily copper-based fungicides, which are used in the treatment of crop bacteria and fungal diseases, and gibberellins, which are plant growth regulators used in table grape and citrus production, as well as value-added branded crop protection chemicals. Copper-based fungicide products include Macclesfield 80, a Bordeaux mixture, and Champion and Champ Flowable, both copper hydroxide fungicides that are more efficacious forms of copper-based fungicides. The gibberellins include liquid and soluble powder GibGro, a plant growth regulator. The majority of these products are covered by United States and foreign registrations granted to or held by the Company. Crop Protection products accounted for approximately
       $36 million, or 13%, of the Company's fiscal 1998 net sales.

     o ELECTRONICS AND METAL TREATMENT. The Company believes that it is the largest volume manufacturer and recycler of alkaline etchants in the United States. Through five of its facilities, the Company sells fresh etchant to printed circuit board manufacturers and recycles spent etchants. The Company believes it is the only national recycler of spent etchant generated principally by printed circuit board manufacturers and metal finishers. Using its proprietary recycling processes, the Company recovers copper, nickel and other materials for use in the manufacture of a broad range of intermediates and industrial chemicals. Electronics and Metal Treatment accounted for approximately $39 million, or 14%, of the Company's fiscal 1998 net sales.

                               BUSINESS STRATEGY

     The Company's objective is to continue to enhance its revenue growth and profitability. The Company plans to achieve its objective through the following key strategies:

     o Enhance Growth through Selective Acquisitions and Strategic
       Alliances. The Company will continue to seek acquisitions of businesses and products that improve profitability. In 1994, the Company acquired Agtrol International (formerly La Cornubia S.A.), a producer of copper chemicals and crop protection chemicals in France. In 1995, the Company acquired Planalqumica Industrial Ltda. ("Planalqumica"), the sole manufacturer of nicarbazin in Latin America. In 1996, Koffolk Inc. ("Koffolk USA"), then an affiliate of the Company that became a subsidiary through the Transactions, purchased the right to sell nicarbazin from the Animal Feed Division of Merck & Co. Inc. ("Merck"). Koffolk USA became the registered transferee and owner of the New Animal Drug Application ("NADA") for nicarbazin approved by the FDA. Separately, Merck appointed Koffolk USA as its exclusive U.S. distributor of amprolium for poultry markets. In June 1998, Koffolk USA become a subsidiary of the Company upon the closing of the Offering. In October 1998, the Company completed the ODDA Acquisition (as defined below). See "--Recent Developments."

     o Increase Product Offerings to Primary Markets. The Company seeks to offer an extensive animal nutrition and crop protection product portfolio to a given customer, thereby enhancing its position as a valuable supplier to the industries it serves and increasing its unit sales per customer. The Company seeks to increase its product lines through identification and registration of generic fungicides under the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), either directly or through joint ventures or strategic alliances. In 1998, the Company obtained a U.S. registration under FIFRA to sell a fungicide used primarily in the sugar beet, pecan and potato industries, and also launched a systemic fungicide used in the tobacco, citrus and vegetable industries.

     o Introduce New or Technologically Improved Products. The Company focuses on the acquisition and development of new and technologically advanced products to respond to customer demands, changes in the marketplace, technology and environmental regulations. The Company continues to use its recycling expertise, hydro-metallurgical experience and chemical formulation capability to develop new products and services. The Company continues to seek and develop opportunities that enable it to offer new products and technologies. A subsidiary of the Company, has recently obtained two patents for the development of a new series of cement products made primarily from fly ash, an ash residue generated chiefly by coal-burning electric utilities. In 1998, the Company introduced an environmentally friendly livestock litter treatment product and a line of animal nutrition palatants (flavor enhancers) for the United States feed market.

     o Continue to Improve Operating Efficiencies. With the curtailment of the Company's Sewaren, New Jersey facility, the Company expects to realize significant cost savings. The Company intends to implement additional cost-saving and productivity-enhancing programs in the future, including yield improvement programs. The Company intends to move or expand product capacity to improve production efficiency and reduce transportation costs. The Company is analyzing additional opportunities to increase operating efficiencies and profitability. See "--Restructuring and Other Charges."

     o Expand and Strengthen Customer Base. The Company intends to expand and strengthen its customer base by (i) focusing on relationships with key accounts, (ii) continuing to incentivize its sales force to concentrate on fast-growing, high-margin areas within existing product groups, and
       (iii) pursuing growth opportunities for its existing products in new markets outside the United States.

                             COMPETITIVE STRENGTHS

     o Leadership Positions in Targeted Markets. The Company believes it holds leading positions in several specialty agricultural markets, including copper-based feed additives and fungicides, and in specialty and industrial chemical markets, including metal ore-based colorants, etchants and certain organic compounds. The Company believes these leadership positions will enhance its ability to broaden its product lines within its markets, and its brand name recognition will increase its ability to launch its existing products in new markets.

     o Manufacturing Expertise. The Company's extensive experience in various metal recovery processes provides the Company with a high quality, low cost source of raw material for use in products sold to the agricultural and animal nutrition markets. In addition, the Company's expertise in certain organic synthesis processes has led to long-term manufacturing relationships with its customers. Further, the Company's formulation and compounding expertise is recognized by its customers in the animal health and nutrition market.

     o Proven Experience in New Product Development. The Company is a leader in the development of new agricultural and industrial products and applications. The Company has introduced high quality generic formulations of fungicides and has further enhanced the bio-availability of the active ingredient. In addition, the Company has modified formulations as required by crop and soil conditions and market demand, and is currently developing and field testing the fourth generation of one of its fungicides. The Company has also developed several specialty nutrient blends. The Company is expert in the innovative use of fluorine compounds to produce its chemical intermediates.

     o Established Global Network and Diverse Customer Base. The Company manufactures and markets over 350 products sold through multiple distribution channels to over 3,100 customers in a wide variety of end-use markets. The Company sells its products through an established global sales, marketing and distribution network to customers in 81 countries. Approximately 35% of the

       Company's total sales for fiscal 1998 were made by the Company outside the United States, with 11% of sales from Europe, 22% of sales from Israel and 2% of sales from South America. The Company's U.S., Israeli and European manufacturing operations provide it with cost-effective access to major geographic markets. In fiscal 1998, no single customer accounted for over 5% of total revenues and the top 10 customers accounted for less than 17% of total revenues.

     o Strong Management Team. The Company has assembled a strong and experienced management team at both the corporate and operating levels. The Company's top operating managers have an average of over 25 years of experience in the chemicals industry.

                              RECENT DEVELOPMENTS

  The Offering

     In June 1998, the Company completed a private placement (the "Offering") under Rule 144A of the Securities Act, pursuant to which the Company issued and sold $100 million of Old Notes, from which the Company received net proceeds of approximately $96.2 million, after payment of discounts and commissions to the Initial Purchaser and offering expenses. The proceeds of the Offering were used in part to retire certain indebtedness of the Company, to effect the Transactions, to finance the acquisition of ODDA (as defined below), in connection with the Restructuring and Other Charges, and will be used in part to finance other potential acquisitions and capital expenditures and to provide additional working capital for general corporate purposes.

  ODDA Acquisition

     On October 1, 1998, the Company completed the acquisition (the "ODDA Acquisition") of ODDA Smeltverk, AS, a Norwegian manufacturer and the business of BOC Carbide Industries, a related U.K. distributor (together, "ODDA") of calcium carbide used in the production of acetylene for welding and cutting and as a desulphurization agent in the steel and foundry industry, and dicyandiamide used in several applications, including as a flame retardant treatment for wood. The purchase price was approximately $37.2 million (comprised of $19.0 million in cash plus the assumption of $18.2 million in principal amount of indebtedness, which assumed indebtedness has been guaranteed by the Company). Prior to the ODDA Acquisition, the Company was ODDA's exclusive U.S. distributor for dicyandiamide. See Note 15(a) to the Company's Consolidated Financial Statements and Unaudited Pro Forma Condensed Consolidated Financial Information. For the twelve months ended September 30, 1998, ODDA had revenues of approximately $39.7 million, EBITDA of $1.8 million and as of September 30, 1998 had assets of $45.7 million.

  New Credit Facility

     In August 1998, the Company terminated its existing credit agreement with Fleet Bank, National Association (the "Old Credit Agreement"), and entered into a new credit agreement with PNC Bank, National Association (the "New Credit Agreement" or the "Credit Facility"). The New Credit Agreement provides, among other things, for the extension of a $60 million senior secured financing, consisting of a $35 million revolving credit facility (subject to the availability of certain eligible receivables and eligible inventory, with a sub-limit for inventory of $15 million), including a $7.5 million letter of credit sub-facility, and a $25 million acquisition facility. See "Description of Certain Indebtedness."

                        RESTRUCTURING AND OTHER CHARGES

     The Company has implemented a restructuring program in fiscal 1998 and has incurred the charges described below (the "Restructuring and Other Charges"). See Note 11(d) and (e) to the Company's Consolidated Financial Statements.

     o Curtailment of operations at the Company's Sewaren, New Jersey manufacturing facility, which manufactured products primarily in the Intermediates and Industrial Chemicals product group. The curtailment program resulted in non-recurring charges of approximately $10 million, of which $5.6 million is associated with the non-cash write down of fixed assets, $1.1 million for one-time costs associated with the actual shutdown and $3.3 million for ongoing site monitoring and ground water remediation.

     o Charges associated with the forgiveness of certain promissory notes issued to the Company's Phibro-Tech subsidiary by certain executives and tax-related adjustments, which aggregate $5.6 million. See "Certain Relationships and Related Transactions."

     o Charges of approximately $1.2 million arising out of severance payments associated with personnel changes.

     The Company will continue to analyze opportunities to increase operating efficiencies and profitability, which may result in additional restructuring and other charges in the future. Additional matters have not currently been identified.

                                THE TRANSACTIONS

     The Company has undertaken the following transactions to provide it with greater flexibility in the next several years with respect to its capital expenditure and working capital requirements and to simplify the capital structure of the Company and certain related entities.

     Concurrently with the consummation of the Offering, all of the Company's outstanding indebtedness under the Company's Old Credit Agreement with Fleet Bank, N.A. was repaid in full out of the proceeds of the Notes. In addition, the Company paid all amounts outstanding under and discharged $20.0 million in aggregate principal amount of the Company's 11% Senior Notes due June 29, 2004 held by The Northwestern Mutual Life Insurance Company (the "Old Senior Notes").

     Concurrently with the consummation of the Offering, Jack Bendheim, the President and principal shareholder of the Company, sold all of the stock of Koffolk USA to the Company in exchange for $1.5 million in indebtedness owed by Mr. Bendheim to the Company (collectively, the "Koffolk USA Purchase"). In addition, the Company acquired from Jack Bendheim his 29.2% interest in Mineral Resource Technologies, L.L.C ("MRT") for $25,000 and repaid $995,000 in advances made by Mr. Bendheim to MRT (the "MRT Transaction"). See "Certain Relationships and Related Transactions."

     The foregoing transactions, together with the Offering of the Old Notes, are collectively referred to herein as the "Transactions."

                          ---------------------------

     The Company was founded in 1947 by Charles H. Bendheim, as the successor to the chemical business of Philipp Brothers Incorporated. Siegfried Bendheim, the father of Charles H. Bendheim, was the founder and principal shareholder of such predecessor, Philipp Brothers Incorporated, which was founded in 1916. The Company has grown through internal growth and selective acquisitions. Mr. Jack Bendheim, the son and grandson of the founders, is the principal shareholder and President and Chief Executive Officer of the Company. The principal executive offices of the Company are located at One Parker Plaza, Fort Lee, New Jersey and its telephone number is (201) 944-6020.


                               THE EXCHANGE OFFER


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Securities Offered........................  $100,000,000 principal amount of 9 7/8% Senior Subordinated Notes due
                                            2008, which have been registered under the Securities Act. The terms of the New Notes and the Old Notes are identical in all material respects, except that the offer of the New Notes will have been registered under the Securities Act and, therefore, the New Notes will not be subject to certain transfer restrictions, registration rights and related liquidated damage provisions applicable to the Old
                                            Notes described below under "--Summary Description of the New Notes."

The Exchange Offer........................  The New Notes are being offered in exchange for a like principal amount of Old Notes. The issuance of the New Notes is intended to satisfy obligations of the Company contained in the Registration
                                            Rights Agreement dated as of June 11, 1998 among the Company, the
                                            Guarantors and the Initial Purchaser (the "Registration Rights
                                            Agreement").

Expiration Date; Withdrawal Rights........  The Exchange Offer will expire at 5:00 p.m., New York City time, on
                                            January 15, 1999, or such later date and time to which it is extended, pursuant to applicable law, in which case the term
                                            "Expiration Date" means the latest date and time to which the
                                            Exchange Offer is extended. The tender of Old Notes pursuant to the
                                            Exchange Offer may be withdrawn at any time prior to the Expiration
                                            Date. Any Old Note not accepted for exchange for any reason will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange
                                            Offer. See "The Exchange Offer--Terms of the Exchange Offer; Period
                                            for Tendering Old Notes" and "--Withdrawal Rights."

Procedures for Tendering
  Old Notes...............................  Each Holder of Old Notes wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with either certificates for such Old Notes or a Book-Entry Confirmation (as defined herein) of such Old Notes into the Book-Entry Transfer Facility (as defined herein), if such procedure is available, and any other required documentation to the exchange agent (the "Exchange Agent") at the address set forth herein. By executing the Letter of Transmittal, each Holder will represent to the Company, among other things, that (i) the New Notes acquired pursuant to the Exchange Offer by the Holder and any other person are being obtained in the ordinary course of business of the person receiving such New Notes, (ii) neither the Holder nor such other person is participating in, intends to participate in or has an arrangement or understanding with any person to participate in the distribution of such New Notes and (iii) neither the Holder nor such other person is an "affiliate," as defined under Rule 405 of the
                                            Securities Act, of the Company. Each broker-dealer that receives New
                                            Notes for its own account in exchange for Old Notes, where such Old
                                            Notes were acquired by such broker or dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old
                                            Notes where such Old Notes were acquired by such broker-dealer as

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                                            a result of market-making or other trading activities. The Letter of
                                            Transmittal states that by so acknowledging and by delivering a prospectus, a broker or dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "The
                                            Exchange Offer--Procedures for Tendering Old Notes" and "Plan of
                                            Distribution."

Untendered Old Notes......................  Following the consummation of the Exchange Offer, holders of Old
                                            Notes eligible to participate but who do not tender their Old Notes will not have any further exchange or registration rights and such
                                            Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

Shelf Registration Statement..............  If any holder of the Old Notes (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) is not eligible under applicable securities laws to participate in the Exchange Offer, and such holder has satisfied certain conditions relating to the provision of information to the
                                            Company for use therein, the Company has agreed to register the Old
                                            Notes on a shelf registration statement (the "Shelf Registration
                                            Statement") and to use its reasonable best efforts to cause it to be declared effective by the SEC. The Company has also agreed to file a
                                            Shelf Registration Statement under certain other circumstances. The
                                            Company has agreed to maintain the effectiveness of the Shelf
                                            Registration Statement for, under certain circumstances, a maximum of two years, to cover resales of the Old Notes held by such holders.

Special Procedures for Beneficial
  Owners..................................  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old
                                            Notes in such owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time. See "The Exchange Offer--Procedures for
                                            Tendering Old Notes."

Guaranteed Delivery Procedures............  Holders of Old Notes who wish to tender their Old Notes and whose Old
                                            Notes are not immediately available or who can not deliver their Old
                                            Notes or any other documents required by the Letter of Transmittal to the Exchange Agent must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange
                                            Offer--Guaranteed Delivery Procedures."

Federal Income Tax Consequences...........  The exchange pursuant to the Exchange Offer will not result in gain or loss to the Holders or the Company for federal income tax purposes. See "Certain United States Federal Income Tax
                                            Consequences."

Use of Proceeds...........................  There will be no proceeds to the Company from the Exchange Offer.

Exchange Agent............................  The Chase Manhattan Bank is serving as Exchange Agent in connection with the Exchange Offer. See "The Exchange Offer--Exchange Agent."
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                                       7

                      CONSEQUENCES OF EXCHANGING OLD NOTES

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register Old Notes under the Securities Act. See "Description of the Notes--Registration Rights." Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by Holders thereof
(other than any Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New
Notes are acquired in the ordinary course of such Holders' business and such Holders have no arrangement or understanding with any person to participate in the distribution of such New Notes and such Holders are not engaged in and do not intend to be engaged in a distribution of such New Notes. However, the SEC has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in such other circumstances.
Each Holder, other than a broker-dealer, must acknowledge that it is acquiring the New Notes in the ordinary course of such Holder's business, such Holder is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, it is not engaged in, and does not intend to engage in, a distribution of New Notes and has no arrangement or understanding to participate in a distribution of New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a Prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old
Notes were acquired by such broker-dealer as a result of market-making or other trading activities. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register thereunder the New Notes prior to offering or selling such New
Notes. The Company has agreed, pursuant to the Registration Rights Agreement, subject to certain limitations specified therein, to register or qualify the New
Notes for offer or sale under the securities laws of such jurisdictions as any Holder reasonably requests in writing. Unless a Holder so requests, the Company does not intend to register or qualify the sale of the New Notes in any such jurisdictions. See "The Exchange Offer--Consequences of Exchanging Old Notes."

                      SUMMARY DESCRIPTION OF THE NEW NOTES

     The terms of the New Notes and the Old Notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Old Notes and except for certain provisions providing for an increase in the interest rates on the Old Notes under certain circumstances relating to timing of the Exchange Offer, which rights will terminate upon consummation of the Exchange Offer. The New Notes will bear interest from the most recent date to which interest has been paid on the Old Notes or, if no interest has been paid on the Old Notes, from June 11, 1998. Accordingly, registered Holders of New Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from June 11, 1998. Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment in respect of interest on such Old Notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer, and the right of such Holders to receive any such payment will terminate upon consummation of the Exchange Offer.

                                       8

                                  THE OFFERING

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Notes Offered.............................  $100,000,000 in aggregate principal amount of 9 7/8% Senior
                                            Subordinated Notes due 2008, which have been registered under the
                                            Securities Act.

Maturity Date.............................  June 1, 2008.

Interest Payment Dates....................  June 1 and December 1 of each year, commencing December 1, 1998.

Ranking...................................  The Notes are general unsecured obligations of the Company. The Notes are subordinated in right of payment to all existing and future
                                            Senior Debt (as defined) of the Company and rank pari passu in right of payment with all other existing and future senior subordinated indebtedness of the Company. In addition, the Notes are effectively subordinated to all secured indebtedness of either the Company or any of its subsidiaries to the extent of the assets securing such indebtedness. The Notes, therefore, will be effectively subordinate to essentially all of the outstanding indebtedness of the Company and the Guarantors. After giving effect to the Transactions, Philipp
                                            Brothers and the Guarantors had approximately $4.3 million in aggregate principal amount of Senior Debt outstanding as of June 30,
                                            1998, and $35 million of availability, subject to a borrowing base, under the New Credit Agreement as of August 31, 1998. The Indenture
                                            governing the Notes permits Philipp Brothers and its subsidiaries to incur additional indebtedness, subject to certain limitations. The
                                            Company has not issued, and does not have any current firm arrangements to issue, any significant additional indebtedness to which the Notes would be senior. See "Risk Factors--Ranking of the
                                            Notes" and "Description of the Notes--Subordination."

Optional Redemption.......................  The Notes are redeemable in cash at the option of the Company, in whole or in part, at any time or from time to time on or after
                                            June 1, 2003, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption.
                                            In addition, at any time prior to June 1, 2001, the Company may, at its option, redeem up to 30% of the sum of (i) the initial aggregate principal amount of the Notes issued in the Offering and (ii) the respective initial aggregate principal amount of the Notes issued under the Indenture after the Issue Date, on one or more occasions with the net proceeds of one or more Public Equity Offerings at
                                            109 7/8% of the principal amount thereof, plus accrued interest to the date of redemption, provided, that immediately after giving effect to such redemption, at least 70% of the sum of (i) the initial aggregate principal amount of the Notes issued in the Offering and
                                            (ii) the respective initial aggregate principal amount of the Notes issued under the Indenture after the Issue Date remain outstanding.
                                            See "Description of the Notes--Optional Redemption."

Change of Control.........................  Upon a Change of Control, unless the Company has given a notice of redemption, subject to the terms and conditions of the Indenture, the
                                            Company will be required to offer to repurchase the Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.
                                            However, the New Credit Agreement

                                            contains a similar "change of control" provision. Payment of such amount to the holder of the Notes is subject to payment of amounts outstanding under such New Credit Agreement and any other obligations senior in right of payment to the Notes, and consent of the lenders thereunder. If a Change of Control were to occur, there can be no assurance that the Company would have sufficient funds to repurchase the Notes. At September 30, 1998, the Company had no borrowings outstanding under the Credit Facility and no other Senior Debt that must be repaid prior to the Company purchasing the Notes upon a
                                            Change of Control. See "Description of the Notes--Change of Control."

Guarantees................................  The Notes are unconditionally guaranteed on a senior subordinated basis (the "Guarantees") by the Guarantors. The Guarantees are
                                            unsecured senior subordinated obligations of the Guarantors and are subordinated in right of payment to all existing and future Senior
                                            Debt (including their guarantees under the Credit Facility) of each
                                            Guarantor. As of June 30, 1998, the Guarantors had approximately
                                            $4.3 million principal amount of Senior Debt outstanding. See
                                            "Description of the Notes--Guarantees."

Certain Covenants.........................  The Indenture contains certain covenants with respect to the Company and its Restricted Subsidiaries (as defined), which restrict, among other things, (a) the incurrence of additional indebtedness, (b) the payment of dividends and other restricted payments, (c) the creation of certain liens, (d) the sale of assets, (e) certain payment restrictions affecting subsidiaries, and (f) transactions with affiliates. The Indenture also restricts the Company's ability to consolidate or merge with or into, or to transfer all or
                                            substantially all of its assets to, another person. These
                                            restrictions and requirements are subject to a number of important qualifications and exceptions. See "Description of the Notes--Certain
                                            Covenants."

Exchange Offer; Registration..............  Holders of New Notes (other than as set forth below) are not entitled to any registration rights with respect to the New Notes. Pursuant to the Registration Rights Agreement, the Company has agreed, for the benefit of the Holders of Old Notes, to file an Exchange Offer
                                            Registration Statement (as defined). The Registration Statement of which this Prospectus is a part constitutes the Exchange Offer
                                            Registration Statement. Under certain circumstances, certain Holders of Notes (including Holders who may not participate in the Exchange
                                            Offer or who may not freely resell New Notes received in the Exchange
                                            Offer) may require the Company to file, and cause to become effective, a shelf registration statement under the Securities Act, which would cover resales of Notes of such Holders. See "Description of Notes--Exchange Offer; Registration Rights."

Use of Proceeds...........................  The proceeds from the Offering of the Old Notes were used in part to retire certain existing indebtedness of the Company, to effect the
                                            Transactions, to finance the acquisition of ODDA, and in connection with the Restructuring and Other Charges, and will be used in part to finance other potential acquisitions and capital expenditures and to provide additional working capital for general corporate purposes.
                                            See "Use of Proceeds."

Risk Factors..............................  Holders of the Old Notes should consider carefully the information set forth under the caption "Risk Factors" (including without limitation the information set forth thereunder with respect to the consequences of a failure to exchange Notes, the Company's substantial leverage and potential inability to service debt, the
                                            Company's dependence on distributions from subsidiaries, the potential unenforceability of the Guarantees and the risks associated with the Company's international operations) and all other information set forth in this Prospectus before making a decision to tender their Old Notes in the Exchange Offer.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

     The following table sets forth summary consolidated historical financial and other data of the Company on a consolidated basis for each of the years in the five-year period ended June 30, 1998 and the three months ended
September 30, 1998 and 1997, and pro forma financial and other data of the Company on a consolidated basis for the fiscal year ended June 30, 1998 and the three months ended September 30, 1998. The summary consolidated historical financial data for each of the years in the five-year period ended June 30, 1998 were derived from the audited consolidated financial statements of the Company. The summary consolidated historical data for the three months ended
September 30, 1998 and 1997 were derived from unaudited condensed consolidated financial statements of the Company, which reflect all adjustments (consisting of normal recurring adjustments necessary for a fair presentation of such data). The results of operations for the three months ended September 30, 1998 and 1997 are not indicative of results for the full year. The summary consolidated pro forma data for the fiscal year ended June 30, 1998 and the three months ended September 30, 1998 were derived from the "Unaudited Pro Forma Condensed Consolidated Financial Information," giving effect to the events described therein, included elsewhere in this Prospectus. The pro forma financial data are not necessarily indicative of operating results or financial position that would have been achieved had these events been consummated on the dates indicated and should not be construed as representative of future operating results or financial position. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Condensed Consolidated Financial Information" and the Company's historical consolidated financial statements, including the notes thereto, included elsewhere in this Prospectus.

                         PRO FORMA(A)
                         THREE MONTHS     THREE MONTHS ENDED     PRO FORMA(A)
                            ENDED           SEPTEMBER 30,        YEAR ENDED                     YEAR ENDED JUNE 30,
                         SEPTEMBER 30,    ---------------------   JUNE 30,      ----------------------------------------------------
                            1998           1998         1997        1998          1998       1997       1996     1995(B)   1994(C)
                         -------------   --------     --------   ------------   --------   --------   --------   --------  --------
                                                                   (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Net sales..............    $  68,631     $ 59,209     $ 62,630     $317,667     $277,983   $268,362   $241,395   $230,805  $197,287
Gross profit...........       15,504       12,506       14,635       85,344       69,070     67,324     60,362     62,305    53,997
Curtailment of
 operations at
 manufacturing
 facility..............           --           --           --           --       10,000         --         --         --        --
Operating income
 (loss)................         (764)         618          714       (5,692)      (4,227)    11,231      9,191     11,023     9,447
Interest expense.......        3,113        2,721        1,566       12,052        6,865      6,253      5,546      5,409     4,205
Net income (loss)
 before extraordinary
 items.................       (2,234)      (1,087)      (1,572)     (11,325)      (7,065)     8,036        (10)     2,982     2,760
Extraordinary items....           --           --           --       (1,962)      (1,962)        --         --         --        --
Net income (loss)(d)...       (2,234)      (1,087)      (1,572)     (13,287)      (9,027)     8,036        (10)     2,982     2,760
CASH FLOW DATA:
Provided by operating
 activities............           --        9,274        4,526           --        1,339      2,923        680      2,774    13,256
Used in investing
 activities............           --       (2,538)      (1,489)          --       (8,031)    (4,697)   (12,773)   (12,134)   (4,272)
Provided by (used in)
 financing
 activities............           --        1,160        2,272           --       26,820        436     13,944      6,092    (9,064)
Net (decrease) increase
 in cash...............           --        7,896        5,309           --       20,128     (1,338)     1,851     (3,268)      (80)
OTHER FINANCIAL DATA:
Depreciation and
 amortization..........    $   2,741     $  1,986     $  2,433     $ 12,576     $  9,253   $  9,342   $  8,006   $  7,777  $  6,554
Capital expenditures...        4,253        2,538        1,489       13,647        8,031      4,697      8,892     12,666     4,307
Ratio of earnings to
 fixed charges(e)......           --           --           --           --           --       2.3x       1.4x       1.9x       2.1x
EBITDA(f)..............        1,977        2,604        3,147       12,418       10,560     20,573     17,197     18,800    16,001
Ratio of EBITDA to
 interest expense(g)...           --           --         2.0x         1.0x         1.5x       3.3x       3.1x       3.5x       3.8x
Ratio of debt to
 EBITDA(h).............           --           --           --         9.9x         9.9x       3.3x       4.1x       3.0x       3.1x

                                             PRO FORMA(A)                                      AS OF JUNE 30,
                                             SEPTEMBER 30,    SEPTEMBER 30,  ----------------------------------------------------
                                                1998            1998           1998       1997       1996     1995(B)    1994(C)
                                             -------------   -------------   --------   --------   --------   --------   --------
                                                                                                (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital..........................      $  59,374       $  77,303     $ 79,667   $ 23,504   $ 35,942   $ 31,298   $ 26,840
Total assets.............................        214,500         188,978      192,196    162,700    158,182    149,798    126,558
Debt(h)..................................        124,446         106,251      104,296     67,259     70,269     56,171     49,313
Stockholders' equity.....................         22,766          22,766       23,577     35,404     33,514     34,039     30,415

         See accompanying Notes to Summary Consolidated Financial Data

NOTES TO SUMMARY CONSOLIDATED FINANCIAL DATA

(a) See "Unaudited Pro Forma Condensed Consolidated Financial Information" and related notes thereto.

(b) Reflects the acquisition of Planalqumica effective December 7, 1995.

(c) Reflects the acquisition of La Cornubia S.A. effective June 1, 1994.

(d) In 1997, includes $5.6 million gain related to proceeds from the life insurance policy received on the death of the then Chairman of the Board of the Company.

(e) For the purpose of computing the ratio of earnings to fixed charges, "earnings" consist of earnings before income taxes, extraordinary items and fixed charges. "Fixed charges" consist of interest expense, amortization of deferred financing costs and that portion of rental expense deemed representative of the interest factor. The Company's earnings were less than its fixed charges by $11,754, $17,955, $2,100, $3,846 and $2,434 for the
    year ended June 30, 1998 (historical and pro forma), the three months ended September 30, 1998 (historical and pro forma) and the three months ended September 30, 1997, respectively. The decrease in earnings for the year ended June 30, 1998, was primarily due to non-recurring charges related to the curtailment of operations at a manufacturing facility and the forgiveness of promissory notes related to stock of a subsidiary.

(f) EBITDA represents the sum of consolidated operating income (loss) plus depreciation and amortization and other non-cash operating charges that do not require future cash payments. EBITDA is presented here because the Company believes it provides additional information about the Company's ability to meet future debt service, capital expenditures and working capital requirements. The definition of EBITDA is substantially consistent with the definition of Cash Flow under the Indenture for the Notes used in calculating the Consolidated Cash Flow Coverage Ratio of the Company under a covenant which provides limitations on the incurrence of indebtedness. EBITDA is not a measure of financial performance under generally accepted accounting principles ("GAAP") and should not be considered as an alternative to either net income as an indicator of the Company's operating performance, or to cash flows as a measure of the Company's liquidity. In computing EBITDA and pro forma EBITDA for year ended June 30, 1998, asset write downs related to the curtailment of operations at a manufacturing facility of $5.5 million have been added back to consolidated operating income (loss). There were no "other non-cash operating charges" reflected in the calculation of EBITDA for the years ended June 30, 1997 through 1994 or the three months ended September 30, 1998 and 1997.

(g) For the purpose of the computation, interest expense includes both interest expensed and capitalized. For the three months ended September 30, 1998, EBITDA was less than interest expense by (pro forma) $1,136 and (historical) $117.

(h) Debt is equal to loans payable to banks plus other loans payable plus long term debt plus current portion of long term debt. The ratio of debt to EBITDA is not presented for the three months ended September 30, 1998 and 1997, historical and pro forma, since such ratio is based on annual amounts.

                                  RISK FACTORS

     Holders of Old Notes should consider carefully all of the information set forth in this Prospectus and, in particular, should evaluate the following risks before tendering their Old Notes in the Exchange Offer, although the risk factors set forth below (other than "--Consequences of Failure to Exchange and Requirements for Transfer of New Notes") are generally applicable to the Old Notes as well as the New Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE AND REQUIREMENTS FOR TRANSFER OF NEW NOTES

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register Old Notes under the Securities Act. Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by Holders thereof (other than any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holders' business and such Holders have no arrangement or understanding with any person to participate in the distribution of such New Notes. However, the SEC has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each Holder, other than a broker-dealer, must acknowledge that it is acquiring the New Notes in the ordinary course of its business, is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, is not engaged in, and does not intend to engage in, a distribution of New Notes, and has no arrangement or understanding to participate in a distribution of New Notes. If any Holder is an affiliate of the Company, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Holder (i) could not rely on the applicable interpretations of the staff of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for the Applicable Period, it will, upon request, make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. The Company has agreed, pursuant to the Registration Rights Agreement, subject to certain limitations specified therein, to register or qualify the New Notes for offer or sale under the securities laws of such jurisdictions as any Holder reasonably requests in writing. Unless the Company is so requested, the Company does not currently intend to register or qualify the sale of the New Notes in any such jurisdictions. See "The Exchange Offer--Consequences of Exchanging Old Notes."

     To participate in the Exchange Offer and avoid the consequences of failing to exchange the Old Notes, Holders of Old Notes must transmit a properly completed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at one of the addresses set forth below under "The Exchange Offer--Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal or (ii) a timely confirmation of a book-entry transfer of such Old Notes, if such procedure is available, into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the procedure for book-entry transfer described herein, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the Holder must comply with the guaranteed delivery procedures described herein and in the Letter of Transmittal. See "The Exchange Offer."

SUBSTANTIAL LEVERAGE AND POTENTIAL INABILITY TO SERVICE DEBT

     The Company has significant indebtedness and is highly leveraged. As of September 30, 1998, the Company had approximately $106.3 million of debt (the sum of long-term debt, current maturities of long-term debt, notes payable and capitalized lease obligations) and approximately $22.8 million of stockholders' equity. As of September 30, 1998, on a pro forma basis after giving effect to the ODDA Acquisition, the Company would have had total indebtedness of $124.5 million and $22.8 million of stockholders' equity. In addition, subject to the restrictions in the Credit Facility and the Indenture, the Company may incur additional indebtedness from time to time to finance working capital needs, acquisitions or capital expenditures or for other purposes. See "Capitalization," "Description of the Notes" and "Description of Certain Indebtedness." The degree to which the Company is leveraged could have important consequences to holders of the Notes, including the following: (i) a substantial portion of the Company's consolidated cash flow from operations must be dedicated to the payment of the principal of and interest on its outstanding indebtedness and will not be available for other purposes, (ii) the Company's ability to obtain additional financing in the future for working capital needs, capital expenditures, acquisitions and general corporate purposes may be materially limited or impaired or such financing may not be on terms favorable to the Company, (iii) the Company may be more highly leveraged than its competitors which may place it at a competitive disadvantage, and (iv) the Company's leverage may make it more vulnerable to a downturn in its business or the economy in general.

     The Company's ability to pay interest on the Notes and to satisfy its other debt obligations will depend upon its future operating performance, which will be affected by the factors described herein and by prevailing economic conditions and financial, business, regulatory and other factors, many of which are beyond its control. There can be no assurance, however, that the amounts available from such sources will be sufficient for such purposes. No assurance can be given that additional sources of funding will be available if required or, if available, will be on terms satisfactory to the Company. If the Company is unable to service its indebtedness it will be forced to adopt an alternative strategy that may include actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing its indebtedness, or seeking additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

DEPENDENCE ON DISTRIBUTIONS FROM SUBSIDIARIES; UNFORCEABILITY OF GUARANTEES

     Philipp Brothers derives substantially all of its operating income from its subsidiaries. Accordingly, Philipp Brothers will be dependent on dividends and other distributions from its subsidiaries to generate the funds necessary to meet its obligations, including the payment of principal and interest on the Notes. The ability of the Company's subsidiaries to pay such dividends will be subject to, among other things, the terms of any debt instruments of the Company's subsidiaries then in effect and applicable law. In addition, in the case of the Company's foreign subsidiaries, dividend and interest may be subject to foreign withholding taxes which would reduce the amount of funds the Company receives from such foreign subsidiaries. The holders of the Notes have no direct claim against the Company's subsidiaries other than the claim created by the Guarantees, if any, which may themselves be subject to legal challenge in the event of the bankruptcy or insolvency of a Guarantor. See "--Fraudulent Transfer

Considerations." If such a challenge were upheld, the Guarantees would be invalidated and unenforceable. To the extent that the Guarantees are held to be unenforceable or have been released pursuant to the terms of the Indenture, the rights of holders of the Notes to participate in any distribution of assets of any Guarantor upon liquidation, bankruptcy or reorganization may, as is the case with other unsecured creditors of Philipp Brothers, be subject to prior claims of creditors of such Guarantor. The Indenture, among other things, limits the incurrence of additional debt by certain subsidiaries of Philipp Brothers. However, these limitations are subject to a number of important qualifications. See "Description of the Notes."

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

     The Company has significant assets located outside the United States and a significant portion of the Company's sales and earnings are attributable to operations conducted abroad. During fiscal 1998, the Company operated manufacturing and other facilities in five countries and sold its products in approximately 81 countries. At June 30, 1998, approximately 41% of the Company's assets were located outside the United States, representing manufacturing facilities in the United Kingdom, Israel, France and Brazil, and, for the fiscal year ended June 30, 1998, approximately 35% of the Company's net sales consisted of sales made by the Company outside the United States, predominantly from Western Europe and Israel. At June 30, 1998, on a pro forma basis after giving effect to the ODDA Acquisition, approximately 51% of the Company's assets were located outside the United States, and for the fiscal year ended June 30, 1998, approximately 43% of the Company's net sales consisted of sales made by the Company or a subsidiary outside the United States, predominantly from Western Europe and Israel. Changes in the relative values of currencies take place from time to time and could in the future adversely affect the Company's results of operations as well as the Company's ability to meet interest and principal obligations on the Notes. To the extent that the U.S. dollar weakens or strengthens versus the applicable foreign currency, the Company's results are favorably or unfavorably affected. The Company often manages this exposure by entering into foreign currency forward exchange contracts. Such contracts generally are entered into with respect to anticipated revenues denominated in foreign currencies for which timing of the receipt of payment can be reasonably estimated. No assurances can be given that such hedging activities will not result in losses which will have an adverse effect on the Company's financial condition or results of operations. In addition, there are times when the Company does not hedge against foreign currency fluctuations and is therefore subject to the risks associated with fluctuations in currency exchange rates. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Effect of Inflation; Foreign Currency Exchange Rates" and Note 1 to the Company's Consolidated Financial Statements included elsewhere herein. In addition, international manufacturing, sales and raw materials sourcing are subject to other inherent risks, including possible nationalization or expropriation, labor unrest, political instability, price and exchange controls, limitation on foreign participation in local enterprises, health-care regulation, export duties and quotas, domestic and international customs and tariffs, unexpected changes in regulatory environments, difficulty in obtaining distribution and support, and potentially adverse tax consequences. There can be no assurance that these factors will not have a material adverse impact on the Company's ability to increase or maintain its international sales or on its results of operations in the future.

DEPENDENCE ON ISRAELI OPERATIONS

     Israeli operations are conducted through Koffolk (1949) Ltd. ("Koffolk Israel"), a wholly owned subsidiary of the Company, and accounted for approximately 28% of the Company's consolidated assets as of June 30, 1998 and approximately 22% of its consolidated net sales for the year then ended (excluding in each case Koffolk Israel's non-Israeli subsidiaries). The Company maintains two manufacturing facilities in Israel, one located near Tel Aviv in Petach Tikva, which specializes in the development and production of vitamins, vitamin premixes and animal health products for the animal feed industry, and the second located south of Beersheba in Ramat Hovav, which produces organic chemical intermediates and animal health specialties. The Ramat Hovav plant synthesizes aromatic aldehydes and alcohols, coccidiocides (nicarbazin and amprolium) and vitamins, the bulk of which are exported from Israel to the major world markets. Accordingly, Koffolk Israel is dependent on foreign markets and its ability to reach those markets. Consequently, the Company is affected by social, political and economic conditions affecting Israel, and any major hostilities involving Israel or curtailment of trade between Israel and its current trading partners, either as a result of hostilities or otherwise, could have a material adverse effect on the Company. See "Conditions in Israel."

RESTRICTIONS IMPOSED BY THE TERMS OF THE COMPANY'S INDEBTEDNESS; CONSEQUENCES OF FAILURE TO COMPLY

     The terms and conditions of the Credit Facility and the Indenture impose restrictions that affect, among other things, the ability of Philipp Brothers and its Restricted Subsidiaries to incur debt (including other subordinated debt), pay dividends or make distributions, make acquisitions, create liens, sell assets, create restrictions on the payment of dividends and other payments by its Restricted Subsidiaries and make certain investments. The Credit Facility requires the Company to maintain specified financial ratios and tests, including minimum net worth and minimum fixed charge coverage ratios. Moreover, the indebtedness outstanding under the Credit Facility is guaranteed by all of the Company's domestic subsidiaries and is secured by a first priority lien on substantially all of the accounts receivable and inventory of the Company and its domestic subsidiaries, now owned or acquired later (collectively, the "Collateral").

     The Company's ability to comply with the foregoing provisions can be affected by events beyond its control. The breach of any of these covenants could result in a default under one or more of the debt instruments of the Company or its subsidiaries. In the event of a default under any indebtedness of the Company or its subsidiaries, the holders of such indebtedness could elect to declare all amounts outstanding under their respective debt instruments to be due and payable. Any such declaration under a debt instrument of the Company or its subsidiaries is likely to result in an event of default under one or more of the other debt instruments of the Company or its subsidiaries. If indebtedness of the Company or its subsidiaries were to be accelerated, there could be no assurance that the assets of the Company or the Company's subsidiaries, as the case may be, would be sufficient to repay in full borrowings under all of such debt instruments, including the Notes. In the case of the Credit Facility, if such indebtedness were not so repaid, refinanced or restructured, the lenders could proceed to realize on the Collateral. See "Description of the Notes" and "Description of Certain Indebtedness."

RANKING OF THE NOTES; SUBORDINATION OF NOTES AND GUARANTEES

     The payment of principal, premium, if any, and interest on, and any other amounts owing in respect of, the Notes is subordinated to the prior payment in full of all existing and future Senior Debt, including indebtedness under the Credit Facility. As of September 30, 1998, on a pro forma basis after giving effect to the ODDA Acquisition, the Company and the Guarantors would have had approximately $24.5 million of Senior Debt outstanding, exclusive of unused commitments, and $35.0 million of availability, subject to a borrowing base, under the Credit Facility. In addition, the Guarantees of the Notes by each of the Guarantors are general unsecured obligations of each of such Guarantors and are subordinated in right of payment to all existing and future Senior Debt of each of such Guarantors, including such Guarantors' guarantees of the Company's obligations under the Credit Facility. Subject to certain limitations, the Indenture permits Philipp Brothers and its Restricted Subsidiaries, including the Guarantors, to incur additional Senior Debt. See "Description of the Notes--Certain Covenants--Limitation on Incurrence of Indebtedness." As a result of the subordination provisions contained in the Indenture, in the event of a liquidation or insolvency, holders of Senior Debt and trade creditors of Philipp Brothers and the Guarantors may recover more, ratably, than the holders of the Notes. The holders of any indebtedness of the Company's subsidiaries (other than the Guarantors) will be entitled to payment of their indebtedness from the assets of such subsidiaries prior to the holders of any general unsecured obligations of the Company, including the Notes. In addition, in the event of a payment default under the Credit Facility, no payment may be made on account of the principal, premium, if any, or interest on the Notes until such default has been cured or waived. Under certain circumstances, no payments may be made for a specified period with respect to the principal, premium, if any, or interest on the Notes if a nonpayment default exists under the Credit Facility.

     The Company's operations are predominantly conducted through subsidiaries. Although the Company's domestic subsidiaries have guaranteed the Notes, the Company's foreign subsidiaries have not guaranteed or otherwise become obligated with respect to the Notes. Claims of creditors of such subsidiaries, including trade creditors, will generally have priority as to the assets of such subsidiaries over the claims of the Company and the holders of the Company's indebtedness, including the Notes. The Notes will therefore be effectively subordinated to all existing and future liabilities, including indebtedness, of the Company's foreign subsidiaries. As of September 30, 1998, on a pro forma basis after giving effect to the ODDA Acquisition, the Company's foreign subsidiaries would have had indebtedness for borrowed money and had other liabilities of approximately $45.9 million reflected on the Company's consolidated balance sheet. In addition, in the event a Guarantor's obligations under a Guarantee were voided, the Notes will be similarly subordinated to the indebtedness and the liabilities of such Guarantor. As of September 30, 1998, on a pro forma basis after giving effect to the ODDA Acquisition, the Guarantors would have had $41.2 million of indebtedness and other liabilities reflected on the Company's consolidated balance sheet (exclusive of obligations under the Credit Facility). See "--Fraudulent Transfer Considerations" and "Description of the Notes--Subordination."

COMPETITIVE INDUSTRY

     The Company faces competition in each of its markets from a number of large and small companies, some of which have greater financial, research and development, production and other resources than the Company. Many of the Company's products, including its Animal Nutrition and Health and Crop Protection products, face competition from products which may be used as an alternative or substitute therefor, including amprolium and nicarbazin. The Company competes with several regional companies of varying sizes and financial resources in the hazardous metal-containing chemical waste and coal combustion product recycling industry. The Company also competes with large national companies which offer alternative methods of treatment or disposal of hazardous metal-containing chemical waste and which have substantially greater financial resources than the Company. While these national companies do not currently offer recycling services similar to those offered by the Company, their entry into the hazardous metal-containing chemical waste recycling business could have a material adverse effect on the Company. In addition, the Company competes with several large chemical companies in the chemical production business, none of which obtains a significant portion of its raw materials from recycling. To the extent these companies, or new entrants into the market, offer comparable finished chemical products at lower prices, the Company's business could be adversely affected.

     The Company's competitive position is based principally on customer service and support, breadth of product line, product quality, manufacturing technology, facility location, and the selling prices of its products. The Company's competitors can be expected to continue to improve the design and performance of their specialty chemical products and to introduce new products with competitive price and performance characteristics. There can be no assurance that the Company will have sufficient resources to maintain its current competitive position or market share. The Company typically does not enter into long-term agreements with its customers. See "Business--Products," "Business-- Competition" and "Business--Customers."

ENVIRONMENTAL LIABILITY

     Like similar companies, the operations and properties of the Company and its subsidiaries are subject to a wide variety of complex and stringent federal, state, local and foreign environmental laws and regulations, including those governing the use, storage, handling, generation, treatment, emission, release, discharge and disposal of certain materials and wastes, the remediation of contaminated soil and groundwater, the manufacture, sale and use of pesticides and the health and safety of employees (collectively, "Environmental Laws"). Pursuant to these Environmental Laws, certain of the Company's subsidiaries are required to obtain and retain numerous governmental permits and approvals, including RCRA Part B permits, to conduct various aspects of their operations, any of which may be subject to revocation, modification or denial under certain circumstances. U.S. manufacturers of specialty and industrial chemicals, including certain of the Company's subsidiaries, have expended, and may be required to expend in the future, substantial funds for compliance with such Environmental Laws.

     As recyclers of hazardous metal-containing chemical waste, certain of the Company's subsidiaries have been, and are likely to be, the focus of extensive compliance reviews by federal, state and local environmental regulatory authorities. In the past, certain of the Company's subsidiaries have paid certain fines and agreed to certain consent orders. While procedures have been implemented at each facility which are intended to achieve compliance in all material respects with Environmental Laws, there can be no assurance that operations or activities of the Company or certain of its subsidiaries will not result in civil or criminal enforcement actions or private actions, resulting in mandatory clean-up requirements, revocation of required permits or licenses or significant fines, penalties or damages which could have a material adverse effect on the Company. In addition, the Company cannot predict the extent to which any further legislation or regulation may affect the market for the Company's services or its cost of doing business. For instance, if governmental enforcement efforts should lessen, the market for the recycling services by certain of the Company's subsidiaries could decline. Alternatively, changes in Environmental Laws (some of which are set forth below) might increase the cost of such services by imposing additional requirements. States that have received authorization to administer their own hazardous waste management programs may also amend their applicable Environmental Laws, and may impose requirements which are stricter than those imposed by the U.S. Environmental Protection Agency ("EPA"). No assurance can be provided that such changes will not adversely affect the ability of subsidiaries of the Company to provide services at a competitive price and thereby reduce the market for their services.

     As such, the nature of the current and former operations of subsidiaries of the Company exposes the Company and its subsidiaries to the risk of claims with respect to such matters and there can be no assurance that material costs and liabilities will not be incurred in connection with such claims. Future events, such as new information, changes in existing Environmental Laws or their interpretation, and more vigorous enforcement policies of regulatory agencies, may give rise to additional expenditures or liabilities that could be material. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business--Environmental Matters," "Business--Litigation," and the Company's Consolidated Financial Statements included herein.

GOVERNMENT REGULATION

     The testing, manufacturing, and marketing of certain of the Company's agriculture products are subject to extensive regulation by numerous government authorities in the United States and other countries, including, but not limited to, the FDA. Among other requirements, FDA approval of the Company's products, including a review of the manufacturing processes and facilities used to produce such products, is required before such products may be marketed in the United States. Similarly, marketing approval by a foreign governmental authority is typically required before such products may be marketed in a particular foreign country.

     In order to obtain FDA approval of a new product, the Company must, among other things, demonstrate to the satisfaction of the FDA that the product is safe and effective for its intended uses and that the Company is capable of manufacturing the product with procedures that conform to the FDA's then current good manufacturing practice ("GMP") regulations, which must be followed at all times. The process of seeking FDA approvals can be costly, time consuming, and subject to unanticipated and significant delays. There can be no assurance that such approvals will be granted to the Company on a timely basis, or at all. Any delay in obtaining or any failure to obtain such approvals would adversely affect the Company's ability to introduce and market products and to generate product revenue. See "Business--Government Regulation."

     FIFRA, a health and safety statute, requires that all pesticides sold or distributed in the U.S. must first be registered with the EPA. In order to obtain a registration, an applicant typically must demonstrate through test data that its product will not cause unreasonable adverse effects on the environment. Depending on the specific requirements at issue, these tests can be very expensive, running to millions of dollars. However, if the product in question is generic in nature (i.e., chemically identical or substantially similar to a previously-registered product), the applicant has the option of citing and relying on the test data supporting the original registrant's product, in lieu of submitting data. Should the generic applicant choose the citation option, it must offer to pay compensation to the original submitter and must agree to enter into binding arbitration with the original submitter if the parties are unable to agree on the terms and amount of compensation.

     The Company has elected the citation option in the past; has a currently outstanding offer to pay compensation with respect to citation of data in registering one of its products with respect to which a demand for payment has been made; and intends to use the citation option in the future should it conclude it is economically desirable to do so. While there are cost savings associated with the opportunity to avoid one's own testing and demonstration to the EPA of test data, there is, in each instance, a risk that the level of compensation ultimately required to be paid by the Company to the original registrant will be substantial. There is also the risk that a third party will elect the citation option with respect to a product of the Company, and that the level of compensation ultimately required to be paid to the Company as the original registrant will not be substantial.

VOTING CONTROL BY PRINCIPAL STOCKHOLDER

     Mr. Jack Bendheim owns all of the outstanding shares of voting capital stock of the Company. Accordingly, pursuant to corporate law, Mr. Bendheim controls the election of all of the directors of the Company and, in general, has sufficient voting power to determine (without the consent of the Company's other stockholders) the outcome of any corporate transaction or other matter submitted to the stockholders for approval, including mergers, consolidations and the sale of all or substantially all of the Company's assets, and also the power to prevent or cause a change in control of the Company. Mr. Bendheim is also a director and President and Chief Executive Officer of the Company. In addition, the other two current members of the Board of Directors are related to Mr. Bendheim. The interests of Mr. Bendheim may differ from the interest of the holders of the Notes. See "Management--Directors and Executive Officers" and "Principal Stockholders."

RAW MATERIAL PRICE VOLATILITY

     The principal raw materials used by the Company in the manufacture of its products can be subject to significant cyclical price fluctuations. No single raw material accounted for more than 6% of the Company's fiscal 1998 cost of goods sold. While the selling prices of the Company's products tend to increase or decrease over time with the cost of raw materials, such changes may not occur simultaneously or to the same degree. Maintenance of current margins for various Intermediates and Industrial Chemicals are dependent on the continued supply of raw materials from the Company's recycling operations. If the Company were to be unable to source certain raw materials from its recycling operations, its costs of such raw materials, purchased as virgin materials from third parties, would increase. There can be no assurance that the Company will be able to pass any increases in raw material costs through to its customers in the form of price increases. Significant increases in the price of raw materials, if not offset by product price increases, would have an adverse impact upon the profitability of the Company. See "Business--Intermediates and Industrial Chemicals" and "Raw Materials."

RELIANCE ON CONTINUED OPERATION AND SUFFICIENCY OF MANUFACTURING FACILITIES; INTELLECTUAL PROPERTY

     The Company's revenues are dependent on the continued operation of its various manufacturing facilities. The operation of chemical manufacturing plants involves many risks, including the breakdown, failure or substandard performance of equipment, power outages, the improper installation or operation of equipment, natural disasters and the need to comply with environmental and other directives of governmental agencies. Certain of the Company's product lines are manufactured at a single facility and production would not be transferable to another site. The occurrence of material operational problems, including but not limited to the above events, may adversely affect the profitability of the Company during the period of such operational difficulties.

     MRT's success will depend in part on its ability to exploit the two U.S. patents issued to it for MRT Cement and to operate without having third parties circumvent MRT's patent rights. There can be no assurance that such issued patents will provide the Company with significant protection against competitive products or otherwise be commercially valuable. Litigation, which could be costly and time consuming, may be necessary to enforce patents issued to the Company and/or determine the scope and validity of others' proprietary rights, in either case in judicial or administrative proceedings.

     The Company's competitive position is also dependent upon unpatented trade secrets which generally are difficult to protect. There can be no assurance that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to the Company's trade secrets, that such trade secrets will not be disclosed or that the Company can effectively protect its rights to unpatented trade secrets.

LEGAL PROCEEDINGS AND GENERAL LITIGATION EXPENSE

     In addition to the matters discussed above, because certain of the Company's subsidiaries' products constitute or contain hazardous materials, and because the production of certain chemicals involves the use, handling, processing, storage and transportation of hazardous materials, the Company and its subsidiaries have been subject to claims of injury from direct exposure to such materials and from indirect exposure when such materials are incorporated into other companies' products. There can be no assurance that as a result of past or future operations, there will not be additional claims of injury by employees or members of the public due to exposure, or alleged exposure, to such materials.

     Furthermore, the Company and its subsidiaries are parties to a number of claims and lawsuits arising out of the normal course of business including product liabilities and governmental regulation. Certain of these actions seek damages in various amounts. In most cases, such claims are covered by insurance. The Company also has exposure to present and future claims with respect to workplace exposure, workers' compensation and other matters. There can be no assurance as to the actual amount of these liabilities or the timing thereof.

OPERATING HAZARDS AND UNINSURED RISKS

     In addition to pollution and other environmental risks (see "--Environmental Liability" above), the Company is subject to risks inherent in the chemical industry, such as explosions, fires and chemical spills or releases. Any significant interruption of operations at the Company's principal facilities could have a material adverse effect on the Company. The Company maintains general liability insurance and property and business interruption insurance. Because of the nature of industry hazards, it is possible that liabilities for pollution and other damages arising from a major occurrence may not be covered by the Company's insurance policies or could exceed insurance coverages or policy limits or that such insurance may not be available at reasonable rates in the future. Any such liabilities, which could arise due to injury or loss of life, severe damage to and destruction of property and equipment, pollution or other environmental damage or suspension of operations, could have a material adverse effect on the Company. See "Business--Litigation."

RISK OF WORK STOPPAGES

     As of June 30, 1998, approximately 10% of the Company's domestic employees were covered by collective bargaining agreements which expire from 1998 through 2000. Most of the Company's employees in Israel and France are covered by collective bargaining agreements. In Israel, the Company continues to operate under the terms of the national collective bargaining agreement, portions of which expired in 1994. In Norway, wage and income developments are largely determined in negotiations between the National Labor Organization and the employees during national and central collective bargaining settlements, and through local negotiations. Approximately 75% of ODDA's employees are covered by collective bargaining agreements. The present agreement is a two-year agreement, expiring in 2000. There can be no assurance, however, that new agreements will be reached without a work stoppage or strike or will be reached on terms satisfactory to the Company. A prolonged work stoppage or strike at any of its manufacturing facilities could have a material adverse effect on the Company's results of operations. See "Business--Employees."

DEPENDENCE ON KEY PERSONNEL

     The Company's operations are dependent on the continued efforts of its senior executive officers, Jack Bendheim, I. David Paley, Marvin S. Sussman, James O. Herlands and Nathan Z. Bistricer. The loss of the services of any of Messrs. Bendheim, Paley, Sussman, Herlands or Bistricer could have a material adverse effect on the Company. The Company does not carry key-man life insurance other than to fund stock repurchase or compensation obligations. See "Management--Directors and Executive Officers" and "Management--Employment and Severance Agreements."

UNCERTAIN IMPACT OF ACQUISITION PLANS

     The Company intends to continue to pursue a strategy of targeted expansion through the acquisition of compatible businesses and product lines and the formation of strategic alliances, joint ventures and other business combinations. The Company has used a portion of the proceeds of the Offering to finance the ODDA Acquisition and may use a portion of the proceeds of the Offering to finance other acquisitions and investments. However, there can be no assurance that the Company will find attractive acquisition candidates or successfully complete or finance any future acquisition. With respect to ODDA, and, should the Company complete any material acquisition, the Company's success or failure in integrating the operations of the acquired business may have a material impact on the future growth or success of the Company. See "Summary--Recent Developments."

SEASONALITY OF BUSINESS

     The Company's sales are typically highest in the fourth fiscal quarter. The Company's sales of copper-based fungicides and other agricultural products are typically highest in the first and fourth fiscal quarters, and its sales of gibberellic acid are highest in the fourth quarter, due to the seasonal nature of the agricultural industry. The Company's sales of finished chemicals to the wood treatment industry are typically highest in the first and fourth fiscal quarters due to the increased level of home construction during these periods. Additionally, sales of these products may be more concentrated in one of these quarters due to weather conditions.

YEAR 2000 COMPLIANCE

     The term "Year 2000 ("Y2K") Issue" is a general term used to describe the various problems that may result from the improper processing of dates and date-sensitive calculations by computers and other machinery as the year 2000 is approached and reached. These problems generally arise from the fact that most of the world's computer hardware and software have historically used only two digits to identify the year in a date, often meaning that the computer will fail to distinguish dates in the "2000's" from the dates in the "1900's." These problems may also arise from other sources as well, such as the use of special codes and conventions in software that make use of the date field. The Y2K computer software compliance issues affect the Company and most companies in the world.

     The failure to correct a material Y2K problem could result in an interruption in, or failure of, certain normal business activities or operations. The inability of the Company to correct a Y2K problem could arise due to third parties not controlled by the Company. In addition, the Y2K Issue could have a material adverse impact on the operations of the Company due to
(a) the unavailability of qualified personnel and other information technology resources, (b) the ability to identify and remediate all date sensitive lines of computer code or to replace embedded computer chips in affected systems or equipment and (c) the actions of governmental agencies or other third parties with respect to Y2K compliance not made or completed on a timely basis. This impact could, in turn, materially and adversely affect the Company's results of operations, liquidity and financial condition. Due to the general uncertainty inherent in the Y2K problem, resulting in part from the uncertainty of the Y2K readiness of the Company's customers, suppliers, and other third-party providers, the Company is unable to determine at this time whether the consequences of any Y2K failures will have a material impact on the Company's results of operations, liquidity or financial condition.

FRAUDULENT TRANSFER CONSIDERATIONS

     The obligations of any Guarantor under its Guarantee may be subject to avoidance under state fraudulent transfer laws or federal bankruptcy law. If a court were to find, in a lawsuit by an unpaid creditor of a Guarantor or a representative of creditors, such as a trustee in bankruptcy, (a) that such Guarantor incurred the indebtedness represented by its Guarantee with the intent to hinder, delay or defraud present or future creditors, or received less than a reasonably equivalent value or fair consideration for any such indebtedness and
(b) at the time of such incurrence (i) was insolvent, (ii) was rendered insolvent by reason of such incurrence, (iii) was engaged or about to engage in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business or (iv) intended to incur, or believed or reasonably should have believed that it would incur debts beyond its ability to pay as such debts matured, such court could void such Guarantor's obligations under its Guarantee, subordinate such Guarantee to all other indebtedness of such Guarantor or take other action detrimental to the holders of the Notes. In such an event, there can be no assurance that any payment on such Guarantee could ever be recovered by holders of the Notes. In addition, any payments by any Guarantor pursuant to such Guarantor's Guarantee could be voided and may be required to be returned to such Guarantor or to a fund for the benefit of its creditors. The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, a Guarantor would be considered insolvent if the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets at a fair valuation or if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature. There can be no assurance as to what standard a court would apply in making such determination or that a court would conclude that each of the Guarantors is solvent under the foregoing standards. See "Description of the Notes--The Guarantees."

     In rendering their opinions with respect to the validity of the New Notes and the Guarantees, counsel for the Company and the Guarantors will not express any opinion as to the applicability of federal or state statutes relating to fraudulent conveyances and obligations.

LIMITATIONS ON REPURCHASE OF THE NOTES UPON A CHANGE OF CONTROL

     Upon a Change of Control, the Company will be required to offer to repurchase the Notes then outstanding at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. The Credit Facility prohibits the Company from purchasing any Notes pursuant to a Change of Control offer prior to repayment in full of the Company's indebtedness under the Credit Facility.

     The failure of the Company following a Change of Control to make or consummate an offer to repurchase the Notes would constitute an Event of Default under the Indenture. In such an event, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may accelerate the maturity of all of the Notes. A Change of Control includes any transaction which results in any person (other than Permitted Holders (as defined in the Indenture)) beneficially owning or controlling more than 50% of the voting stock of the Company. See "Description of the Notes--Change of Control."

     The occurrence of the events constituting a Change of Control with respect to the Notes would result in an event of default under the Credit Facility and would give the lenders thereunder the right to require payments in full of the indebtedness thereunder. If a Change of Control were to occur, there can be no assurance that the Company would have adequate funds to first satisfy its obligations under the Credit Facility or other agreements relating to indebtedness, if accelerated, and then to repurchase the Notes.

ABSENCE OF PUBLIC MARKET FOR THE NOTES

     The New Notes are being offered to the Holders of the Old Notes. The Old Notes were issued on June 11, 1998 to a small number of institutional investors and are eligible for trading in the Private Offering, Resale and Trading through Automated Linkages (PORTAL) Market, the National Association of Securities Dealers' screenbased, automated market for trading of securities eligible for resale under Rule 144A. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for the remaining untendered Old Notes could be adversely affected. There is no existing trading market for the New Notes, and there can be no assurance regarding the future development of a market for the New Notes, or the ability of Holders of the New Notes to sell their New Notes or the price at which such Holders may be able to sell their New Notes. If such a market were to develop, the New Notes could trade at prices that may be higher or lower than the initial offering price of the Old Notes depending on many factors, including prevailing interest rates, the Company's operating results and the market for similar securities. Although the Initial Purchaser has informed the Company that it currently intends to make a market in the New Notes, it is not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Notes. The Company does not intend to apply for listing of the New Notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System. The liquidity of, and trading market for, the Notes may also be adversely affected by general declines in the market or by declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independent of the financial performance of, and prospects for, the Company. See "Description of the Notes."

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the Exchange Offer. The gross proceeds of the Offering of Old Notes were used in part to repay in full indebtedness outstanding under the Old Credit Agreement and the Old Senior Notes, to finance the acquisition of ODDA and to pay fees and expenses related to the Transactions, including the discount to the Initial Purchaser. See "Summary--The Transactions." The following table sets forth the uses of the proceeds of the Offering of Old Notes in connection with the Transactions.

                                                                                   AMOUNT
                                                                                 --------------
                                                                                 (IN THOUSANDS)
Repayment of amounts outstanding under Old Credit Agreement(a)................      $ 12,200
Repayment of amounts under subsidiaries' credit facilities(b).................        34,664
Repayment of amounts outstanding under Old Senior Notes(c)....................        23,597
ODDA Acquisition(d)...........................................................        19,000
Tax-Related Reimbursements(e).................................................         2,740
Repayment of 8 1/2% Subordinated Notes(f).....................................           322
Redemption of Preferred Stock(g)..............................................           680
Discharge intercorporate affiliate debt(h)....................................           482
MRT Transaction(i)............................................................         1,020
General corporate purposes(j).................................................         1,295
Fees and expenses(k)..........................................................         4,000
                                                                                    --------
Total.........................................................................      $100,000
                                                                                    --------
                                                                                    --------

------------------

(a) As of June 11, 1998, $12.2 million in principal amount and unpaid interest was outstanding under the Old Credit Agreement, which had a maturity date of October 1, 1998 and bore interest at a weighted average rate of 8.6% per annum.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

(b) As of June 11, 1998, $34.7 million principal amount and unpaid interest was outstanding under various revolving credit and term loan facilities of subsidiaries (including $34.3 million under facilities of certain of the Company's foreign subsidiaries and $.4 million under a facility between Koffolk USA and The Berkshire Bank) which matured at various dates through 2004 and bore interest at a weighted average rate of 7.1% per annum.

(c) As of June 11, 1998, the annual interest rate of borrowings under the Old Senior Notes was 11% and the maturity date of the Old Senior Notes was June 29, 2004. The Old Senior Notes provided for a prepayment fee of
    $2.6 million. Such prepayment fee was based on the amount to "make whole" the lender, and was calculated in respect of the yield on government securities with maturities corresponding to the weighted average life to maturity of such notes being prepaid. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Liquidity."

(d) Does not include assumption of approximately $18.2 million in indebtedness. See "Summary--Recent Developments."

(e) Constituted reimbursement for tax liability resulting from the cancellation of certain indebtedness owed by certain executives to Phibro-Tech in the aggregate principal amount plus accrued interest of approximately
    $2.7 million. See "Certain Relationships and Related Transactions."

(f) These notes, initially issued in the aggregate principal amount of $.4 million, were issued as consideration by the Company for its redemption of 3,450 shares of its Second Preferred Stock. See "Certain Relationships and Related Transactions."

(g) Includes redemption of shares of Second Preferred Stock from Jack and Philip Bendheim and certain members of their families. See "Certain Relationships and Related Transactions."

(h) Represents accounts payable to an affiliate of the Company.

(i) The Company acquired from Jack Bendheim his 29.2% interest in MRT for $25,000 and repaid $995,000 in advances made by Mr. Bendheim to MRT. See "Certain Relationships and Related Transactions."

(j) Includes potential acquisitions and capital expenditures in addition to the ODDA Acquisition. Although the Company is continually reviewing and negotiating with respect to acquisitions of complementary businesses, the Company has no firm commitment or other agreement, arrangement or understanding with respect to any such material acquisition.

(k) Represents fees and expenses related to the Transactions, including
    (i) discounts to the Initial Purchaser and (ii) legal, accounting and other professional fees and expenses related to the Transactions.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of the Company at September 30, 1998 and the consolidated capitalization of the Company on a pro forma basis after giving effect to the ODDA Acquisition as if it had occurred at September 30, 1998. This table should be read in conjunction with the Company's historical consolidated financial statements and "Unaudited Pro Forma Condensed Consolidated Financial Information," and the respective notes thereto, included elsewhere in this Prospectus.

                                                                                 SEPTEMBER 30, 1998
                                                                              ------------------------
                                                                               ACTUAL     PRO FORMA(A)
                                                                              --------    ------------
                                                                                   (IN THOUSANDS)
Long-term debt (including current portion):
  Loans payable and other debt.............................................   $  6,251      $ 24,446
  The Notes................................................................    100,000       100,000
                                                                              --------      --------
     Total long-term debt..................................................    106,251       124,446
Redeemable securities......................................................      4,666         4,666
Total stockholders' equity.................................................     22,766        22,766
                                                                              --------      --------
     Total capitalization..................................................    133,683       151,878
                                                                              --------      --------
                                                                              --------      --------

------------------
(a) Reflects consummation of the ODDA Acquisition.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma condensed consolidated financial information (the "Unaudited Pro Forma Condensed Consolidated Financial Information") has been derived by the application of pro forma adjustments to the Company's consolidated historical financial statements included elsewhere herein. The Unaudited Pro Forma Financial Information gives effect to (i) the Odda Acquisition using the purchase method of accounting as if such transaction had occurred on July 1, 1997 for purposes of the unaudited pro forma condensed consolidated statements of operations, and September 30, 1998 for purposes of the unaudited pro forma condensed consolidated balance sheet and (ii) the Company's issuance on June 11, 1998 of $100 million 9 7/8% Senior Subordinated Notes due 2008 as if the Notes had been issued on July 1, 1997 for purposes of the unaudited pro forma condensed consolidated statements of operations.

     The financial position and results of operations of ODDA Smeltverk, AS and BOC Carbide Industries are presented on a combined basis because the companies were acquired as part of a single transaction, were under the common control and management of BOC Industries and are vertically integrated operations. The pro forma consolidated balance sheet reflects the combined balance sheet of ODDA as of September 30, 1998. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that management believes are reasonable.

     The Unaudited Pro Forma Condensed Consolidated Financial Information is presented for informational purposes only and does not purport to represent what the Company's financial position or results of operations would actually have been if the aforementioned events or transactions had occurred on the dates specified or to project the Company's financial position or results of operations at any future date or for any future periods. The Unaudited Pro Forma Condensed Consolidated Financial Information should be read in conjunction with the Company's consolidated historical financial statements, and the notes thereto, included elsewhere herein. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Use of Proceeds."

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1998
                                 (IN THOUSANDS)

                                                                                         PRO FORMA        PRO FORMA
                                                        HISTORICAL      ODDA(A)         ADJUSTMENTS(B)    ADJUSTED
                                                        ----------    --------------    --------------    ---------
Net sales............................................    $277,983        $ 39,684                         $ 317,667

Cost of goods sold...................................     208,913          23,410                           232,323
                                                         --------        --------                         ---------

  Gross profit.......................................      69,070          16,274                            85,344

Selling, general and administrative expenses.........      63,297          17,461          $    278          81,036

Curtailment of operations at manufacturing
  facility...........................................      10,000                                            10,000
                                                         --------        --------          --------       ---------

  Operating income (loss)............................      (4,227)         (1,187)             (278)         (5,692)

Other:

  Interest expense...................................       6,865             962             4,225          12,052

  Interest income....................................        (383)           (230)                             (613)

  Other expense, net.................................       1,045            (234)                              811
                                                         --------        --------          --------       ---------

Income (loss) before income taxes....................     (11,754)         (1,685)           (4,503)        (17,942)

Provision (benefit) for income taxes.................      (4,689)           (425)           (1,503)         (6,617)
                                                         --------        --------          --------       ---------

Net income (loss) before extraordinary items.........      (7,065)         (1,260)           (3,000)        (11,325)

Extraordinary items--net of tax......................      (1,962)                                           (1,962)
                                                         --------        --------          --------       ---------

Net income (loss)....................................    $ (9,027)       $ (1,260)         $ (3,000)      $ (13,287)
                                                         --------        --------          --------       ---------
                                                         --------        --------          --------       ---------

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                                                                         PRO FORMA        PRO FORMA
                                                        HISTORICAL      ODDA(A)         ADJUSTMENTS(B)    ADJUSTED
                                                        ----------    --------------    --------------    ---------
Net sales............................................    $ 59,209        $  9,422                         $  68,631

Cost of goods sold...................................      46,703           6,424                            53,127
                                                         --------        --------                         ---------

  Gross profit.......................................      12,506           2,998                            15,504

Selling, general and administrative expenses.........      11,888           4,310          $     70          16,268
                                                         --------        --------          --------       ---------

  Operating income (loss)............................         618          (1,312)              (70)           (764)

Other:

  Interest expense...................................       2,721             392                             3,113

  Interest income....................................        (343)           (171)              238            (276)

  Other expense, net.................................         340             (95)                              245
                                                         --------        --------          --------       ---------

Income (loss) before income taxes....................      (2,100)         (1,438)             (308)         (3,846)

Provision (benefit) for income taxes.................      (1,013)           (501)              (98)         (1,612)
                                                         --------        --------          --------       ---------

Net income (loss)....................................    $ (1,087)       $   (937)         $   (210)      $  (2,234)
                                                         --------        --------          --------       ---------
                                                         --------        --------          --------       ---------

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1998

                                 (IN THOUSANDS)

                                                                                          PRO FORMA        PRO FORMA
                                                         HISTORICAL      ODDA(A)         ADJUSTMENTS(B)    ADJUSTED
                                                         ----------    --------------    --------------    ---------
                        ASSETS
Current assets:
  Cash and cash equivalents...........................    $ 32,117        $     32          $(19,000)      $  13,149
  Trade receivables...................................      40,628           6,223                            46,851
  Other receivables...................................       4,080             644                             4,724
  Inventories.........................................      43,360          10,519                            53,879
  Prepaid expenses and other current assets...........       6,883              --                             6,883
                                                          --------        --------          --------       ---------
    Total current assets..............................     127,068          17,418           (19,000)        125,486
Property, plant and equipment, net....................      41,076          17,575
                                                                                                              58,651
Intangibles...........................................       3,628              --             6,953          10,581
Other assets..........................................      17,206           2,576                            19,782
                                                          --------        --------          --------       ---------
                                                          $188,978        $ 37,569          $ 12,047       $ 214,500
                                                          --------        --------          --------       ---------
                                                          --------        --------          --------       ---------
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Loans payable to banks..............................    $  2,204        $  1,681                         $   3,885
  Current portions of long-term debt..................       1,684           7,453                             9,137
  Accounts payable....................................      28,813           4,850                            33,663
  Other loans payable.................................         261              --                               261
  Accrued expenses and other current liabilities......      16,803           2,363                            19,166
                                                          --------        --------                         ---------
    Total current liabilities.........................      49,765          16,347                            66,112
Long-term debt........................................     102,102           9,061                           111,163
Other liabilities.....................................       9,679             114                             9,793
                                                          --------        --------                         ---------
    Total liabilities.................................     161,546          25,522                           187,068
                                                          --------        --------                         ---------

Commitments and contingencies
Redeemable securities.................................       4,666                                             4,666
Stockholders' equity:
  Series A preferred stock............................         521                                               521
  Common stock........................................           3                                                 3
  Paid-in capital.....................................         435                                               435
  Retained earnings...................................      22,134          12,047           (12,047)         22,134
  Foreign currency translation adjustment.............        (327)                                             (327)
                                                          --------        --------          --------       ---------
    Total stockholders' equity........................      22,766          12,047           (12,047)         22,766
                                                          --------        --------          --------       ---------
                                                          $188,978        $ 37,569          $(12,047)      $ 214,500
                                                          --------        --------          --------       ---------
                                                          --------        --------          --------       ---------

   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                 (IN THOUSANDS)

     The following adjustments are reflected in the Unaudited Pro Forma Condensed Consolidated Financial Information:

     (a) The normal historical year end of ODDA is September 30, 1998. Balance sheet and statement of operations data of ODDA as of and for the period ended September 30, 1998 has been derived from the audited financial statements of ODDA included elsewhere in this Prospectus, after conversion to U.S. GAAP and U.S. dollars. Such amounts have been combined with balance sheet and statement of operations data of the Company as of and for the fiscal year ended June 30, 1998 in the accompanying pro forma financial information because it represents the most relevant audited financial information of ODDA available. The pro forma statement of operations for the three months ended September 30, 1998 also includes ODDA's operating data for the fourth fiscal quarter ended September 30, 1998 (revenues of $9,422 and net loss of $937), thereby eliminating the difference in fiscal year ends that exists in the full year pro forma statement of operations.

     (b) The acquisition of ODDA will be accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations." The purchase price will be allocated to tangible and identifiable intangible assets and liabilities based upon their fair values, with the excess of purchase price over fair value allocated to goodwill.

         The Company is in the process of completing its valuation of the assets and liabilities of ODDA. Pending the completion of its valuation, the Company has assumed for purposes of pro forma information that the fair values of assets and liabilities will approximate underlying book values. Purchase price ($19,000) in excess of the assumed fair value of net assets acquired ($12,047) has been ascribed to goodwill and amortized over 25 years. This resulted in adjustments to record $6,953 of goodwill and annual amortization of $278. The final allocation of purchase price may differ materially from amounts assumed in the accompanying pro forma information.

         For purposes of the unaudited pro forma condensed consolidated statement of operations, the $100 million 9 7/8% Senior Subordinated Notes due June 2008 are assumed to have been issued on July 1, 1997, with deferred financing costs of $3,724 amortized using the interest method over the life of the Notes. Debt repaid with the proceeds of the Notes of approximately $70 million is also assumed to have been repaid on July 1, 1997. The adjustment for interest expense reflects the interest associated with the Notes offset by the interest expense attributable to the $70 million in debt repaid with the proceeds of the Notes, as follows:

                                                               YEAR ENDED
                                                             JUNE 30, 1998
                                                             -------------
Interest expense on Notes.................................      $ 9,875
Amortization of issuance costs............................          375
Historical interest expense on debt repaid................       (6,025)
                                                                -------
                                                                $ 4,225
                                                                -------
                                                                -------

         Interest income for the three months ended September 30, 1998 has been reduced by $238, which represents interest income on $19 million of available cash from the Notes, which cash has been considered utilized in the ODDA Acquisition as of the beginning of the period for pro forma purposes.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth selected consolidated historical financial and other data of the Company on a consolidated basis for each of the years in the five-year period ended June 30, 1998 and the three months ended
September 30, 1998 and 1997 and pro forma financial and other data of the Company on a consolidated basis for the fiscal year ended June 30, 1998 and the three months ended September 30, 1998. The Company's selected consolidated historical financial data for each of the years in the five-year period ended June 30, 1998 were derived from the audited consolidated financial statements of the Company. The summary consolidated historical data for the three months ended September 30, 1998 and 1997 were derived from unaudited condensed consolidated financial statements of the Company, which reflect all adjustments (consisting of normal recurring adjustments necessary for a fair presentation of such data). The results of operations for the three months ended September 30, 1998 and 1997 are not indicative of results for the full year. The selected consolidated pro forma data for the fiscal year ended June 30, 1998 were derived from the "Unaudited Pro Forma Condensed Consolidated Financial Information," giving effect to the events described therein, included elsewhere in this Prospectus. The pro forma financial data are not necessarily indicative of operating results or financial positions that would have been achieved had these events been consummated on the dates indicated and should not be construed as representative of future operating results or financial position. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Condensed Consolidated Financial Information" and the Company's historical consolidated financial statements, including the notes thereto, included elsewhere in this Prospectus.

                      SELECTED CONSOLIDATED FINANCIAL DATA

                              PRO FORMA(A)
                             THREE MONTHS    THREE MONTHS     THREE MONTHS    PRO FORMA(A)
                                ENDED            ENDED           ENDED        YEAR ENDED          YEAR ENDED JUNE 30,
                             SEPTEMBER 30,   SEPTEMBER 30,    SEPTEMBER 30,    JUNE 30,     ------------------------------
                                1998            1998            1997            1998          1998       1997       1996
                             -------------   -------------   -------------   ------------   --------   --------   --------
                                                                (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Net sales..................     $68,631        $  59,209       $  62,630       $317,667     $277,983   $268,362   $241,395
Cost of goods sold.........      53,127           46,703          47,995        232,323      208,913    201,038    181,033
Gross profit...............      15,504           12,506          14,635         85,344       69,070     67,324     60,362
Selling, general and
  administrative
  expenses.................      16,268           11,888          13,921         81,036       63,297     56,093     51,171
Curtailment of operations
  at manufacturing
  facility.................          --               --              --         10,000       10,000         --         --
Operating income (loss)....        (764)             618             714         (5,692)      (4,227)    11,231      9,191
Interest expense...........       3,113            2,721           1,566         12,052        6,865      6,253      5,546
Interest income............        (276)            (343)           (141)          (613)        (383)      (252)      (377)
Other (income) expense(d)..         245              340           1,723            811        1,045     (3,874)     1,371
Income (loss) before
  provision (benefit)
  for income taxes and
  extraordinary item.......      (3,846)          (2,100)         (2,434)       (17,942)     (11,754)     9,104      2,651
Provision (benefit) for
  income taxes.............      (1,612)          (1,013)           (862)        (6,617)      (4,689)     1,068      2,661
Net income (loss) before
  extraordinary items......      (2,234)          (1,087)         (1,572)       (11,325)      (7,065)     8,036        (10)
Extraordinary items........           0               --              --         (1,962)      (1,962)        --         --
Net income (loss)..........     $(2,234)       $  (1,087)      $  (1,572)      $(13,287)    $ (9,027)  $  8,036   $    (10)
CASH FLOW DATA:
Provided by operating
  activities...............          --            9,274           4,526             --        1,339      2,923        680
Used in investing
  activities...............          --           (2,538)         (1,489)            --       (8,031)    (4,697)   (12,773)
Provided by (used in)
  financing activities.....          --            1,160           2,272             --       26,820        436     13,944
Net (decrease) increase in
  cash.....................          --            7,896           5,309             --       20,128     (1,338)     1,851
OTHER FINANCIAL DATA:
Depreciation and
  amortization.............     $ 2,741        $   1,986       $   2,433       $ 12,576     $  9,253   $  9,342   $  8,006
Capital expenditures.......       4,253            2,538           1,489         13,647        8,031      4,697      8,892
Ratio of earnings to fixed
  charges(e)...............          --               --              --             --           --       2.3x       1.4x
EBITDA(f)..................       1,977            2,604           3,147         12,418       10,560     20,573     17,197
Ratio of EBITDA to interest
  expense(g)...............          --               --            2.0x           1.0x         1.5x       3.3x       3.1x
Ratio of debt to
  EBITDA(h)................          --               --              --           9.5x         9.9x       3.3x       4.1x


                                  YEAR ENDED
                                   JUNE 30
                             -------------------
                              1995(B)    1994(C)
                             --------   --------
INCOME STATEMENT DATA:
Net sales..................  $230,805   $197,287
Cost of goods sold.........   168,500    143,290
Gross profit...............    62,305     53,997
Selling, general and
  administrative
  expenses.................    51,282     44,550
Curtailment of operations
  at manufacturing
  facility.................        --         --
Operating income (loss)....    11,023      9,447
Interest expense...........     5,409      4,205
Interest income............      (437)      (587)
Other (income) expense(d)..       766        719
Income (loss) before
  provision (benefit)
  for income taxes and
  extraordinary item.......     5,285      5,110
Provision (benefit) for
  income taxes.............     2,303      2,350
Net income (loss) before
  extraordinary items......     2,982      2,760
Extraordinary items........        --         --
Net income (loss)..........  $  2,982   $  2,760
CASH FLOW DATA:
Provided by operating
  activities...............     2,774     13,256
Used in investing
  activities...............   (12,134)    (4,272)
Provided by (used in)
  financing activities.....     6,092     (9,064)
Net (decrease) increase in
  cash.....................    (3,268)       (80)
OTHER FINANCIAL DATA:
Depreciation and
  amortization.............  $  7,777   $  6,554
Capital expenditures.......    12,666      4,307
Ratio of earnings to fixed
  charges(e)...............      1.9x       2.1x
EBITDA(f)..................    18,800     16,001
Ratio of EBITDA to interest
  expense(g)...............      3.5x       3.8x
Ratio of debt to
  EBITDA(h)................      3.0x       3.1x

                                                       PRO FORMA(A)                                 AS OF JUNE 30,
                                                       SEPTEMBER 30,    SEPTEMBER 30,    -----------------------------------------
                                                          1998            1998           1998       1997       1996     1995(B)
                                                       -------------   -------------   --------   --------   --------   --------
                                                                                    (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital......................................    $  59,374       $  77,303     $ 79,667   $ 23,504   $ 35,942   $ 31,298
Total assets.........................................      214,500         188,978      192,196    162,700    158,182    149,798
Debt(h)..............................................      124,446         106,251      104,296     67,259     70,269     56,171
Stockholders' equity.................................       22,766          22,766       23,577     35,404     33,514     34,039

                                                        AS OF
                                                       JUNE 30,
                                                       --------
                                                       1994(C)
                                                       --------
BALANCE SHEET DATA:
Working capital......................................  $ 26,840
Total assets.........................................   126,558
Debt(h)..............................................    49,313
Stockholders' equity.................................    30,415

         See accompanying Notes to Selected Consolidated Financial Data

NOTES TO SELECTED CONSOLIDATED FINANCIAL DATA

(a) See "Unaudited Pro Forma Condensed Consolidated Financial Information" and related notes thereto.

(b) Reflects the acquisition of Planalqumica effective December 7, 1995.

(c) Reflects the acquisition of La Cornubia S.A. effective June 1, 1994.

(d) In 1997, includes $5.6 million gain related to proceeds from the life insurance policy received on the death of the then Chairman of the Board of the Company.

(e) For the purpose of computing the ratio of earnings to fixed charges, "earnings" consist of earnings before income taxes, extraordinary items and fixed charges. "Fixed charges" consist of interest expense, amortization of deferred financing costs and that portion of rental expense deemed representative of the interest factor. The Company's earnings were less than its fixed charges by $11,754, $17,955, $2,100, $3,846 and $2,434 for the
    year ended June 30, 1998 on a historical and pro forma basis, and for the three months ended September 30, 1998 (historical and pro forma) and 1997, respectively. The decrease in earnings for the year ended June 30, 1998, was primarily due to non-recurring charges related to the curtailment of operations at a manufacturing facility and the forgiveness of promissory notes related to stock of a subsidiary.

(f) EBITDA represents the sum of consolidated operating income (loss) plus depreciation and amortization and other non-cash operating charges that do not require future cash payments. EBITDA is presented here because the Company believes it provides additional information about the Company's ability to meet future debt service, capital expenditures and working capital requirements. The definition of EDITDA is substantially consistent with the definition of Cash Flow under the Indenture for the Notes used in calculating the consolidated Cash Flow Coverage Ratio of the Company under a covenant which provides limitations on the incurrence of indebtedness. EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to either net income as an indicator of the Company's operating performance, or to cash flows as a measure of the Company's liquidity. In computing EBITDA and pro forma EBITDA for the year ended June 30, 1998, asset write downs related to the curtailment of operations at a manufacturing facility of $5.5 million have been added back to consolidated operating income (loss). There were no "other non-cash operating charges" reflected in the calculation of EBITDA for the years ended June 30, 1997 through 1994 or the three months ended September 30, 1998 and 1997.

(g) For the purpose of the computation, interest expense includes both interest expensed and capitalized. For the three months ended September 30, 1998, EBITDA was less than interest expense by (pro forma) $1,136 and (historical) $117.

(h) Debt is equal to loans payable to banks plus other loans payable plus long term debt plus current portion of long term debt. The ratio of debt to EBITDA is not presented for the three months ended September 30, 1998 and 1997, historical and pro forma, since such ratio is based on annual amounts.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This information should be read in conjunction with the Company's Consolidated Financial Statements, including the notes thereto, contained in this Prospectus. See also "Selected Consolidated Financial Data."

GENERAL

     The Company is a leading diversified global manufacturer and marketer of a broad range of specialty and industrial chemicals, which are sold world-wide for use in numerous markets including animal nutrition and health, electronics, wood treatment, agricultural, pharmaceutical and personal care products, glass, construction and concrete. The Company also provides recycling and hazardous waste services primarily to the electronics and metal treatment industries.

     The Company operates in one industry segment, with revenues derived from sales in four core product groups: Animal Nutrition and Health, Intermediates and Industrial Chemicals, Electronics and Metal Treatment, and Crop Protection. The revenues of each of the Company's product groups are affected by factors such as trends in the industries of each of the customers of the Company, the impact of lower prices for competing products, changes in production levels of certain products resulting from expansion of Company production facilities, the inclusion of revenues from acquisitions, and seasonality.

     The Company net sales have increased through internal growth, selective acquisitions, strategic alliances and new product introductions. In 1994, the Company acquired La Cornubia, S.A. a producer of copper chemicals and crop protection chemicals in France. In 1995, the Company acquired Planalqumica, the sole manufacturer of nicarbazin in Latin America. In 1996, Koffolk USA, an affiliate of the Company that will become a subsidiary through the Transactions, purchased the right to sell nicarbazin from Merck. Koffolk USA became the registered transferee and owner of the NADA for nicarbazin approved by the FDA. Separately, Merck appointed Koffolk USA as its exclusive U.S. distributor of amprolium for poultry markets. In 1996, Elanco Animal Health, a division of Eli Lilly, agreed to act as the Company's exclusive distributor in the United States and Brazil for nicarbazin. This arrangement was terminated by the Company with respect to the United States in August 1998. In June 1998, Koffolk USA became a subsidiary of the Company upon the closing of the Offering. In October 1998, the Company closed the ODDA Acquisition.

RESULTS OF OPERATIONS

                                   NET SALES

                                                     THREE MONTHS ENDED
                                                       SEPTEMBER 30,             YEAR ENDED JUNE 30
                                                     ------------------    --------------------------------
                                                      1998       1997        1998        1997        1996
                                                     -------    -------    --------    --------    --------
                                                                         (IN THOUSANDS)
PRODUCT GROUPS
Animal Nutrition and Health.......................   $29,370    $30,313    $129,358    $118,744    $ 95,340
Intermediates and Industrial Chemicals............    15,928     17,334      74,110      74,606      68,607
Electronics and Metal Treatment...................     9,135     10,343      38,582      39,134      42,761
Crop Protection...................................     4,776      4,640      35,933      35,878      34,687
                                                     -------    -------    --------    --------    --------
Total.............................................   $59,209    $62,630    $277,983    $268,362    $241,395
                                                     -------    -------    --------    --------    --------
                                                     -------    -------    --------    --------    --------

Comparison of Three Months Ended September 30, 1998 and 1997

     Net Sales. Net sales decreased by $3.4 million, or 5.5%, to $59.2 million in the three months ended September 30, 1998, as compared to the same period of the prior year. This decrease was primarily due to lower volume sales of $.9 million in the Company's Animal Nutrition and Health products group. Sales of the Company's Animal Nutrition and Health products were lower ($1.7 million) primarily as a result of lower customer demand for amprolium. Lower volume sales of animal nutritional supplements ($.8 million) in Israel was due to competitive pressures causing decreased unit prices. These decreases were offset by higher net sales of animal feed supplements in the United States ($1.6 million). Lower net sales of the Company's Intermediates and Industrial Chemicals product group was primarily due to lower volume sales of organic and inorganic chemical intermediate products ($1.6 million), due to lower customer demand and to competitive pressures. Lower net sales of the Company's Electronics and Metal Treatment product group was primarily attributable to lower volume sales of metal finishing chemicals ($.8 million) and lower recycling fees ($.4 million), due to a slowdown in the printed circuit board industry.

     Gross Profit. Gross profit decreased by $2.1 million, or 14.6%, to $12.5 million and 21.1% of net sales in the three months ended September 30, 1998, as compared to 23.4% of net sales in the same period of the prior year. This decrease was primarily attributable to lower sales of the Company's Animal Nutrition and Health products in Israel ($.7 million), lower sales of the Company's organic chemical intermediates ($.6 million) and lower sales of the Company's Electronics and Metal Treatment product group ($.7 million).

     Selling, General and Administrative Expense. Selling, general and administrative expenses decreased $2.0 million, or 14.6% to $11.9 million for the three months ended September 30, 1998, as compared to the same period of the prior year. This decrease was primarily due to curtailment of operations at the Company's Sewaren, New Jersey facility ($.6 million) and lower commissions on sales of Crop Protection products ($.3 million) and by non-cash adjustments of $.3 million to reflect the lower repurchase value of the redeemable common stock of certain minority shareholders.

     Operating Income. Operating income decreased by $.1 million, or 13.5%, to $.6 million in the three months ended September 30, 1998, as compared to the same period of the prior year primarily due to lower net sales and gross profits, partially offset by lower selling, general and administrative expenses.

     Interest Expense. Interest expense increased by $1.2 million, or 73.8%, to $2.7 million in the three months ended September 30, 1998, as compared to the same period of the prior year primarily due to increased principal and interest expense associated with the $100 million Note offering on June 11, 1998.

     Interest Income. Interest income increased by $.2 million to $.3 million, as compared to the same period of the prior year. This increase is primarily due to excess cash on hand after repayment of most of the Company's indebtedness from the proceeds of the Note offering.

     Other Expense, Net. Other expenses for the three months ended September 30, 1998 decreased by $1.4 million to $.3 million, as compared to the same period of the prior year. This decrease is attributable to lower translation differences from the Company's Israeli operations occurring during the September 30, 1998 quarter due to lower rates of currency devaluations as compared to the same period of the prior year.

     Net Loss. Net loss for the three months ending September 30, 1998 decreased to $1.1 million as compared to $1.6 million in the same period of the prior year.

LIQUIDITY AND CAPITAL RESOURCES

     Net Cash Provided by Operating Activities. Net cash provided by operations for the three months ending September 30, 1998 was $9.3 million, an increase of $4.8 million from the same period of the prior year. This increase is primarily due to higher collection levels of receivables which were somewhat offset by increased purchases of inventories.

     Net Cash Used in Investing Activities. Net cash used in investing activities for the three months ending September 30, 1998 was $2.5 million, an increase of $1.0 million from the same period of the prior year. This increase is mainly attributable to increased spending associated with the Company's Crop Protection facilities, both in the United States and in France.

     Net Cash Provided by Financing Activities. Net cash provided by financing activities for the three months ending September 30, 1998 was $1.2 million, a decline of $1.1 million from the same period of the prior year, primarily due to lower levels of cash overdrafts and increases in short-term debt.

     Liquidity. As of September 30, 1998, the Company had $77.3 million of working capital and $79.7 million as of June 30, 1998. Cash on hand as of September 30, 1998 amounted to $32.1 million.

     In June 1998, the Company issued $100 million aggregate principal amount of 9 7/8% Senior Subordinated Notes due June 1, 2008. The Notes are general unsecured obligations of the Company and are subordinated in right of payment to all existing and future Senior Debt and will rank pari passu in right of payment with all other existing and future senior subordinated indebtedness of the Company. The Notes are unconditionally guaranteed on a senior subordinated basis by the current domestic subsidiaries of the Company. Additional future domestic subsidiaries may become Guarantors under certain circumstances. Proceeds from the Offering were used in part to repay indebtedness of the Company.

     The Indenture contains certain covenants with respect to the Company and the Guarantors, which will restrict, among other things, (a) the incurrence of additional indebtedness, (b) the payment of dividends and other restricted payments, (c) the creation of certain liens, (d) the sale of assets, (e) certain payment restrictions affecting subsidiaries, and (f) transactions with affiliates. The Indenture will also restrict the Company's ability to consolidate, or merge with or into, or to transfer all or substantially all of its assets to, another person.

     In August 1998, the Company and certain of its domestic subsidiaries terminated the Loan and Security Agreement dated as of August 31, 1994 with Fleet Bank (formerly National Westminster Bank NJ). Simultaneously, the Company and all of its domestic subsidiaries entered into the New Credit Agreement with PNC Bank, National Association, providing, among other things, for the extension of a $60 million senior secured facility, consisting of a $35 million revolving credit facility (subject to the availability of certain eligible receivables and eligible inventory, with a sub-limit for inventory of $15 million), including a $7.5 million letter of credit sub-facility, and a $25 million acquisition facility. See "Description of Certain Indebtedness."

     At September 30, 1998, the Company had no outstanding borrowings under the New Credit Agreement, and had availability thereunder of $35.0 million, subject to a borrowing base. The Company expects that cash flows from operations and available borrowing arrangements will provide sufficient working capital to operate the Company's business, to make expected capital expenditures and service interest and principal on outstanding debt and meet the Company's foreseeable liquidity requirement for the next twelve months.

     On October 1, 1998, the Company closed the acquisition of all of the outstanding capital stock of ODDA Smelteverk, AS, a Norwegian company, and the related business of BOC Carbide Industries in the United Kingdom, from the BOC Group Plc for $19.0 million in cash and the assumption of $18.2 million in debt.

Comparison of Fiscal Year Ended June 30, 1998 to Fiscal Year Ended June 30, 1997

     Net Sales. Net sales increased by $9.6 million, or 3.6%, to $278.0 million in fiscal 1998 as compared to the prior year. This increase was primarily attributable to higher net sales of the Company's Animal Nutrition and Health products, primarily due to higher net sales of animal feed supplements ($4.2 million) and higher net sales of animal health products ($1.8 million).

     Gross Profit. Gross profit increased by $1.7 million, or 2.6%, to $69.1 million and 24.9% of net sales in fiscal 1998, as compared to 25.1% of net sales in the prior year. This gross profit increase was primarily attributable to higher sales of the Company's Animal Nutrition and Health products for animal feed supplements ($2.1 million) and higher sales and lower costs for animal health products ($1.1 million). This was somewhat offset by lower margins of crop protection products ($1.9 million), which also contributed to the decline in gross margin as a percentage of net sales.

     Selling, General and Administrative Expense. Selling, general and administrative expenses increased $7.2 million, or 12.8%, to $63.3 million in fiscal 1998 as compared to the prior year. This increase was primarily attributable to compensation expense associated with the forgiveness by the Company of limited recourse notes receivable from certain executives of the Company in connection with their acquisition of 10.7% of the stock of a subsidiary of the Company and payment to the executives for income taxes resulting from the cancellation of the Notes (totalling $5.6 million), a $1.2 million provision for personnel reductions at one of the Company's foreign subsidiaries and the Company's Sewaren, New Jersey facility, and a $.8 million increase in the environmental provision. These expenses were partially offset by a non-cash compensation adjustment of $1.2 million to reflect a lower repurchase value of the redeemable common stock of a minority shareholder and officer of the Company as a result of decreases in the Company's book value. See "Certain Relationships and Related Transactions" and "Business--Restructuring and Other Charges."

     Curtailment of Operations. During the fourth quarter of fiscal 1998, the Company curtailed manufacturing operations of its Sewaren, New Jersey facility. Consequently, the Company recorded a non-recurring charge of $10.0 million related to curtailment of operations, site restoration and ongoing groundwater monitoring and remediation activities. Of these charges, $5.6 million represents non-cash asset write downs related to the manufacturing facility, $1.1 million represents associated site restoration (which are classified as other current liabilities) and $3.3 million represents long-term groundwater monitoring and remediation costs that will continue in accordance with the Company's environmental plans.

     Operating Income (Loss). The operating loss of $4.2 million for the fiscal year ended June 30, 1998 is primarily attributable to non-recurring charges associated with the Company's curtailment of its Sewaren, New Jersey facility and the forgiveness of executive notes and related income tax reimbursements amounting to $10.0 million and $5.6 million, respectively. Excluding the effect of these charges, operating income in fiscal year 1998 was comparable to the prior year.

     Interest Expense. Interest expense increased by $.6 million to $6.9 million in fiscal 1998 as compared to the prior year primarily due to interest associated with the $100 million Notes issued June 11, 1998.

     Taxes. The fiscal 1998 net benefit for income taxes includes a deferred benefit at the statutory tax rate of 34% for the U.S. pre-tax loss and the impact of lower tax rates on foreign pre-tax income. No valuation allowance has been provided on the Company's net deferred tax assets, as management believes that it is more likely than not that such amounts will be recovered in future periods.

     Extraordinary Loss. The extraordinary loss of $2.0 million (net of an income tax benefit of $1.0 million) for the fiscal year ended June 30, 1998 is comprised of prepayment fees in connection with early extinguishment of the $20 million Old Senior Notes and the write-off of deferred financing costs associated with indebtedness of the Company repaid from proceeds of the Notes.

     Net Income (Loss). The net loss of $9.0 million for the fiscal year ended June 30, 1998 is primarily attributable to non-recurring operating charges. Net income of $8.0 million for the 1997 fiscal year included a $5.6 million nontaxable gain on life insurance.

Comparison of Fiscal Year Ended June 30, 1997 to Fiscal Year Ended June 30, 1996

     Net Sales. Net sales increased by $27.0 million, or 11.2%, to $268.4 million in fiscal 1997, as compared to the prior year. The increase was primarily attributable to higher sales of the Company's Animal Nutrition and Health products due to completion of the Company's amprolium plant in Israel ($8.4 million), higher unit sales for animal feed supplements ($7.7 million), higher unit sales and prices for nicarbazin ($2.8 million), and higher sales associated with the acquisition of Planalqumica ($2.5 million). Higher net sales of the Company's Intermediates and Industrial Chemicals product group for mineral oxides (as a result of strength in the construction and automotive markets), anisic aldehyde and anisyl alcohol, accounted for approximately $2.9 million, $0.9 million and $1.6 million, respectively, of the increase from the prior year. MRT had revenues of $1.3 million, as compared to zero in the prior year. Electronic and Metal Treatment product sales decreased as compared to the prior year, primarily due to lower unit sales of alkaline etchants and copper sulfate crystal.

     Gross Profit. Gross profit increased by $7.0 million, or 11.5%, to $67.3 million and 25.1% of net sales in fiscal 1997, as compared to 25% of net sales in the prior year. This increase was primarily attributable to higher sales of the Company's Animal Nutritional and Health products, including higher unit sales of the Company's animal health products (nicarbazin and amprolium), amounting to $3.4 million, higher unit sales of animal nutrition supplements such as copper sulfate feed grade in the United States amounting to $1.0 million, as well as higher prices for the Company's animal nutrition premixes in Israel, amounting to $1.5 million, as compared to the prior year. These increases were partially offset by lower net sales of Electronics and Metal Treatment products.

     Selling, General and Administrative Expense. Selling, general and administrative expenses increased $4.9 million, or 9.6%, to $56.1 million in 1997 from $51.2 million in fiscal 1996, primarily due to the first full year of expenses associated with MRT, the Company's acquisition of Planalqumica, higher freight expenses associated with the Company's recycling activities, and other administrative costs. Selling, general and administrative expenses as a percentage of revenues for fiscal 1997 represented 20.9% of net sales, as compared to 21.2% of net sales for fiscal 1996.

     Operating Income. Operating income increased by $2.0 million, or 22.2%, to $11.2 million in fiscal 1997, as compared to the prior year, primarily due to higher net sales and gross profits from the Company's Animal Nutrition and Health products, partially offset by increases in selling, general and administrative expenses.

     Interest Expense. Interest expense increased by $.7 million to $6.3 million in fiscal 1997, as compared to the prior year, primarily due to higher levels of bank borrowings by the Company's Israeli subsidiary, Koffolk Israel, in connection with the construction of the amprolium plant in Ramat Hovav. The fiscal 1996 year reflects the capitalization of interest in the amount of approximately $.4 million by Koffolk Israel, related to the financing of such construction.

     Taxes. The provision for income taxes for fiscal 1997 is lower than the federal statutory rate, primarily due to the non-taxability of insurance gain. The fiscal 1996 tax provision was impacted principally by taxes relating to reorganization of foreign subsidiaries and substantially higher effective state taxes.

     Net Income. Net income for fiscal 1997 increased to $8.0 million, from a negligible loss in fiscal 1996. The increase included a $5.6 million gain on life insurance and higher gross profits from the Company's Animal Nutrition and Health products.

LIQUIDITY AND CAPITAL RESOURCES

     Net Cash Provided By Operating Activities. Net cash provided by operations was $1.3 million for fiscal 1998, a decline of $1.6 million from fiscal 1997. This was primarily a result of the loss before extraordinary item, and higher levels of accounts receivable (due to Crop Protection product group sales having occurred later in the season than the prior year), offset by depreciation and amortization and non-cash, non-recurring charges. Net cash provided by operating activities in fiscal 1997 was $2.9 million, an increase of $2.2 million, as compared to the prior year. This increase was primarily due to increased net income, and increased depreciation due to the Company's new amprolium plant in Israel.

     Net Cash Used In Investing Activities. Net cash used in investing activities for fiscal 1998 was $8.0 million, an increase of $3.3 million, as compared to the prior year. This increase was primarily due to increased capital expenditures (approximately $2.0 million) at the Company's Ramat Hovav, Israel facility and $1.8 million for site paving at the Company's Sewaren, New Jersey facility.

     Net cash used in investing activities for fiscal 1997 was $4.8 million, a decrease of $8.8 million, as compared to the prior year. Included in the 1996 fiscal year is a cash payment of $3.9 million for the acquisition of Planalqumica, the Company's Brazilian subsidiary, and approximately
$4.5 million for capital expenditures for construction of the amprolium plant in Israel.

     Net Cash Provided By Financing Activities. Net cash provided by financing activities for fiscal 1998 was $26.8 million, primarily as a result of proceeds from issuance of the $100 million Old Notes less discounts and fees of $3.8 million and after repayments of the Company's long-term and short-term indebtedness.

     Capital Expenditures. Capital expenditures for the years ended June 30, 1998, 1997 and 1996 were $8.0 million, $4.7 million, and $8.9 million, respectively. Capital expenditures over this period were primarily for construction of the amprolium plant in Israel, expansion and modernization of product facilities in France, and expansion of the Company's production facilities in the United States for fungicides and animal nutrition supplements. The Company anticipates spending $11.0 million and $7.0 million for capital expenditures for its existing businesses for fiscal 1999 and 2000, respectively, including expenditures for the registration and acquisition of generic fungicides under FIFRA. In addition, the Company has budgeted $10.0 million and $1.6 million associated with the growth of MRT for 1999 and 2000, respectively, and $5.0 million related to the ODDA Acquisition for each of 1999 and 2000. These budgets are subject to change, depending upon, among other factors, the actual needs of the Company, MRT and ODDA.

YEAR 2000 ISSUE

     The term "Year 2000 ("Y2K") Issue" is a general term used to describe the various problems that may result from the improper processing of dates and date-sensitive calculations by computers and other machinery as the year 2000 is approached and reached. These problems generally arise from the fact that most of the world's computer hardware and software have historically used only two digits to identify the year in a date, often meaning that the computer will fail to distinguish dates in the "2000's" from the dates in the "1900's." These problems may also arise from other sources as well, such as the use of special codes and conventions in software that make use of the date field. The Y2K computer software compliance issues affect the Company and most companies in the world.

     The Company has conducted a review of its core management information systems and equipment with embedded chips or processors ("Management Systems") used in the Company's operations, and also its internal manufacturing systems at its plants, including computer-based manufacturing, logistical and related systems ("Manufacturing Systems").

     Over the last three years, the Company has replaced or upgraded most of its Management Systems and Manufacturing Systems. The Company has substantially upgraded its desktop computers, networks and servers and software applications and packages. The Company has expended approximately $580,000, $587,000 and $920,000 in the fiscal years ended June 30, 1996, 1997 and

1998, respectively, towards compliance with Y2K issues. Such amounts during such periods were allocated as follows: for 1996, $380,000 for outside consultants and $200,000 for internal costs (including internal programmers and MIS activities); for 1997, $72,700 for hardware, $9,000 for software, $300,800 for outside consultants and $205,000 for internal costs; for 1998, $229,700 for hardware, $35,600 for software, $235,000 for outside consultants and $420,000 for internal costs. The Company believes that its Manufacturing Systems worldwide are currently in Y2K compliance. With regard to its Management Systems, the Company estimates that 90 percent of its U.S. operations are Y2K compliant, other than the current conversion of the order entry and inventory tracking systems of one of its domestic subsidiaries, resulting in estimated overall U.S. completion of 75 percent. The Company expects that its U.S. operations will be in full compliance during calendar 1999. The Company's operations in France and the United Kingdom are presently in Y2K compliance, while the Company estimates that its Israeli and Norwegian operations are currently 90 percent and 75 percent compliant, respectively, and that they will be in full compliance during calendar 1999. The Company expects that any required modifications will be made on a timely basis. The Company continues to test its Management and Manufacturing Systems, on a system-by-system basis, as it completes its ongoing compliance efforts. The Company estimates that future expenditures will not exceed $150,000, of which $30,000 is expected to be spent on hardware, $70,000 on software modifications and systems testing by outside consultants and $50,000 is allocated to internal costs and contingencies. The Company's estimates of completion are based on management's estimates of the number and complexity of the systems involved and the status of its Y2K effort with respect to such systems. Such estimates may not necessarily be consistent with the timing of the Company's incurrence of Y2K-related expenditures.

     As part of the Company's Y2K readiness program, the Company has identified significant service providers, vendors, suppliers and customers ("Key Business Partners") that it believes are critical to business operations after January 1, 2000 and has sent questionnaires in an attempt to reasonably ascertain their stage of Y2K readiness. The Company may follow-up responses to the questionnaires through interviews and other available means. In conjunction with this effort, key utilities upon which the Company and its operating subsidiaries rely will be approached on a worldwide basis to identify their level of Y2K preparedness. In many cases, these entities (particularly outside North America) have a lower level of Y2K awareness and are less willing to provide information concerning their state of Y2K readiness.

     The Company is considering business interruption contingency plans to address internal and external issues specific to the Y2K problem, to the extent practicable. These contingency plans, which are intended to enable the Company to continue to operate on January 1, 2000 and beyond, may include stockpiling raw and packaging materials, increasing inventory levels, securing alternate sources of supply, performing certain functions manually, repairing or obtaining replacement systems to interface with third-party systems and other appropriate measures. The Company's Manufacturing Systems rely on control systems which include process manufacturing and mixing controls, production monitoring power, and emission and safety. While comparable control systems are used at plants having similar processes, specific facility-related configurations exist to meet the needs of production equipment at each plant. If a failure were to occur, the potential impact would be isolated to the affected facility and, more particularly, the product or products manufactured with the affected equipment. Also, in many cases, the Company has the ability to manufacture the same product at different facilities. The Company's Management Systems include administrative and financial applications, such as for order processing and collection. In the event one of these systems were not corrected, the Company's ability to capture, schedule and fulfill customer demands could be impaired. Similarly, if a collection processing system were to fail, the Company may not be able to properly apply payments to customer balances or correctly determine cash balances. However, as discussed above, the Company will consider various alternatives, including performing manually certain functions that it had performed manually before the applicable computer system was in use.

     The Company's plans are intended to provide a means of managing risk, but cannot eliminate the potential for disruption due to third party failure. To the extent that responses to Y2K readiness are unsatisfactory, the Company may consider changing suppliers, service providers or contractors to those which have demonstrated Y2K readiness. However, the Company believes that due to the widespread nature of the potential Y2K issues, its contingency planning is an ongoing process which will require further consideration as the Company obtains additional information regarding the Company's internal systems and equipment during completion of the testing of its systems and regarding the status of its suppliers, customers and other third party providers regarding their becoming Y2K compliant. The Company is defining a strategy based on the importance of each relationship. The Company's efforts with respect to specific problems identified will depend in part upon its assessment of the risk that such problem may have an adverse impact on its operations. The Company has not yet developed contingency plans in the event of a Y2K failure caused by a supplier or third party, but would intend to do so if a specific problem is identified through the program described above. In some cases, particularly with respect to its utility vendors, alternative suppliers may not be available.

     Because of the substantial number of Manufacturing and Management Systems used by the Company and its operating subsidiaries, the significant number of Key Business Partners, the extent of the Company's foreign operations, including operations within countries that are not actively promoting remediation of the Y2K issue, the Company presently believes that it may experience some disruption in its business due to the Y2K issue. The Company currently believes that the greatest risk of disruption in its business exists in certain international markets. The possible consequences of the Company or Key Business Partners not being fully Y2K complaint by January 1, 2000 include, among other things, temporary plant closings, delays in the delivery of products, delays in the receipt of supplies, invoice and collection errors, and inventory and supply obsolescence.

     The failure to correct a material Y2K problem could result in an interruption in, or failure of, certain normal business activities or operations. Such failures could materially and adversely affect the Company's results of operations, liquidity and financial condition. More specifically, the Company and its operating subsidiaries could be materially adversely affected if utilities and private businesses with which they do business or that provide essential products or services are not Y2K ready. Due to the general uncertainty inherent in the Y2K problem, resulting in part from the uncertainty of the Y2K readiness of the Company's customers, suppliers, and other third-party providers, the Company is unable to determine at this time whether the consequences of any Y2K failures will have a material impact on the Company's results of operations, liquidity or financial condition. The Company believes that, with the implementation of new business systems and completion of the Company's Y2K modifications, the possibility of significant interruptions of normal operations should be mitigated.

     The preceding "Y2K Issue" discussion contains various Forward-Looking Statements which represent the Company's beliefs or expectations regarding future events. When used in the "Y2K problem" discussion, the words "believes," "expects," "estimates," and similar expressions are intended to identify forward-looking statements. Forward-Looking Statements include, without limitation, the Company's expectations as to when it will complete the remediation and testing phases of its systems as well as its Y2K contingency plans, its estimated cost of becoming Y2K compliant; and the Company's belief that its internal systems and equipment will be Y2K compliant in a timely manner. All forward-looking statements involve a number of risks and uncertainties that could cause the actual results to differ materially from the projected results, including problems that may arise on the part of third parties. Factors that may cause these differences include, but are not limited to, the availability of qualified personnel and other information technology resources; the ability to identify and remediate all date sensitive lines of computer code or to replace embedded computer chips in affected systems or equipment; and the actions of governmental agencies or other third parties with respect to Y2K compliance which are not made or are not completed on a timely basis. The resulting problems could have a material impact on the operations of the Company, and could, in turn, have a material adverse effect on the Company's results of operations, financial position or cash flows. The "safe harbor" for Forward-Looking Statements does not apply to statements made in connection with an initial public offering.

EFFECT OF INFLATION; FOREIGN CURRENCY EXCHANGE RATES

     Inflation generally affects the Company by increasing the cost of labor, equipment and raw materials. The Company does not believe that inflation has had any material effect on the Company's business over the last three years.

     The Company's substantial foreign operations expose it to risk of exchange rate fluctuations. Balance sheet accounts of the Company's foreign subsidiaries, with the exception of the Brazilian subsidiary and a subsidiary of Koffolk Israel, are translated at current rates of exchange and income and expense items are translated at the average exchange rate for the year. The resulting translation adjustments are reflected as a separate component of stockholders' equity. The Brazilian subsidiary operates in a highly inflationary economy and the subsidiary of Koffolk Israel transacts substantially all of its business in U.S. dollars. Accordingly, the U.S. dollar is designated as the functional currency of these operations and translation gains and losses are included in net income.

     Foreign currency transaction gains and losses are included in net income. Currency translation losses relating principally to short and long-term debt of Koffolk Israel are denominated or linked to foreign currencies, and have been translated to the functional currency, the Shekel, and included in earnings. Such translation losses were $979,000, $2,270,000 and $1,055,000 for 1998, 1997 and 1996 fiscal years, respectively. See Note 1 to the Company's Consolidated Financial Statements.

IMPACT OF RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

     In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS No. 121"). SFAS No. 121, effective for the Company's fiscal year 1997, established criteria for recognizing, measuring and disclosing impairments of long-lived assets, including intangibles and goodwill. The adoption of SFAS
No. 121 has not had a significant impact on the Company's results of operations, financial position or cash flows.

     Commencing with fiscal 1998, the Company has adopted American Institute of Certified Public Accountants Statement of Position (SOP) 96-1, "Environmental Remediation Liabilities." This SOP requires that accrued environmental remediation-related expenses include direct costs of remediation and indirect costs related to the remediation effort. The effect of adoption of this SOP is accounted for as a change in accounting estimate and did not have a material effect on financial position, results of operations or cash flows upon initial application at the beginning of fiscal 1998.

     The Company is required to adopt SFAS No. 130, "Reporting Comprehensive Income," SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," and SFAS No. 132 "Employers' Disclosures about Pension and Other Postretirement Benefits" in fiscal 1999. These standards will require additional disclosure, but are not expected to have a material effect on the Company's financial position, results of operations or cash flows.

     The Company will also be required to adopt SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" in fiscal 2001. This standard will require the Company to record all its derivative financial instruments as assets or liabilities measured at fair value. Management has not yet assessed the potential impact of this standard on its financial position, results of operations or cash flows.

ENVIRONMENTAL LIABILITIES

     The Company and its subsidiaries are subject to various federal, state, local and foreign environmental laws and regulations which govern the management of chemical wastes. The most significant regulation governing the recycling activities of certain of the Company's subsidiaries is the Resource Conservation and Recovery Act of 1976 ("RCRA"). In connection with applying for RCRA "Part B" permits, such subsidiaries have been required to perform extensive site investigations at each of their operating facilities (and inactive sites) to identify possible contamination and to provide the regulatory authorities with plans and schedules for remediation. Some soil and groundwater contamination has been identified at several plant sites and will require corrective action over the next several years.

     Expenditures for ongoing compliance with environmental regulations that relate to current operations are expensed or capitalized as appropriate. Expenditures related to improving the condition of property compared with the condition of that property when constructed or acquired are capitalized. The Company also capitalizes expenditures that prevent future environmental contamination.

     The Company's subsidiary, C.P. Chemicals, Inc., has been named as a potentially responsible party ("PRP") in connection with an action commenced by the EPA, involving a third party fertilizer manufacturing site in South Carolina. The Company has also received a settlement proposal approximating $.8 million, which it believes is unfairly high in relation to settlements offered to other PRPs. While the outcome of ongoing negotiation is uncertain, the Company has accrued its best estimate of the amount for which this matter can be settled.

     Total accruals for environmental matters are $5.3 million as of June 30, 1998, including $3.3 million for long-term groundwater monitoring and remediation costs associated with curtailment of operations at the Company's Sewaren, New Jersey facility. See Note 11 to the Company's Consolidated Financial Statements.

SEASONALITY OF BUSINESS

     The Company's sales are typically highest in the fourth fiscal quarter. The Company's sales of copper-based fungicides and other agricultural products are typically highest in the first and fourth fiscal quarters, and its sales of gibberellic acid are highest in the fourth quarter, due to the seasonal nature of the agricultural industry. The Company's sales of finished chemicals to the wood treatment industry are typically highest in the first and fourth fiscal quarters due to the increased level of home construction during these periods. Additionally, sales of these products may be more concentrated in one of these quarters due to weather conditions.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

     In the normal course of operations, the Company is exposed to market risks arising from adverse changes in interest rates, foreign currency exchange rates, and commodity prices. As a result, future earnings, cash flows and fair values of assets and liabilities are subject to uncertainty. The Company uses a variety of derivative financial instruments, including interest rate caps and foreign currency forward contracts as a means of hedging exposure to floating interest rate bank borrowings and foreign currency risks. The Company also utilizes, on a limited basis, certain commodity derivatives, primarily on copper used in its manufacturing processes, to hedge the cost of its anticipated purchase requirements. The Company and its subsidiaries do not utilize derivative instruments for trading purposes. The Company does not hedge its exposure to market risks in a manner that completely eliminates the effects of changing market conditions on earnings, cash flows and fair values. The Company monitors the financial stability and credit standing of its major counterparties. See Notes 1 and 12 to the Company's Consolidated Financial Statements.

  Interest Rate Risk

     The Company has mitigated its floating interest rate exposure on substantially all floating rate bank borrowings of its Israeli subsidiary by purchasing interest caps expiring at various dates through October 2001, with interest caps of 11% based on 3-month LIBOR for domestic debt and 9% for U.S. dollar debt. The fair values of the interest rate caps does not differ materially from their carrying values. The interest rate caps were terminated in connection with the repayment of the Israeli floating rate debt in June 1998.

     The Company uses sensitivity analysis to assess the market risk of its debt-related financial instruments and derivatives. Market risk is defined for these purposes as the potential change in the fair value resulting from an adverse movement in interest rates. The carrying amounts of cash and cash equivalents, trade receivables, trade payables and short term debt is considered to be representative of their fair value because of their short maturities. The fair value of the Company's long-term debt is estimated using discounted cash flow analyses, based on the Company's incremental borrowing rates for similar types of borrowing arrangements. As of June 30 and September 30, 1998, the fair value of the Company's total debt did not differ materially from its carrying amount. A 100 basis point increase in interest rates could result in a $6.0 million reduction in the fair value of total debt.

  Foreign Currency Exchange Rate Risk

     A significant portion of the financial results of the Company is derived from activities conducted outside the U.S. and denominated in currencies other than the U.S. dollar. Because the financial results of the Company are reported in U.S. dollars, they are affected by changes in the value of the various foreign currencies in relation to the U.S. Dollar. Exchange rate risks are reduced, however, by the diversity of the Company's foreign operations and the fact that international activities are not concentrated in any single non-U.S. currency. Short-term exposures to changing foreign currency exchange rates are primarily due to operating cash flows denominated in foreign currencies. The Company covers known and anticipated operating exposures by using purchased foreign currency exchange option and forward contracts. The primary currencies for which the Company has foreign currency exchange rate exposure are the German deutsche mark and Japanese yen.

     The Company uses sensitivity analysis to assess the market risk associated with its foreign currency transactions. Market risk is defined for these purposes as the potential change in fair value resulting from an adverse movement in foreign currency exchange rates. The fair value associated with the foreign currency contracts has been estimated by valuing the net position of the contracts using the applicable spot rates and forward rates as of the reporting date. At June 30 and September 30, 1998, the fair value did not differ materially from its carrying amount. Based on the limited amount of foreign currency contracts at September 30, 1998, the Company does not believe that an instantaneous 10% adverse movement in foreign currency rates from their levels at September 30, 1998, with all other variables held constant, would have a material effect on the Company's results of operations, financial position or cash flows.

     Also, the Company obtains third party letters of credit in connection with certain inventory purchases and insurance obligations. At June 30 and September 30, 1998, the contract values of these letters of credit were $4.6 million and their fair values did not differ from their carrying amount.

  Commodity Price Risk

     The Company purchases certain raw materials, such as copper, under short-term supply contracts. The purchase prices thereunder are generally determined based on prevailing market conditions. The Company uses commodity derivative instruments to modify some of the commodity price risks. Assuming a 10% change in the underlying commodity price, the potential change in the fair value of commodity derivative contracts held at June 30 and September 30, 1998 would not be material when compared to the Company's earnings and financial position.

     The foregoing market risk discussion and the estimated amounts presented are Forward-Looking Statements that assume certain market conditions. Actual results in the future may differ materially from these projected results due to developments in relevant financial markets and commodity markets. The methods used above to assess risk should not be considered projections of expected future events or results.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES


     Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Company will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m., New York City time, on January 15, 1999; provided, that if the Company has extended the period of time for which the Exchange Offer is open pursuant to applicable law, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.


     As of the date of this Prospectus, $100.0 million aggregate principal amount of the Old Notes is outstanding. This Prospectus, together with the Letter of Transmittal, is first being sent on or about the date of this Prospectus, to all Holders of Old Notes known to the Company. The Company's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "--Certain Conditions to the Exchange Offer" below.

     The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Notes, by giving oral or written notice of such extension to the Holders thereof as described below. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

     Old Notes tendered in the Exchange Offer must be in denominations of principal amount of $1,000 or any integral multiple thereof.

     The Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "--Certain Conditions to the Exchange Offer." The Company will give oral or written notice of any extension, amendment, non-acceptance or termination to the Holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

PROCEDURES FOR TENDERING OLD NOTES

     The tender to the Company of Old Notes by a Holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering Holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a Holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to The Chase Manhattan Bank (the "Exchange Agent") at the address set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the Holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES,

SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY.

     The Exchange Agent and the Depository have confirmed that any financial institution that is a participant in the Depository's system may utilize the Depository's Automated Tender Offer Program ("ATOP") to tender private securities. To effect a tender pursuant to the ATOP system, Holders should transmit their acceptance to DTC through ATOP by causing DTC to transfer securities to the Exchange Agent in accordance with ATOP's procedures for transfer. DTC will then send an Agent's Message to the Exchange Agent. The term "Agent's Message" means a message transmitted by DTC to, and received by, the Exchange Agent and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the securities referred to in such Agent's Message, that such participant has received the Letter of Transmittal and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such participant.

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a registered Holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program (collectively, "Eligible Institutions"). If Old Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered Holder with the signature thereon guaranteed by an Eligible Institution.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Note which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any Holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If the Letter of Transmittal is signed by a person or persons other than the registered Holder or Holders of Old Notes, such Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered Holder or Holders that appear on the Old Notes.

     If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

     By tendering, each Holder will represent to the Company that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the Holder, and that neither the Holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the New Notes. In the case of a Holder that is not a broker-dealer, each such Holder, by tendering, will also represent to the Company that such Holder is not engaged in and does not intend to engage in, a distribution of the New Notes. If any Holder or any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of such New Notes to be acquired pursuant to the Exchange Offer, such Holder or any such other person
(i) could not rely on the applicable interpretations of the staff of the SEC and
(ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. See "Plan of Distribution." The Letter of Transmittal states that by so acknowledging and by delivering such a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See "--Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent, with written confirmation of any oral notice to be given promptly thereafter.

     For each Old Note accepted for exchange, the Holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. The New Notes will bear interest from the most recent date to which interest has been paid on the Old Notes or, if no interest has been paid on the Old Notes, from June 11, 1998. Accordingly, registered Holders of New Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from June 11, 1998. Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment in respect of accrued interest on such Old Notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer.

     In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old

Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the Holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering Holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "--Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

     If a registered Holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such Holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery), setting forth the name and address of the Holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the Expiration Date, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three NYSE trading days after the Expiration Date.

WITHDRAWAL RIGHTS

     Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at the address or, in the case of Eligible Institutions, at the facsimile number, set forth below under "--Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) contain a statement that such holder is withdrawing his election to have such Old Notes exchanged, (iv) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer to have the Trustee with respect to the Old Notes register the transfer of such Old Notes in the name of the person withdrawing the tender and (v) specify the name in which such Old Notes are registered, if different from that of the Depositor. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes that have been tendered for exchange but which are not exchanged for any reason will be returned to the Holder thereof without cost to such Holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with the Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following the procedures described under "--Procedures for Tendering Old Notes" above at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer, if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, the Company determines that (i) the Exchange Offer violates applicable law or any applicable interpretation of the staff of the SEC, (ii) an action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Company to proceed with the Exchange Offer, or a material adverse development shall have occurred in any existing action or proceeding with respect to the Company or (iii) any governmental approval shall not have been obtained, which approval the Company deems necessary for the consummation of the Exchange Offer.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, the Company will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

EXCHANGE AGENT

     The Chase Manhattan Bank has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                    The Chase Manhattan Bank, Exchange Agent
                           By Mail or Hand Delivery:
                            The Chase Manhattan Bank
                             Global Trust Services

                        450 West 33rd Street, 15th Floor
                         New York, New York 10001-2697
                         Attention: Mr. Sheik Wiltshire

                           By Facsimile Transmission
                       (for Eligible Institutions only):
                                 (212) 946-8161
                         Attention: Mr. Sheik Wiltshire
                             Confirm by Telephone:
                                 (212) 946-3082

     DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

FEES AND EXPENSES

     The Company will not make any payment to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be $200,000.

TRANSFER TAXES

     Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Company to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF EXCHANGING OLD NOTES

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the Old Notes and the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. See "Description of the Notes--Registration Rights." Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by Holders thereof (other than any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided, that such New Notes are acquired in the ordinary course of such Holders' business and such Holders have no arrangement or understanding with any person to participate in the distribution of such New Notes and such Holders are not engaged in and do not intend to be engaged in a distribution of such New Notes. However, the SEC has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each Holder, other than a broker-dealer, must acknowledge that it is acquiring the New Notes in the ordinary course of such Holder's business, such Holder is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, it is not engaged in, and does not intend to engage in, a distribution of New Notes and has no arrangement or understanding to participate in a distribution of New Notes. If any Holder is an affiliate of the Company, or is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Holder (i) could not rely on the applicable interpretations of the staff of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company has agreed, pursuant to the Registration Rights Agreement, subject to certain limitations specified therein, to register or qualify the New Notes for offer or sale under the securities laws of such jurisdictions as any Holder reasonably requests in writing. Unless the Company is so requested, the Company does not intend to register or qualify the sale of the New Notes in any such jurisdictions.

                                    BUSINESS

     Philipp Brothers Chemicals, Inc. is a leading diversified global manufacturer and marketer of a broad range of specialty and industrial chemicals, which are sold world-wide for use in numerous markets including animal nutrition and health, electronics, wood treatment, agricultural, pharmaceutical and personal care products, glass, construction and concrete. The Company also provides recycling and hazardous waste services primarily to the electronics and metal treatment industries. The Company has leading positions in certain of its end markets, and has global marketing and manufacturing capabilities. The Company's net sales and EBITDA were $278.0 million and $10.6 million, respectively, for the year ended June 30, 1998, $268.4 million and $20.6 million, respectively, for the year ended June 30, 1997, $59.2 million and $2.6 million, respectively, for the quarter ended
September 30, 1998, and $62.6 million and $3.1 million, respectively, for the quarter ended September 30, 1997. Approximately 35% of the Company's fiscal 1998 net sales consisted of sales made by the Company outside the United States. During fiscal 1998, the Company's products were manufactured at nine facilities in the United States, two facilities in Europe, two facilities in Israel and one facility in South America.

     The Company manufactures and markets more than 350 specialty and industrial chemicals, of which 50 products accounted for approximately 80% of fiscal 1998 net sales. The Company focuses on specialty and industrial chemicals for which it has a strong market position or an advantage in product development, manufacturing or distribution. Many of the Company's products provide critical performance attributes to its customers' products, while representing a relatively small percentage of total end-product costs. The Company has four core product groups:

     o ANIMAL NUTRITION AND HEALTH. The Company manufactures and markets trace minerals, trace mineral premixes and animal feed ingredients, as well as vitamins, vitamin premixes and other animal health products to the animal feed, poultry and pet food industries.

     o INTERMEDIATES AND INDUSTRIAL CHEMICALS. The Company manufactures and markets a number of specialty and fine organic chemicals and intermediates, as well as industrial pigments and other mineral products for use in the chemical, catalyst, pharmaceutical and personal care, construction, concrete, wood treatment, automotive, aerospace, glass and coal mining industries.

     o CROP PROTECTION. The Company manufactures and markets fungicides and other agricultural products for the United States, French and other international markets. Products in this group are primarily copper-based fungicides, which are used in the treatment of crop bacteria and fungal diseases, and gibberellins, which are plant growth regulators used in table grape and citrus production, as well as value-added branded crop protection chemicals.

     o ELECTRONICS AND METAL TREATMENT. The Company believes that it is the largest volume manufacturer and recycler of alkaline etchants in the United States. Through five of its facilities, the Company sells fresh etchant to printed circuit board manufacturers and recycles spent etchants.

BUSINESS STRATEGY

     The Company's objective is to continue to enhance its revenue growth and profitability. The Company plans to achieve its objective through the following key strategies:

     o Enhance Growth through Selective Acquisitions and Strategic
       Alliances. The Company will continue to seek acquisitions of businesses and products that improve profitability. In 1994, the Company acquired Agtrol International (formerly La Cornubia, S.A.), a producer of copper chemicals and crop protection chemicals in France. In 1995, the Company acquired Planalqumica, the sole manufacturer of nicarbazin in Latin America. In 1996, Koffolk USA purchased the right to sell nicarbazin from Merck. Koffolk USA became the registered transferee and owner of the NADA for nicarbazin approved by the FDA. Separately, Merck appointed Koffolk USA as its exclusive U.S. distributor of amprolium for poultry markets. In 1996, Elanco Animal Health, a division of Eli Lilly, agreed to act as the Company's exclusive distributor in the United States and Brazil for nicarbazin. This arrangement was terminated by the Company with respect to the United States in August 1998. In June 1998 Koffolk USA became a subsidiary of the

       Company upon the closing of the Offering. In October 1998, the Company completed the ODDA Acquisition.

     o Increase Product Offerings to Primary Markets. The Company seeks to offer an extensive animal nutrition and crop protection product portfolio to a given customer, thereby enhancing its position as a valuable supplier to the industries it serves and increasing its unit sales per customer. The Company seeks to increase its product lines through identification and registration of generic fungicides under FIFRA either directly or through joint ventures or strategic alliances. In 1998, the Company obtained a U.S. registration under FIFRA to sell a TPTH-based product, under the name Agri-tin, a fungicide used primarily in the sugar beet, pecan and potato industry. In 1998, the Company also launched a mefenoxam-based product, under the name Ultra Flourish, a systemic fungicide used in the tobacco, citrus and vegetable industries, for use in a variety of end use formulations.

     o Introduce New or Technologically Improved Products. The Company focuses on the acquisition and development of new and technologically advanced products to respond to customer demands, changes in the marketplace, technology and environmental regulations. The Company continues to use its recycling expertise, hydro-metallurgical experience and chemical formulation capability to develop new products and services. The Company continues to seek and develop opportunities that enable it to offer new products and technologies. For example, Mineral Resource Technologies, a subsidiary of the Company which commenced operations in 1996, has recently obtained two patents for the development of a new series of cement products. Such products, called MRT Cement, are made primarily from fly ash, an ash residue generated chiefly by coal-burning electric utilities. The Company believes that MRT Cement could serve as a competitive alternative to portland cement for use in the building and construction industries. The Company has recently entered into an agreement with an electronic component manufacturer to recycle for that manufacturer. In 1998, the Company introduced a livestock litter treatment product that improves poultry-house conditions and productivity and also benefits the environment by aiding in the control of phosphorous runoff, and a line of animal nutrition palatants (flavor enhancers) for the United States feed market. The Company is also capitalizing on its technology to develop a fourth generation copper-based fungicide expected to have enhanced biological activity and reduced cost of disease control.

     o Continue to Improve Operating Efficiencies. With the curtailment of the Company's Sewaren, New Jersey facility, the Company expects to realize significant cost savings. The Company intends to implement additional cost-saving and productivity-enhancing programs in the future, including yield improvement programs. The Company intends to move or expand product capacity to improve production efficiency and reduce transportation costs. The Company is analyzing additional opportunities to increase operating efficiencies and profitability. See "Summary--Restructuring and Other Charges."

     o Expand and Strengthen Customer Base. The Company intends to expand and strengthen its customer base by (i) focusing on relationships with key accounts, (ii) continuing to incentivize its sales force to concentrate on fast-growing, high-margin areas within existing product groups, and
       (iii) pursuing growth opportunities for its existing products in new markets outside the United States.

COMPETITIVE STRENGTHS

     o Leadership Positions in Targeted Markets. The Company believes it holds leading positions in several specialty agricultural markets, including copper-based feed additives and fungicides, and in specialty and industrial chemical markets, including metal ore-based colorants, etchants and certain organic compounds. The Company's brand names in its target markets include Nicarb, Champion, Champ Flowable, GibGro, Macclesfield, Nicarmix, Necoxine, Ac-Cu- Guard, Ac-Cu-Fine 9, High Speed Ac-Cu-Guard Plus, Phibro-Guard TFT, Kastab, D Stab, Chromax, Chromox, Brickox, Agri-tin and Ultra Flourish. The Company believes these leadership positions will enhance its ability to broaden its product lines within its markets, and its brand name recognition will increase its ability to launch its existing products in new markets.

     o Manufacturing Expertise. The Company's extensive experience in various metal recovery processes provides the Company with a high quality, low cost source of raw material for use in products sold to the agricultural and animal nutrition markets. In addition, the Company's expertise in certain organic synthesis processes has led to long-term manufacturing relationships with its customers. Further, the Company's formulation expertise is recognized by its customers in the animal health and nutrition market. In 1994, the Company entered into a long-term supply agreement whereby Merck agreed to purchase all of its requirements for amprolium from the Company.

     o Proven Experience in New Product Development. The Company is a leader in the development of new agricultural and industrial products and applications. The Company has introduced high quality generic formulations of fungicides and has further enhanced the bio-availability of the active ingredient. In addition, the Company has modified formulations as required by crop and soil conditions and market demand, and is currently developing and field testing the fourth generation of one of its fungicides. The Company has also developed several specialty nutrient blends. The Company is also expert in the innovative use of fluorine compounds to produce its chemical intermediates. New products introduced by the Company since 1994 accounted for approximately
       $29 million of the Company's total revenues in fiscal year 1998.

     o Established Global Network and Diverse Customer Base. The Company manufactures and markets over 350 products sold through multiple distribution channels to over 3,100 customers in a wide variety of end-use markets. The Company sells its products through an established global sales, marketing and distribution network to customers in 81 countries. Approximately 35% of the Company's total sales for fiscal 1998 were made by the Company outside the United States, with 11% of sales from Europe, 22% of sales from Israel and 2% of sales from South America. The Company's U.S., Israeli and European manufacturing operations provide it with cost-effective access to major geographic markets. In fiscal 1998, no single customer accounted for over 5% of total revenues and the top 10 customers accounted for less than 17% of total revenues.

     o Strong Management Team. The Company has assembled a strong and experienced management team at both the corporate and operating levels. The Company's top operating managers have an average of over 25 years of experience in the chemicals industry.

RESTRUCTURING AND OTHER CHARGES

     The Company has begun to implement a restructuring program and has incurred or will incur the Restructuring and Other Charges described below. See Note 11(d) and (e) to the Company's Consolidated Financial Statements.

     o Curtailment of operations at the Company's Sewaren, New Jersey manufacturing facility, which manufactured products primarily in the Intermediates and Industrial Chemicals product group. The curtailment program has resulted or will result in non-recurring charges of approximately $10 million, of which $5.6 million is associated with the non-cash write down of fixed assets, $1.1 million for one time costs associated with the actual shutdown and $3.3 million for ongoing site monitoring and ground water remediation.

     o Charges associated with the forgiveness of certain promissory notes issued to Phibro-Tech by certain executives and tax-related adjustments, which aggregate $5.6 million. See "Certain Relationships and Related Transactions."

     o Charges of approximately $1.2 million arising out of severance payments associated with personnel changes.

     The Company will continue to analyze opportunities to increase operating efficiencies and profitability, which may result in additional restructuring and other charges in the future. Additional matters have not currently been identified.

PRODUCTS

     The Company manufactures and markets more than 350 specialty and industrial chemicals. Many of the Company's products provide critical performance attributes to its customers' products, but represent a relatively small percentage of their total end-product costs.

     The table below sets forth the Company's fiscal 1998 net sales by product group, principal products and brands, principal end markets or users, and selected well-known customers.

     PRODUCT GROUP               PRINCIPAL PRODUCTS                PRINCIPAL END          SELECTED WELL-KNOWN
   (1998 NET SALES)                  AND BRANDS                  MARKETS OR USERS              CUSTOMERS
ANIMAL NUTRITION         Amprolium                            Animal Feed              Agway
  AND HEALTH             Animal Feed Ingredients              Coccidiocides*           Cargill
  ($129 MILLION)         Copper Sulfate F.G.                  Feed Mills               Continental Grain
                         Nicarbazin                           Nutritional              Eli Lilly
                         Trace Mineral Premixes                 Supplements            Farmland
                         Trace Minerals                       Poultry and Pet Food     Meriel
                                                                                       (Merck/Rhone-Poulenc)
                                                                                       Perdue
                                                                                       Purina Mills
                                                                                       (Koch Industries)
                                                                                       Tyson Foods

INTERMEDIATES            Anisic Alcohol                       Acetylene                BOC
  AND INDUSTRIAL         Anisic Aldehyde                      Adhesion Promoter        Colgate Palmolive
  CHEMICALS              Calcium Carbide                      Brick and Tile           Elementis
  ($74 MILLION)          Copper Oxide                         Catalysts                  Engelhard Ferro
                         Dicyandiamide                        Cement Coatings          Hoffman La Roche
                         DL Panthenol                         Concrete                 Laporte
                         Fly Ash                              Flame Retardation        Morton International
                         Iron Oxide                           Frits**                  Osmose
                         Manganese Dioxide                    Glass                    Owens Corning
                         Selenium Disulfide                   Pharmaceutical           Fiberglass
                         Sodium Fluoride                      Intermediates            Pfizer
                         Superchlon                           Preservatives            PPG Industries
                         1,3-Difluorobenzene                  Shampoo                  Procter & Gamble
                                                              Toothpaste               Sherwin-Williams
                                                              Wood Treatment           SmithKline Beecham
                                                                                       Unilever

CROP PROTECTION          Copper Fungicides                    Citrus                   BASF
  ($36 MILLION)            Champ Flowable                     Grapes                   Helena (Marubeni)
                           Champion                           Nuts                     Sivam
                           Macclesfield 50 and 80             Vegetables               Sumitomo
                         Gibberellic Acid                     Vines                    United Agri Products
                           GibGr4% LC                                                  (Conagra)
                           GibGro 20% SP

ELECTRONICS AND          Alkaline Etchant                     Chemical Milling         Ashland
  METAL TREATMENT          Phibro-Guard TFT                   Metal Finishers          Automata
  ($39 MILLION)            Ac-Cu-Guard Plus                   Printed Circuit Board    Hadco
                         Ac-Cu-Fine9                            Manufacturers          Hutchinson
                         Ferric Chloride                                               MacDermid
                           PF Etchant                                                  Sanmina
                           High Speed Circuit Etch                                     Shipley
                           Rapid Circuit Etch                                          Tyco International
                         Metal Treatment                                               Van Waters & Rogers
                         Recycling Activities

     No single customer accounted for more than 5% of the Company's 1998 net sales.

------------------

 * Cocciocides are a pharmaceutical product used for the prevention of coccidiosis (a parasitic infection) in chickens.

** A frit is a smelted chemical composition rapidly quenched to produce glasses that are used to coat ceramics or metal substrates.

     The Company manufactures and markets a broad range of specialty and industrial chemicals, comprising four core product groups:

     ANIMAL NUTRITION AND HEALTH

     The Company manufactures and markets trace minerals, trace mineral premixes, as well as vitamins, vitamin premixes and animal health care products, to the animal feed, poultry and pet food industries. The Company believes the world is experiencing and will continue to experience a growing demand for food, due to population increases and economic growth of developing countries and an increasing desire for and consumption of protein.

  Animal Nutritional Supplements

     Through its subsidiary, Prince Agri Products, Inc. ("Prince Agri"), the Company manufacturers and markets trace minerals, trace mineral and selenium premixes and other ingredients to the animal and poultry feed and pet food industries predominantly in the United States. These products generally fortify, enhance or make more nutritious or palatable the animal and poultry feeds and pet foods with which they are mixed. The Company has a full line of all trace mineral additives used by the U.S. animal feed industry. The majority of the ingredients the Company sells are nutrients which are used as supplement for animal feed. The Company serves customers in all the major feed segments, including swine, dairy, poultry, and beef as well as pet food and aquaculture. The Company's foundation and strength in the animal feed industry have come from its basic position in several trace minerals. The Company also manufactures and markets copper sulfate as an animal feed supplement. Copper is a nutritional requirement for the production of hemoglobin and for the normal growth and well being of animals. Supplemental rates higher than nutritional levels are frequently recommended for use in poultry and swine for growth performance or therapeutic benefits. The Company believes it is one of the largest volume manufacturers and marketers of copper sulfate to the animal feed industry, both in the United States and in France.

     The Company customizes trace mineral and selenium premixes at its blending facilities in Marion, Iowa, Quincy, Illinois and Bowmanstown, Pennsylvania, and makes a diverse line of other trace minerals and macro-minerals. The Company's major customers for these products are medium to large companies, co-ops, blenders, integrated poultry operations and pet food companies. Typical customers include Purina Mills, Continental Grain, Cargill, ADM, Agway, Farmland, Perdue and Tyson Foods. The Company sells other ingredients, such as buffers, vitamin K and amino acids, including lysine, tryptophan and threonine. The Company has recently begun marketing new value added products to the feed industry. In 1996, it introduced Chromax brand chromium picolinate. Prince Agri has the exclusive marketing rights for this product to the animal feed industry. The Company believes that it is the only chromium product which can be used according to FDA regulations in animal feed in the United States. In 1997, the Company introduced a line of yeast products, and in 1998 introduced a livestock litter treatment product designed to improve poultry-house conditions and productivity by increasing ammonia volatilization and also to aid the environment by reducing phosphorous runoff from chicken litter fertilizer, and a line of palatants for the U.S. feed market.

     The Company believes that its Israeli subsidiary, Koffolk (1949) Ltd., is the major producer and distributor of vitamins and premixes for the animal feed and poultry industries in Israel. Koffolk Israel has developed proprietary know-how for coating and stabilizing vitamins, including Vitamin K3 as well as oil-soluble Vitamins A and D3. Koffolk Israel also provides a wide range of services to the animal feed industry in Israel including: mobile computer units for on-the-spot feed information, comprehensive feed laboratory services for both chemical and microbiological assay, and an experimental farm for field testing of feed additives and animal health products. Koffolk Israel's nutritionists, field specialists and veterinary experts provide technical assistance to ensure effective product use.

  Animal Health Products

     Through Koffolk Israel and its Brazilian subsidiary, Planalqumica, the Company produces nicarbazin and through Koffolk Israel, the Company also produces amprolium for distribution to the world-wide poultry industry through major multinational pharmaceutical and veterinary companies. The Company believes it is the sole world-wide producer of amprolium, and is the largest volume world-wide producer of nicarbazin through its facilities in Israel and Brazil. The Company is the sole Latin American producer of nicarbazin. The production operations of the Company in Israel for such animal drugs have been approved by the FDA. Modern, large scale poultry production is based on intensive animal management practices. This type of animal production requires routine prophylactic medications in order to prevent health problems. Coccidiosis is one of the critical diseases challenges which poultry producers face, globally. Coccidiosis is an infection of coccidia, a microscopic parasite which routinely infects chickens. Nicarbazin and amprolium are among the most effective medications for the prevention of coccidiosis in chickens when used in rotation with other coccidiocides. In 1994, the Company entered into a long-term supply agreement whereby Merck agreed to purchase all of its requirements for amprolium from the Company, subject to certain minimum purchase obligations. Although the Company believes that industry-wide sales of amprolium have been gradually declining, the Company believes that, for the next two-to-three years, its sales to Merck will remain at approximately their current level, which is in excess of such minimum purchase requirements. In 1996, Koffolk USA purchased from Merck the right to sell nicarbazin, which Koffolk Israel had been manufacturing in Israel. Koffolk USA became the registered transferee and owner of the NADA for nicarbazin approved by the FDA. Separately, Merck appointed Koffolk USA as its exclusive U.S. distributor of amprolium for poultry markets. In 1996, the Elanco Animal Health Division of Eli Lilly agreed to act as the Company's exclusive distributor for nicarbazin in the United States and Brazil. This arrangement was terminated by the Company with respect to the United States in August 1998. Elanco sells the product as part of its feed additive portfolio and provides the necessary technical and commercial support to integrated poultry producers. Koffolk Israel provides marketing support.

     INTERMEDIATES AND INDUSTRIAL CHEMICALS

     The Company manufactures and markets a number of specialty and fine organic chemicals and intermediates, industrial grade pigments and specialty mineral products for use in the chemical catalyst, pharmaceutical and personal care, construction, concrete, wood treatment, automotive, aerospace, glass and coal mining industries. Some of these products are produced from raw materials derived from the Company's recycling operations. The Company also purchases crude inorganic minerals in the form of ores and processes these in various grades to produce chemicals for sale to manufacturers which incorporate the resultant products into their finished products in various industrial markets, including construction, with end-use applications in clay brick, ceramic, masonry colorant, coatings, heavy media, foundry, glass, electrodes, abrasives, dust control, and as an intermediate to various chemical applications.

  Inorganic Chemical Intermediates

     Using its recycling technology, the Company produces certain copper and nickel chemicals. The Company also produces various mineral oxides.

     Copper Chemicals. The Company manufactures and sells various copper chemicals. The Company's major copper chemicals are described below:

          Copper Oxide. Copper oxide is used as an ingredient in the production of water-borne wood preservatives ("CCA"). The U.S. consumption of CCA is estimated at approximately 144 million pounds per year, which equates to a copper oxide consumption of approximately 30 million pounds. Due to its recycling capabilities, the Company believes that it is a low cost supplier of copper oxide to the CCA market. The Company also sells copper oxide to the catalyst, dye, ceramic, and feed industries.

          Copper Sulfate. The Company sells a high purity copper sulfate to worldwide producers of electroless copper. Industrial uses of copper sulfate include the manufacturing of pigments, electroplating, catalysts and chemical intermediates, and water treatment. The Company markets copper sulfate solution to the mining and wood treatment industries.

     Nickel Chemicals. The Company manufactures and markets various nickel chemicals, including nickel carbonate, nickel sulfate and nickel chloride, to the metal finishing and ceramic frit industries. Certain of these nickel chemicals are derived from the Company's recycling operations.

     Mineral Oxides. The Company manufactures and sells various mineral oxides. The Company's major mineral oxide products include iron compounds and manganese compounds. The Company's iron compounds include red iron oxide (Hematite) (sold to the brick, masonry, glass, foundry, electrode, abrasive, feed, and various other chemical industries); black iron oxide (Magnetite) (sold under the "Magna Float" brand name to the heavy media, coal, steel foundry, electrode, abrasive, colorant, fertilizer, and various other chemical industries); iron chromite (sold under the Chromox brand as a colorant or additive to the glass industry). The Company's manganese compounds include manganese dioxide (sold under the Brickox brand name, which is considered a standard color in many applications, to the brick, masonry, glass, and various other chemical industries); and manganous oxide (sold to customers requiring an acid soluble form of manganese, such as animal feed, fertilizer and chemical manufacturers).

  Organic Chemical Intermediates

     The Company sells its organic chemical intermediates to multi-national pharmaceutical companies, including Pfizer, Merck, Johnson & Johnson and Hoffman La Roche. Often the Company's intermediate products are used as building blocks in multi-stage pharmaceutical production.

     Through Koffolk Israel, the Company sells anisic aldehyde and anisic alcohol to worldwide manufacturers of sunscreen as a key intermediate in the manufacture of an ingredient that blocks UVB rays and as a key building block in the manufacture of certain pharmaceuticals. The Company also produces other intermediates used in the manufacture of certain pharmaceuticals. The Company's plant in Ramat Hovav, Israel operates under the FDA's GMP regulations, and has received FDA approval for some of its processes.

     The Company also manufactures and markets specialty chemicals to manufacturers of health and personal care products. Among the Company's major products for such applications are sodium fluoride and stannous fluoride, DL Panthenol and selenium disulfide. The Company believes it is the largest volume U.S. marketer of sodium fluoride for use in toothpaste. Sodium fluoride is the active anti-cavity ingredient in fluoride toothpaste, powders and mouthwashes. Koffolk Israel manufactures and markets DL Panthenol, a hair and skin care ingredient. The use of Panthenol (Provitamin B-5) enables the formulation of high performance shampoos, conditioners, styling and treatment products and gives skin creams and lotions a smooth texture. The Company also manufactures and markets selenium disulfide, which is used as a dandricide in shampoo and hair care preparations.

     Through its English subsidiary, Wychem Limited, the Company markets a wide range of halogenated organic compounds, mainly brominated and fluorinated. These chemical intermediates are sold mainly into the pharmaceutical industry as building blocks for further synthesis. Wychem is able to tailor the quality and supply characteristics of its chemicals to those desired by its customers by close coordination with the customer at an early stage in the customer's product development. Wychem's customers include Pfizer, Schering Plough, Merck Sharpe & Dohme, Johnson & Johnson and SmithKline Beecham. In certain cases the product supplied by Wychem is novel and included in the customer's regulatory submissions.

  ODDA

     Through the acquisition of ODDA, the Company became a manufacturer and distributor of calcium carbide and dicyandiamide. See "Summary--Recent Developments."

     Calcium Carbide. The principal uses of calcium carbide are in the production of acetylene for welding and cutting, as a desulphurization agent in the steel and foundry industry, and in the manufacture of chemicals.

      Dicyandiamide. Dicyandiamide is used in several applications, including as a fire retardant for fiber, wood and paint, for producing epoxy laminates for circuit boards and adhesives, for producing paper chemicals, and as a dye fixative for textiles.

  Marketed Products

     The Company markets and distributes nationally approximately 50 specialty chemicals, which are sold to industries such as electronics, textiles, plastics, automotive, chemical, metal finishing, pulp and paper. The majority of these chemicals are imported from the Far East and Europe. The Company believes that it offers end users a diverse product mix not available from other suppliers. Among the major chemicals the Company distributes is the following:

          Superchlon. Superchlon "chlorinated" polyolefins ("CPO") are used as adhesion promoters for thermal plastic olefins substrates (automotive parts--bumpers) and for gravure and thermal set printing inks on polypropylene films.

  Fly Ash Related Products

     Through MRT, a business started by the Company in 1996, the Company manages combustion and mineral by-products. It provides management and recycling of coal combustion residues, including fly ash and bottom ash, and also mineral processing residues and municipal solid waste incinerator ash. Through the MRT Technology Center in Atlanta, MRT seeks to develop end-use markets for certain of these by-products.

     Coal is the largest indigenous fossil fuel resource in the United States. The combustion of coal provides cost-effective electricity generation, but results in a high percentage of residual material, which serves as the "raw material" for MRT. Fly ash is the fine residue and bottom ash is the heavier particles that result from the combustion of coal. Fly ash is a pozzolan, a siliceous and aluminous mixture that, in the presence of water, will combine with an activator (lime, portland cement or kiln dust) to produce a cement-like material. It is this characteristic that allows fly ash to act as cost-competitive substitute for other more expensive cementatious building materials. Concrete manufacturers can typically use fly ash as a substitute for 15% to 40% of their cement requirements, depending on the quality of the fly ash and the proposed end-use applications for the concrete.

     Generally, coal combustion by-products and related industrial materials require minimal processing or additives to fulfill their applications. MRT typically provides these products to its customers directly from a client's site or through its own terminals. In fiscal 1998, MRT sold coal combustion products to traditional markets (e.g., the use of fly ash as a pozzolan in portland cement concrete). MRT seeks various types of long-term source contracts that range in the services provided and material managed. Such contracts can generally be terminated at the convenience of the utility company.

     MRT's research and development program has resulted, in March 1998, in two issued U.S. patents and a proprietary value added product, called MRT Cement, made primarily from fly ash. The Company believes that MRT Cement could serve as a competitive alternative to traditional portland cement for use by the building and construction industry as well as a new application for coal fly ash by utilities. In late Fall 1998, MRT plans to make the initial MRT Cement products available commercially. MRT Cement products are expected to consume less energy during manufacturing, and be able to be made at a lower cost, in facilities that require lower capital construction costs, than traditional portland cement. The Company believes that MRT Cement uses less water, reducing concrete shrinkage and cracking, and is not as sensitive to temperature changes, so it can be used more easily during cold weather. However, there is no assurance that MRT Cement will be, or the Company's research and development efforts will result in the development of, a commercially successful product.

     MRT's success will depend in part on its ability to exploit the two U.S. patents issued to it for MRT Cement and to operate without having third parties circumvent MRT's patent rights. There can be no assurance that such issued patents will provide the Company with significant protection against competitive products or otherwise be commercially valuable. Litigation, which could be costly and time consuming, may be necessary to enforce patents issued to the Company and/or determine the scope and validity of others' proprietary rights, in either case in judicial or administrative proceedings. The Company's and in particular MRT's competitive position is also dependent upon unpatented trade secrets which generally are difficult to protect. There can be no assurance that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to MRT's trade secrets, that MRT's trade secrets will not be disclosed or that MRT can effectively protect its rights to unpatented trade secrets.

     In recent years, the power industry has been impacted by federal legislation. The Clean Air Act Amendments of 1990 require power producers to meet certain emission levels. This has caused some utilities to modify fuel, equipment or change burner design parameters that have usually resulted in a higher carbon-content fly ash than acceptable for use in traditional end-use markets. MRT holds the license to Michigan Technological University's patented fly ash beneficiation process. This process removes excess carbon from fly ash. MRT is currently engaged in negotiations with a number of utilities regarding the installation of systems utilizing this process. There can be no assurance that MRT will enter into agreements regarding such installation, or if entered into, as to the profitability of any such agreement.

     MRT is in the development stage and has generated limited revenues. Its operations include (i) providing materials management services to utilities and other producers of coal combustion residues, (ii) selling the fly ash and other residues produced by utilities, (iii) marketing products derived from such fly ash and related industrial materials to consumers of building materials and construction-related products and (iv) selling fly ash beneficiation services to remove excess carbon from fly ash. MRT has incurred losses since commencement of operations in 1996 and through June 1998 had cumulative net losses of approximately $4.5 million since its inception. Losses have resulted principally from costs incurred in research activities aimed at developing MRT Cement and from general and administrative costs. MRT believes it will achieve profitability in fiscal year 1999. MRT has recently entered into long-term sales and distribution agreements relating to the management and disposition by MRT of fly ash products at utility generating stations and providing for certain minimum payments by MRT. MRT's ability to achieve long-term revenue growth and profitability is dependent upon securing additional long-term ash management contracts with utilities, developing fly ash beneficiation facilities and successfully commercializing MRT Cement. The Company is in the process of evaluating methods to exploit such technology, including constructing cement manufacturing plants. Consideration is also being given to partnership relationships with utilities or cement manufacturers in relation to development of MRT Cement manufacturing capacity. However, there can be no assurance that the Company will enter into any such relationships, or, if it does, as to the terms thereof. The Company anticipates that MRT will enter into long-term contracts with coal-fired electric generating utilities to purchase and manage their fly ash as the source of raw material for MRT Cement. The utilities are required to manage, or contract to manage, fly ash in accordance with state and federal environmental regulations. Consistent with industry practice, in connection with such long-term contracts, the Company has furnished and expects to furnish substantial performance bonds or guarantees to such utilities, and has made and expects to make purchase and other commitments to such utilities.

     CROP PROTECTION

     Through its division, Agtrol International, the Company focuses on developing, registering, manufacturing and marketing crop protection chemicals. The Company has a large and diversified portfolio of more than 50 products registered under FIFRA for use in crop protection in the United

States, and holds product registrations for its crop protection chemicals in more than 80 foreign countries. The principal markets are in the Northern Hemisphere, particularly in North America and Europe. The business is seasonal, with approximately 70% of sales occurring between March and June.

     The Company's current product line consists of a variety of copper fungicides and gibberellins, a plant growth regulator used in table grapes and citrus production. The Company also seeks to increase its product lines through identification and registration of generic fungicides under FIFRA either directly or through joint ventures or strategic alliances. In 1998, the Company obtained the U.S. registration under FIFRA required to sell a triphenyltin hydroxide-based product ("TPTH"), under the name Agri-tin, a fungicide used primarily in the sugar beet, pecan and potato industry. In 1998, the Company also launched a mefenoxam-based product, under the name Ultra Flourish, for use in a variety of end use formulations. Mefenoxam is a systemic fungicide used in the tobacco, citrus and vegetable industries. The Company is currently developing three new fungicides, one plant growth regulator, one bactericide and one miticide for launch over the next three years. The Company intends to continue developing a strong product line focusing on fungicides, bactericides, and plant growth regulators used in specialty crop production.

     Copper Fungicides. The Company sells copper fungicides for the citrus, vegetable, nut and vine industries. These copper fungicides generally have greater efficacy than traditional copper sulfate and copper oxychloride preparations. The Company sells its copper hydroxide fungicides under the names Champion and Champ Flowable and, in France, Macclesfield 50. The Company also sells its proprietary Bordeaux mixtures under the name Macclesfield 80.

     Gibberellins. The Company sells gibberellic acid, a plant growth regulator, under the name GibGro, for use primarily in the table grape and citrus industries.

     ELECTRONICS AND METAL TREATMENT

     The Company manufacturers various different etchants to remove excess copper from printed circuit boards and metal parts. The Company manufactures a range of alkaline etchants for the printed circuit board industry. In addition, the Company recycles spent alkaline and acidic etchants generated by the printed circuit board industry. The Company also manufactures ferric chloride as an etchant for the chemical milling industry. The Company recycles other metal-containing chemicals generated principally by printed circuit board manufacturers and metal finishers, and uses the copper, nickel and other materials it recovers to manufacture finished chemical products.

  Alkaline Etchants

     Through its U.S. subsidiary, Phibro-Tech, Inc. ("Phibro-Tech"), the Company believes that it is the largest volume manufacturer and recycler of alkaline etchants in the United States. Of the Company's five facilities involved with these products, four have final RCRA Part B hazardous waste treatment and storage permits and one is in an interim permit status. See "--Environmental Matters." The Company's etchants are used to remove excess copper from printed circuit boards, leaving the desired circuit pattern. The Company sells fresh etchant to printed circuit board manufacturers and recycles spent etchants. Phibro-Tech generates its revenue from the sale of fresh etchants as well as the recovery of the dissolved copper contained in the spent etchants, which are processed into saleable copper-based products. The Company believes that it is the only national recycler of spent etchants generated principally from the printed circuit board industry, with an etchant plant in every major geographic area except New England. These plants generally allow the Company to distribute product and transport spent etchant, a freight intensive product which is classified as hazardous waste, over relatively short distances. The Company believes that it has a competitive advantage in the etchant market based on the broad range of services it provides to its recycling customers, including transportation, recycling, manufacturing, regulatory advice and technical services.

  Ferric Chloride

     Ferric chloride is used by the chemical milling industry as an etchant, to remove excess metal from metal parts and highly engineered metallic electronic components, including aperture masks and computer disk drive suspensions. The Company operates a facility in California for recycling spent ferric chloride generated by the chemical milling industry. The Company has recently expanded its Joliet, Illinois facility to produce ferric chloride for the electronic component market, and has entered into a long-term supply and recycling arrangement with a manufacturer of electronic components.

  Recycling Activities

     The Company is a leading recycler in the United States of hazardous chemical waste streams that contain copper or nickel. These waste streams are generated principally by printed circuit board manufacturers and metal finishers. The metal finishing and printed circuit board industries also generate other spent chemicals, which are raw material sources of acid, copper and nickel, and the Company charges fees for processing such materials based on metal content. The Company also recycles a variety of other metal-containing chemical waste, including spent catalysts, pickling solutions and metal strippers containing brass, cobalt, copper, nickel, iron, tin and zinc, in liquid, solid or slurry form. The Company also uses these recovered materials to produce copper and nickel chemicals for use as raw materials in certain of its products.

     Metal-containing waste is either collected by the Company or delivered directly to one of its facilities by the waste generator. The Company collects and transports chemical waste in its specially-constructed tankers and semi-trailers and drum transporting trailers. In some locations, rail transportation by tank cars or piggyback trailers is also utilized. Upon arrival at one of the Company's recycling and processing facilities, and prior to unloading, a representative sample of the delivered waste is tested and analyzed to assure that it conforms to the customer's contracted waste profile specifications. The Company recycles and processes metal-containing hazardous chemical waste streams using hydrometallurgical technology. This technology involves the reclamation of various metals and the production of finished chemical products using chemical reactions such as leaching, extraction and precipitation. The Company determines the precise chemical process required to treat each batch of hazardous waste based on the type and amount of the waste as well as the proportion of useful raw materials it contains.

  Metal Treatment

     The Company markets a wide range of chemicals used in the metal treatment industry. These products include nickel and copper chemicals, fluorborates, cyanides and fluoride salts. The Company is the exclusive U.S. agent to the metal finishing industry for one of the three global cyanide producers.

     Applications for these products are as electrolytes in metal plating baths and as a source of the metal to be electro-deposited. Metal finishing has two primary applications: decorative and functional. The Company services both applications, but the functional aspect is being emphasized due to the growth in the electronics industry. Both electro and electroless metal deposition are used in the printed circuit board industry, and in computer disc manufacturing.

     SALES, MARKETING AND DISTRIBUTION

     The Company sells specialty chemicals to manufacturers who incorporate the Company's products into their finished goods. The Company has more than 3,100 customers. Sales to the top ten customers represented approximately 17% of the Company's 1998 net sales and no single customer represented more than 5% of the Company's 1998 net sales.

     The Company's sales and marketing network consists of a direct sales force of more than 83 persons, with average industry experience of over 25 years, as well as over 40 independent agents and distributors, who specialize in particular markets. This market specialization allows the Company's products to gain access to a broader range of distribution channels and end users and further strengthens the Company's brand names.

     The Company's products are often critical to the performance of its customers' products while representing a relatively small percentage of the total end-product cost. Management believes that there are three key factors to marketing its products successfully:

     o Quality. Many of the Company's specialty and industrial chemicals are used to ensure and enhance the performance or appeal of their customers' end products and therefore consistency and high quality are essential. The Company believes that its reputation as a manufacturer of value-added, high-quality specialty and industrial chemicals provides it with a competitive advantage when marketing its products to existing and potential customers.

     o Highly Trained and Technical Sales Force. The sales force works closely with customers to satisfy existing product needs and to identify new applications and product improvement opportunities. The Company's sales efforts are complemented by its product development and technical support staff, who work together with the sales force to develop new products based on customer needs. Because of the specialized nature of many of the niche markets the Company serves, its direct sales force must have advanced technical knowledge of the Company's products and the applications for which they are used. As a result, many of the Company's direct salespeople have a number of years of industry experience and significant technical expertise related to the products they sell.

     o Superior Customer Service. The Company's technical sales force provides technical support services directly to the customer, enabling the Company to offer its operational expertise and develop a better understanding of the customer's process technology. The Company's sales and marketing efforts and customer relationships are enhanced by the numerous customer-specific technical approvals the Company has secured. These approvals typically involve significant customer time and effort and result in a strong competitive position for the qualified products. In addition to technical support, the Company endeavors to meet the demands of its customers, including those who operate "just-in-time" inventory systems, requiring prompt and reliable delivery of the Company's specialty chemical products, guided by ISO-based procedures.

     The Company has recently expanded both its direct selling efforts and its international sales network. The Company could experience growth in certain of its product groups as the world-wide demand for food grows, developing countries continue to develop economically, and consumption of food, brick, and other products containing products manufactured by the Company increases. In addition, the Company intends to add products for its sales force to market. The Company believes there are opportunities to enhance international revenues by increasing international registrations of agricultural products, and by focusing on increasing the level of technical service, providing more assistance in product development, and increasing the scope of the Company's product line offered to its international customers. The Company is in the process of expanding its world-wide registration of agricultural products. This will enable the Company to sell certain agricultural products and enable agricultural distributors to use the Company's registrations to sell into various local markets around the world.

FACILITIES

     The Company maintains its principal executive offices and a sales office in Fort Lee, New Jersey. The Company has 14 manufacturing facilities which allow it to produce a broad array of products. The chart below sets forth the locations and sizes of the principal manufacturing and other facilities operated by the Company and uses of such facilities, all of which are owned, except as noted.

                                                  APPROXIMATE
LOCATION                                          SQUARE FOOTAGE                        USES
-----------------------------------------------   --------------   -----------------------------------------------

Fort Lee, New Jersey (a).......................        23,500      Corporate Headquarters

Atlanta, Georgia (a)...........................         5,000      MRT Administrative and Sales, Laboratory

Bowmanstown, Pennsylvania......................        56,500      Intermediates and Industrial Chemicals; Animal
                                                                   Nutrition and Health

Garland, Texas.................................        20,000      Animal Nutrition and Health; Electronics and
                                                                   Metal Treatment

Houston, Texas (a).............................        10,300      Administrative and Sales

Joliet, Illinois...............................        34,500      Electronics and Metal Treatment; Intermediates
                                                                   and Industrial Chemicals

Ladora, Iowa...................................         9,500      Warehouse

Marion, Iowa...................................        32,500      Animal Nutrition and Health

Phoenix City, Alabama..........................         6,000      Intermediates and Industrial Chemicals

Quincy, Illinois (b)...........................       187,300      Intermediates and Industrial Chemicals; Animal
                                                                   Nutrition and Health; Warehouse; Administrative
                                                                   and Sales

Santa Fe Springs, California (c)...............        90,000      Electronics and Metal Treatment; Intermediates
                                                                   and Industrial Chemicals

Sumter, South Carolina.........................       123,000      Crop Protection; Electronics and Metal
                                                                   Treatment

Union City, California.........................        20,600      Electronics and Metal Treatment; Intermediates
                                                                   and Industrial Chemicals

Wilmington, Illinois...........................       119,000      Warehouse

Bordeaux, France...............................       141,000      Animal Nutrition and Health; Crop Protection;
                                                                   Administrative and Sales

Braganca Paulista, Brazil......................        35,000      Animal Nutrition and Health; Administrative and
                                                                   Sales

Meerbusch, Germany (a).........................           700      Sales

Petach Tikva, Israel...........................        60,000      Animal Nutrition and Health; Administrative and
                                                                   Sales

Ramat Hovav, Israel (a)........................       140,000      Animal Nutrition and Health; Intermediates and
                                                                   Industrial Chemicals

Reading, Berks, United Kingdom (a).............         3,100      Administrative and Sales

Stradishall, United Kingdom....................        20,000      Intermediates and Industrial Chemicals;
                                                                   Administrative and Sales

------------------
(a) This facility is leased. The Company's leases expire from 1998 to 2027. For information concerning the Company's rental obligations, see Note 11 to the Company's Consolidated Financial Statements included herein.

(b) Comprises four facilities, including two manufacturing, one sales and one warehouse facility.

(c) The Company leases the land under this facility from a partnership owned by Jack Bendheim, Marvin Sussman and James Herlands. See "Certain Relationships and Related Transactions."

     The Company's subsidiary, C.P. Chemicals, Inc., owns a manufacturing facility in Sewaren, New Jersey at which operations have been curtailed and another subsidiary of the Company owns inactive, former manufacturing facilities in Powder Springs, Georgia and Union, Illinois. See "--Environmental Matters--Particular Facilities." MRT leases terminal facilities in Atlanta, Georgia and Spartanburg, South Carolina. ODDA owns the buildings on its 160,000 square meter factory site and the land under such buildings located in the town of Odda at the end of a deep water fjord in Western Norway, including two wharves, production facilities, storage and office areas, a diesel steam plant and a landfill site, and leases a facility in Bremen, Germany, used for warehousing and, to a lesser extent, repacking of product containers, pursuant to a lease expiring in 2000. BOC Carbide Industries, a related U.K. distributor included as part of the ODDA Acquisition, licenses the site and a warehouse on the site and owns the plant and other buildings used by it at Althorpe Wharf, Scunthorpe, Humberside, in the United Kingdom, including a carbide mill plant, bagging areas, drum store, and an office and laboratory facility. Such license is for a term of twenty years, expiring October 31, 1999. At the time BOC Limited entered into such license for its BOC Carbide Industries division, it also entered into a management agreement, appointing the licensor as the managing agent of the facility. The Company believes that its existing and planned facilities are and will be adequate for the conduct of its business as currently conducted and as currently contemplated to be conducted.

     ODDA has direct access to low cost hydro-electric power through its approximately 21% holding in Aktieselskabet Tyssefaldene ("Tyssefaldene") which operates three power stations within the region of Norway in which ODDA is located, two of which are leased from the Government of Norway by Tyssefaldene and one of which is owned by Tyssefaldene. The other shareholders in Tyssefaldene are the other two major industrial foundries within the town of Odda. All such shareholders receive concessions from the Government of Norway to buy power at cost until 2006 or 2010, depending on the power station.

     The Company and its subsidiaries are subject to extensive regulation by numerous governmental authorities, including the FDA and corresponding state and foreign agencies, and to various domestic and foreign safety standards. Manufacturing facilities of the Company in Ramat Hovav and Brazil manufacture products that conform to the FDA's GMP regulations. Of the Company's five domestic facilities involved with recycling, four have final RCRA Part B hazardous waste storage and treatment permits and one is in an interim permit status. The Company's regulatory compliance programs have been expanded to encompass compliance with international standards known as ISO 9002 standards, which will become mandatory in Europe in 1999. The FDA is in the process of adopting the ISO 9002 standards as regulatory standards for the United States, and it is anticipated that these standards will be phased in for U.S. manufacturers over a period of time. The Company's plants in Bowmanstown, Pennsylvania and Petach Tikva, Israel have achieved ISO 9002 certification, and in France ISO 9003 certification, and the Company plans to implement the ISO 9002 standards at other facilities. ODDA's facility in Norway has achieved ISO 9001 certification. The Company does not believe that adoption of the ISO 9002 standards by the FDA will have a material effect on its financial condition or results of operations. See "--Government Regulation."

RAW MATERIALS

     The raw materials used in the Company's business consist chiefly of a wide variety of organic intermediates and inorganic chemicals which are purchased from manufacturers in the United States, Europe and Asia. In fiscal 1998, no single raw material accounted for more than 6% of the Company's cost of goods sold. Total raw materials cost was approximately $133 million or 48% of net sales in 1998.

     The Company believes that its raw materials are generally available in sufficient quantities to meet its supply needs. The Company believes that for most of its raw materials alternate sources of supply are available to the Company at competitive prices. In addition, the Company's ability to recycle hazardous waste streams allows the Company to recover certain metals and other raw materials that it substitutes in its products for virgin materials, thereby reducing the Company's cost of goods and its reliance on suppliers of certain virgin materials.

RESEARCH AND DEVELOPMENT

     Research, development and technical service efforts are conducted by approximately 78 chemists and technicians at the various facilities of the Company. The Company operates a Research and Development Center in Sumter, South Carolina, relating to inorganic chemicals and crop protection products, and at Stradishall, England, relating to organic chemical intermediates. In addition, Koffolk Israel conducts substantial research and development at its Ramat Hovav facility. Most of the Company's plants have chemists and technicians on staff involved in product development, quality assurance, quality control and also providing technical services to customers. Technical assurance is an important aspect of the Company's overall sales effort.

     Technology is an important component of the Company's competitive position, providing the Company with a low cost position and enabling the Company to produce high quality products. Patents protect some of the Company's technology, but a great deal of the Company's competitive advantage revolves around know-how built up over many years of commercial operation.

     The Company possesses important formulation and compounding technology for the animal feed industry. The Company also possesses what it believes to be unique technology and know-how for the production of copper-containing fungicides. This technology enables the Company to produce fungicides of extremely fine particle size, which improves efficacy while reducing the quantity of active ingredients needed through enhanced bio-availability. Finally, the Company and its predecessors have over 20 years experience in the use of hydrometallurgical technology for recycling metal-containing by-products and a strong technological position in the production of metal-containing chemicals. The Company recently commercialized a process to recycle ferric chloride for manufacturers of electronic components.

PATENTS AND TRADEMARKS

     The Company owns certain patents, tradenames and trademarks and uses know-how, trade secrets, formulae and manufacturing techniques which assist in maintaining the competitive positions of certain of its products. Formulae and know-how are of particular importance in the manufacture of a number of the products sold in the Company's specialty chemical business. The Company believes that no single patent or trademark is of material importance to its business, and, accordingly, that the expiration or termination thereof would not materially affect its business. See "--Government Regulation."

CUSTOMERS

     The Company does not consider its business to be dependent on a single customer or a few customers, and the loss of any of its customers would not have a material adverse effect on the Company's results. No single customer accounted for more than 5% of the Company's 1998 net sales. The Company typically does not enter into long-term contracts with its customers. However, the Company has entered into certain long-term contracts with respect to nicarbazin and amprolium, as well as its ferric chloride recycling activities. For additional information on the Company's customers, see "--Products" and "--Sales, Marketing and Distribution."

COMPETITION

     The Company is engaged in highly competitive industries and, with respect to all of its major products, faces competition from a substantial number of global and regional competitors. Some of the companies with which the Company competes have greater financial, research and development, production and other resources than the Company. The Company's competitive position is based principally on customer service and support, product quality, manufacturing technology, facility location and price. See "--Sales, Marketing and Distribution."

     The Company has competitors in every market in which it participates. Many of the Company's products, including its Animal Nutrition and Health and Crop Protection products, face competition from products which may be used as an alternative or substitute therefor, including amprolium and nicarbazin. The Company competes with several regional companies of varying sizes and financial resources in the hazardous metal-containing chemical waste recycling industry. The Company also competes with large national companies which offer alternative methods of treatment or disposal of hazardous metal-containing chemical waste and which have substantially greater financial resources than the Company. While these national companies do not currently offer recycling services similar to those offered by the Company, their entry into the recycling business could have a material adverse effect on the Company. In addition, the Company competes with several large chemical companies in the chemical production business, none of which obtains a significant portion of its raw materials from recycling. To the extent these companies, or new entrants into the market, offer comparable finished chemical products at lower prices, the Company's business could be adversely affected.

EMPLOYEES

     As of June 30, 1998, the Company had approximately 852 employees worldwide, of whom 41% were salaried employees and 59% were hourly employees. Of these, 191 employees were in management and administration, 83 in sales and marketing, 78 were chemists or technicians and 500 were in production. Approximately 10% of the Company's domestic employees were covered by collective bargaining agreements with three unions, including 5 employees at the Company's Sewaren, New Jersey facility, at which operations have been curtailed. These agreements expire from 1998 through 2000. Certain employees of Koffolk Israel are covered by individual employment agreements. Koffolk Israel continues to operate under the terms of Israel's national collective bargaining agreement, portions of which expired in 1994. In Norway, approximately 75% of ODDA's employees were covered by collective bargaining agreements, which expire in 2000.

     The Company considers its relations with both its union and non-union employees to be good.

ENVIRONMENTAL MATTERS

     Like similar companies, the Company and its subsidiaries are subject to a wide variety of complex and stringent federal, state, local and foreign environmental laws and regulations, including those governing the use, storage, handling, generation, treatment, emission, release, discharge and disposal of certain materials and wastes, the manufacture, sale and use of pesticides and the health and safety of employees. Pursuant to the Environmental Laws, the Company is required to obtain and retain numerous governmental permits and approvals to conduct various aspects of its operations, any of which may be subject to revocation, modification or denial under certain circumstances. Under certain circumstances, the Company or any of its subsidiaries might be required to curtail its operations until a particular problem is remedied. Known costs and expenses under such Environmental Laws incidental to ongoing operations are generally included within operating budgets. Potential costs and expenses may also be incurred in connection with the repair or upgrade of facilities to meet existing or new requirements under Environmental Laws or to investigate or remediate potential or actual contamination and from time to time the Company establishes reserves for such contemplated investigation and remediation costs. In many instances, the ultimate costs under Environmental Laws and the time period during which such costs are likely to be incurred are difficult to predict.

     The Company and its subsidiaries have from time to time implemented procedures at its facilities designed to respond to its obligations to comply with Environmental Laws. The Company believes that its operations are currently in material compliance with such Environmental Laws, although at various sites the Company's subsidiaries are engaged in continuing investigation and/or remediation efforts to address contamination associated with their historic operations. As many Environmental Laws impose a strict liability standard, however, there can be no assurance that future environmental liability will not arise.

     In addition, the Company cannot predict the extent to which any future Environmental Laws may affect any market for the Company's products or services or its costs of doing business. For instance, if governmental enforcement efforts should lessen, the market for the Company's recycling services could decline. Alternatively, changes in Environmental Laws might increase the cost of the Company's products and services by imposing additional requirements on the Company. States that have received authorization to administer their own hazardous waste management programs may also amend their applicable statutes or regulations, and may impose requirements which are stricter than those imposed by U.S. Environmental Protection Agency (the "EPA"). No assurance can be provided that such changes will not adversely affect the Company's ability to provide products and services at competitive prices and thereby reduce the market for the Company's products and services.

     As such, the nature of the Company's current and former operations exposes it to the risk of claims with respect to such matters and there can be no assurance that material costs and liabilities will not be incurred in connection with such claims. Based upon its experience to date, the Company believes that the future cost of compliance with existing Environmental Laws, and liability for known environmental claims pursuant to such Environmental Laws, will not have a material adverse effect on the Company. However, future events, such as new information, changes in existing Environmental Laws or their interpretation, and more vigorous enforcement policies of regulatory agencies, may give rise to additional expenditures or liabilities that could be material.

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     For all purposes of the discussion under this caption, under
"--Litigation," and elsewhere in this Prospectus, it should be noted that the Company takes and has taken the position that neither the parent company, Philipp Brothers Chemicals, Inc. nor any of its subsidiaries is liable for environmental or other claims made against one or more of its other subsidiaries or for which any of such other subsidiaries may ultimately be responsible. References to the Company should accordingly not be read or interpreted as a statement or admission that Philipp Brothers or any of its subsidiaries is liable for activities of or claims made against any of its other subsidiaries.

  Federal Regulation

     The following summarizes the principal federal Environmental Laws affecting the business of the Company:

     Resource Conservation and Recovery Act of 1976, as amended
("RCRA"). Congress enacted RCRA to regulate, among other things, the generation, transportation, treatment, storage and disposal of solid and hazardous wastes. RCRA required the EPA to promulgate regulations governing the management of hazardous wastes, and to allow individual states to administer and enforce their own hazardous waste management programs as long as such programs were equivalent to and no less stringent than the federal program.

     The EPA's regulations, and most state regulations in authorized states, establish categories of regulated entities and set standards and procedures those entities must follow in their handling of hazardous wastes. The three general categories of waste handlers governed by the regulations are hazardous waste generators, hazardous waste transporters, and owners and operators of hazardous waste treatment, storage and/or disposal facilities. Generators are required, among other things, to obtain identification numbers and to arrange for the proper treatment and/or disposal of their wastes by licensed or permitted operators and all three categories of waste handlers are required to utilize a document tracking system to maintain records of their activities. Transporters must obtain permits, transport hazardous waste only to properly permitted treatment, storage or disposal facilities, and maintain required records of their activities. Treatment, storage and disposal facilities are subject to extensive regulations concerning their location, design and construction, as well as the operating methods, techniques and practices they may use. Such facilities are also required to demonstrate their financial responsibility with respect to compliance with RCRA, including closure and post-closure requirements.

     The Federal Water Pollution Control Act, as amended (the "Clean Water Act"). The Clean Water Act prohibits the discharge of pollutants to the waters of the United States without governmental authorization. Like RCRA, the Clean Water Act provides that states with programs approved by the EPA may administer and enforce their own water pollution control programs. Pursuant to the mandate of the Clean Water Act, the EPA has promulgated "pretreatment" regulations, which establish standards and limitations for the introduction of pollutants into publicly owned treatment works.

     Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA" or "Superfund"). Under CERCLA and similar state laws, the Company and its subsidiaries may have strict and, under certain circumstances, joint and several liability for the investigation and remediation of environmental pollution and natural resource damages associated with real property currently and formerly owned or operated by the Company or a subsidiary and at third-party sites at which the Company's subsidiaries disposed of or treated, or arranged for the disposal of or treatment of, hazardous substances.

     Federal Insecticide, Fungicide and Rodenticide Act, as amended
("FIFRA"). FIFRA governs the manufacture, sale and use of pesticides, including the copper-based fungicides sold by the Company. FIFRA requires such products and the facilities at which they are formulated to be registered with the EPA before they may be sold. If the product in question is generic in nature (i.e., chemically identical or substantially similar to a previously registered product), the new applicant for registration is entitled to cite and rely on the test data supporting the original registrant's product in lieu of submitting data of its own. Should the generic applicant choose this citation option, it must offer monetary compensation to the original registrant and must agree to binding arbitration if the parties are unable to agree on the terms and amount of compensation. The Company has elected this citation option in the past; has a

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currently-outstanding offer to pay compensation with respect to citation of data in registering one of its products with respect to which a demand for payment has been made; and intends to use the citation option in the future should it conclude it is economically desirable to do so. While there are cost savings associated with the opportunity to avoid one's own testing and demonstration to the EPA of test data, there is, in each instance, a risk that the level of compensation ultimately required to be paid to the original registrant will be substantial.

     Under FIFRA, the EPA also has the right to "call in" additional data from existing registrants of a pesticide, should the EPA determine, for example, that the data already in the file need to be updated or that a specific issue or concern needs to be addressed. The existing registrants have the option of submitting data separately or by joint agreement. Alternatively, if one registrant agrees to generate and submit the data, the other(s) may meet their obligations under the statute by making a statutory offer to jointly develop or share in the costs of developing the data. In that event, the offering party must, again, agree to binding arbitration to resolve any dispute as to the terms of the data development arrangement.

     The Clean Air Act. The federal Clean Air Act of 1970 ("Clean Air Act") and Amendments to the Clean Air Act ("Clean Air Act Amendments"), and corresponding state laws regulate the emissions of materials into the air.

     Such laws affect the coal industry both directly and indirectly. The coal industry is directly affected by Clean Air Act permitting requirements and/or emissions control requirements relating to particulate matter (such as "fugitive dust"), and may also be impacted by future regulation of fine particulate matter. In July 1997, the EPA adopted new, more stringent National Ambient Air Quality Standards ("NAAQS") for particulate matter and ozone. The extent of the potential impact of the new NAAQS on the coal industry will depend on the policies and control strategies associated with the state implementation process under the Clean Air Act, as well as on pending legislative proposals to delay or eliminate aspects of the standard.

     The Clean Air Act indirectly affects the Company's operations by extensively regulating the air emissions of sulfur dioxides and other compounds emitted by coal-fired utility power plants. Title IV of the Clean Air Act Amendments places limits on sulfur dioxide emissions from electric power generation plants, setting baseline emission standards for such facilities. The effect of the Clean Air Act Amendments on MRT cannot be completely ascertained at this time.

     The Clean Air Act Amendments also require that utilities that currently are major sources of nitrogen oxides in moderate or higher ozone nonattainment areas install reasonably available control technology for nitrogen oxides, which are precursors of ozone. The Ozone Transport Assessment Group ("OTAG"), formed to make recommendations to the EPA for addressing ozone problems in the eastern United States, submitted its final recommendations to the EPA in June 1997. Based on the OTAG's recommendations, the EPA recently announced a proposal (the "SIP call") that would require 22 eastern states to make substantial reductions in nitrogen oxide emissions. Under this proposal, the EPA expects that states will achieve these reductions by requiring power plants to make substantial reductions in their nitrogen oxide emissions. Installation of reasonably available control technology and additional control measures required under the SIP call will make it more costly to operate coal-fired utility power plants and, depending on the requirements of individual state attainment plans and the development of revised new source performance standards, could make coal a less attractive fuel alternative in the planning and building of utility power plants in the future. The effect such regulation or other requirements that may be imposed in the future could have on the coal industry in general and on MRT in particular cannot be predicted with certainty. No assurance can be given that the implementation of the Clean Air Act Amendments or any future regulatory provisions will not materially adversely affect MRT.

     In addition, the Clean Air Act Amendments require a study of utility power plant emissions of certain toxic substances, including mercury, and direct the EPA to regulate these substances, if warranted. Future federal or state regulatory or legislative activity may seek to reduce mercury emissions and such requirements, if enacted, could result in reduced use of coal if utilities switch to other sources of fuel.

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  State and Local Regulation

     In addition to those state programs described above, a number of states and some local governments have also enacted laws and regulations similar to the federal laws described above governing hazardous waste generation, handling and disposal, emissions to the water and air and the design, operation and maintenance of recycling facilities.

  Foreign Regulation

     The Company's foreign operations and subsidiaries are subject to a variety of foreign Environmental Laws relating to pollution and protection of the environment, including the generation, handling, storage, management, transportation, treatment and disposal of solid and hazardous materials and wastes, the manufacture and processing of pesticides and animal feed additives, emissions to the air, discharges to land, surface water and subsurface water, human exposure to hazardous and toxic materials and the remediation of environmental pollution relating to their past and present properties and operations.

  Regulation of Recycling Activities

     The Company's recycling activities may be broken down into the following segments for purposes of regulation under RCRA or equivalent state programs:
(i) transport of wastes to the Company's facilities, (ii) storage of wastes prior to processing, (iii) treatment and/or recycling of wastes, and
(iv) corrective action at its RCRA facilities. Although all aspects of the treatment and recycling of waste at its recycling facilities are not currently the subject of federal RCRA regulation, the Company made the strategic decision to permit its recycling facilities as RCRA regulated facilities and has been issued final RCRA "Part B" permits to operate as hazardous waste treatment and storage facilities at its facilities in Santa Fe Springs, California; Garland, Texas; Joliet, Illinois; Sumter, South Carolina; and Sewaren, New Jersey. The Company has also obtained an interim status RCRA permit from the California Department of Health Services and has filed a Part B permit application with the Department for its Union City, California facility.

     In connection with RCRA Part B permits for the waste storage and treatment units of the Company's facilities, the Company has been required to perform extensive site investigations at such facilities to identify possible contamination and to provide regulatory authorities with plans and schedules for remediation. Soil and groundwater contamination has been identified at several plant sites and has required and will continue to require corrective action and monitoring over future years. In order to maintain compliance with RCRA Part B permits, which are subject to suspension, revocation, modification or denial under certain circumstances, the Company has been, and in the future may be, required to undertake additional capital improvements or corrective action.

     The Company is required by RCRA and its Part B permits to develop and incorporate in its Part B permits estimates of the cost of closure and post-closure monitoring for its operating facilities. In general, in order to close a facility which has been the subject of a RCRA Part B permit, a RCRA Part B closure permit is required which approves the investigation, remediation and monitoring closure plan, and requires post-closure monitoring and maintenance for up to 30 years. Accordingly, additional costs are incurred in connection with any such closure. These cost estimates are updated annually for inflation, developments in available technology and corrective actions already undertaken by the Company. The Company has in most instances chosen to provide the regulatory guarantees required in connection with these matters by means of its coverage under an environmental impairment liability insurance policy. There can be no assurance that such policy will continue to be available in the future at economically acceptable rates, in which event other methods of financial assurance will be necessary.

     In addition to certain operating facilities, the Company has been and will be required to investigate and remediate certain environmental contamination at shutdown plant sites. The Company is also required to monitor such sites and continues to develop controls to manage these sites within the requirements of RCRA corrective action programs.

     Based upon available information, accruals for management estimates of the cost of further environmental investigation and remediation at operating, curtailed and closed sites are approximately $5.3 million as of June 30, 1998.

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  Waste Byproducts

     In connection with the Company's subsidiaries' production of finished chemical products, limited quantities of waste by-products are generated primarily in the form of sludge. Depending on the contents of the sludge, the subsidiaries of the Company either send it to smelters for metal recovery or sent it for treatment or disposal to regulated facilities.

  Particular Facilities

     The following is a description of certain environmental matters relating to certain facilities of certain subsidiaries of the Company. As noted above, references throughout to the Company are intended to refer only to the applicable subsidiary unless the context otherwise requires. These matters should be read in conjunction with the description of litigation matters below under "Litigation," certain of which involve such facilities, and Note 11 to the Company's Consolidated Financial Statements.

     In 1984, Congress enacted certain amendments to RCRA under which facilities with RCRA permits were required to have RCRA facility assessments ("RFA") by the EPA or the authorized state agency. Following an RFA, a RCRA facility investigation, a corrective measures study, and corrective measure implementation must, if warranted, be developed and implemented. As indicated below, the Company's subsidiaries are in the process of developing or completing various actions associated with these regulatory phases at certain of its facilities.

     Sewaren, New Jersey. In April 1989, the New Jersey Department of Environmental Protection, Division of Waste Management and Division of Water Resources (collectively the "DEP"), issued an Administrative Order and Notice of Civil Administrative Penalty Assessment against C.P. Chemicals, Inc. ("CP"), a subsidiary of the Company, relating to CP's recycling and manufacturing facility in Sewaren, New Jersey. This proceeding resulted in an Administrative Consent Order (the "ACO"), effective March 11, 1991. The ACO mandates the development and implementation of an environmental remediation plan and requires payment of a penalty in the amount of $2.2 million plus interest calculated at 8.57% per annum, to be paid in ten yearly installments. This charge was previously reflected in the Company's consolidated financial statements. In addition, the ACO sets forth stipulated penalties for specified violations of the ACO and requires reimbursement by CP to the DEP for prior costs and future oversight costs. The Company has posted $500,000 in financial assurances which amount may be modified based on cost reviews which the Company is required to submit annually as part of its investigation and remediation program. The Company has substantially completed its investigation and remediation efforts which include installation of a hydraulic control system to pump and pre-treat ground water on the site and capping to address soil contamination concerns and satisfy waste water management requirements. Such efforts remain subject to continuing review by the DEP. The Company has determined to curtail operations at the Sewaren facility. See "--Litigation."

     Sumter, South Carolina. In connection with the RCRA Part B permit for its Sumter, South Carolina facility in 1991, CP undertook the closure of certain waste water treatment impoundments pursuant to RCRA closure requirements and installed a waste water treatment system at the plant and is engaged in an additional phase of facility investigation at the site. CP will also shortly undertake remedial action to remove material from an area used by the former owner of the site. See "--Litigation."

     Santa Fe Springs, California. In connection with its RCRA Part B permit for its Santa Fe Springs, California facility, and the administrative order noted below, for this facility, Phibro-Tech has implemented various phases of environmental investigation and corrective measure study and assessments. It is currently in a continuing investigation and corrective measure phase which will involve additional sampling to determine the level of corrective action. At this time it is anticipated that this will involve a pump and treat system through an existing on-site pre-treatment plant. Phibro-Tech is also subject to an investigative and enforcement order, the ultimate scope of which is currently being discussed with the California Department of Toxic Substance Control ("DTSC"). The principal outstanding issue under the order is the requirement of further soil investigation and the development of a remediation plan, if necessary, beyond that already covered by the facility investigation originally conducted. See "--Litigation."

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     Union City, California.  Phibro-Tech's Union City, California facility is an interim status facility with an application for a RCRA Part B permit pending. In lieu of conducting investigation activities under a final Part B permit, Phibro-Tech entered into a consent order with the California DTSC requiring the assessment and investigation of soil and ground water quality and remediation, if required, similar to that which would be required under a Part B permit. Phibro-Tech has initiated the first phase of the investigation process and does not currently anticipate any extensive ongoing corrective measures.

     In 1997, Phibro-Tech settled a civil enforcement action brought by the Alameda County District Attorney, captioned People of the State of California v. Phibro-Tech (in the Alameda County Superior Court), alleging ammonia air releases at the facility to be a nuisance. The settlement called for reimbursement payment for costs of investigation and enforcement, and an injunction restraining violations of applicable provisions of the California Health and Safety Code, and a compliance schedule for sensory monitoring plans if there is to be future use of anhydrous ammonia at the facility.

     Joliet, Illinois. In connection with the RCRA Part B permit for this facility, Phibro-Tech completed an initial RCRA facility investigation and an additional sampling and investigative phase. The results of such sampling and investigation are to be submitted to the Illinois Environmental Protection Agency, and, based on the agency's response, Phibro-Tech will develop a plan for further investigation or monitoring, or, if necessary, corrective action.

     Garland, Texas. In connection with the RFA for its Garland, Texas facility no action was recommended. However, during a subsequent inspection some discoloration of soil was noted. Accordingly, Phibro-Tech developed a corrective action plan to address discolored top soil at the site. The project included the upgrading of pollution control equipment. The next phase will be limited soil removal, which will commence shortly.

     Powder Springs, Georgia. Phibro-Tech's facility in Powder Springs, Georgia has been operationally closed since 1985. Phibro-Tech retains environmental compliance responsibility for this facility and has effected a RCRA closure of the regulated portion of the facility, a surface impoundment. Post-closure monitoring and the implementation of a corrective measures plan are required. Under this plan, Phibro-Tech initiated a RCRA facility investigation phase and submitted for regulatory review a survey as part of its Part B permit renewal. Phibro-Tech is awaiting a response to determine if more investigation is needed or if corrective measures are to be implemented.

     Union, Illinois. Phibro-Tech's facility in Union, Illinois has also been operationally closed since 1986. Phibro-Tech has recently performed additional soil sampling and expects to close the site in the coming year. Phibro-Tech has performed investigation and closure activities in conjunction with the Illinois EPA, and the U.S. EPA is expected to review such work.

     Third Party Sites. The Company has, and certain of the Company's subsidiaries have, sent products to customers at chemical processing or manufacturing sites and sent wastes from their operations to various third party waste disposal sites. In addition to the litigation described below with respect to the Jericho, South Carolina site, from time to time the Company or a subsidiary receives notices from representatives of governmental agencies and private parties, or is named as a potentially responsible party in legal proceedings, in which claims are made that it is potentially liable for a portion of the investigation and remediation costs and natural resource damages at such third party sites. Such claims are for strict liability and carry with them the possibility of joint and several liability under applicable Environmental Laws such as CERCLA, regardless of the relative fault or level of involvement of the Company and other potentially responsible parties. Although there can be no assurance, the Company does not believe that liabilities in connection with such third party sites as to which claims have been received to date will have a material adverse effect on the Company's consolidated financial position or result of operations.

     Ramat Hovav, Israel. Koffolk Israel's Ramat Hovav plant produces a wide range of organic chemical intermediates for the chemical, pharmaceutical, fragrance and veterinary industries. Israeli legislation enacted in 1997 amended certain environmental laws by authorizing the relevant administrative and regulatory agencies to impose certain sanctions, including issuing an order against any person that violates such environmental laws to remove the environmental hazard. In addition, such law imposes criminal liability on the officers and directors of a corporation that violates such environmental related laws, and increases the monetary sanctions that such officers, directors and

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corporations may be ordered to pay as a result of such violations. The Ramat
Hovav plant operates under the supervision of the Ministry of Environment of the State of Israel. The sewage system of the plant is connected to the Ramat Hovav Local Industrial Council's central installation, where Koffolk Israel's sewage is treated together with sewage of other local plants. Recently, the owners of all the plants in the area, including Koffolk Israel, were required by the Israeli Ministry of Environment to build a facility for pre-treatment of their sewage. Koffolk Israel submitted a detailed plan to the Israeli Ministry of Environment for the construction of such an installation according to the Ministry's requirements. The plant must be built by December 1999. The budget for this installation is approximately $750,000.

     Odda, Norway. Like other Norwegian companies, ODDA has to ensure that the activities of the enterprise are planned, organized, performed and maintained in conformity with requirements laid down in or pursuant to Norwegian health, environmental and safety legislation. Norwegian law requires the person responsible for an enterprise to ensure compliance with the requirements of the Working Environment Act, the Pollution Control Act, in legislation on prevention of fires and explosions, the Products Control Act, the Civil Defense Act and the Electrical Installations and Electrical Equipment Act.

     The applicable supervisory authority pursuant to such legislation is responsible for supervising and providing guidance on implementation of and compliance with such regulations. The supervisory authorities can respond to violations of health, environmental and safety legislation with various sanctions, including orders, fines, pollution charges and/or notification to the police.

     Norwegian legislation requires that ODDA produce its products according to its discharge permit and implementation system for environmental control and improvements. Both local and central authorities are now focusing on the environmental situation in the fjord at Odda and on waste disposal there by the three primary manufacturers in the area, including ODDA. In ODDA's case, the focus has been on the discharge of polynucleated aromatic hydrocarbons ("PAH") from the Venturi scrubber in the calcium carbide plant and the nitrogen content in the filtercake (1%) discharge from the dicyandiamide plant. In a meeting between ODDA and SFT (Norwegian Pollution Control Authority) in June 1998, SFT indicated that ODDA should make a diligent effort to develop a commercial use for filtercake within three years, and consider the reduction of discharges of PAH from existing levels (which discharges are in compliance with ODDA's permits).

GOVERNMENT REGULATION

     Certain agricultural feed products offered by the Company, namely nicarbazin and amprolium products, require licensing by a governmental agency before marketing. In the United States, governmental oversight of animal nutrition and health products is shared primarily by the United States Department of Agriculture ("USDA") and the Food and Drug Administration. A third agency, the Environmental Protection Agency, has jurisdiction over certain products applied topically to animals or to premises to control external parasites.

     Within the FDA, two Centers are responsible for the safety and wholesomeness of the human food supply. The Center for Food Safety and Applied Nutrition regulates foods intended for human consumption. The Center for Veterinary Medicine ("CVM") regulates the manufacture and distribution of animal drugs, including feed additives and drugs that will be given to animals from which human foods are derived, as well as feed additives and drugs for pet (or companion) animals.

     To protect the food and drug supply for animals, the FDA develops technical standards for animal drug safety and effectiveness and evaluates data bases necessary to support approvals of veterinary drugs. The USDA monitors the food supply for animal drug residues.

     Before a new animal drug may receive FDA approval, it must be clinically tested for quality, effectiveness and safety. If a product is intended for use in a food-producing animal, not only must the safety to the animal be demonstrated, but it must also be tested for safety to human consumers, and the edible animal products must be free of unsafe drug residues. The sponsor must also develop analytical methods to detect and measure drug residues in edible animal products.

     The Office of New Animal Drug Evaluation ("NADE") is responsible for reviewing information submitted by drug sponsors who wish to obtain approval to manufacture and sell animal drugs. A new animal drug is deemed unsafe unless there is an approved new animal drug application ("NADA"). Virtually all animal drugs are "new animal drugs" within the meaning of the term in the Federal Food, Drug, and Cosmetic Act. Although the procedure for licensing products by the USDA are formalized, the

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acceptance standards of performance for any product are agreed upon between the manufacturer and the NADE. For novel products that are unlike others already licensed, the agreement on expected performance standards is typically reached through a dialogue between the NADE and the manufacturer. When a sponsor feels that adequate data have been gathered to support the safety and effectiveness requirements of a new animal drug, the data are organized and submitted as a NADA, requesting approval for the manufacture, marketing and commercial shipment of the product.

     CVM's pre-marketing group is involved in two processes in regulating the interstate shipment of animal drug products. The first process, the Investigational New Animal Drug exemption ("INAD"), involves the interstate shipment of experimental drugs used for testing in animals. This testing may require drugs be given to animals that will later be used to produce human food products. FDA must ensure that the food products derived from these experimental animals will be safe for human consumption.

     The second process is the NADA review. It includes the evaluation of data regarding an animal drug's safety to the target animal and to humans who might consume products from the treated animal; the review also evaluates effectiveness for the purposes claimed. To be legally marketed, a new animal drug product must be approved under an NADA.

     A sponsor must conduct certain tests to show that a drug is safe for the target animal, has the intended effect, and that edible products derived from treated animals are safe for human consumption. If animals receiving an investigational drug are to be slaughtered for consumption, authorization to do so is needed from the FDA. These animals must be slaughtered in a federally inspected facility. The USDA, in coordination with the FDA, provides for a USDA inspector to monitor the slaughter of research animals intended for human consumption.

     To market a generic animal drug product in the United States, a person or a company must obtain approval of an Abbreviated New Animal Drug Application ("ANADA"). Under the Generic Animal Drug and Patent Term Restoration Act of 1988, a generic animal drug product may be approved by providing evidence that it has the same active ingredients, in the same concentration, as the approved animal drug product, and that it is bioequivalent to the approved animal drug product. This information is submitted to NADE in the form of an ANADA.

     An NADA in animal health is analogous to a New Drug Application ("NDA") in human pharmaceuticals. Both are administered by the FDA. However, the drug development process for human therapeutics can be more involved than that for animal drugs. The company sponsor of a human drug must obtain FDA marketing approval in a multi-phase process, as follows: First, extensive preclinical studies in animal models to assess safety and efficacy as well as laboratory toxicology and pharmacokinetic studies of the drug must be conducted. The company must then submit to the FDA an application for an Investigational New Drug which must become effective before human clinical trials can commence. Human clinical trials are then conducted in three sequential phases. Phase I, which is safety testing, generally involves a small group of patients or healthy volunteers. Phase II, in which the drug is tested for efficacy, optimal dosage and safety risks, is conducted in a larger, but still limited, patient population. If the drug proves efficacious in Phase II trials, expanded Phase III trials are conducted to evaluate the overall risks and benefits of the drug in relation to available therapies for the disease. Only after these clinical trials are complete may the company submit a NDA to the FDA for marketing approval of the drug.

     The time requirement for animal drugs is shorter than the analogous time requirement for human drugs, in part because clinical trials may be conducted immediately in the animal for which the drug is intended. Also, for animal drugs, unlike human drugs, advantages over existing therapies do not have to be demonstrated. However, for food-producing animals, food safety residue levels are an issue, making the approval process longer than for animal drugs for non-food producing animals, such as pets.

     The FDA may deny a NADA if applicable regulatory criteria are not satisfied, require additional testing or information, or require postmarketing testing and surveillance to monitor the safety or efficacy of a product. There can be no assurances that FDA approval of any NADA will be granted on a timely basis or at all. Moreover, if regulatory approval of a product is granted, such approval may entail limitations on the indicated uses for which it may be marketed. Finally, product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems occur following initial marketing. Among the conditions for NADA approval is the requirement that the prospective

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manufacturer's quality control and manufacturing procedures conform to GMP regulations, which must be followed at all times in the manufacture of the approved product. In complying with standards set forth in these regulations, manufacturers must continue to expend time, monies and effort in the area of production and quality control to ensure full compliance.

     Both before and after approval is obtained, a product, its manufacturer, and the holder or the holders of the NDA for the product are subject to comprehensive regulatory oversight. Violations of regulatory requirements at any stage, including the testing process, the review process, or thereafter (including after approval) may result in various adverse consequences, including the FDA's delay in approving or refusal to approve a product, withdrawal of an approved product from the market, and/or the imposition of criminal penalties against the manufacturer and/or NADA holder. In addition, later discovery of previously unknown problems may result in restrictions on a product, manufacturer, or NADA holder, including withdrawal of the product from the market. Also, new government requirements may be established that could delay or prevent regulatory approval of the Company's products under development.

     For clinical investigation and marketing outside the United States, the Company is also subject to foreign regulatory requirements governing investigation, clinical trials and marketing approval for animal drugs. The foreign regulatory approval process includes all of the risks associated with FDA approval set forth above. Currently, in the European Union ("EU"), feed additives which are successfully sponsored by a manufacturer are assigned to an Annex. Initially, they are assigned to Annex II. During this period, member states may approve the feed additive for local use. After five years or earlier, the product passes to Annex I if no adverse reactions or trends develop over the probationary period.

     The Company currently markets nicarbazin directly and through Elanco, a division of Eli Lilly, in the EU. Nicarbazin holds an Annex I registration. This means that the compound must be registered in each of the member states and can be used legally by customers in the EU. Any manufacturer, including generic producers, is permitted to sell nicarbazin in the EU on the basis of a Certificate of Analysis. The distributor selling the product warrants that it contains what is indicated on the label. The registration may not be transferred in a manner similar to an FDA registration. The originator of the registration, however, retains certain rights. For one, the originator or a successor to the rights of the originator may refer to the data file of the originator and any predecessors when making a submission.

     The EU is in the process of centralizing the regulatory process for animal drugs for member states. In 1997, the EU drafted new regulations requiring the re-registration of feed additives, including coccidiocides. Part of these regulations include a provision for manufacturers to submit quality data for their own formulation, in effect adopting a Product License procedure similar to that of the FDA. The provision is known as Brand Specific Approval ("BSA"), and provides manufacturers with the opportunity to register their own unique brands, instead of simply the generic compound. The BSA process is being implemented over time. The new system is more like the U.S. system, where regulatory approval is for the formulated product or "brand." Successful Brand Specific Approvals will allow the individual manufacturer a 10-year period of exclusivity for the formulation as well as the compound. The procedure will, in effect, restart the patent clock. The Company has taken the necessary steps to apply for a BSA for nicarbazin in the EU. However, there is no assurance that the Company will receive a BSA for nicarbazin in the EU, or if its does receive such BSA, when it will be granted or whether it will be unlimited.

LITIGATION

     Reference is made to the discussion above under "Environmental Regulation" for information as to various environmental investigation and remediation obligations of the Company's subsidiaries associated principally with their recycling and production facilities and to certain legal proceedings associated with such facilities.

     In addition to such matters, the Company or certain of its subsidiaries is subject to certain litigation described below.

     On or about April 17, 1997, CP and the Company were served with a complaint filed by Chevron USA, Inc. ("Chevron") in the United States District Court for the District of New Jersey, alleging that operations of CP at its Sewaren plant affected adjoining property owned by Chevron and that Philipp Brothers, as the parent of CP, is also responsible to Chevron. The complaint includes statutory claims under RCRA and common law claims. There are several other defendants in the action, including the former owner of the Sewaren site and Chevron's site and a prior tenant of the Chevron site, and the Company has recently filed a complaint against certain third parties. This litigation is in the discovery stages. The Company is not, at this time, in a position to assess the extent of any ultimate liability it may have in connection with this suit or the potential responsibility of other defendants, or the future cost of remediation of the Chevron site, and is actively defending the action.

     CP was named in 1993 as a potentially responsible party ("PRP") in connection with an action commenced under CERCLA by the EPA, involving a former fertilizer manufacturing site in Jericho, South Carolina. CP responded that it had supplied a useful product to the operator of the site and that it believes this constitutes a defense to the claims brought against it. CP and various other PRPs participated in settlement discussions, but recently the South Carolina Department of Health and Environmental Control ("SCDHEC") concluded certain settlements with a number of PRPs, without participation by CP and certain other PRPs. CP has also received a settlement proposal from SCDHEC which it believes is unfairly high in relation to settlements offered to other PRPs. CP has submitted comments to such effect to SCDHEC and has requested an opportunity to be heard. CP believes that the most recent settlement proposal made to CP would involve payment obligations of approximately $800,000 but is hopeful that it will obtain a substantially lower settlement proposal. See Note 11 to the Company's Consolidated Financial Statements. There can be no assurance that such a lower proposal will be forthcoming and under applicable law all non-settling PRPs could be found to have strict, joint and several liability under CERCLA. Accordingly, CP will continue to assess how best to respond to claims raised in this proceeding.

     CP has been sued in the United States District Court in the Central District of California in an action captioned BKK Corporation v. North American Rockwell, filed May 20, 1997. The lawsuit names CP as one of many defendants and alleges CP is liable for clean up costs, equitable relief and damages associated with waste materials transported to or located at the Basin By-Products Site located in Los Angeles, California. The complaint alleges that CP is liable as the successor to Southern California Chemical ("SCC") which allegedly sent waste materials to such Site prior to 1984; CP bought assets of SCC, including its name, after 1984. The Company has answered the claims asserting that it did not assume liabilities of, and is not legally responsible as a successor to, SCC in connection with the matters underlying the suit. This litigation is in the discovery phase. A "phase one" trial on the collective liability of the entire defendant group occurred in September 1998. Later phases of trial will calculate the proper measure of damages and apportion damages among the individual defendants. Given the preliminary phase of the proceedings and CP's denial of any liability, it remains impossible to determine the eventual outcome of this matter, or any costs associated with its resolution.

     The Company and its subsidiaries are party to a number of claims and lawsuits arising out of the normal course of business including product liabilities and governmental regulation. Certain of these actions seek damages in various amounts. In most cases, such claims are covered by insurance. The Company believes that none of the claims or pending lawsuits, either individually or in the aggregate, will have a material adverse effect on the Company's financial position or results of operations.

                              CONDITIONS IN ISRAEL

     The following information discusses certain conditions in Israel that could affect the Company's Israeli subsidiary, Koffolk Israel. As of June 30, 1998 and for the year then ended, Israeli operations (excluding Koffolk Israel's non-Israeli subsidiaries) accounted for approximately 28% of the Company's consolidated assets and approximately 22% of its consolidated net sales. All figures and percentages are approximate. A portion of the information with respect to Israel presented hereunder and under "Risk Factors--Israeli Operations" has been taken from Annual Reports of the Bank of Israel and publications of the Israeli General Bureau of Statistics.

POLITICAL CONDITIONS

     Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors and a state of hostility, varying from time to time in intensity and degree, has led to security and economic problems for Israel. However, a peace agreement between Israel and Egypt was signed in 1979, a peace agreement between Israel and Jordan was signed in 1994 and, since 1993, several agreements between Israel and the Palestine Liberation

Organization ("PLO")--Palestinian Authority representatives have been signed. In addition, Israel and several other Arab states have announced their intention to establish trade and other relations and are discussing certain projects. As of the date hereof, Israel has not entered into any peace agreement with Syria or Lebanon. Recently there has been stagnation in the peace process in the Middle East. There can be no assurance as to whether or how the "peace process" will develop or what effect it may have upon the Company. Beginning in 1948, nearly all Arab countries formally adhered to a boycott of Israel and Israeli companies and, since the early 1950's of non-Israeli companies doing business in Israel or with such companies. Despite measures to counteract the boycott, including anti-boycott legislation in the United States, the boycott has had an indeterminate negative effect upon trade with and foreign investment in Israel. The Company does not believe that the boycott has had a material adverse effect on the Company, but there can be no assurance that restrictive laws, policies or practices directed toward Israel or Israeli businesses will not have an adverse impact on the operation or expansion of the Company's business.

     Generally, all male adult citizens and permanent residents of Israel under the age of 54 are, unless exempt, obligated to perform certain military duty annually. Additionally, all such residents are subject to being called to active duty at any time under emergency circumstances. Some of the employees of the Company's Israeli subsidiaries currently are obligated to perform annual reserve duty. While the Company's Israeli subsidiaries have operated effectively under these and similar requirements in the past, no assessment can be made of the full impact of such requirements on the Company in the future, particularly if emergency circumstances occur.

ECONOMIC CONDITIONS

     Israel's economy has been subject to numerous destabilizing factors, including a period of rampant inflation in the early to mid-1980s, low foreign exchange reserves, fluctuations in world commodity prices, military conflicts, security incidents and for at least the five years preceding 1997, expansion. The Israeli government has, for these and other reasons, intervened in the economy by utilizing, among other means, fiscal and monetary policies, import duties, foreign currency restrictions and control of wages, prices and exchange rates. The Israeli government periodically changes its policies in all these areas.

     In 1997, growth decelerated markedly, for the first time since 1989, despite the contraction of the trade deficit, along with accelerated export growth and a significant decline in inflation. These developments reflected primarily the deceleration of domestic demand as the expansionary effects of both the influx of immigrants and the political process waned, and the effect of the tight fiscal and monetary policies implemented in 1997. Other factors contributing to the slowdown in economic activity were the security and political uncertainty, the wage path (influenced by the rise in the minimum wage and existing wage-contracts), and the intensification of the process of structural economic changes--the expansion of high-tech industries and the contraction of traditional ones.

     Israel has high balance of payments deficit, primarily as a result of its defense burden, the absorption of immigrants, especially from the former Soviet Union, the provision of a minimum standard of living for lower income segments of the community and the maintenance of a minimum level of net foreign reserves. In order to finance this deficit, Israel must sustain an adequate inflow of capital from abroad. The major sources of the country's capital imports include U.S. military and economic aid, personal remittances from abroad, sales of Israeli government bonds (primarily in the United States) and loans from foreign governments, international institutions and the private sector.

ASSISTANCE FROM THE UNITED STATES

     The State of Israel receives significant amounts of economic and military assistance from the United States, averaging approximately $3 billion annually over the last several years. In addition, in 1992, the United States approved the issuance of up to $10 billion in loan guarantees during United States fiscal years 1993-1998 to help Israel absorb a large influx of new immigrants, primarily from the republics of the former Soviet Union. Under the loan guarantee program, Israel may issue up to $2 billion in principal amount of guaranteed loans each year, subject to reduction in certain circumstances. There is no assurance that foreign aid from the United States will continue at or near amounts received in the past. If the grants for economic and military assistance or the United States loan guarantees are eliminated or reduced significantly, the Israeli economy could suffer material adverse consequences.

TRADE AGREEMENTS

     Israel is a member of the United Nations, the International Monetary Fund, the International Bank for Reconstruction and Development and the International Finance Corporation. Israel is also a signatory to the General Agreement on Tariffs and Trade, which provides for reciprocal lowering of trade barriers among its members. In addition, Israel has been granted preferences under the Generalized System of Preferences from the United States, Australia, Canada and Japan. These preferences allow Israel to export the products covered by such programs either duty-free or at reduced tariffs.

     Israel and the European Union concluded a Free Trade Agreement in July, 1975 which confers certain advantages with respect to Israeli exports to most European countries and obligates Israel to lower its tariffs with respect to imports from these countries over a number of years.

     In 1985, Israel and the United States entered into an agreement to establish a Free Trade Area ("FTA"). Under the FTA, most products received immediate duty-free status, and by 1995 all other tariffs and certain non-tariff barriers on most trade between the two countries were ultimately eliminated.

     On January 1, 1993, an agreement between Israel and EFTA, which at present includes Norway, Switzerland, Iceland and Liechtenstein, established a free-trade zone between Israel and the EFTA nations.

     In recent years, Israel has established commercial and trade relations with a number of other nations, including Russia, China and nations in Eastern Europe, with which Israel had not previously had such relations.

EMPLOYEES

     Most of Koffolk Israel's employees are members of the Histadrut (the General Federal of Labor in Israel), and are represented by collective bargaining units. Koffolk Israel is subject to various Israeli labor laws and collective bargaining agreements between Histadrut and the federation of industrial employers. Such laws and agreements cover a wide range of areas, including hiring practices, wages, promotions, employment conditions (such as working hours, overtime payment, vacations, sick leave and severance pay), benefits programs (such as pension plans and education funds) and special issues, such as equal pay for equal work, equal opportunity in employment and employment of women. The collective bargaining agreements also cover the relations between management and the employees' representatives, including Histadrut's involvement in certain aspects of hiring and dismissing employees and procedures for settling labor disputes. Koffolk Israel continues to operate under the terms of Israel's national collective bargaining agreement, portions of which expired in 1994. Israeli employers and employees are required to pay predetermined sums to the National Insurance Institute, an organization similar to the United States Social Security Administration. These contributions entitle the employees to receive a range of medical services and other benefits. Certain employees of Koffolk Israel are covered by individual employment agreements.

INVESTMENT INCENTIVES

     Certain of the Israeli production facilities of the Company have been granted Approved Enterprise status pursuant to the Law for the Encouragement of Capital Investments, 1959, and consequently may enjoy certain tax benefits and investment grants. Taxable income of Koffolk Israel derived from these production facilities is subject to a lower rate of company tax than the normal rate applicable in Israel. Dividends distributed by Koffolk Israel out of the same income are subject to lower rates of withholding tax than the rate normally applicable to dividends distributed by an Israeli company to a non-resident corporate shareholder. The grant available to newly approved Approved Enterprises was decreased throughout recent years. Certain of the Israeli production facilities of the Company further enjoyed accelerated depreciation under regulation extended from time to time and other deductions. There can be no assurance that the Company will, in the future, be eligible for or receive such or similar grants.

                                   MANAGEMENT

     The executive officers and directors of the Company on the date hereof are named below. Each director and executive officer will hold the office listed until his successor is elected and qualified or until his earlier death, resignation or removal.

NAME                                         AGE                              POSITION
------------------------------------------   ---   ---------------------------------------------------------------
Jack Bendheim.............................   51    Director, President and Chief Executive Officer

Marvin S. Sussman.........................   51    Director and Executive Vice President; President, Prince Group

James O. Herlands.........................   56    Director and Executive Vice President; President, CP/PhibroChem
                                                   Group

I. David Paley............................   59    President and Chief Operating Officer, Phibro-Tech

Nathan Z. Bistricer.......................   47    Vice President and Chief Financial Officer

Joseph Katzenstein........................   56    Treasurer and Secretary

     Jack Bendheim, Director, President and Chief Executive
Officer. Mr. Bendheim has been President since 1988. He was appointed Chief Operating Officer in 1988 and Chief Executive Officer in 1998. He has been a director since 1984. Mr. Bendheim joined the Company in 1969 and served as Executive Vice President and Treasurer from 1983 to 1988 and as Vice President and Treasurer from 1975 to 1983. Mr. Bendheim is also a director of The Berkshire Bank, in New York, N.Y.

     Marvin S. Sussman, Director and Executive Vice President, and President of the Company's Prince Group. He has been a director since 1988. Mr. Sussman joined the Company in 1971. Since then, he has served in various executive positions at the Company and at the Prince Group. Since 1988, Mr. Sussman has been President of the Company's Prince Group and Executive Vice-President of the Company. Mr. Sussman is the brother-in-law of Jack Bendheim.

     James O. Herlands, Director and Executive Vice President, and President of CP/PhibroChem.
Mr. Herlands joined the Company in 1964. Since then, he has served in various capabilities in sales/marketing and purchasing. He has been a director since 1988. Since 1992, Mr. Herlands has been President of the Company's CP/PhibroChem Group. From 1988 to 1992, Mr. Herlands was Senior Vice President of the Company. Mr. Herlands is the first cousin of Jack Bendheim.

     I. David Paley, President and Chief Operating Officer of Phibro-Tech,
Inc. Mr. Paley has been President and Chief Operating Officer of Phibro-Tech since 1989. Prior to his joining the Company, Mr. Paley served as President of the IMC Industry Group, Inc. of International Minerals & Chemical Corporation, a manufacturer and miner of minerals, metals and fertilizers, from 1981 to 1988, and was Division Vice President and General Manager from 1973 to 1981 of the Ferroalloys & Metals Division. Mr. Paley is also a director of Miller & Company.

     Nathan Z. Bistricer, Vice President and Chief Financial
Officer. Mr. Bistricer has served as Vice President and Chief Financial Officer since he joined the Company in 1985. From 1981 to 1985, Mr. Bistricer served as Vice President--Administrator and Treasurer of Belco Petroleum Corporation, an oil and gas exploration company.

     Joseph Katzenstein, Treasurer and Secretary. Mr. Katzenstein joined the Company in 1962. Since 1982, he has been Secretary and Treasurer of the Company. Mr. Katzenstein served as corporate controller from 1966 to 1985.

EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation paid by the Company and its subsidiaries for services during fiscal 1998, 1997 and 1996 to each of the Company's five most highly compensated executive officers:

                           SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION
                               ------------------------------------------
                                                           OTHER ANNUAL
NAME AND PRINCIPAL POSITION    YEAR    SALARY     BONUS    COMPENSATION**
------------------------------ ----  ----------  --------  --------------
Jack Bendheim,                 1998  $1,725,000  $  --       $  --
  President and CEO            1997     967,500     --          --
                               1996   1,205,000     --          --

Marvin S. Sussman,*            1998     479,500   423,700       --
  Executive Vice President;    1997     517,500   450,780       --
  President of Prince Group    1996     510,000   450,000       --

James O. Herlands,             1998     350,000   250,000     1,030,100
  Executive Vice President;    1997     337,000   145,000       --
  President of CP/PhibroChem   1996     320,000   165,000       --

I. David Paley,                1998     360,000     --        3,450,700
  President and COO of         1997     347,500     --          --
  Phibro-Tech                  1996     320,000   100,000       --

Nathan Z. Bistricer,           1998     223,700    60,000     1,030,100
  Vice President and CFO       1997     215,000    60,000       --
                               1996     205,000    60,000       --

                                   LONG TERM COMPENSATION
                              ---------------------------------
                                      AWARDS
                              -----------------------  PAYMENTS
                              RESTRICTED SECURITIES    --------
                                STOCK    UNDERLYING      LTIP     ALL OTHER
NAME AND PRINCIPAL POSITION     AWARDS   OPTIONS/SARS  PAYOUTS   COMPENSATION***
---------------------------------------- ------------  --------  ---------------
Jack Bendheim,                   --          --        $ --         $   5,200
  President and CEO              --          --          --             4,925
                                 --          --          --             4,925

Marvin S. Sussman,*              --          --          --             5,200
  Executive Vice President;      --          --          --             4,925
  President of Prince Group      --          --          --             4,925

James O. Herlands,               --          --          --             5,200
  Executive Vice President;      --          --          --             4,925
  President of CP/PhibroChem     --          --          --             4,925

I. David Paley,                  --          --          --             5,200
  President and COO of           --          --          --             4,925
  Phibro-Tech                    --          --          --             4,925

Nathan Z. Bistricer,             --          --          --             5,200
  Vice President and CFO         --          --          --             4,925
                                 --          --          --             4,925

------------------

  * Pursuant to a Stockholders Agreement between Mr. Sussman and the Company, the Company is required to purchase at book value all shares of the Company's Class B Common Stock owned by Mr. Sussman in the event of his retirement, death, permanent disability or the termination of his employment by the Company. See "Certain Relationships and Related Transactions." As a result, the Company is required to record as compensation to Mr. Sussman each year the change in the book value of the Company attributable to Mr. Sussman's shares. For 1998, 1997 and 1996 the amount attributable to Mr. Sussman's shares was $(1,250,000), $130,000 and ($28,000), respectively.
    Such amounts have not been distributed to Mr. Sussman.

 ** In fiscal 1998, Phibro-Tech, a subsidiary of the Company, canceled the limited recourse notes issued by executives related to acquiring 10.7% of the stock of Phibro-Tech, and forgave all amounts due the Company, resulting in compensation expense. The Company also paid the executives an additional amount as reimbursement for their income tax liability related to the forgiveness, which was also recorded as compensation expense. See "Certain Relationships and Related Transactions."

*** Represents contributions by the Company under its 401(k) Retirement and Savings Plan. See "--Compensation Pursuant to Plans."

     In fiscal 1998, the Company granted no options or long-term incentive plan awards to the named executive officers and no options were held or exercised by any of the named executive officers.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     The Company entered into an employment agreement with Marvin S. Sussman in December 1987. Mr. Sussman, as President of the Company's Prince Group, is responsible for the day-to-day operations of that group. The term of employment is from year to year, unless terminated by the Company at any time or by his death or permanent disability. Upon the termination of his employment, the Company is obligated to make a severance payment to Mr. Sussman in an amount equal to the principal balance of and all accrued interest on certain promissory notes dated June 30, 1993 made by Mr. Sussman and his wife to Jack Bendheim and his wife. As of June 30, 1998, the aggregate balance of such notes was $60,000 plus accrued interest at 6% per annum.

     In 1995, Nathan Bistricer, I. David Paley and James O. Herlands purchased stock in Phibro-Tech. In connection therewith, the Company entered into severance agreements with Nathan Bistricer and James O. Herlands, and Phibro-Tech entered into a severance agreement with I. David Paley. The agreements provide that, upon the Actual or Constructive Termination of such executive or a Change in Control Event (as such terms are defined), the executive is entitled to receive a cash Severance Amount (as defined therein), based upon a multiple of Phibro-Tech's pretax earnings (as defined therein). In addition, if an Extraordinary Event (as defined) occurs within 12 months after the occurrence of an Actual or Constructive Termination, the executive is entitled to receive an additional Catch-up Payment (as defined). At June 30, 1998, severance payments equal to an aggregate of approximately $800,000 would have been due the executives if they were terminated. See "Certain Relationships and Related Transactions."

COMPENSATION PURSUANT TO PLANS

     401(k) Plan. The Company maintains for the benefit of its employees a 401(k) Retirement and Savings Plan (the "Plan"), which is a defined contribution, profit sharing plan qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Employees of the Company are eligible for participation in the Plan once they have attained age 21 and completed a year of service (in which the employee completed 1,000 hours of service). Up to $150,000 (indexed for inflation) of an employee's base salary may be taken into account for Plan purposes. Under the Plan, employees may make pre-tax contributions of up to 6.0% of such employee's base salary, and the Company will make non-matching contributions equal to 1% of an employee's base salary and matching contribution equal to 50.0% of an employee's pre-tax contribution up to 3.0% of such employee's base salary and 25.0% of such employee's pre-tax contribution over 3.0% of base salary. Participants are vested in Employer contributions in 20% increments beginning after completion of the second year of service and become fully vested after five years of service. Distributions are generally payable in a lump sum after termination of employment, retirement, death, disability, plan termination, attainment of age 59 1/2, disposition of substantially all of the Company's assets or upon financial hardship. The Plan also provides for Plan loans to participants.

     The accounts of Messrs. Bendheim, Sussman, Paley, Herlands and Bistricer were credited with employer contributions of $4,925, respectively, for fiscal 1998.

     Retirement Plan. The Company has adopted The Retirement Plan of Philipp Brothers Chemicals Inc. and Subsidiaries and Affiliates which is a defined benefit pension plan (the "Retirement Plan"). Employees of the Company are eligible for participation in the Retirement Plan once they have attained age 21 and completed a year of service (which is a Plan Year in which the employee completes 1,000 hours of service). The Retirement Plan provides benefits equal to the sum of (a) 1.0% of an employee's "average salary" plus 0.5% of the employee's "average salary" in excess of the average of the employee's social security taxable wage base, times years of service after July 1, 1989, plus
(b) the employee's frozen accrued benefit, if any, as of June 30, 1989 calculated under the Retirement Plan formula in effect at that time. "Average salary" for these purposes means the employee's salary over the consecutive five year period in the last ten years preceding retirement or other termination of employment which produces the highest average; or, if an employee has fewer than five years of service, all such years of service. An employee becomes vested in his plan benefit once he completes five years of service with the Company. In general, benefits are payable after retirement or disability in the form of a 50%, 75% or 100% joint or survivor annuity, life annuity or life annuity with a five or ten year term certain. In some cases benefits may also be payable under the Retirement Plan in the event of an employee's death.

     The following table shows estimated annual benefits payable upon retirement in specified compensation and years of service classifications, assuming a life annuity with a ten year term certain.

                                                                          YEARS OF SERVICE
                                                         ---------------------------------------------------
AVERAGE COMPENSATION                                       15         20         25         30         35
------------------------------------------------------   -------    -------    -------    -------    -------
25,000................................................   $ 3,750    $ 5,000    $ 6,250    $ 7,500    $ 8,750
50,000................................................     7,500     10,000     12,500     15,000     17,500
75,000................................................    12,770     16,510     20,150     23,970     27,930
100,000...............................................    18,390     24,010     29,520     35,220     41,060
150,000...............................................    29,640     39,010     48,270     57,720     67,310
200,000...............................................    31,890     42,010     52,020     62,220     72,560

     As of June 30, 1998, Messrs. Bendheim, Sussman, Paley, Herlands and Bistricer had 29, 27, 9, 34 and 13 estimated credited years of service, respectively, under the Retirement Plan. The compensation covered by the Retirement Plan for each of these officers as of June 30, 1998 is $160,000. Such individuals, at age 65, will have 43, 41, 15, 43 and 31 credited years of service, respectively. The annual expected benefit after normal retirement at age 65 for each of these individuals, based on the compensation taken into account as of June 30, 1998, is $110,960, $125,230, $36,200, $125,080 and
$65,500, respectively.

     Most of the Company's foreign subsidiaries have retirement plans covering substantially all employees. Contributions to these plans are generally deposited under fiduciary-type arrangements. Benefits under these plans are primarily based on levels of compensation. Funding policies are based on applicable legal requirements and local practices.

     Deferred Compensation Plan. In 1994, the Company adopted a non-qualified Deferred Compensation Plan and Trust, as an incentive for certain executives. The plan provides for (i) a Retirement Income Benefit (as defined), (ii) a Survivor's Income Benefit (as defined), and (iii) Deferred Compensation Benefit (as defined). Five employees currently participate in this plan. A trust has been established to provide the benefits described above.

     The following table shows the estimated benefits from this plan as of June 30, 1998.

                                                                        ANNUAL        SURVIVOR'S      DEFERRED
                                                                      RETIREMENT        INCOME      COMPENSATION
                                                                    INCOME BENEFIT     BENEFIT         BENEFIT
                                                                    --------------    ----------    ------------
Jack C. Bendheim.................................................      $ 10,317       $  950,000      $105,758
Nathan Z. Bistricer..............................................         7,800          455,000        72,634
James O. Herlands................................................        10,317          710,000        87,106
I. David Paley...................................................        10,317          730,000       105,758
Marvin S. Sussman................................................        10,317          934,000        34,742

     The Retirement Income Benefit is determined by the Company based upon the employee's salary, years of service and age at retirement. At present, it is contemplated that a benefit of 1% of each participant's eligible compensation will be accrued each year. The benefit is payable upon retirement (after age 65 with at least 10 years of service) in monthly installments over a 15 year period to the participant or his named beneficiary. The Survivor's Income Benefit for the current participants is two times annualized compensation at the time of death, payable in 24 equal monthly installments. The Deferred Compensation Benefit is substantially funded by compensation deferred by the participants. Such benefit is based upon a participant making an election to defer no less than $3,000 and no more than $20,000 of his compensation in excess of $150,000, payable in a lump sum or in monthly installments for up to 15 years. The Company makes a matching contribution of $3,000. The plan is substantially funded. Participants have no claim against the Company other than as unsecured creditors. To assist in providing benefits, the Company has obtained a life insurance policy on each participant.

     Executive Income Program. On March 1, 1990, the Company entered into an Executive Income Program to provide a pre-retirement death benefit and a retirement benefit to certain of its executives. The Program consists of a Split Dollar Agreement and a Deferred Compensation Agreement with Jack Bendheim, Marvin S. Sussman and James O. Herlands (the "Executives"). The Split Dollar Agreement provides for the Company to own a whole life insurance policy in the amount of $1,000,000 (plus additions) on the life of each Executive. Each policy also contains additional paid-up insurance and extended term insurance. On the death of the Executive prior to his 60th birthday or his actual retirement date, whichever is later: (i) the first $1,000,000 of the death benefit is payable to the Executive's spouse, or issue; (ii) the excess is payable to the Company up to the aggregate amount of premiums paid by the Company; and (iii) any balance is payable to the Executive's spouse or issue. The Split Dollar Agreement terminates and no benefit is payable if the Executive dies after his retirement from the Company. The Deferred Compensation Agreement provides that upon the Executive's retirement, at or after attaining age 65, the Company will make a monthly retirement payment to the Executive during his life for 10 years or until he or his beneficiaries have received a total of 120 monthly payments. The Company intends to fund the payments using the cash value or the death benefit from the life insurance policy insuring each Executive's life. The monthly retirement benefits are as follows: Jack Bendheim $2,500; Marvin S. Sussman $2,500; and James O. Herlands $1,666.

MEETINGS AND COMPENSATION OF DIRECTORS

     During fiscal 1998, the Board of Directors took certain action by written consent. There were no formal meetings of the Board. Directors are elected annually and serve until the next annual meeting of Shareholders or until their successors are elected and qualified. The Company's directors do not receive any cash compensation for service on the Board of Directors, but directors may be reimbursed for certain expenses in connection with attendance at board meetings. The Company has entered into certain transactions with certain of the directors. See "Certain Relationships and Related Transactions."

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's Board of Directors has not created any committees.

REPORT OF BOARD OF DIRECTORS AS TO COMPENSATION

     The Company does not have a compensation committee or other Board committee performing equivalent functions. Executive compensation is determined by Jack Bendheim, the President and Chief Executive Officer of the Company. During fiscal 1998, Messrs. Bendheim, Sussman and Herlands participated in deliberations regarding compensation of the Company's other officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Jack Bendheim, Marvin S. Sussman and James O. Herlands are Members of the Board of Directors and executive officers of the Company. No executive officer of the Company serves as a member of the Board of Directors of any other non-Company entity which has one or more members serving as a member of the Company's Board of Directors. Messrs. Bendheim, Sussman and Herlands have participated in certain transactions with the Company and its subsidiaries and affiliates. See "Certain Relationships and Related Transactions."

                             PRINCIPAL STOCKHOLDERS

     The table sets forth certain information as of June 30, 1998 regarding beneficial ownership of the Company's capital stock by each director and named executive officer of the Company, each beneficial owner of 5% or more of the outstanding shares of capital stock and all directors and officers as a group. See "Description of Capital Stock."

                                                            NUMBER OF SHARES (PERCENTAGE OF CLASS)
                                                     ----------------------------------------------------
NAME                                                   CLASS A VOTING(1)         CLASS B NON-VOTING(2)
--------------------------------------------------   ----------------------   ---------------------------
Jack Bendheim(3)..................................       12,600 (100%)             10,699.65 (90%) (4)
Marvin S. Sussman.................................             --                   1,188.85 (10%)
All other officers and directors..................             --                         --
All officers and directors as a group.............       12,600 (100%)             11,888.50 (100%)

------------------
(1) The entire voting power of the Company is exercised by the holders of Class A Common Stock, except that the Class B Common Stock elect one of the five directors but do not vote on any other matters.

(2) Class B shareholders will receive the entire equity of the Company upon its liquidation, after payment of preferences to holders of all classes of preferred stock and Class A Common Stock.

(3) Jack Bendheim also owns 5,207 (100%) shares of Series A Preferred Stock (formerly designated Third Preferred Stock).

(4) Includes 2,914.24 shares owned by trusts for the benefit of Jack Bendheim, his spouse, his children and their spouses and his grandchildren.

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 30,300 shares of Common Stock, allocated as follows: 16,200 shares of Class A Common Stock, par value $.10 per share, and 14,100 shares of Class B Common Stock, par value $.10 per share, and 155,750 shares of Preferred Stock, of which a series of 5,207 shares of Series A Preferred Stock (formerly designated Third Preferred Stock), par value $100 per share, has been established.

     At the date of this Prospectus, there are issued and outstanding 12,600 shares of Class A Common Stock, 11,888.50 shares of Class B Common Stock, and 5,207 shares of Series A Preferred Stock.

     Subsequent to the consummation of the Offering, the Company simplified its capitalization by eliminating classes of authorized but unissued preferred stock and common stock, establishing "blank check" preferred stock, redesignating the Third Preferred Stock as Series A Preferred Stock, combining on a basis to preserve as nearly as practicable the rights and benefits of the former Class A Common shares and Class C Common shares into a single class designated as Class A Common Stock, and the former Class B Common shares and Class E Common shares into a single class designated as Class B Common Stock. The following description of the terms of all classes and series of the Company's common and preferred stock is not complete and is subject to and qualified in its entirety by reference to the Company's amended and restated certificate of incorporation (the "Certificate of Incorporation").

     The entire voting power of the Company is vested in the holders of Class A Common Stock. The holders of shares of Class A Common Stock are entitled to one vote per share upon all matters submitted for a vote to the shareholders of the Company and are entitled to elect all but one of the directors. The holders of Class B Common Stock are entitled to elect one director and are not entitled to vote on any other corporate action. Directors elected by the holders of Class A Common Stock have the exclusive right and power to cause the Company to declare and pay dividends. The Certificate of Incorporation of the Company does not provide for cumulative voting. The shareholders of the Company are entitled to preemptive rights.

     Non-cumulative dividends are payable on the outstanding preferred and common stock of the Company, in the following order of priority only when and as declared by the Board: each share of Series A Preferred Stock-- $1.00 per year; each share of Class A Common Stock--$.0055 per year; and each share of Class B Common Stock--as determined by the Board.

     The shares of Series A Preferred Stock are redeemable at the option of the Company, in whole or part, at any time or from time to time, for a redemption price equal to the par value thereof plus any declared but unpaid dividends.

     In the event of any complete liquidation, dissolution or winding up of the business, or sale of all of the assets of the Company, each share of Series A Preferred Stock is entitled to a distribution equal to the par value thereof and any declared but unpaid dividends. Thereafter, the remaining assets of the Company shall be distributed, first to the holders of Class A Common Stock in an amount equal to $.10 per share, and then to the holders of Class B Common Stock. In the event that no shares of Class B Common Stock are then outstanding, all remaining assets will be paid to the holders of Class A Common Stock.

     The Board of Directors is authorized to issue shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others. At present, the Company has no plans to issue any shares of Preferred Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Phibro-Tech leases the property underlying its Santa Fe Springs, California facility from First Dice Road Company, a California limited partnership ("First Dice"), in which Jack Bendheim, the Company's President and principal stockholder, Marvin S. Sussman and James O. Herlands, directors of the Company, own 39.0%, 40.0% and 20.0% limited partnership interests, respectively. The general partner, having a 1% interest in the partnership, is Western Magnesium Corp., a wholly-owned subsidiary of the Company, of which Jack Bendheim is the president. The lease expires on June 30, 2008. The annual rent is $250,000. Phibro-Tech is also required to pay all real property taxes, personal property taxes and liability and property insurance premiums. On June 30, 1995, Jack Bendheim borrowed $1,500,000 from NatWest Bank N.A. (now Fleet Bank) which he reloaned to First Dice. The repayment to Jack Bendheim of such loan by First Dice is personally guaranteed by each of the limited partners of First Dice in proportion to their respective limited partnership interests. The Company believes that the terms of such lease and loan are on terms no less favorable to Phibro-Tech than those that reasonably could be obtained at such time in a comparable arm's-length transaction from an unrelated third-party.

     The Company was assigned a 10-year secured note for collection of obligations receivable from a partnership controlled by the Company's shareholders. The receivable ($332,000 at June 30, 1996) was paid in full in fiscal 1997.

     Following the death in May 1997 of Charles H. Bendheim, a founder of the Company and its Chairman of the Board, the Company redeemed, for $6,032,000 in cash, 55,123.14 shares of Second Preferred Stock held by certain members of his family, using the proceeds of an insurance policy on the life of Mr. Bendheim having a face value of $6,000,000. Such redemptions were effected in accordance with the Company's Certificate of Incorporation. In addition, the Company redeemed 3,450 shares of its Second Preferred stock by issuing to the holders thereof the Company's five year, 8 1/2% subordinated promissory notes in the aggregate principal amount of $399,475. Such notes were guaranteed by Jack Bendheim and subordinate to all institutional and publicly held debt of the Company. These notes were paid in full from proceeds of the Offering. After such redemption, 6,800 shares of Second Preferred Stock remained outstanding, which shares were redeemed upon closing of the Offering.

     In fiscal 1996, Jack Bendheim canceled a promissory note payable to him by the Company in the principal amount of $578,000, including interest, in exchange for 5,207 shares of the Company's Third Preferred Stock.

     Pursuant to a Shareholders Agreement dated December 29, 1987 between Marvin
S. Sussman and the Company, the Company is required to purchase at book value all shares of the Company's Class B Common Stock owned by Mr. Sussman, in the event of his retirement, death, permanent disability or the termination of his employment by the Company.

     In 1995, Phibro-Tech sold shares of its Class B common stock to I. David Paley (240.08 shares), Nathan Z. Bistricer (71.67 shares) and James O. Herlands (71.67 shares) (the "Executives"), which resulted in the Executives owning an aggregate of 10.7% of the capital stock of Phibro-Tech. Phibro-Tech received, as consideration for such shares, cash equal to the par value thereof ($.01 per share) and limited recourse promissory notes from Messrs. Paley, Bistricer and Herlands in the principal amount of $1,392,461, $415,685 and $415,685, respectively, bearing interest at the rate of 7.74% per annum. Both principal and accrued interest were due on the earlier of the Executive's death or termination of his employment. An aggregate of $628,000 of interest had accrued under such notes as of June 11, 1998. The Company has recognized no interest income on such notes since their issuance. Payment of each Executive's note was secured by a pledge of such Executive's Phibro-Tech shares. In connection with the consummation of the Offering, Phibro-Tech canceled such notes and forgave all amounts due thereunder, and paid the Executives an additional aggregate amount of $2,740,000 as reimbursement for their resulting income tax liability. A Shareholders Agreement among the Executives and Phibro-Tech provides, among other things, for restrictions on such shares as to voting, dividends, liquidation, transfer rights and conversion to Phibro-Tech Class A common stock. As a result of the repayment of the Old Senior Notes with proceeds of the Offering of the Old Notes, the Class B common stock of the Executives converted into an equal number of Class A common stock of Phibro-Tech. The Shareholders Agreement also provides that upon the death of an Executive or termination of an Executive's employment, Phibro-Tech must purchase the Executive's shares at their fair market value, as determined by a qualified appraiser. In the event of a Change of Control (as defined), the Executive has the option to sell his shares to Phibro-Tech at such value. The Shareholders Agreement provides, that, upon the consent of Phibro-Tech, the Executives and the Company, the Executives' shares of Phibro-Tech Common Stock may be exchanged for a number of shares of the Company's Common Stock, which may be non-voting Common Stock, having an equivalent value, and upon any such exchange such shares of the Company's Common Stock will become subject to the Shareholders Agreement. The Company and Phibro-Tech also entered into Severance Agreements with the Executives which provide, among other things, for certain severance payments. See "Management-- Employment and Severance Agreements."

     In November 1995, the Company formed MRT Management Corp. ("MMC"), as a subsidiary of Phibro-Tech, to manage MRT. Before giving effect to the acquisition by MMC of membership units in MRT held by Jack Bendheim, MMC owned 57.6% of the membership interests in MRT, and Jack Bendheim and certain employees of MRT owned 29.2% and 13.2% interests in MRT, respectively. Prior to the Offering, Mr. Bendheim from time to time made loans and advances to MRT when and as needed, in response to MRT's working capital requirements. As of June 11, 1998, the aggregate principal amount of such loans and advances was $995,000. Upon the closing of the Offering, the Company acquired Mr. Bendheim's interest in MRT for $25,000 and repaid all loans made by Mr. Bendheim to MRT.

     The MRT Limited Liability Company Agreement provides for the grant of contingent member units to employees of MRT, in an amount which, together with the 13.2% interests retained by such employees, does not exceed an aggregate of 20% in MRT, and for the purchase of the interest of minority members of MRT under certain circumstances in connection with a termination of employment at the Appraised Value of the purchased interest as determined pursuant to such agreement. The

Company's interest in MRT is held through its Phibro-Tech subsidiary. As noted above, executives of Phibro-Tech hold an aggregate of 10.7% of the outstanding capital stock of Phibro-Tech.

     Prior to the Offering, Koffolk USA had a $1.0 million secured line of credit with The Berkshire Bank. Such credit facility was guaranteed by Jack Bendheim, who had also loaned $200,000 to Koffolk USA on a subordinated basis. Upon the closing of the Offering, the Company repaid $401,000, equal to all amounts owed by Koffolk USA to The Berkshire Bank, and pursuant to the Koffolk USA Purchase, Mr. Bendheim sold all of the stock of Koffolk USA to the Company, in exchange for the cancellation of $1.5 million in indebtedness owed by Mr. Bendheim to the Company.

     The Company periodically advances funds to Jack Bendheim on a short-term, non-interest-bearing basis.

     The Company has advanced $200,000 to Marvin Sussman and his wife pursuant to a secured promissory note that is payable on demand and bears interest at the annual rate of 9%.

     The Company's policy with respect to the sale, lease or purchase of assets or property of any related party is that such transaction should be on terms that are no less favorable to the Company or its subsidiary, as the case may be, than those that could reasonably be obtainable at such time in a comparable arm's length transaction from an unrelated third party, on the same basis as the Indenture and the New Credit Agreement. The Indenture and the New Credit Agreement both include a similar restriction on the Company and its Restricted Subsidiaries with respect to the sale, purchase, exchange or lease of assets, property or services, subject to certain limitations as to the applicability thereof. See "Description of Notes--Certain Covenants--Limitation on Transactions with Affiliates."

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

     The following is a summary of certain indebtedness of the Company. To the extent such summary contains descriptions of the New Credit Agreement and other loan documents, such descriptions do not purport to be complete and are qualified in their entirety by reference to such documents, which are available upon request from the Company.

NEW CREDIT AGREEMENT

     In August 1998, the Company and certain of its domestic subsidiaries terminated the Old Credit Agreement with Fleet Bank (formerly National Westminster Bank NJ), and the Company and all of its domestic subsidiaries entered into the New Credit Agreement with PNC Bank, as agent and on behalf of itself.

     Pursuant to the New Credit Agreement, PNC and the other lenders thereunder (collectively, the "Lenders") are obligated to provide up to $60.0 million in senior secured financing, comprised of a $35.0 million revolving credit facility ("Revolving Facility") and a $25.0 million acquisition facility ("Acquisition Facility").

     Borrowings under the Revolving Facility are limited to percentages of eligible domestic receivables and domestic inventory, with a sub-limit for inventory of $15.0 million. The Revolving Facility also includes a $7.5 million letter of credit sub-facility. Under the Revolving Facility, the Company may choose between two interest rate options: (i) the bank's or agent's published base rate as defined and (ii) the LIBOR rate as defined plus 2%, with such LIBOR margin subject to adjustment based on the Company's EBITDA as specified (which margin could range from 1 1/4% to 2%). The Company may also choose the duration (one to three months) for which the applicable interest rate may apply. Indebtedness under the Revolving Facility is secured by a first priority lien on domestic receivables and domestic inventory. The Company has agreed to pay a facility fee of 3/8% on the unused portion of the Revolving Facility, and has agreed to pay standard letter of credit fees to issuing banks. Borrowings under the Revolving Facility are available until, and are repayable no later than, August 28, 2003.

     Amounts outstanding under the Acquisition Facility can be drawn down, under certain circumstances, within two years, will amortize over the five-year term of the New Credit Agreement and will bear interest at PNC's published base rate plus 3/4% per annum or, at the Company's option, the LIBOR rate plus 2 1/2% per annum. Indebtedness outstanding under the Acquisition Facility will be guaranteed by each company acquired by the Company with financing under the Acquisition Facility, and each such guaranty will be secured by a first priority lien on substantially all of the assets of the acquired company.

     The indebtedness outstanding under the New Credit Agreement is guaranteed by all of the Company's domestic subsidiaries, and the Revolving Facility and Acquisition Facility are cross-defaulted.

     The New Credit Agreement also contains various covenants which restrict the Company and its subsidiaries with respect to, among other things, incurring indebtedness, entering into merger or consolidation transactions, disposing of assets (other than in the ordinary course of business), acquiring assets (with permitted exceptions), making certain restricted payments, repaying the Notes, creating any liens on the Company's assets, making investments, creating guarantee obligations and entering into sale and leaseback transactions and transactions with affiliates. The New Credit Agreement also requires that the Company comply with various financial covenants, including a fixed charge coverage ratio and a minimum net worth requirement. The New Credit Agreement provides for certain events of default, including default upon the nonpayment of principal, interest, fees or other amounts, a cross default with respect to other obligations of the Company and its subsidiaries, failure to comply with certain covenants, conditions or provisions under the New Credit Agreement, the existence of certain unstayed or undischarged judgments, the invalidity or unenforceability of the relevant security documents, the making of materially false or misleading representations or warranties, commencement of reorganization, bankruptcy, insolvency or similar proceedings and the occurrence of certain ERISA events. Upon the occurrence of an event of default under the New Credit Agreement, the Lenders may declare all obligations thereunder to be immediately due and payable.

     The Company is likely from time to time, prior to the maturity date of the Notes, to refinance, replace, restructure, substitute for, amend or supplement the New Credit Agreement. The actual terms of any new or modified Credit Facility which replaces the New Credit Agreement could differ substantially from the facility summarized above.

OTHER CREDIT FACILITIES

     Certain of the Company's foreign subsidiaries, including subsidiaries in Israel, France and Norway, have existing local credit arrangements. All amounts outstanding under such foreign credit arrangements were paid in full from the proceeds of the Offering.

     Koffolk Israel is in the process of negotiating a $10,000,000 working capital facility with Israeli banks for loans in various currencies, including dollars, deutsche marks, francs and shekels. Borrowings under such facility are expected to bear interest at the LIBOR rate as defined plus 1 1/2%. Such facility is expected to mature every 12 months, subject to renewal, and is expected to be secured by a general floating lien over the accounts receivables and inventories of Koffolk Israel and its Israeli subsidiaries. No assurance can be given that Koffolk Israel can successfully complete the entry into such or any other credit facility on terms acceptable to the Company.

     The Company's French subsidiary has entered into two Fr 7,500,000 (approximately $1,200,000 as of June 30, 1998) short-term bank facilities secured by French receivables, one with Banque Nationale de Paris, with interest at an average monthly money market rate ("T4M") plus 1%, and the other with Credit Agricole de la Gironde, with interest at T4M plus 1.5%. Such subsidiary has medium-term facilities with each of such banks of Fr 1,500,000. An additional facility with Societe Bordelaise de CIC provides for a Fr 3,000,000 unsecured overdraft with interest at T4M plus 1.5%. "T4M" was 3.377% at June 30, 1998. Each facility is subject to annual renewal and may be terminated by the lender on 60 days notice.

     For further information concerning such credit facilities, see Note 6 to the Company's Consolidated Financial Statements.

     ODDA has recently entered into two separate multi-currency revolving facilities, as follows:

     In August 1998, ODDA entered into a five year multi-currency credit facility, for NOK (Norwegian Kroner) 90,000,000 (approximately $11,750,000 as of June 30, 1998), in agreed Euro-currencies. Borrowings under such facility bear interest at the LIBOR or NIBOR rate as defined plus 0.475%. ODDA has agreed to pay a commitment fee of 1/4% on the unused portion of such facility. In August 1998, ODDA entered into a five-year multi-currency revolving credit facility, for NOK 65,000,000 (approximately $8,500,000 as of June 30, 1998), in agreed Euro-currencies. Borrowings under such facility bear interest at the LIBOR (or NIBOR) rate as defined plus the applicable margin. Such LIBOR or NIBOR margin shall be subject to adjustment based on ODDA's debt service coverage and equity ratios (which margins could be 3/4% or 1%). ODDA has agreed to pay a commitment fee equal to 50% of the applicable margin. In connection with both such facilities, ODDA may choose the duration (one, three or six months) for which the interest rate may apply. Indebtedness under both such currency facilities is secured by a lien on ODDA's receivables and inventory and a pledge of ODDA's shares of and receivables from Tyssefaldene, and a negative pledge on ODDA's other property and production facilities. In connection with the completion of the ODDA Acquisition, Philipp Brothers guaranteed both such credit facilities.

                            DESCRIPTION OF THE NOTES

GENERAL

     The New Notes offered hereby will be issued under an Indenture (the "Indenture"), dated as of June 11, 1998, by and among the Company, the Guarantors and The Chase Manhattan Bank, as trustee (the "Trustee"). The following is a summary of the material provisions of the Indenture. This summary does not purport to be complete and is subject to the detailed provisions of, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), the Notes and the Indenture, including the definitions of certain terms contained therein and including those terms made part of the Indenture by reference to the Trust Indenture Act. A copy of the Indenture is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." Reference is made to the Indenture for the full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided. As used in this "Description of the Notes" section, reference to the "Company" means Philipp Brothers Chemicals, Inc., but not any of its subsidiaries (unless the context otherwise requires).

MATURITY AND INTEREST

     The New Notes will be unsecured senior subordinated obligations of the Company limited in aggregate principal amount to $100,000,000. The New Notes will mature on June 1, 2008. Additional amounts may be issued in one or more series from time to time subject to the limitation set forth under the first paragraph of "--Certain Covenants--Limitation on Incurrence of Indebtedness" and restrictions contained in the Credit Facility. Interest on the Notes will accrue at the rate of 9 7/8% per annum and will be payable semi-annually in arrears on June 1 and December 1 in each year, commencing on December 1, 1998, to holders of record on the immediately preceding May 15 and November 15, respectively. Interest on the New Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 11, 1998 (the "Issue Date"). Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment in respect of interest on such Old Notes otherwise payable on any interest payment date the record date for which occurs on or after the consummation of the Exchange Offer. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     The Trustee will authenticate and deliver from time to time New Notes for original issue only in exchange for a like principal amount of Old Notes.

     Principal of, premium, if any, and interest on the New Notes will be payable at the office or agency of the Company maintained for such purpose in The City of New York or, at the option of the Company, payment of interest may be made by check mailed to the holders of the Notes at their respective addresses as set forth in the register of holders of Notes. Until otherwise designated by the Company, the Company's office or agency in The City of New York will be the office of the Trustee maintained for such purpose. The New Notes will be issued in fully registered form, without coupons, and in denominations of $1,000 and integral multiples thereof. No service charge will be made for any transfer, exchange or redemption of New Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

     For each Old Note accepted for exchange, the Holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Notes.

     All Old Notes and New Notes will be treated as a single class of securities under the Indenture.

THE GUARANTEES

     The Notes are guaranteed on a senior subordinated basis by each of the Guarantors. Each of the Guarantors has fully and unconditionally guaranteed (each, a "Guarantee") on a joint and several basis all of the Company's obligations under the Notes and the Indenture, including its obligations to pay principal, premium, if any, and interest with respect to the Notes. The Guarantees are subordinated to all existing and future Senior Debt of the respective Guarantors, including such Guarantor's guarantees of the Company's obligations under the Credit Facility. Except as provided in "--Certain Covenants" below, the Company is not restricted from selling or otherwise disposing of any of the Guarantors.

     Pursuant to the Guarantees, if the Company defaults in payment of any amount owing in respect of any Notes, each Guarantor is obligated to duly and punctually pay the same. Pursuant to the terms of the Indenture, each of the Guarantors has agreed that its obligations under its Guarantee are unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

     If no Default exists or would exist under the Indenture, concurrently with any sale or disposition (by merger or otherwise) of any Guarantor (other than a transaction subject to the provisions described under "--Merger, Consolidation and Sale of Assets") by the Company or a Restricted Subsidiary to any person or entity that is not a Subsidiary of the Company which transaction is in compliance with the terms of the Indenture, such Guarantor will automatically and unconditionally be released from all obligations under its Guarantee.

REDEMPTION

     Mandatory Redemption. The Notes are not subject to any mandatory sinking fund redemption prior to maturity.

     Optional Redemption. The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after June 1, 2003 at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below plus in each case accrued and unpaid interest, if any, to the date of redemption, if redeemed during the twelve-month period beginning on June 1, of the years indicated below:

YEAR                                                            PERCENTAGE
-------------------------------------------------------------   ----------
2003.........................................................     104.938%
2004.........................................................     103.292%
2005.........................................................     101.646%
2006 and thereafter..........................................     100.000%

     In addition, at any time prior to June 1, 2001, the Company may, at its option, redeem up to 30% of the sum of (i) the initial aggregate principal amount of the Notes issued in the Offering and (ii) the respective initial aggregate principal amount of the Notes issued under the Indenture after the Issue Date, on one or more occasions with the net proceeds of one or more Public Equity Offerings at 109 7/8% of the principal amount thereof, plus accrued interest to the date of redemption; provided, that immediately after giving effect to such redemption, at least 70% of the sum of (i) $100 million (the initial aggregate principal amount of the Notes issued in the Offering) and
(ii) the respective initial aggregate principal amount of the Notes issued under the Indenture after the Issue Date remain outstanding (other than any Notes owned by the Company or any of its Affiliates). In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 90 days after the consummation of any such Public Equity Offering.

     "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Disqualified Stock) of the Company pursuant to an effective registration statement filed under the Securities Act.

     Selection and Notice. If less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a securities exchange, on a pro rata basis or by lot or any other method as the Trustee shall deem fair and appropriate; provided, that Notes redeemed in part shall only be redeemed in integral multiples of $1,000; and provided, further, that any such redemption pursuant to the provisions relating to a Public Equity Offering shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of The Depository Trust Company or any other depositary), unless such method is otherwise prohibited. Notices of any optional or mandatory redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at such holder's registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed, and the Trustee shall authenticate and mail to the holder of the original Note a new Note in principal amount equal to the unredeemed portion of the original Note promptly after the original Note has been canceled. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

SUBORDINATION

     The payment of the principal of, premium, if any, and interest on, or Liquidated Damages, if any, with respect to, the Notes is subordinated, as set forth in the Indenture, in right of payment to the prior payment in full of all existing and future Senior Debt (including the indebtedness under the Credit Facility). The Notes are senior subordinated indebtedness of the Company ranking pari passu with all other existing and future senior subordinated indebtedness of the Company.

     Upon any payment or distribution of cash, securities or other property of the Company to creditors upon any liquidation, dissolution or winding up of the Company, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or securities, an assignment for the benefit of creditors or any marshalling of the Company's assets or liabilities, the holders of any Senior Debt of the Company will be entitled to receive payment in full, in cash in the case of the Credit Facility, or in cash or Cash Equivalents in the case of any other Senior Debt, of all obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the agreements governing such Senior
Debt) before the holders of the Notes or the Trustee on behalf of such holders will be entitled to receive any payment or distribution with respect to the Notes.

     The Company also may not make any payment upon or in respect of the Notes (except from the trust described under "--Defeasance" below) if (i) a default in the payment of the principal of, premium, if any, or interest on any Designated Senior Debt occurs and is continuing, whether at maturity or on a date fixed for payment or prepayment or by declaration of acceleration or otherwise, or
(ii) the Trustee has received written notice ("Payment Blockage Notice") from the representative of any holders of Designated Senior Debt that a nonpayment default has occurred and is continuing with respect to such Designated Senior Debt that permits such holders to accelerate the maturity of such Designated Senior Debt. Payments on the Notes shall resume (and all past due amounts on the Notes, with interest thereon as specified in the Indenture, shall be paid)
(i) in the case of a payment default in respect of any Designated Senior Debt, on the date on which such default is cured or waived or otherwise ceases to exist; and (ii) in the case of a nonpayment default in respect of any Designated Senior Debt, on the earlier of (a) the date on which such nonpayment default is cured or waived, or (b) 179 days after the date on which the Payment Blockage Notice with respect to such default was received by the Trustee, in each case, unless the maturity of any Designated Senior Debt has been accelerated and the Company has defaulted with respect to the payment of such Designated Senior Debt, or (c) the date on which such Payment Blockage Period (as defined below) shall have been terminated by written notice to the Company or the Trustee from the representative of the holders of Designated Senior Debt initiating such Payment Blockage Period. During any consecutive 365-day period, the aggregate number of days in which payments due on the Notes may not be made as a result of nonpayment defaults on Designated Senior Debt (a "Payment Blockage Period") shall not exceed 179 days, and there shall be a period of at least 186 consecutive days in each consecutive 365-day period during which no Payment Blockage Period is in effect. No event or circumstance that creates a nonpayment default under any Designated Senior Debt that (i) gives rise to the commencement of a Payment Blockage Period or (ii) exists at the commencement of or during any Payment Blockage Period shall be made the basis for the commencement of any subsequent Payment Blockage Period unless such default has been cured or waived for a period of not less than 90 consecutive days.

     As a result of the subordination provisions described above, holders of Notes may recover less ratably than creditors holding Senior Debt of the Company. In such circumstances, funds which would otherwise be payable to the holders of the Notes will be paid to the holders of the Senior Debt to the extent necessary to pay the Senior Debt in full in cash in the case of the Credit Facility, or in cash or

Cash Equivalents in the case of any other Senior Debt, and the Company may be unable to meet its obligations fully with respect to the Notes.

     If the Company fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Notes to accelerate the maturity thereof. See "--Events of Default."

     As of June 30, 1998, after giving effect to the Transactions, the Company and the Guarantors had approximately $4.3 million in aggregate principal amount of Senior Debt and $35.0 million of availability, subject to a borrowing base, under the Credit Facility.

     The Company's operations are predominantly conducted through subsidiaries. Although the Company's domestic subsidiaries have guaranteed the Notes, the Company's foreign subsidiaries have not guaranteed or otherwise become obligated with respect to the Notes. Claims of creditors of such subsidiaries, including trade creditors, will generally have priority as to the assets of such subsidiaries over the claims of the Company and the holders of the Company's indebtedness, including the Notes. The Notes will therefore be effectively subordinated to all existing and future liabilities, including indebtedness, of the Company's foreign subsidiaries. As of June 30, 1998, after giving effect to the Transactions, the Company's foreign subsidiaries had no indebtedness for borrowed money (other than to Philipp Brothers) and had other liabilities of approximately $22.5 million reflected on the Company's consolidated balance sheet. In addition, in the event a Guarantor's obligations under a Guarantee were voided, the Notes will be similarly subordinated to the Indebtedness and the liabilities of the Guarantors. As of June 30, 1998, after giving effect to the Transactions, the Guarantors had $40.9 million of Indebtedness and other liabilities reflected on the Company's consolidated balance sheet. See "Risk Factors--Fraudulent Transfer Considerations."

CHANGE OF CONTROL

     In the event of a Change of Control, each holder of Notes will have the right, unless the Company has given a notice of redemption, subject to the terms and conditions of the Indenture, to require the Company to offer to purchase all or any portion (equal to $1,000 or an integral multiple thereof) of such holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the terms set forth below (a "Change of Control Offer").

     The New Credit Agreement contains a "change of control" provision that is similar to the provision in the Indenture relating to a Change of Control, and the occurrence of such a "change of control" would constitute a default under the New Credit Agreement. The Company's obligations under the New Credit Agreement represent obligations senior in right of payment to the Notes and the New Credit Agreement will not permit the purchase of the Notes absent consent of the lenders thereunder in the event of a change of control thereunder (although the failure by the Company to comply with its obligations in the event of a Change of Control under the Indenture would constitute a Default under the Notes).

     In addition, other debt instruments of the Company may in the future restrict the Company's ability to purchase Notes pursuant to a Change of Control Offer. Moreover, such debt instruments may contain a "change of control" provision that is similar to the provision in the Indenture relating to a Change of Control, and the occurrence of such a "change of control" would constitute a default under such debt instruments. The Company's obligations under such debt instruments may represent obligations senior in right of payment to the Notes, and such debt instruments may not permit the purchase of the Notes absent consent of the lenders thereunder in the event of a Change of Control. Notwithstanding the foregoing, the failure of the Company to effect a Change of Control Offer would constitute an Event of Default under the Indenture.

     If the Company is unable to obtain the requisite consents and/or repay all indebtedness which restricts the Company's ability to repurchase the Notes upon the occurrence of a Change of Control, the Company may not be able to commence a Change of Control Offer to purchase the Notes within 30 days of the occurrence of the Change of Control. Such failure would constitute an Event of Default under the Indenture. If a Change of Control were to occur, there can be no assurance that the Company would have sufficient assets to first satisfy its obligations under any other agreements relating to indebtedness, if accelerated, and then to purchase all of the Notes that might be delivered by holders seeking to accept a Change of Control Offer.

     The Indenture provides Noteholders protection in the event of a highly leveraged transaction to the extent that the Company's ability to effect a highly leveraged transaction, in connection with any Change of Control or otherwise, is subject to the provisions of the Indenture described below under the caption "--Certain Covenants," including without limitation the provisions described thereunder under the headings "Limitation on Incurrence of Indebtedness" and "Limitation on Issuance of Senior Subordinated Indebtedness." The covenant described below under the heading "Limitation on Incurrence of Indebtedness" does not specifically limit the leverage of any particular transaction, but requires that the Company and its Restricted Subsidiaries maintain a ratio of consolidated cash flow to interest expense above a specified level, subject to certain enumerated exceptions.

     In general, the Change of Control provisions would not be triggered if the Company were to recapitalize or to enter into transactions with management or their affiliates unless at least one of the events specified in the definition of the term "Change of Control" were also to occur. See "--Certain Definitions."

     The Company currently has no outstanding securities or liabilities that are pari passu with the Notes and also contain Change of Control repayment provisions.

     Without the consent of each Noteholder affected, no amendment of the Indenture or waiver of any Default or Event of Default thereunder, will, following the occurrence of a Change of Control, amend, change or modify the Company's obligation to make and consummate a Change of Control Offer by reason of such a Change of Control or modify the provisions or definitions with respect thereto in a manner adverse to the holders of the Notes with respect to such Change of Control. See "--Amendment, Supplement and Waiver."

     On or before the 30th day following the occurrence of any Change of Control, the Company shall mail to each holder of Notes at such holder's registered address a notice stating: (i) that a Change of Control has occurred and that such holder has the right to require the Company to purchase all or a portion (equal to $1,000 or an integral multiple thereof) of such holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), which shall be a business day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed, (ii) the amount of accrued and unpaid interest, if any, as of the Change of Control Purchase Date, (iii) that any Note not tendered will continue to accrue interest, (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Change of Control Offer, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Purchase Date,
(v) the procedures, consistent with the Indenture, to be followed by a holder of Notes in order to accept a Change of Control Offer or to withdraw such acceptance, and (vi) such other information as may be required by the Indenture and applicable laws and regulations.

     On the Change of Control Purchase Date, the Company will (i) accept for payment all Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Change of Control Offer. The Paying Agent shall promptly mail to each holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for such Notes plus accrued and unpaid interest, if any, thereon, and the Trustee shall promptly authenticate and mail to each holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the holder of such Note. On and after a Change of Control Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

     As used in the definition of Change of Control, the phrase "all or substantially all" of the capital stock or assets of the Company and its Restricted Subsidiaries will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or disposition of "all or substantially all" of the capital stock or assets of the Company and its Restricted Subsidiaries has occurred, in which case a holder's ability to obtain the benefit of a Change or Control Offer may be impaired.

     The Company will comply with the applicable tender offer rules, including the requirements of Section 14(e) and Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Change of Control Offer and will be deemed not to be in violation of any of the covenants under the Indenture to the extent such compliance is in conflict with such covenants.

CERTAIN COVENANTS

     Limitation on Incurrence of Indebtedness. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for ("incur") any Indebtedness (including Acquired
Debt), except that the Company and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) if, at the time of, and immediately after giving pro forma effect to, such incurrence of Indebtedness, the Consolidated Cash Flow Coverage Ratio of the Company for the most recently ended four fiscal quarters would be at least 2.0 to 1.0 if incurred during the period from the Issue Date through June 1, 2000, and 2.25 to 1.0 if incurred thereafter.

     The foregoing limitations do not apply to the incurrence of any of the following (collectively, "Permitted Indebtedness"), each of which shall be given independent effect:

          (i) Indebtedness of the Company arising under the Credit Facility, in an aggregate principal amount not to exceed at any time outstanding the greater of (x) $35.0 million and (y) the sum, at such time, of (I) 80% of the consolidated book value of eligible receivables of the Company and the Restricted Subsidiaries and (II) 60% of the consolidated book value of inventory of the Company and the Restricted Subsidiaries;

          (ii) Indebtedness of the Company and the Guarantors represented by the Notes, the Guarantees and the New Notes;

          (iii) Indebtedness of the Company or any Restricted Subsidiary not covered by any other clause of this paragraph which is outstanding on the Issue Date ("Existing Indebtedness");

          (iv) Indebtedness owed or issued by any Restricted Subsidiary to the Company or to another Restricted Subsidiary, or owed or issued by the Company to any Restricted Subsidiary; provided, however, that any such Indebtedness shall at all times be held by a Person which is either the Company or a Restricted Subsidiary; provided, further, however, that upon either (a) the transfer or other disposition of any such Indebtedness to a Person other than the Company or another Restricted Subsidiary or (b) the sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of any such Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary, the incurrence of such Indebtedness shall be deemed to be an incurrence that is not permitted by this clause (iv);

          (v) Indebtedness of the Company or any Restricted Subsidiary arising with respect to Interest Rate Agreement Obligations and Currency Agreement Obligations incurred for the purpose of fixing or hedging interest rate risk or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding or with respect to any receivable or liability the payment of which is determined by reference to a foreign currency;

          (vi) Indebtedness represented by performance, completion, guarantee, surety and similar bonds and assurances provided by or for the Company or any Restricted Subsidiary in the ordinary course of business;

          (vii) any Indebtedness incurred in connection with or given in exchange for the renewal, extension, substitution, refunding, defeasance, refinancing or replacement, in whole or in part (a

     "refinancing"), of any Indebtedness incurred as permitted under the first paragraph of this covenant or any Indebtedness described in any of clauses (ii) or (iii) above, this clause (vii) and clauses (x), (xi) or
     (xii) below ("Refinancing Indebtedness"); provided, however, that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount (or accreted amount, if less, or in the case of a revolving credit facility the maximum amount of the facility, if more) of the Indebtedness so refinanced (plus the premiums and reasonable expenses to be paid in connection therewith, which, with respect to such premiums, shall not exceed the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced); (b) if the Weighted Average Life to Maturity of the Indebtedness being refinanced is equal to or greater than the Weighted Average Life to Maturity of the Notes, the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced; (c) with respect to Refinancing Indebtedness other than Senior Debt incurred by the Company or a Guarantor, such Refinancing Indebtedness shall rank no more senior than, and, if applicable, shall be at least as subordinated in right of payment to the Notes as, the Indebtedness being refinanced; and (d) the obligor on such Refinancing Indebtedness shall be the obligor on the Indebtedness being refinanced or the Company;

          (viii) Indebtedness of the Company or any Restricted Subsidiary
     (a) representing Capital Lease Obligations and any amendments, modifications, renewals, refundings, replacements or refinancings thereof and/or (b) in respect of Purchase Money Obligations for property acquired, constructed or improved in the ordinary course of business and any refinancings thereof, which taken together in the aggregate principal amount do not exceed the greater of (i) $5.0 million and (ii) 5% of Consolidated Tangible Assets of the Company at any one time outstanding;

          (ix) commodity agreements entered into in the ordinary course of business to protect against fluctuations in the prices of raw materials and not for speculative purposes;

          (x) Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims or self-insurance;

          (xi) Indebtedness of Koffolk arising under the Koffolk Credit Facility, in an aggregate principal amount not to exceed at any time outstanding the greater of (x) $10.0 million and (y) the sum, at such time, of (I) 80% of the book value of eligible receivables of Koffolk and its Israeli subsidiaries and (II) 50% of the book value of inventory of Koffolk and its Israeli subsidiaries; provided that the aggregate principal amount at any time outstanding shall not, in any case, exceed $15.0 million and such Indebtedness is issued for working capital purposes;

          (xii) Indebtedness of Foreign Subsidiaries of the Company incurred to finance working capital of such Foreign Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the sum of (x) 80% of the book value of net accounts receivable of such Foreign Subsidiaries and (y) 50% of the book value of the inventory of such Foreign Subsidiaries;

          (xiii) Guarantees by the Company and its Restricted Subsidiaries of each other's Indebtedness; provided that such Indebtedness is permitted to be incurred under the Indenture; and

          (xiv) Indebtedness of the Company or any Restricted Subsidiary in addition to that described in clauses (i) through (xiii) above, and any amendments, modifications, renewals, refundings, replacements or refinancings of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (xiv) does not exceed $5.0 million at any one time outstanding.

     For purposes of determining any particular amount of Indebtedness under this covenant, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included.

     Indebtedness of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or a Restricted Subsidiary shall be deemed to have been incurred at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or a Restricted Subsidiary, and Indebtedness which is assumed at the time of the acquisition of any asset shall be deemed to have been incurred at the time of such acquisition.

     Limitation on Restricted Payments. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment, unless at the time of and immediately after giving effect to the proposed Restricted Payment (with the value of any such Restricted Payment, if other than cash, to be determined reasonably and in good faith by the Board of Directors of the Company):

          (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (ii) the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "--Limitation on Incurrence of Indebtedness;" and

          (iii) the aggregate amount of all Restricted Payments made after the Issue Date shall not exceed the sum of:

             (a) an amount equal to 50% of the Company's aggregate cumulative Consolidated Net Income accrued on a cumulative basis during the period (treated as one accounting period) beginning on the first day of the first calendar month after the Issue Date and ending on the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit); plus

             (b) the aggregate amount of all net cash proceeds received since the Issue Date by the Company from the issuance and sale (other than to a Restricted Subsidiary) of, or equity contribution with respect to, Capital Stock (other than Disqualified Stock) and the principal amount of Indebtedness of the Company or any Restricted Subsidiary issued or incurred on or after the Issue Date that has been converted into or exchanged for Capital Stock (other than Disqualified Stock), in any such case and solely for purposes of avoiding duplication, to the extent that such proceeds are not theretofore used (x) to redeem, repurchase, retire or otherwise acquire Capital Stock or any Indebtedness of the Company or any Restricted Subsidiary pursuant to clause (ii) of the next paragraph or (y) to make any Restricted Investment pursuant to clause (iv) of the next paragraph; plus

             (c) the amount of the net reduction in Investments in Unrestricted Subsidiaries resulting from (x) the payment of dividends or the repayment in cash of the principal of loans or the cash return on any Investment, in each case to the extent received by the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, (y) the release or extinguishment of any Guarantee of Indebtedness of any Unrestricted Subsidiary, and (z) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued as provided in the definition of "Investment"), such aggregate amount of the net reduction in Investments not to exceed in the case of any Unrestricted Subsidiary the amount of Restricted Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; plus

             (d) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or the proceeds of such sale are converted into cash or otherwise liquidated or repaid for cash, the amount of cash proceeds received with respect to such Restricted Investment, net of taxes and the cost of disposition, not to exceed the amount of Restricted Investments made after the Issue Date.

     The foregoing provisions do not prohibit, so long as no Default or Event of Default is continuing, the following actions (collectively, "Permitted Payments"):

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such payment would have been permitted under the Indenture (which payment shall be deemed to have been paid on such date of declaration for purposes of clause (iii) of the preceding paragraph);

          (ii) the redemption, repurchase, retirement or other acquisition of any Capital Stock or any Indebtedness of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary) of, or equity contribution with respect to, Capital Stock of the Company (other than any Disqualified Stock);

          (iii) any purchase or defeasance of Subordinated Indebtedness to the extent required upon a Change of Control or Asset Sale (as defined therein) by the indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued or any refinancing of Subordinated Indebtedness permitted by the indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued, but only if the Company (x) in the case of a Change of Control, has complied with its obligations under the provisions described under "--Change of Control" or
     (y) in the case of an Asset Sale, has applied the Net Proceeds from such Asset Sale in accordance with the provisions described under "--Limitation on Asset Sales;"

          (iv) any Restricted Investment to the extent the sole consideration for which consists of, or is made with the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, or equity contribution with respect to, Capital Stock of the Company (other than any Disqualified Stock);

          (v) the repurchase of Capital Stock of the Company (including options, warrants or other rights to acquire such Capital Stock) from departing or deceased directors, officers and employees of the Company and its Subsidiaries pursuant to the terms of an employee benefit plan or employee agreement in an amount that shall not exceed $250,000 in any fiscal year plus any amount available for such payments hereunder since the Issue Date which have not been used for such purpose and in no event shall such payments exceed $1.0 million in any fiscal year, in each case, plus the aggregate cash proceeds from any payments on insurance policies in which the Company or any of its Subsidiaries is the beneficiary with respect to any directors, officers or employees of the Company and its Subsidiaries which proceeds are used to purchase the Capital Stock of the Company or any Restricted Subsidiary of the Company held by any of such directors, officers or employees; and the repurchase of Capital Stock of the Company or a Restricted Subsidiary by the Company or such Restricted Subsidiary pursuant to the terms of any of the Shareholders Agreements;

          (vi) loans or advances to employees of the Company or any of its Subsidiaries which loans or advances exist on the Issue Date, and other loans or advances to employees of the Company or any Subsidiary to pay reasonable relocation expenses or otherwise entered into in the ordinary course of business not to exceed $500,000 in the aggregate principal amount at any one time;

          (vii) Restricted Investments in an amount such that the sum of the aggregate amount of Restricted Investments made pursuant to this clause
     (vii) after the Issue Date does not exceed $5.0 million at any one time outstanding; and

          (viii) payments made in accordance with the table appearing under the caption "Use of Proceeds" (other than the ODDA Acquisition, other acquisitions and general corporate purposes) in the Offering Memorandum pursuant to which the Notes are offered and sold.

     For purposes of clause (iii) of the first paragraph of this covenant, the Permitted Payments referred to in clauses (i), (v) and (vii) above shall be included in the aggregate amount of Restricted Payments made since the Issue Date, and any other Permitted Payments described above shall be excluded.

     Limitation on Asset Sales. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to

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the Fair Market Value (as evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or other property sold or disposed of in the Asset Sale and (ii) at least 75% of such consideration consists of either cash or Cash Equivalents; provided, however, that for purposes of this covenant, "cash" shall include (x) the amount of any Indebtedness (other than any Indebtedness that is by its terms subordinated to the Notes and/or the Guarantees) of the Company or such Restricted Subsidiary as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto that is assumed by the transferee of any such assets or other property in such Asset Sale (and excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale), but only to the extent that such assumption is effected on a basis such that there is no further recourse to the Company or any of the Restricted Subsidiaries with respect to such liabilities and (y) any notes, obligations or securities received by the Company or such Restricted Subsidiary from such transferee that are converted within 60 days by the Company or such Restricted Subsidiary into cash (to the extent of the cash received).

     Within 270 days after receipt of Net Proceeds from any Asset Sale, the Company may elect to apply the Net Proceeds from such Asset Sale to
(a) permanently reduce any Senior Debt and/or (b) make an investment in, or acquire assets and properties that will be used in, the business of the Company, or a Restricted Subsidiary, existing on the Issue Date or in a Related Business. Pending the final application of any such Net Proceeds, the Company or any Restricted Subsidiary may temporarily reduce Indebtedness of the Company under the Credit Facility or temporarily invest such Net Proceeds in cash or Cash Equivalents. Any Net Proceeds from an Asset Sale not applied or invested as provided in the first sentence of this paragraph within 270 days of such Asset Sale will be deemed to constitute "Excess Proceeds."

     Each date that the aggregate amount of Excess Proceeds in respect of which an Asset Sale Offer (as defined below) has not been made exceeds $5.0 million shall be deemed an "Asset Sale Offer Trigger Date." As soon as practicable, but in no event later than 20 business days after each Asset Sale Offer Trigger Date, the Company shall commence an offer (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds. Any Notes to be purchased pursuant to an Asset Sale Offer shall be purchased pro rata based on the aggregate principal amount of Notes outstanding, and all Notes shall be purchased at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. To the extent that any Excess Proceeds remain after completion of an Asset Sale Offer, the Company may use the remaining amount for general corporate purposes otherwise permitted by the Indenture. In the event that the Company is prohibited under the terms of any agreement governing outstanding Senior Debt of the Company from repurchasing Notes with Excess Proceeds pursuant to an Asset Sale Offer as set forth in the first sentence of this paragraph, the Company shall promptly use all Excess Proceeds to reduce permanently such outstanding Senior Debt of the Company. Upon the consummation of any Asset Sale Offer, the amount of Excess Proceeds shall be deemed to be reset to zero.

     Notice of an Asset Sale Offer shall be mailed by the Company not later than the 20th business day after the related Asset Sale Offer Trigger Date to each holder of Notes at such holder's registered address, stating: (i) that an Asset Sale Offer Trigger Date has occurred and that the Company is offering to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds (to the extent provided in the immediately preceding paragraph), at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of the purchase (the "Asset Sale Offer Purchase Date"), which shall be a business day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed, (ii) the amount of accrued and unpaid interest, if any, as of the Asset Sale Offer Purchase Date, (iii) that any Note not tendered will continue to accrue interest, (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Asset Sale Offer, any Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Purchase Date, (v) the procedures, consistent with the Indenture, to be followed by a holder of Notes in order to accept an Asset Sale Offer or to withdraw such acceptance, and
(vi) such other information as may be required by the Indenture and applicable laws and regulations.

     On the Asset Sale Offer Purchase Date, the Company will (i) accept for payment the maximum principal amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer that can be purchased out of Excess Proceeds from such Asset Sale that are to be applied to an Asset Sale Offer,
(ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Asset Sale Offer. If less than all Notes tendered pursuant to the Asset Sale Offer are accepted for payment by the Company for any reason consistent with the Indenture, selection of the Notes to be purchased by the Company shall be in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis or by lot; provided, however, that Notes accepted for payment in part shall only be purchased in integral multiples of $1,000. The Paying Agent shall promptly mail to each holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for such Notes plus accrued and unpaid interest, if any, thereon, and the Trustee shall promptly authenticate and mail to such holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the holder of such Note. On and after an Asset Sale Offer Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Company will publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Offer Purchase Date.

     The foregoing provisions will not apply to a transaction consummated in compliance with the provisions of the Indenture described under "--Merger, Consolidation and Sale of Assets" below.

     The Company will comply with the applicable tender offer rules, including the requirements of Section 14(e) and Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Asset Sale Offer and will be deemed not to be in violation of any of the covenants under the Indenture to the extent such compliance is in conflict with such covenants.

     Limitation on Liens. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness that is pari passu with or subordinated in right of payment to the Notes (other than Permitted Liens) on any asset now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom to secure any such Indebtedness, unless (i) if such Lien secures Indebtedness which is pari passu with the Notes, then the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Indebtedness which is subordinated to the Notes, any such Lien shall be subordinated to a Lien granted to the holders of the Notes in the same collateral as that securing such Lien to the same extent as such Subordinated Indebtedness is subordinated to the Notes.

     Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause to become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (ii) make loans or advances to, or issue Guarantees for the benefit of, the Company or any other Restricted Subsidiary or
(iii) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (a) the Credit Facility as in effect on the Issue Date, and any amendments, modifications, renewals, refundings, replacements or refinancings thereof; provided that such amendments, modifications, renewals, refundings, replacements or refinancings are no more restrictive in the aggregate with respect to such dividend and other payment restrictions than those contained in the Credit Facility (or, if more restrictive, than those contained in the Indenture) immediately prior to any such amendment, restatement, renewal, replacement or refinancing, (b) applicable law, (c) any instrument governing Indebtedness or Capital Stock of an Acquired Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such

                                      101
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Indebtedness was incurred in connection with or in contemplation of such acquisition); provided, however, that no such encumbrance or restriction is applicable to any Person, or the properties or assets of any Person, other than the Acquired Person, (d) by reason of customary non-assignment, subletting or net worth provisions in leases or other agreements entered into the ordinary course of business, (e) Purchase Money Obligations for property acquired in the ordinary course of business that impose restrictions only on the property so acquired, (f) an agreement for the sale or disposition of assets or the Capital Stock of a Restricted Subsidiary; provided, however, that such restriction or encumbrance is only applicable to such Restricted Subsidiary or assets, as applicable, and such sale or disposition otherwise is permitted by the provisions described under "--Limitation on Asset Sales;" provided, further, however, that such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement through a termination date not later than 270 days after such execution and delivery, (g) Refinancing Indebtedness permitted under the Indenture; provided, however, that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing, (h) the Indenture, the Notes and the Guarantees and
(i) encumbrances and restrictions imposed by amendments, restatements, renewals, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (h) above; provided that such encumbrances and restrictions are, in the good faith judgment of the Company's Board of Directors, no more restrictive, in any material respect, than those contained in such contracts, instruments or obligations immediately prior to such amendment, restatement, renewal, replacement or refinancing.

     Limitation on Transactions with Affiliates. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company unless (1) such transaction or series of transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could reasonably be obtainable at such time in a comparable transaction in arm's-length dealings with an unrelated third party, and (2) the Company delivers to the Trustee (a) with respect to any transaction or series of transactions involving aggregate payments in excess of $500,000, an Officers' Certificate certifying that such transaction or series of related transactions complies with clause (1) above and (b) with respect to any transaction or series of transactions involving aggregate payments in excess of $2.0 million, an Officer's Certificate certifying that such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of the Company, and (c) with respect to any transaction or series of transactions involving aggregate payments in excess of $5.0 million, an opinion as to the fairness of the transaction to the Company from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, this covenant does not apply to (i) employment agreements or compensation or employee benefit arrangements with any officer, director or employee of the Company or any of its Restricted Subsidiaries entered into in the ordinary course of business (including customary benefits thereunder and including reimbursement or advancement of out-of-pocket expenses, and director's and officer's liability insurance), (ii) any transaction entered into by or among the Company or one of its Restricted Subsidiaries with one or more Restricted Subsidiaries of the Company, (iii) any transaction permitted by the second paragraph under "--Limitation on Restricted Payments," (iv) transactions permitted by, and complying with, the provisions described under "--Merger, Consolidation and Sale of Assets," and (v) any transaction described under the caption "Use of Proceeds" in the Offering Memorandum pursuant to which the Notes are offered and sold.

     Limitation on Designation of Unrestricted Subsidiaries. The Indenture provides that the Company will not designate any Subsidiary of the Company (other than a newly created Subsidiary in which no Investment has previously been made) as an "Unrestricted Subsidiary" under the Indenture (a "Designation") unless:

          (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

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

          (b) immediately after giving effect to such Designation, the Company would be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant described under "--Limitation on Incurrence of Indebtedness;" and

          (c) the Company would not be prohibited under the Indenture from making an Investment at the time of Designation in an amount (the "Designation Amount") equal to the greater of (x) the book value of such Restricted Subsidiary on such date and (y) the Fair Market Value of such Restricted Subsidiary on such date.

     In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant described under "--Limitation on Restricted Payments" for all purposes of the Indenture in an amount equal to the Designation Amount.

     The Indenture further provides that the Company will not designate an Unrestricted Subsidiary as a Restricted Subsidiary (a "Redesignation"), unless:

          (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

          (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Redesignation shall be deemed to have been incurred at such time and shall have been permitted to be incurred for all purposes of the Indenture.

     An Unrestricted Subsidiary shall be deemed to be redesignated as a Restricted Subsidiary at any time if (a) the Company or any other Restricted Subsidiary (i) provides credit support for, or a guarantee of, any Indebtedness of such Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (ii) is directly or indirectly liable for any Indebtedness of such Unrestricted Subsidiary or (b) a default with respect to any Indebtedness of such Unrestricted Subsidiary (including any right which the holders thereof may have to take enforcement action against it) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity, except in the case of clause
(a) to the extent permitted under the covenant described above under the caption "--Limitation on Restricted Payments."

     None of the Company's Subsidiaries were Unrestricted Subsidiaries as of the Issue Date. All Designations and Redesignations must be evidenced by Board Resolutions delivered to the Trustee certifying compliance with the foregoing provisions. Subsidiaries that are not designated by the Board of Directors as Restricted or Unrestricted Subsidiaries will be deemed to be Restricted Subsidiaries. The Designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be deemed a Designation of all of the Subsidiaries of such Unrestricted Subsidiary as Unrestricted Subsidiaries.

     Sale and Leaseback Transactions. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if (a) the Company could have (i) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to either (1) the Consolidated Cash Flow Coverage Ratio test set forth in the first paragraph of the covenant described under "--Limitation on Incurrence of Indebtedness" or
(2) clause (xiv) of the definition of the term "Permitted Indebtedness" and
(ii) incurred a Lien to secure such Indebtedness pursuant to the covenant described under "--Limitation on Liens," and (b) the sale portion of such sale and leaseback transaction complies with the covenant described under "--Limitation on Asset Sales," and the net proceeds from such sale are applied in accordance with such covenant and (c) the cash proceeds of such sale and leaseback transaction are at least equal to the Fair Market Value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction.

     Business Activities. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than a Related Business.

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     Limitation on Incurrence of Senior Subordinated Indebtedness.  The
Indenture provides that the Company (i) will not, directly or indirectly, incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinated or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes and
(ii) will not, directly or indirectly, permit any Guarantor to incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinated or junior in right of payment to its Senior Debt and senior in any respect in right of payment to its Guarantee. For purposes of this provision, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness by reason of the fact that such other Indebtedness is secured by any Lien or is subject to a Guarantee.

     Limitation on Guarantees of Indebtedness by Subsidiaries. The Indenture provides that in the event that any Restricted Subsidiary guarantees any Indebtedness of the Company other than the Notes (the "Other Debt"), the Company will cause such Restricted Subsidiary to concurrently guarantee the Company's obligations under the Indenture and the Notes to the same extent that such Restricted Subsidiary guaranteed the Company's obligations under the Other Debt (including waiver of subrogation, if any); provided, however, that if such Other Debt is (i) Senior Debt, such Guarantee will be subordinated in right of payment to all Senior Debt of such Guarantor (which will include such Guarantee of such Other Debt) pursuant to the subordination provisions of the Indenture (which subordination will be substantially identical to the subordination provisions of the Indenture applicable to the Notes), (ii) Indebtedness which is not Senior Debt or Subordinated Indebtedness, such Guarantee will be pari passu in right of payment with the Guarantee of the Other Debt, or (iii) Subordinated Indebtedness, such Guarantee will be senior in right of payment to the Guarantee of the Other Debt (which Guarantee of such Subordinated Indebtedness will provide that such Guarantee is subordinated to the Guarantee to the same extent and in the same manner as the Notes are subordinated to Senior Debt); provided, further, however, that each Restricted Subsidiary issuing a Guarantee pursuant to the provisions of this covenant will be automatically and unconditionally released and discharged from its obligations under such Guarantee upon the release or discharge of the Guarantee of the Other Debt that resulted in the Company's obligations under the Notes and the Indenture being so guaranteed. The Company will cause each Restricted Subsidiary required to issue a Guarantee after the date of issuance of the Notes to execute and deliver an indenture supplemental to the Indenture, as described below under "Future Guarantors."

     Future Guarantors. The Indenture provides that the Company and each Guarantor shall cause each Restricted Subsidiary of the Company (other than any Foreign Subsidiary) which, after the date of the Indenture (if not then a Guarantor), becomes a Restricted Subsidiary to execute and deliver an indenture supplemental to the Indenture and thereby become a Guarantor which shall be bound by the Guarantee of the Notes in the form set forth in the Indenture (without such future Guarantor being required to execute and deliver the Guarantee endorsed on the Notes).

     Provision of Financial Statements and Information. Whether or not the Company is then subject to Section 13(a) or 15(d) of the Exchange Act, the Indenture provides that the Company will file with the Securities and Exchange Commission (the "Commission") following the effectiveness of the Exchange Offer Registration Statement, so long as any Notes are outstanding, the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if the Company were so subject, and such documents shall be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject; provided the Commission will accept such filings. The Company will also in any event (i) within 15 days of each Required Filing Date following the effectiveness of the Exchange Offer Registration Statement, file with the Trustee, and supply the Trustee with copies for delivery to the holders of the Notes and prospective purchasers, the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (ii) if the Commission will not accept the filing of such documents promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder of the Notes. Prior to the effectiveness of the Exchange Offer Registration Statement, the

                                      104
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Company will provide upon request from holders of the Notes or prospective holders the information required by Rule 144A(d)(4) under the Securities Act.

     Additional Covenants. The Indenture also contains covenants with respect to the following matters: (i) payment of principal, premium and interest;
(ii) maintenance of an office or agency in The City of New York;
(iii) maintenance of corporate existence; (iv) payment of taxes and other claims; (v) maintenance of properties; and (vi) maintenance of insurance.

MERGER, CONSOLIDATION AND SALE OF ASSETS

     The Indenture provides that the Company shall not, in any single transaction or series of related transactions, consolidate or merge with or into (whether or not the Company is the Surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) in one or more related transactions to, another Person, and the Company will not permit any Restricted Subsidiary to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries, taken as a whole, to another Person, unless (i) the Surviving Person is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Person (if other than the Company) assumes all the obligations of the Company under the Notes (and the Guarantees of the Company's Restricted Subsidiaries shall be confirmed as applying to such Surviving Person's obligations), the Indenture and, if then in effect, the Registration Rights Agreement pursuant to a supplemental indenture or other written agreement, as the case may be, in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) after giving pro forma effect to such transaction, the Surviving Person (x) would have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately preceding such transaction and (y) would be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "--Limitation on Incurrence of Indebtedness." Notwithstanding clauses (iii) and (iv) above, any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or another Restricted Subsidiary.

     In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraph in which the Company is not the Surviving Person, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company, and the Company shall be discharged from its obligations under, the Indenture, the Notes and the Registration Rights Agreement.

EVENTS OF DEFAULT

     The Indenture provides that each of the following constitutes an Event of
Default:

          (i) a default for 30 days in the payment when due of interest on, or Additional Interest (if any) with respect to, any Note (whether or not prohibited by the subordination provisions of the Indenture);

          (ii) a default in the payment when due of principal on any Note (whether or not prohibited by the subordination provisions of the Indenture), whether upon maturity, acceleration, optional or mandatory redemption, required repurchase or otherwise;

          (iii) failure to perform or comply with any covenant, agreement or warranty in the Indenture (other than the defaults specified in clauses (i) and (ii) above) which failure continues for 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the then outstanding Notes;

          (iv) the occurrence of one or more defaults under any agreements, indentures or instruments under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $5.0 million in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated and such acceleration is not rescinded, annulled or cured within 10 days thereafter;

          (v) one or more judgments, orders or decrees for the payment of money in excess of $5.0 million, either individually or in the aggregate, shall be entered against the Company or any Restricted Subsidiary or any of their respective properties and which judgments, orders or decrees are not paid, discharged, bonded or stayed or stayed pending appeal for a period of 60 days after their entry;

          (vi) certain events of bankruptcy, insolvency or reorganization (of the Company or any Significant Subsidiary); or

          (vii) any Guarantee of a Significant Subsidiary ceases to be in full force and effect (other than as expressly provided for under the Indenture) or is declared null and void, or any Guarantor which is a Significant Subsidiary denies that it has any further liability under any Guarantee, or gives notice to such effect (other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture).

     If any Event of Default (other than as specified in clause (vi) of the preceding paragraph with respect to the Company) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may, and the Trustee at the request of such holders shall, declare all the Notes to be due and payable immediately by notice in writing to the Company, and to the Company and the Trustee if by the holders, specifying the respective Event of Default and that such notice is a "notice of acceleration," and the Notes shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from the events specified in clause (vi) of the preceding paragraph with respect to the Company, the principal of, premium, if any, and any accrued interest on all outstanding Notes shall ipso facto become immediately due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture.

     The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except (i) a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, the Notes (which may only be waived with the consent of each holder of Notes affected), or (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or interest) if it determines that withholding notice is in their interest.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     The Indenture provides that no recourse for the payment of the principal of, premium, if any, interest on or Additional Interest, if any, with respect to any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any officer, employee, incorporator, direct or indirect controlling person, shareholder, member, partner or affiliate of the Company or of any successor Person thereof. Each Holder and the Trustee, by accepting the Notes, waives and releases all such liability.

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DEFEASANCE

     The Company may, at its option and at any time, elect to have the obligations of the Company discharged with respect to the outstanding Notes ("defeasance"). Such defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and to have satisfied all other obligations under the Notes and the Indenture except for (i) the rights of holders of the outstanding Notes to receive, solely from the trust fund described below, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due,
(ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment, (iii) the rights, powers, trusts, duties and immunities of the Trustee under the Indenture, and
(iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("covenant defeasance") and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. In the event that a covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under "--Events of Default" will no longer constitute Events of Default with respect to the Notes.

     In order to exercise either defeasance or covenant defeasance, (i) the Company shall irrevocably deposit with the Trustee, as trust funds in trust, for the benefit of the holders of the Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the report of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes to redemption or maturity; (ii) the Company shall have delivered to the Trustee an opinion of counsel in the United States to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance, as the case may be, had not occurred (in the case of defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax laws); (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clause (vi) under the first paragraph under "--Events of Default" is concerned, at any time during the period ending on the 91st day after the date of deposit;
(iv) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;
(v) the Company shall have delivered to the Trustee an opinion of counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Indebtedness (other than holders of the Notes) and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (vi) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent under the Indenture to either defeasance or covenant defeasance, as the case may be, have been complied with and that no violations under agreements governing any other outstanding Indebtedness would result therefrom.

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

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation or
(b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee an amount in United States dollars sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of deposit; (ii) the Company has paid or caused to be paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an Officers' Certificate and an opinion of counsel each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

RELEASE OF GUARANTEE

     So long as no Event of Default shall have occurred and be continuing upon the sale or disposition (whether by merger, stock purchase, asset or sale or otherwise) of a Guarantor (or all or substantially all of the assets of any such Guarantor or 50% or more of the Capital Stock of any such Guarantor) to an entity which is not a Subsidiary of the Company, which transaction is otherwise in compliance with the Indenture, such Guarantor shall be deemed released from all its obligations under its Guarantee of the Notes and under the Indenture; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Company shall also terminate upon such release, sale or transfer. Upon the release of any Guarantor from its Guarantee pursuant to the provisions of the Indenture, each other Guarantor not so released shall remain liable for the full amount of principal of, and interest on, the Notes as and to the extent provided in the Indenture.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two paragraphs, the Indenture or the Notes may be amended or supplemented with the written consent of the holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

     Without the consent of each holder affected, an amendment or waiver shall not: (i) reduce the principal amount of the Notes whose holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note, or alter or waive the provisions with respect to the redemption of the Notes in a manner adverse to the holders of the Notes other than with respect to a Change of Control Offer or an Asset Sale Offer,
(iii) reduce the rate of or change the time for payment of interest on any Notes, (iv) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except that holders of at least a majority in aggregate principal amount of the then outstanding Notes may
(a) rescind an acceleration of the Notes that resulted from a non-payment default, and (b) waive the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to the right of Holders to waive past Defaults or the rights of holders of Notes to receive payments of principal of, or premium, if any, or interest on, the Notes,
(vii) following the occurrence of a Change of Control, amend, change or modify the Company's obligation to make and consummate a Change of Control Offer by reason of such a Change of Control or modify any of the provisions or definitions with respect thereto in a manner adverse to the holders of the Notes with respect to such Change of Control, or following the occurrence of an Asset Sale, amend, change or modify the Company's obligation to make and consummate an Asset Sale Offer with respect to such Asset Sale or modify any of the provisions or definitions with respect thereto in a manner adverse to the holders of the Notes with respect to such Asset Sale, or (viii) modify or change any of the provisions of the Indenture relating to the subordination of the Notes in a manner adverse to the holders of the Notes.

     Notwithstanding the foregoing, without the consent of any holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes
(i) to cure any ambiguity, defect or inconsistency, (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iii) to provide for the assumption of the Company's obligations to holders of the Notes in the event of any Disposition involving the Company in which the Company is not the Surviving Person, (iv) to make any change that would provide any additional rights or benefits to the holders of the Notes or that does not adversely affect the rights of any such holder, (v) to release any Guarantee permitted to be released under the Indenture, or (vi) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

TRANSFER AND EXCHANGE

     The registered holder of a Note will be treated as the owner of such Note for all purposes. A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company nor the Registrar shall be required to issue, register the transfer of or exchange any Note (i) during a period beginning at the opening of business on the day that the Trustee receives notice of any redemption from the Company and ending at the close of business on the day the notice of redemption is sent to holders, (ii) selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part may be transferred or exchanged, and (iii) during a Change of Control Offer or an Asset Sale Offer if such Note is tendered pursuant to such Change of Control Offer or Asset Sale Offer and not withdrawn.

THE TRUSTEE

     The Chase Manhattan Bank is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

     The Indenture (including the provisions of the Trust Indenture Act incorporated by reference therein) contains limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict or resign.

GOVERNING LAW

     The Indenture is, and the New Notes and the Guarantees will be, governed by the laws of the State of New York, without regard to the principles of conflicts of law.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for the definition of all other terms used in the Indenture.

     "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person (the "Acquired Person") existing at the time the Acquired Person merges with or into, or becomes a Restricted Subsidiary of, such specified Person, including Indebtedness incurred in connection with, or in contemplation of, the Acquired Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; provided, however, that Indebtedness of such Acquired Person which is

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

redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Acquired Person merges with or into or becomes a Restricted Subsidiary of such specified Person shall not be Acquired Debt.

     "Additional Interest" has the meaning set forth in the Registration Rights Agreement.

     "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Asset Sale" means (i) any sale, lease, conveyance or other disposition by the Company or any Restricted Subsidiary of any assets (including by way of a sale-and-leaseback) other than in the ordinary course of business or (ii) the issuance or sale of Capital Stock of any Restricted Subsidiary, in the case of each of (i) and (ii), whether in a single transaction or a series of related transactions, to any Person (other than to the Company or a Restricted Subsidiary and other than directors' qualifying shares) for Net Proceeds in excess of $250,000. The (i) disposition of property of the Company or any of its Restricted Subsidiaries that, in the reasonable judgment of the Company, is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries or (ii) a Permitted Investment in a Permitted Joint Venture of the Company shall not constitute an Asset Sale.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Capital Lease Obligation" of any Person means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease for property leased by such Person that would at such time be required to be capitalized on the balance sheet of such Person in accordance with GAAP.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including any Preferred Stock.

     "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Services or Moody's Investors Service, Inc.; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Rating Services or at least P-1 from Moody's Investors Service, Inc.; (iv) certificates of deposit, time deposits or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any member of the European Union or any U.S. branch of a foreign bank or (with respect to any Restricted Subsidiary) any foreign country in which such Restricted Subsidiary is located, having at the date of acquisition thereof combined capital and surplus of not less than $250 million and a Thompson or Keefe Bank Watch Rating of "B" or better (including bank accounts in such banks); (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; (vi) in the case of any Foreign Subsidiary, Investments: (a) in direct obligations of the sovereign nation (or any agency or instrumentality thereof) in which such Foreign Subsidiary is organized or is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency or instrumentality thereof),
(b) of the type and maturity described in clauses (i) through (v) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies or (c) of the type and maturity described in clauses (i) through (v) above of foreign obligors (or the parents of such obligors), which Investments or obligors (or the parents of such obligors), are not rated as provided in such clauses or in clause (vi)(b) but which are, in the reasonable judgment of the Company, comparable in investment quality to such Investments and obligors (or the parents of such obligors); and
(vii) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (vi) above.

     "Cash Flow" means, with respect to any period, Consolidated Net Income for such period, plus, to the extent deducted in computing such Consolidated Net
Income: (i) extraordinary net losses, plus (ii) provision for taxes based on income or profits and any provision for taxes utilized in computing the extraordinary net losses under clause (i) hereof, plus (iii) Consolidated Interest Expense, plus (iv) depreciation, amortization and all other non-cash charges (including amortization of goodwill and other intangibles but excluding any items that will require cash payments in the future for which an accrual or reserve is made).

     "Change of Control" means the occurrence of any of the following events after the Issue Date: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than one or more Permitted Holders) is or becomes (including by merger, consolidation or otherwise) the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the voting power of the total outstanding Voting Stock of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors of the Company then in office; (iii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company as a whole and not any Restricted Subsidiary or Guarantor (whether or not otherwise in compliance with the terms of the Indenture); or (iv) the sale or other disposition (other than by way of merger or consolidation) of all or substantially all of the Capital Stock or assets of the Company and its Restricted Subsidiaries taken as a whole to any Person or group (as defined in Rule 13d-5 of the Exchange Act) (other than to one or more of the Permitted Holders) as an entirety or substantially as an entirety in one transaction or a series of related transactions, unless the "beneficial owners" of the Voting Stock of such Person immediately prior to such transaction own, directly or indirectly, more than 50% of the total voting power of such Person immediately after such transaction.

     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Consolidated Cash Flow Coverage Ratio" means, for any period, the ratio of
(i) the aggregate amount of Cash Flow for such period, to (ii) Consolidated Interest Expense for such period, determined on a pro forma basis after giving pro forma effect to (a) the incurrence of the Indebtedness giving rise to the calculation of the Consolidated Cash Flow Coverage Ratio and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such period; (b) the

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

incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such period); (c) in the case of Acquired Debt, the related acquisition as if such acquisition had occurred at the beginning of such period; and (d) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period.

     "Consolidated Interest Expense" means, with respect to any period, the sum of (i) the interest expense of the Company and its Restricted Subsidiaries for such period, including, without limitation, (a) amortization of debt discount,
(b) the net payments, if any, under interest rate contracts (including amortization of discounts), (c) the interest portion of any deferred payment obligation and (d) accrued interest, plus (ii) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period, and all capitalized interest of the Company and its Restricted Subsidiaries, plus
(iii) all dividends paid during such period by the Company and its Restricted Subsidiaries with respect to any Disqualified Stock (other than by any Restricted Subsidiary to the Company or any other Restricted Subsidiary and other than any dividend paid in Capital Stock (other than Disqualified Stock)), in each case, as determined on a consolidated basis in accordance with GAAP consistently applied.

     "Consolidated Net Income" means, with respect to any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, adjusted to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains (less all fees and expenses relating thereto), (ii) the portion of net income (or loss) of the Company and its Restricted Subsidiaries allocable to interests in unconsolidated Persons or Unrestricted Subsidiaries, except to the extent of the amount of dividends or distributions actually paid to the Company or its Restricted Subsidiaries by such other Person during such period, (iii) for purposes of the covenant entitled "--Limitation on Restricted Payments," net income (or loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling-of-interests" basis attributable to any period prior to the date of combination, (iv) net gains and losses (less all fees and expenses relating thereto) in respect of disposition of assets (including, without limitation, pursuant to sale and leaseback transactions) other than in the ordinary course of business, (v) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income to the Company is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, or (vi) the cumulative non-cash effect of any change in accounting principles; provided that any net gain referred to in clause (iv) above that relates to a Restricted Investment and which is received in or converted into cash by the Company or a Restricted Subsidiary during such period shall be included in the consolidated net income of the Company.

     "Consolidated Net Worth" means, with respect to any Person at any date, the sum of (i) the consolidated stockholders' equity of such Person less the amount of such stockholders' equity attributable to Disqualified Stock of such Person and its Subsidiaries (Restricted Subsidiaries, in the case of the Company), as determined on a consolidated basis in accordance with GAAP consistently applied and (ii) the amount of any Preferred Stock of such Person not included in the stockholders' equity of such Person in accordance with GAAP, which Preferred Stock does not constitute Disqualified Stock.

     "Consolidated Tangible Assets" means, with respect to any Person, as of any date of determination, the total assets, less goodwill, deferred financing costs and other intangibles and less accumulated amortization, shown on the most recent balance sheet of such Person, determined on a consolidated basis in accordance with GAAP.

     "Credit Facility" means the Loan and Security Agreement dated as of August 31, 1994 and as amended between the Company, certain of its Subsidiaries and the lenders named therein as the same may be further amended, modified, renewed, refunded, replaced or refinanced from time to time (including extending the maturity of, increasing the amount of available borrowings under, extending the purpose to include acquisition, working capital and other facilities of, changing the conditions and basis of borrowing of, combining the seniority of, changing the covenants and other provisions of, and adding Subsidiaries of the Company as additional borrowers or guarantors, or otherwise restructuring all or any portion of the Indebtedness under such agreement or any successor or replacement and whether with the same or any other agent, lender or group of lenders), including (i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with any such amendment, modification, renewal, refunding, replacement or refinancing.

     "Currency Agreement Obligations" means the obligations of any person under a foreign exchange contract, currency swap agreement or other similar agreement or arrangement to protect such person against fluctuations in currency values.

     "Default" means any event that is, or after the giving of notice or passage of time or both would be, an Event of Default.

     "Designated Senior Debt" means (i) the Indebtedness under the Credit Facility, and (ii) any other Senior Debt permitted to be incurred under the Indenture the principal amount of which is $15.0 million or more (including to a syndicate of lenders or an agent thereof) at the time of the designation of such Senior Debt as "Designated Senior Debt" by the Company in a written instrument delivered to the Trustee.

     "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

     "Disqualified Stock" means (i) any Preferred Stock of any Restricted Subsidiary (other than Preferred Stock owned by the Company or any Wholly Owned Restricted Subsidiary) and (ii) that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than upon a Change of Control of the Company in circumstances where the holders of the Notes would have similar rights), in whole or in part on or prior to the stated maturity of the Notes.

     "Dollars" and "$" means lawful money of the United States of America.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

     "Foreign Subsidiary" means a Restricted Subsidiary not organized under the laws of the United States or any political subdivision thereof and the operations of which are located entirely outside the United States.

     "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the

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accounting profession in the United States of America, which are applicable as of the Issue Date and consistently applied.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantor" means (i) the domestic Subsidiaries of the Company on the Issue Date (ii) each of the Company's Restricted Subsidiaries which become Restricted Subsidiaries after the Issue Date and which are organized in the United States, and (iii) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor.

     "Indebtedness" means, with respect to any Person, without duplication, and whether or not contingent, (i) all indebtedness of such Person for borrowed money or which is evidenced by a note, bond, debenture or similar instrument,
(ii) all obligations of such Person to pay the deferred or unpaid purchase price of property, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto,
(iii) all Capital Lease Obligations of such Person, (iv) all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for the account of such Person, (v) to the extent not otherwise included in this definition, all net obligations of such Person under Interest Rate Agreement Obligations or Currency Agreement Obligations of such Person, (vi) all liabilities of others of the kind described in the preceding clause (i),
(ii) or (iii) secured by any Lien on any property owned by such Person; provided, however, if the obligations secured by a Lien (other than a Permitted Lien not securing any liability that would itself constitute Indebtedness) on any assets or property have not been assumed by such Person in full or are not such Person's legal liability in full, the amount of such Indebtedness for purposes of this definition shall be limited to the lesser of the amount of Indebtedness secured by such Lien and the Fair Market Value of the property subject to such Lien, (vii) all Disqualified Stock issued by such Person and all Preferred Stock issued by a Subsidiary of such Person (other than Preferred Stock of a Restricted Subsidiary owned by the Company or a Wholly Owned Restricted Subsidiary), and (viii) to the extent not otherwise included, any Guarantee by such Person of any other Person's indebtedness or other obligations described in clauses (i) through (vii) above. "Indebtedness" of the Company and the Restricted Subsidiaries shall not include current trade payables incurred in the ordinary course of business, and non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business. The principal amount outstanding of any Indebtedness issued with original issue discount is the accreted value of such Indebtedness. Notwithstanding the foregoing, Indebtedness shall not include Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within 3 business days of the incurrence thereof. In addition, Indebtedness shall not include a government grant and any Guarantee of the Company or a Restricted Subsidiary required by such grant which obligates the Company or a Restricted Subsidiary to repay such grant at the discretion of such government or upon the failure of the conditions of such grant specified therein to be fulfilled, but which is forgiven solely by reason of the passage of time or the fulfillment of such grant conditions (other than repayment); provided that if the conditions for forgiveness of such government grant lapse for whatever reason and the Company or a Restricted Subsidiary becomes obligated to repay such grant, the grant shall be deemed Indebtedness which is incurred at the time such obligation to repay is triggered.

     "Interest Rate Agreement Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a Guarantee) or capital contribution to (by means of any transfer of

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

cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of the "Limitation on Restricted Payments" covenant, (i) "Investment" shall include and be valued at the Fair Market Value of the net assets of any Restricted Subsidiary (to the extent of the Company's equity interest in such Restricted Subsidiary) at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided, however, that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company and/or such Restricted Subsidiary shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

     "Issue Date" means June 11, 1998, the date of the original issuance of the Notes.

     "Koffolk" means Koffolk (1949) Ltd., an Israeli corporation and wholly owned Subsidiary of the Company.

     "Koffolk Credit Facility" means such credit agreement as may be entered into, from time to time, by Koffolk and one or more lenders as the same may be amended, modified, renewed, refunded, replaced or refinanced from time to time, including (i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with any such amendment, modification, renewal, refunding, replacement or refinancing.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to give a security interest in any asset).

     "MRT" means Mineral Resource Technologies, L.L.C., a Delaware limited liability company, and any corporation into which such limited liability company may be converted.

     "Net Proceeds" means, with respect to any Asset Sale by any Person, the aggregate cash or Cash Equivalent proceeds received by such Person and/or its Affiliates in respect of such Asset Sale, which amount is equal to the excess, if any, of (i) the cash or Cash Equivalents received by such Person and/or its Affiliates (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such Asset Sale, over
(ii) the sum of (a) the amount of any Indebtedness that is secured by such asset and which is repaid by such Person in connection with such Asset Sale, plus
(b) all fees, commissions and other expenses incurred by such Person in connection with such Asset Sale, plus (c) provision for taxes, including income taxes, directly attributable to the Asset Sale or to prepayments or repayments of Indebtedness with the proceeds of such Asset Sale, plus (d) if such Person is a Restricted Subsidiary, any dividends or distributions payable to holders of minority interests in such

Restricted Subsidiary from the proceeds of such Asset Sale, plus
(e) appropriate amounts to be provided or established by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; provided that upon the release of any such reserves, such amounts shall constitute "Net Proceeds" hereunder.

     "obligations" means any principal, interest, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officers' Certificate" means a certificate signed on behalf of a Person by two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of such Person, that meets the requirements set forth in the Indenture.

     "Permitted Holders" means (i) Jack Bendheim; (ii) each of his spouse, siblings, ancestors, descendants (whether by blood, marriage or adoption, and including stepchildren) and the spouses, siblings, ancestors and descendants thereof (whether by blood, marriage or adoption, and including stepchildren) of such natural persons, the beneficiaries, estates and legal representatives of any of the foregoing, the trustee of any bona fide trust of which any of the foregoing, individually or in the aggregate, are the majority in interest beneficiaries or grantors, and any corporation, partnership, limited liability company or other Person in which any of the foregoing, individually or in the aggregate, own or control a majority in interest; and (iii) all Affiliates controlled by the individual named in clause (i) above.

     "Permitted Investments" means (i) any Investment in or in securities of the Company or any Wholly Owned Restricted Subsidiary; (ii) any investment in cash or Cash Equivalents; (iii) any Investment in or in securities of a Person engaged in a Related Business (an "Acquired Person") if, as a result of such Investment, (a) the Acquired Person becomes a Wholly Owned Restricted Subsidiary, or (b) the Acquired Person either (1) is merged, consolidated or amalgamated with or into the Company or one of its Wholly Owned Restricted Subsidiaries and the Company or such Wholly Owned Restricted Subsidiary is the Surviving Person, or (2) transfers or conveys substantially all of its assets to, or is liquidated into, the Company or one of its Wholly Owned Restricted Subsidiaries; (iv) Investments in accounts and notes receivable acquired in the ordinary course of business; (v) any notes, obligations or other securities received in connection with an Asset Sale that complies with the covenant described under "Limitations on Asset Sales" or any other disposition not constituting an Asset Sale; (vi) Interest Rate Agreement Obligations and Currency Agreement Obligations permitted pursuant to the second paragraph of the covenant described under "Limitation on Incurrence of Indebtedness" above;
(vii) investments in or acquisitions of Capital Stock or similar interests in Persons (other than Affiliates of the Company) received in the bankruptcy or reorganization of or by such Person or any exchange of such investment with the issuer thereof or taken in settlement of or other resolution of claims or disputes; (viii) any Investment in or in securities of a Restricted Subsidiary of the Company in which at least 80% of the outstanding voting securities (other than directors" qualifying shares) are owned, directly or indirectly, by the Company or one or more Restricted Subsidiaries or a Surviving Person of any Disposition involving the Company, as the case may be; provided that for the purposes of the term "Permitted Investments" an Investment in a Foreign Subsidiary of the Company pursuant to clauses (i) and (viii) above shall mean only any direct or indirect loan or other extension of credit at then prevailing market rates payable in cash (including, without limitation, a guarantee) or any purchase or acquisition of any bonds, notes, debentures or other securities or evidences of Indebtedness issued by such Foreign Subsidiary at commercially reasonable rates payable in cash; provided further, however, that the previous proviso does not apply in the case of clause (iii) above or to any Investment in a Foreign Subsidiary existing on the Issue Date; and (ix) any Investment comprised of property (which shall not include Capital Stock, cash or Cash Equivalents or Indebtedness) contributed to or in a Permitted Joint Venture of the Company or a Restricted Subsidiary in the aggregate amount not to exceed 5% of Consolidated Tangible Assets of the Company for which the Person making such Investment receives equity interests in such Permitted Joint Venture.

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

     "Permitted Joint Venture" means, with respect to any Person, any corporation, association, partnership, joint venture, limited liability partnership, limited liability company or other business entity, in which the Company or any of its Restricted Subsidiaries shall contribute capital in the form of cash or Cash Equivalents or intangible assets, including without limitation technology and contracts related thereto; provided, however, that
(i) such Person or any Subsidiary of such Person is engaged in a Related Business, (ii) any cash, Cash Equivalents or assets contributed by such Person to the capital of such entity shall be treated no less favorably to the Company or the Restricted Subsidiary than like amounts or values of cash, Cash Equivalents or assets contributed by other shareholders, partners, members or other investors, and (iii) if, in the case of a corporation, association or other business entity, the Company and its Restricted Subsidiary shall own or control, directly or indirectly, less than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof or, in the case of a partnership, joint venture, limited liability partnership, limited liability company or similar entity, the Company and its Restricted subsidiaries shall own or control, directly or indirectly, less than 50% of the total equity and voting interests, then in each such case the Company or its Restricted Subsidiary shall obtain the agreement of the other shareholders, partners or members of such entity that no technology or other non-cash assets contributed to the capital of such entity by the Company or a Restricted Subsidiary may be voluntarily disposed of or distributed to any Person other than the Company or a Restricted Subsidiary without the prior written consent of the Company or a Restricted Subsidiary.

     "Permitted Liens" means (i) Liens on assets or property of the Company that secure Senior Debt and Liens on assets or property of a Guarantor that secure Senior Debt; (ii) Liens securing Indebtedness of a Person existing at the time that such Person is merged into or consolidated with the Company or a Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of such Person; (iii) Liens on property acquired by the Company or a Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other property other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary; (iv) Liens in respect of Interest Rate Agreement Obligations and Currency Agreement Obligations permitted under the Indenture; (v) Liens in favor of the Company or any Restricted Subsidiary;
(vi) Liens existing or created on the Issue Date; (vii) Liens securing the Notes or the Guarantees; (viii) Liens to secure Attributable Debt that is permitted to be incurred pursuant to the covenant described above under the caption "--Certain Covenants--Sale and Leaseback Transactions;" (ix) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases;
(xi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xii) Liens to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other like Liens, in any case incurred in the ordinary course of business and rights to offset and set-off;
(xiii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (xiv) Liens securing Indebtedness incurred to amend, modify, renew, refund, replace or refinance Indebtedness that has been secured by a Lien permitted under the Indenture, provided that (a) any such Lien not extend to or cover any assets or property not securing the Indebtedness so refinanced and (b) the Refinancing Indebtedness secured by such Lien shall have been permitted to be incurred under the Indenture; and (xv) Liens on assets of Foreign Subsidiaries securing Indebtedness permitted by the Indenture.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

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

     "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

     "Purchase Money Obligation" means any Indebtedness (as amended, modified, renewed, refunded, replaced or refinanced) secured by a Lien on assets related to the business of the Company or the Restricted Subsidiaries, and any additions and accessions thereto, which are purchased, constructed or improved by the Company or any Restricted Subsidiary at any time after the Issue Date; provided, however, that (i) any security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively, a "Security Agreement") shall be entered into within 90 days after the purchase or substantial completion of the construction or improvement of such assets and shall at all times be confined solely to the assets so purchased, constructed or improved, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Security Agreement is entered into exceed 100% of the purchase price or cost of construction or improvement to the Company or any Restricted Subsidiary of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased, constructed or improved, any additions and accessions thereto and any proceeds therefrom.

     "Related Business" means any business that is reasonably related to or complementary to the businesses conducted by the Company, or the Restricted Subsidiaries, on the Issue Date.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Payment" means (i) any dividend or other distribution declared or paid on any Capital Stock of the Company (other than (A) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or (B) dividends or distributions payable to the Company or any Restricted Subsidiary or (C) dividends or distributions by MRT to its members to permit such members to make payments upon tax obligations); (ii) any payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company; (iii) any payment to purchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, any Subordinated Indebtedness other than a purchase, redemption, defeasance or other acquisition or retirement for value that is paid for with the proceeds of Refinancing Indebtedness that is permitted under the covenant described under "--Certain Covenants--Limitation on Incurrence of Indebtedness;" or (iv) any Restricted Investment. A Permitted Investment is not a Restricted Payment.

     "Restricted Subsidiary" means each direct or indirect Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Senior Debt" means (A) with respect to the Company, the principal of and interest (including post-petition interest) on, and all other amounts owing in respect of, (x) the Credit Facility and (y) any other Indebtedness incurred by the Company (including, but not limited to, reasonable fees and expenses of counsel and all other charges, fees and expenses incurred in connection with such Indebtedness), unless the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is on a parity with or subordinated in right of payment to the Notes, and (B) with respect to any Guarantor, the principal of and interest (including post-petition interest) on, and all other amounts owing in respect of, (i) such Guarantor's obligations in respect of the Credit Facility, including its obligations as a guarantor thereof, and (ii) any other Indebtedness incurred by such Guarantor (including, but not limited to, reasonable fees and expenses of counsel and all other charges, fees and expenses incurred in connection with such Indebtedness), unless the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is on a parity with or subordinated in right of payment to the Guarantee of such Guarantor. Notwithstanding the foregoing, Senior Debt shall not include (i) any Indebtedness for federal, state, local or other taxes, (ii) any Indebtedness among or between the Company, any Restricted Subsidiary and/or any of their Affiliates, (iii) any Indebtedness that is incurred in violation of the Indenture, (iv) Indebtedness evidenced by the Notes or the Guarantees, or
(v) Indebtedness of a Person that is expressly subordinate or junior in right of payment (other than as a result of the Indebtedness being unsecured) to any other Indebtedness of such Person.

     "Shareholders Agreements" means (i) the Shareholders Agreement dated December 29, 1987 by and between Marvin S. Sussman and the Company; (ii) the Shareholders Agreement dated February 21, 1995 among Phibro-Tech, Inc., I. David Paley, Nathan Z. Bistricer and James O. Herlands; (iii) the Limited Liability Company Agreement of MRT dated as of November 21, 1995; and (iv) each of the Severance Agreements between Phibro-Tech, Inc. and I. David Paley, Nathan Z. Bistricer and James O. Herlands, respectively, each dated February 21, 1995; each as amended and in effect on the Issue Date, and as thereafter amended, except for any amendment subsequent to the Issue Date which causes the terms of such agreement to be less favorable to the Company, Phibro-Tech or MRT, as the case may be.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such Regulation S-X is in effect on the Issue Date.

     "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor which (A) if incurred by the Company, is subordinated in right of payment to the Notes, or (B) if incurred by a Guarantor, is subordinated in right of payment to the Guarantee of such Guarantor.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or
(ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or (iii) any other Person (other than a corporation or limited partnership) in which such Person or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries thereof, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

     "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

     "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with the covenant described under "--Limitation on Designations of Unrestricted Subsidiaries" and not redesignated a Restricted Subsidiary in compliance with such covenant.

     "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, with
(b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding aggregate principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary with respect to which all of the outstanding voting securities (other than directors' qualifying shares or nominee shares held by a third party to comply with local law) of which are owned, directly or indirectly, by the Company or a Surviving Person of any Disposition involving the Company, as the case may be.

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

                         BOOK-ENTRY; DELIVERY AND FORM

     The certificates representing the New Notes will be issued in fully registered form, without coupons. Except as described below, the New Notes will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depository"), and registered in the name of Cede & Co. ("Cede") as the Depository's nominee in the form of a global Note (the "Global Note").

     The Depository has advised the Company as follows: The Depository is a limited-purpose trust company and organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and "a clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository was created to hold securities of institutions that have accounts with the Depository Participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (which may include the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depository agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law.

     The Depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the New Notes represented by such Global Note to the accounts of participants. Ownership of beneficial interests in the Global Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depository (with respect to participants' interest) and such participants (with respect to the owners of beneficial interests in the Global Note other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Note.

     So long as the Depository, or its nominee, is the registered holder and owner of the Global Note, the Depository or such nominee, as the case may be, will be considered the sole owner and holder of the related New Notes for all purposes of such New Notes. Owners of beneficial interests in the Global Note will not be entitled to have the New Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes in definitive form and will not be considered to be the owners or holders of any New Notes under the Global Note. Accordingly, each person owning a beneficial interest in the Global Note must rely on the procedures of the Depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any right of a holder of New Notes under the Global Note. The Company understands that under existing industry practice, in the event an owner of a beneficial interest in the Global Note desires to take any action that the Depository, as the holder of the Global Note, is entitled to take, the Depository would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Payment of principal of and interest on New Notes represented by the Global Note registered in the name of and held by the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Note.

     The Company expects that the Depository or its nominee, upon receipt of any payment of principal or interest in respect of the Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of the Depository or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Notes through such participants will be governed by standing instructions and customary practices, and will be the responsibility of such participants. The Company will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Notes for any Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for other aspect of the relationship between the Depository and its participants or the relationship between such participants and the owners of beneficial interests in the Global Notes owning through such participants.

     Unless and until they are exchanged in whole or in part for certificated New Notes in definitive form, the Global Note may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository.

     Beneficial owners of New Notes registered in the name of the Depository or its nominee will be entitled to be issued, upon request, New Notes in definitive certificated form.

CERTIFICATED NOTES

     The New Notes represented by the Global Note are exchangeable for certificated New Notes in definitive form of like tenor as such New Notes in denominations of U.S.$1,000 and integral multiples thereof if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Note or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, (ii) the Company in its discretion at any time determines not to have all of the New Notes represented by the Global Note or (iii) a default entitling the holders of the Notes to accelerate the maturity thereof has occurred and is continuing. Any New Note that is exchangeable pursuant to the preceding sentence is exchangeable for certificated Notes issuable in authorized denominations and registered in such names as the Depository shall direct.

     Although the Depository has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of the Depository, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor the Company will have any responsibility for the performance by the Depository or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

                      EXCHANGE OFFER; REGISTRATION RIGHTS

     In connection with the initial issuance and sale of the Old Notes, the Initial Purchaser and its assignees became entitled to the benefits of the Registration Rights Agreement. Pursuant to the Registration Rights Agreement with the Initial Purchaser, for the benefit of the holders of the Old Notes, the Company and the Guarantors are obligated, at their expense, (i) to file the Registration Statement of which this Prospectus forms a part with the SEC with respect to a registered offer to exchange the Old Notes for the New Notes, which will have terms substantially identical in all material respect to those of the Old Notes (except that the New Notes will not contain terms with respect to transfer restrictions) on or before October 9, 1998 and (ii) to use their best efforts to cause the Registration Statement to be declared effective under the Securities Act by December 8, 1998. Upon the effectiveness of the Registration Statement, the Company will offer the New Notes in exchange for surrender of the Old Notes. The Company will keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date the Exchange Offer Registration Statement is declared effective. For each Old Note surrendered to the Company pursuant to the Exchange Offer, the Holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. Interest on each New Note will accrue from the last interest payment date on which interest was paid on the Old Note surrendered in exchange thereof or, if no interest has been paid on such Old Note, from June 11, 1998.

     Under existing interpretations of the staff of the Commission's Division of Corporation Finance (the "Staff"), the New Notes will generally be freely transferable after the Exchange Offer without further registration under the Securities Act if the holder of the New Notes represents that it is acquiring the New Notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of New Notes and that it is not an affiliate (as such term is defined in Rule 405 under the Securities Act) of the Company, as such terms are interpreted by the Commission and the Holder is not engaged in and does not intend to be engaged in a distribution of such New Notes; provided, however, that broker-dealers ("Participating Broker-Dealers") receiving New Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to resales of such New Notes. To date, the Staff has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the Exchange Offer (where such securities were acquired as a result of market-making or other trading activities, other than a resale of an unsold allotment from the sale of the Old Notes to the Initial Purchaser) with the prospectus contained in the Exchange Offer Registration Statement. Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed to permit Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use this Prospectus in connection with the resale of such New Notes.

     Each holder of the Old Notes who wishes to exchange its Old Notes for New Notes in the Exchange Offer will be required to make certain representations to the Company and the Guarantors, including that (i) any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any person to participate in a public distribution (within the meaning of the Securities Act) of the New Notes, (iii) it is not engaged in and does not intend to engage in a distribution of such New Notes and (iv) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company, or if it is such an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it.

     In addition, each holder who is not a broker-dealer will be required to represent that it is not engaged in, and does not intend to engage in, a public distribution of the New Notes. Each holder who is a broker-dealer and who receives New Notes for its own account in exchange for Old Notes that were acquired by it as a result of market-making activities or other trading activities will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of such New Notes.

     In the event that applicable interpretations of the Staff do not permit the Company and the Guarantors to effect the Exchange Offer or if for any other reason the Exchange Offer is not consummated by January 7, 1999, or if the Initial Purchaser so requests with respect to the Old Notes not eligible to be exchanged for New Notes in the Exchange Offer or if any holder of Old Notes is not eligible to participate in the Exchange Offer or does not receive freely tradeable New Notes in the Exchange Offer, the Company and the Guarantors will, at their expense, (a) promptly (but in no event prior to October 9, 1998) file a Shelf Registration Statement permitting resales from time to time of the Notes,
(b) use their best efforts to cause the Shelf Registration Statement to become effective and (c) use their best efforts to keep the Shelf Registration Statement current and effective until two years from the Issue Date or such shorter period that will terminate when all the Notes covered by the Shelf Registration Statement have been sold pursuant thereto. The Company and the Guarantors, at their expense, will provide to each holder of the Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Notes from time to time. A holder of Notes who sells such Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).

     In the event that (i) the Exchange Offer Registration Statement is not filed with the SEC on or prior to October 9, 1998 (the 120th day after the Issue
Date) or declared effective on or prior to December 8, 1998 (the 180th day after the Issue Date), (ii) the Exchange Offer is not consummated on or prior to January 7, 1999 (the 210th day following the Issue Date), (iii) the Shelf Registration Statement is not filed or declared effective within the required time periods or (iv) the Exchange Offer Registration

Statement or the Shelf Registration Statement is declared effective but thereafter ceases to be effective (except as specifically permitted therein) for a period of 15 consecutive days without being succeeded immediately by an additional Exchange Offer Registration Statement or Shelf Registration Statement, as the case may be, filed and declared effective (each such event, a "Registration Default"), the interest rate borne by the Notes shall be increased by 0.50% per annum for the 90-day period following such Registration Default. Such interest rate will increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period following such Registration Default, up to a maximum aggregate increase of 1.0% per annum. From and after the date that all Registration Defaults have been cured, the Notes will bear interest at the rate set forth on the cover page of this Prospectus.

     Interest on each New Note will accrue from June 11, 1998 or from the most recent interest payment date to which interest was paid on the Old Note surrendered in exchange therefor or on the New Note, as the case may be. The New Notes will bear interest at 9 7/8% per annum, except that, if any interest accrues on the New Notes in respect of any period prior to their issuance, such interest will accrue at the rate or rates borne by the Notes from time to time during such period.

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following sets forth the material United States federal income tax consequences associated with the exchange of Old Notes for New Notes and the ownership and disposition of the New Notes by holders who acquired the New Notes pursuant to the Exchange Offer. It is based upon current laws, regulations, rulings and judicial decisions, all of which are subject to change. The information below does not address all aspects of United States federal income taxation that may be relevant to particular holders in the context of their specific investment circumstances or certain types of holders subject to special treatment under such laws (for example, financial institutions, banks, tax-exempt organizations and insurance companies). In addition, the information does not address any aspect of state, local or foreign taxation and assumes that a holder of the New Notes (i) will hold them as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, and (ii) will not own, directly or indirectly, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote.

     For purposes hereof, a "United States holder" is an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to United States federal income taxation without regard to the source of income and a "Non-United States holder" is any holder who is not a United States holder.


EXCHANGE OFFER


     The exchange of Old Notes for New Notes pursuant to the Exchange Offer will not be treated as an exchange or other taxable event for U.S. federal income tax purposes because under Treasury regulations, the New Notes will not be considered to differ materially in kind or extent from the Old Notes. Rather, the New Notes received by a holder will be treated as a continuation of the Old Notes in the hands of such holder. As a result, there will be no U.S. federal income tax consequences to holders who exchange Old Notes for New Notes pursuant to the Exchange Offer and any such holder will have the same tax basis and holding period in the New Notes as it had in the Old Notes immediately before the exchange.

UNITED STATES HOLDERS

     Interest payable on the New Notes will be includible in the income of a United States holder in accordance with such holder's regular method of accounting. If a New Note is redeemed, sold or otherwise disposed of, a United States holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other disposition of such New Note (to the extent such amount does not represent accrued but unpaid interest) and such holder's tax basis in the New Note. Subject to the market discount rules discussed below, such gain or loss will be capital gain or loss, assuming that the holder has held the New Note as a capital asset, and will be long-term if the holder's holding period in the New Note (which includes its holding period in the Old Note for which it was exchanged) exceeds one year at the time of disposition.

     Under the market discount rules of the Code, a holder (other than a holder who made the election described below) who purchased an Old Note with "market discount " (generally defined as the amount by which the stated redemption price at maturity exceeds the holder's purchase price) will be required to treat any gain recognized on the redemption, sale or other disposition of the New Note received in the exchange as ordinary income to the extent of the market discount that accrued during the holding period of such New Note (which would include the holding period of the Old Note). A holder who has elected under applicable Code provisions to include market discount in income annually as such discount accrues will not, however, be required to treat any gain recognized as ordinary income under these rules. Holders should consult their tax advisors as to the portion of any gain that would be taxable as ordinary income under these provisions.

NON-UNITED STATES HOLDERS

     An investment in the New Notes by a Non-United States holder generally will not give rise to any United States federal income tax consequences if the interest received or any gain recognized on the sale, redemption or other disposition of the New Notes by such holder is not treated as effectively connected with the conduct by such holder of a trade or business in the United States, and in the case of gains derived by an individual, such individual is not present in the United States for 183 days or more and certain other requirements are met. Under current Treasury regulations, in order to avoid withholding of up to 31% on payments of interest (i) a Non-United States holder of the New Notes generally must certify to the issuer or its agent, under penalties of perjury, that it is not a United States person (or, in the case of an individual, that he is not a U.S. citizen or resident) and complete and provide the payor with a U.S. Treasury Form W-8 (or a suitable substitute form), which includes its name and address, or (ii) a securities clearing organization, bank or other financial organization that holds customers' securities in the ordinary course of business (a "financial institution") and holds the New Note, must certify under penalties of perjury that such a Form W-8 (or suitable substitute form) has been received from the beneficial owner of the New Notes by it or by a financial institution between it and the beneficial owner, and must furnish the payor with a copy thereof.

                              PLAN OF DISTRIBUTION


     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the date of this Prospectus, as extended, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until March 17, 1999 (90 days after the date of this Prospectus), all dealers effecting transactions in the New Notes may be required to deliver a prospectus.


     The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the date of this Prospectus (as extended) the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters as to the validity of the New Notes and the Guarantees offered hereby will be passed upon for the Company and certain of the Guarantors by Golenbock, Eiseman, Assor & Bell, New York, New York. Certain legal matters relating to the issuance of the Guarantees offered hereby will be passed upon for the Guarantors, as to matters of California law by Blanc Williams Johnston & Kronstadt, LLP, Los Angeles, California, as to matters of Pennsylvania law by Martin H. Philip, Esq., Palmerston, Pennsylvania, and as to matters of Illinois law by Schmiedeskamp, Robertson, New & Mitchell, Quincy, Illinois.

                                    EXPERTS

     The consolidated balance sheets of Philipp Brothers Chemicals, Inc. and Subsidiaries as of June 30, 1998 and 1997 and the consolidated statements of operations, changes in stockholders equity, and cash flows for the years then ended, included in this Prospectus have been included herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing. As indicated in their report, the opinion of PricewaterhouseCoopers LLP with respect to the 1997 financial statements is based, in part, on the report of other auditors.

     The consolidated statements of operations, changes in stockholders equity, and cash flows of Philipp Brothers Chemicals, Inc. and Subsidiaries for the year ended June 30, 1996, included in this Prospectus, have been included herein in reliance on the report of Edward Isaacs & Company LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing. As indicated in their report, the opinion of Edward Isaacs & Co. LLP is based, in part, on the reports of other auditors.

     The combined balance sheet of ODDA as of September 30, 1998 and the combined statements of operations and cash flows for the year then ended, included in this Prospectus have been included herein in reliance on the report of PricewaterhouseCoopers DA, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                             PAGE
                                                                                                             ----
Consolidated Financial Statements for the fiscal years ended June 30, 1998, 1997 and 1996:

  Reports of Independent Accountants......................................................................    F-2

  Consolidated Balance Sheets--June 30, 1998 and 1997.....................................................    F-8

  Consolidated Statements of Operations--for the years ended
     June 30, 1998, 1997 and 1996.........................................................................    F-9

  Consolidated Statements of Changes in Stockholders' Equity--for the years ended
     June 30, 1998, 1997 and 1996.........................................................................   F-10

  Consolidated Statements of Cash Flows--for the years ended
     June 30, 1998, 1997 and 1996.........................................................................   F-11

  Notes to Consolidated Financial Statements..............................................................   F-12

Financial Statements for the three months ended September 30, 1998: (unaudited)

  Condensed Consolidated Balance Sheets as of September 30, 1998 and June 30, 1998........................   F-40

  Condensed Consolidated Statements of Operations for the three months ended
     September 30, 1998 and 1997..........................................................................   F-41

  Condensed Consolidated Statements of Cash Flows for the three months ended
     September 30, 1998 and 1997..........................................................................   F-42

  Condensed Consolidated Statements of Changes in Stockholders' Equity for the three months ended
     September 30, 1998...................................................................................   F-43

  Notes to Condensed Consolidated Financial Statements....................................................   F-44

Combined Financial Statements of ODDA:

  Report of Independent Accountants.......................................................................   F-51

  Combined Balance Sheet as of September 30, 1998.........................................................   F-52

  Combined Statement of Operations for the fiscal year ended September 30, 1998...........................   F-53

  Combined Statement of Cash Flows for the fiscal year ended September 30, 1998...........................   F-54

  Notes to Combined Financial Statements..................................................................   F-55

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders of
Philipp Brothers Chemicals, Inc.:

In our opinion, based on our audits and, in fiscal 1997, the report of other auditors, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in stockholders' equity and cash flows present fairly, in all material respects, the financial position of Philipp Brothers Chemicals, Inc. and Subsidiaries as of June 30, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the fiscal 1997 financial statements of LC Holding S.A., a wholly owned subsidiary located in France, which statements reflect total assets and revenues constituting 6.6 percent and 7.4 percent, respectively, of the related consolidated totals as of and for the year ended June 30, 1997. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for LC Holding S.A., is based solely on the report of the other auditors. We conducted our audits of the consolidated financial statements in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for the opinion expressed above.

                                          PRICEWATERHOUSECOOPERS LLP

Parsippany, New Jersey
September 11, 1998

                        INDEPENDENT ACCOUNTANTS' REPORT

To the Stockholders of
Philipp Brothers Chemicals, Inc.

We have audited the accompanying consolidated statement of operations, changes in stockholders' equity and cash flows of Philipp Brothers Chemicals, Inc. and Subsidiaries (the "Company") for the year ended June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of consolidated subsidiaries located outside the United States, which statements reflect total assets of 45% of the consolidated total as of June 30, 1996, and total revenues of 34% of the consolidated totals for the year ended June 30, 1996. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to those subsidiaries, is based solely on the reports of the other auditors.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the reports of other auditors provides a reasonable basis for our opinion.

In our opinion, based on our audit and the reports of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Philipp Brothers Chemicals, Inc. and Subsidiaries for the year ended June 30, 1996, in conformity with generally accepted accounting principles.

                                          EDWARD ISAACS & COMPANY LLP

New York, New York
September 6, 1996

                                AUDITORS' REPORT

To the Shareholders of
Koffolk (1949) Ltd:

We have audited the consolidated financial statements of Koffolk (1949) Ltd. (the "Company") and its subsidiaries - translated into U.S. dollars: balance sheet as of March 31, 1996 and the related statement of income, shareholders' equity, and cash flows for the year ended. These financial statements are the responsibility of the Company's board of directors and management. Our responsibility is to express an opinion of these financial statements based on our audits.

     We did not audit the financial statements of the foreign subsidiaries whose assets constitute 16.8% of the total consolidated assets included in the consolidated balance sheet and whose revenues constitute 10.3% of the total consolidated sales included in the consolidated statement of income. The financial statements of those companies were audited by other independent auditors, whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for those companies is based solely on the reports of the other independent auditors.

We conducted our audits in accordance with generally accepted auditing standards, including those prescribed by the Israeli Auditors (Mode of Performance) Regulations, 1973. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement either due to error or to intentional misrepresentation. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Company's board of directors and management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other independent auditors provide a fair basis for our opinion.

In our opinion, based on our audits and the reports of other independent auditors, the financial statements present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of March 31, 1996 and the consolidated results of their operations and the changes in shareholders' equity and the cash flows for the year ended in conformity with generally accepted accounting principles in the United States.

                                                     DOV KAHANA & CO.
                                           Certified Public Accountants (Isr.)

Tel Aviv, Israel
May 13, 1998

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders of
Philipp Brothers Chemicals, Inc.

We have audited the consolidated balance sheet of LC Holding S.A. and subsidiary as of June 30, 1997 and the related consolidated statements of income and retained earnings and cash flows for the years ended June 30, 1996 and June 30, 1997 (not included herein). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements, based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the aforementioned consolidated financial statements (not included herein), present fairly, in all material respects, the consolidated financial position of LC Holding S.A. and its subsidiary as at June 30, 1996 and 1997 and the consolidated results of operations and cash flows for the year ended June 30, 1996 and the year ended June 30, 1997, in conformity with generally accepted accounting principles in the United States.

                                          CONSTANTIN ASSOCIES

Paris, France
August 24, 1998

                     REPORT OF THE INDEPENDENT ACCOUNTANTS

To the Stockholders
of Philipp Brothers Chemicals Inc.

We have audited the accompanying balance sheet of Ferro Metal and Chemical Corporation Limited (the "Company") as of 30th June 1996, and the related statements of operations, stockholders' equity and cash flows for the year then ended not presented herein. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audit.

BASIS OF OPINION

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

OPINION

In our opinion, based on our audit, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ferro Metal and Chemical Corporation Limited as of 30th June 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles in the United States.

WILSON WRIGHT & CO.,
Chartered Accountants
and Registered Auditors,
71 Kingsway,
London WC2B  6 ST.
                                                          Date: 28th August 1998

                     REPORT OF THE INDEPENDENT ACCOUNTANTS

To the Stockholders
of Philipp Brothers Chemicals Inc.

We have audited the accompanying balance sheet of Wychem Limited (the "Company") as of 30th June 1996, and the related statements of operations, stockholders' equity and cash flows for the year then ended not presented herein. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audit.

BASIS OF OPINION

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

OPINION

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of Wychem Limited as of 30th June 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles in the United States.

WILSON WRIGHT & CO.,
Chartered Accountants
and Registered Auditors,
71 Kingsway,
London WC2B  6 ST.
                                                       Date: 29th September 1998

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                          AS OF JUNE 30, 1998 AND 1997
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                         ASSETS
                                                                                             1998        1997
                                                                                           --------    --------
Current assets:
  Cash and cash equivalents.............................................................   $ 24,221    $  4,093
  Trade receivables, less allowance for doubtful accounts of $751 in
     1998 and $656 in 1997..............................................................     57,560      52,129
  Other receivables.....................................................................      6,000       9,180
  Inventories...........................................................................     37,567      37,639
  Prepaid expenses and other current assets.............................................      5,491       4,138
                                                                                           --------    --------
Total current assets....................................................................    130,839     107,179
Property, plant and equipment, net......................................................     40,510      45,309
Intangibles.............................................................................      3,771       1,355
Other assets............................................................................     17,076       8,857
                                                                                           --------    --------
                                                                                           $192,196    $162,700
                                                                                           --------    --------
                                                                                           --------    --------

                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Loans payable to banks................................................................   $     --    $ 13,332
  Current portions of long-term debt....................................................      1,646      19,127
  Accounts payable......................................................................     33,432      31,279
  Other loans payable...................................................................        492         387
  Accrued expenses and other current liabilities........................................     15,602      19,550
                                                                                           --------    --------
Total current liabilities...............................................................     51,172      83,675
Long-term debt..........................................................................    102,158      34,413
Other liabilities.......................................................................     10,103       5,395
                                                                                           --------    --------
Total liabilities.......................................................................    163,433     123,483
                                                                                           --------    --------
Commitments and contingencies
Redeemable securities:
  Common stock..........................................................................      2,563       3,813
  Common stock of subsidiary............................................................      2,623          --
                                                                                           --------    --------
Total redeemable securities.............................................................      5,186       3,813
                                                                                           --------    --------
Stockholders' equity:
  Special preferred stock--$100 par value, 1,000 shares authorized; none issued at
     June 30, 1998......................................................................         --          --
  First preferred stock--$100 par value, 28,750 shares authorized; none issued..........         --          --
  Second preferred stock--$100 par value, 66,000 shares authorized; none issued at
     June 30, 1998 and 6,800 shares issued at June 30, 1997.............................         --         680
  Third preferred stock--$100 par value, 6% noncumulative, 60,000 shares authorized;
     5,207 shares issued at June 30, 1998 and 1997......................................        521         521
  Common stock--$0.10 par value, 38,400 shares authorized; 24,488 shares issued at
     June 30, 1998 and 1997 (See Note 8)................................................          3           3
  Paid-in capital.......................................................................        435       2,364
  Retained earnings.....................................................................     23,221      32,314
  Foreign currency translation adjustment...............................................       (603)       (478)
                                                                                           --------    --------
Total stockholders' equity..............................................................     23,577      35,404
                                                                                           --------    --------
                                                                                           $192,196    $162,700
                                                                                           --------    --------
                                                                                           --------    --------

   The accompanying notes are an integral part of the consolidated financial statements.

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED JUNE 30, 1998, 1997 AND 1996
                                 (IN THOUSANDS)

                                                                                1998        1997        1996
                                                                              --------    --------    --------
Net sales...................................................................  $277,983    $268,362    $241,395
Cost of goods sold..........................................................   208,913     201,038     181,033
                                                                              --------    --------    --------
  Gross profit..............................................................    69,070      67,324      60,362
Selling, general and administrative expenses................................    63,297      56,093      51,171
Curtailment of operations at manufacturing facility.........................    10,000          --          --
                                                                              --------    --------    --------
  Operating income (loss)...................................................    (4,227)     11,231       9,191

Other:
  Interest expense, net of capitalized interest of $377 in 1996.............     6,865       6,253       5,546
  Interest income...........................................................      (383)       (252)       (377)
  Gain on life insurance policy.............................................        --      (5,642)         --
  Other expense, net........................................................     1,045       1,768       1,371
                                                                              --------    --------    --------
  Income (loss) before income taxes and extraordinary item..................   (11,754)      9,104       2,651
Provision (benefit) for income taxes........................................    (4,689)      1,068       2,661
                                                                              --------    --------    --------
  Income (loss) before extraordinary item...................................    (7,065)      8,036         (10)
Extraordinary loss on extinguishment of debt (net of applicable income taxes
  of $1,011)................................................................    (1,962)         --          --
                                                                              --------    --------    --------
  Net income (loss).........................................................  $ (9,027)   $  8,036    $    (10)
                                                                              --------    --------    --------
                                                                              --------    --------    --------

   The accompanying notes are an integral part of the consolidated financial statements.

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED JUNE 30, 1996, 1997 AND 1998
                                 (IN THOUSANDS)

                                                                                           COMMON STOCK
                                                            PREFERRED STOCK        -----------------------------
                                                       -------------------------   CLASS   CLASS   CLASS   CLASS   PAID-IN
                                                       SPECIAL   SECOND    THIRD   "A"     "B"     "C"     "E"     CAPITAL
                                                       -------   -------   -----   -----   -----   -----   -----   -------
Balance, July 1,1995.................................   $ 100    $ 6,537   $  --    $ 1     $ 1     $ 1     $--    $ 7,003
  Issuance of third preferred stock..................      --         --     521     --      --      --      --         57
  Translation adjustment.............................      --         --      --     --      --      --      --         --
  Net loss...........................................      --         --      --     --      --      --      --         --
                                                        -----    -------   -----    ---     ---     ---     ---    -------

Balance, June 30, 1996...............................     100      6,537     521      1       1       1      --      7,060
  Redemption of preferred stock......................    (100)    (5,857)     --     --      --      --      --     (4,696)
  Translation adjustment.............................      --         --      --     --      --      --      --         --
  Net income.........................................      --         --      --     --      --      --      --         --
                                                        -----    -------   -----    ---     ---     ---     ---    -------

Balance, June 30, 1997...............................      --        680     521      1       1       1      --      2,364
  Redemption of preferred stock......................      --       (680)     --     --      --      --      --         --
  Translation adjustment.............................      --         --      --     --      --      --      --         --
  Receivable from principal shareholder..............      --         --      --     --      --      --      --       (429)
  Distribution to principal shareholder for
     acquisition of business.........................      --         --      --     --      --      --      --     (1,500)
  Net income.........................................      --         --      --     --      --      --      --         --
                                                        -----    -------   -----    ---     ---     ---     ---    -------

Balance, June 30, 1998...............................   $  --    $    --   $ 521    $ 1     $ 1     $ 1     $--    $   435
                                                        -----    -------   -----    ---     ---     ---     ---    -------
                                                        -----    -------   -----    ---     ---     ---     ---    -------

                                                                               APPRAISAL
                                                                  FOREIGN        VALUE
                                                                  CURRENCY     REFLECTED IN
                                                       RETAINED   TRANSLATION  PREFERRED
                                                       EARNINGS   ADJUSTMENT     STOCK         TOTAL
                                                       --------   ----------   ------------   -------
Balance, July 1,1995.................................  $ 24,288     $   97       $ (4,200)    $33,828
  Issuance of third preferred stock..................        --         --             --         578
  Translation adjustment.............................        --       (882)                      (882)
  Net loss...........................................       (10)        --             --         (10)
                                                       --------     ------       --------     -------

Balance, June 30, 1996...............................    24,278       (785)        (4,200)     33,514
  Redemption of preferred stock......................        --         --          4,200      (6,453)
  Translation adjustment.............................        --        307             --         307
  Net income.........................................     8,036         --             --       8,036
                                                       --------     ------       --------     -------

Balance, June 30, 1997...............................    32,314       (478)            --      35,404
  Redemption of preferred stock......................        --         --             --        (680)
  Translation adjustment.............................        --       (125)            --        (125)
  Receivable from principal shareholder..............        --         --             --        (429)
  Distribution to principal shareholder for
     acquisition of business.........................       (66)        --             --      (1,566)
  Net income.........................................    (9,027)        --             --      (9,027)
                                                       --------     ------       --------     -------

Balance, June 30, 1998...............................  $ 23,221     $ (603)      $     --     $23,577
                                                       --------     ------       --------     -------
                                                       --------     ------       --------     -------

   The accompanying notes are an integral part of the consolidated financial statements

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED JUNE 30 , 1998, 1997 AND 1996
                                 (IN THOUSANDS)

                                                                                  1998       1997        1996
                                                                                --------    -------    --------
Operating activities:
  Net income (loss)..........................................................   $ (9,027)   $ 8,036    $    (10)

  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
     Depreciation and amortization...........................................      9,253      9,342       8,006
     Gain on life insurance..................................................         --     (5,642)         --
     Deferred income taxes...................................................     (5,229)      (859)        272
     Forgiveness of promissory notes.........................................      2,591         --          --
     Provision for curtailment of operations at manufacturing facility.......     10,000         --          --
     Change in redemption amount of redeemable securities....................     (1,250)        --          --
     Extraordinary loss on extinguishment of debt, net of tax................      1,962         --          --
     Other...................................................................      1,391       (222)       (694)

     Changes in operating assets and liabilities, net of effect of business acquired:
       Accounts receivable...................................................     (5,487)    (4,356)        841
       Inventories...........................................................      1,605       (868)     (1,859)
       Prepaid expenses and other current assets.............................     (3,279)       439         844
       Other assets..........................................................     (1,349)      (529)       (377)
       Accounts payable......................................................       (879)    (1,394)     (6,644)
       Accrued expenses and other current liabilities........................      1,037     (1,024)        301
                                                                                --------    -------    --------
Net cash provided by operating activities....................................      1,339      2,923         680
                                                                                --------    -------    --------

Investing activities:
  Capital expenditures.......................................................     (8,031)    (4,697)     (8,892)
  Purchase of business, net of cash acquired.................................         --         --      (3,881)
                                                                                --------    -------    --------
Net cash used in investing activities........................................     (8,031)    (4,697)    (12,773)
                                                                                --------    -------    --------

Financing activities:
  Cash overdraft.............................................................      1,915      2,817          --
  Net (decrease) increase in short-term debt.................................    (13,533)      (176)      3,993
  Proceeds from long-term debt...............................................    100,380      1,691      13,050
  Payments of long-term debt.................................................    (52,922)    (3,896)     (3,099)
  Payments of deferred financing costs.......................................     (3,724)        --          --
  Extinguishment of debt.....................................................     (2,600)        --          --
  Proceeds from life insurance...............................................      6,045         --          --
  Distribution to principal shareholder for acquisition of business..........     (1,500)        --          --
  Receivable from principal shareholder......................................       (429)        --          --
  Redemption of preferred stock..............................................     (6,812)        --          --
                                                                                --------    -------    --------
Net cash provided by financing activities....................................     26,820        436      13,944
                                                                                --------    -------    --------
Net increase (decrease) in cash and cash equivalents.........................     20,128     (1,338)      1,851
Cash and cash equivalents at beginning of year...............................      4,093      5,431       3,580
                                                                                --------    -------    --------
Cash and cash equivalents at end of year.....................................   $ 24,221    $ 4,093    $  5,431
                                                                                --------    -------    --------
                                                                                --------    -------    --------
Supplementary cash flow information:
  Interest paid..............................................................   $  6,060    $ 7,313    $  4,157
                                                                                --------    -------    --------
                                                                                --------    -------    --------
  Income taxes paid..........................................................   $  1,930    $ 1,134    $  2,595
                                                                                --------    -------    --------
                                                                                --------    -------    --------
Summary of significant noncash investing and financing activities:
  Preferred stock redemption.................................................   $     --    $ 6,453    $     --
                                                                                --------    -------    --------
                                                                                --------    -------    --------
  Conversion of debt to preferred stock......................................   $     --    $    --    $    578
                                                                                --------    -------    --------
                                                                                --------    -------    --------

   The accompanying notes are an integral part of the consolidated financial statements.

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 (IN THOUSANDS)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS:

     Philipp Brothers Chemicals, Inc., is a diversified global manufacturer and marketer of a broad range of specialty and industrial chemicals, which are sold worldwide for use in numerous markets. Many of the Company's products provide critical performance attributes to its customers' products, while representing a relatively small percentage of total end-product costs. The Company has four product groups: (i) Animal Nutrition and Health; (ii) Intermediates and Industrial Chemicals; (iii) Crop Protection; and (iv) Electronics and Metal Treatment. During fiscal 1998, the Company's products were manufactured at nine facilities in the United States, two facilities in Europe, two facilities in Israel and one facility in South America.

PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION:

     The consolidated financial statements include the accounts of Philipp Brothers Chemicals, Inc. and its subsidiaries, all of which are either wholly owned or controlled (collectively, referred to as the "Company"). All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

     The fiscal years of the Company's Israeli and Brazilian subsidiaries end on March 31. Accordingly, the accounts of these subsidiaries are included in the consolidated financial statements on a three month lag. The consolidated balance sheets include a receivable from the subsidiaries in the amount of $2,686 at June 30, 1998, included in other receivables, and a payable of $271 at June 30, 1997, included in accrued expenses and other current liabilities, which represent net transactions (merchandise purchases and cash payments) with the subsidiaries during the three months ended June 30.

RISKS AND UNCERTAINTIES:

     As a specialty and industrial chemicals company, the Company is subject to a variety of United States and foreign laws and regulations relating to pollution and protection of the environment. In addition, the testing, manufacturing and marketing of certain products are subject to extensive regulation by several government authorities in the United States and other countries. The Company is also required to obtain and retain governmental permits and approvals to conduct various aspects of its operations. The Company has significant assets located outside of the United States, and a significant portion of the Company's sales and earnings are attributable to operations conducted abroad. International manufacturing, sales and raw materials sourcing are subject to certain inherent risks, including political instability, price and exchange controls, unexpected changes in regulatory environments, and potentially adverse tax consequences. In addition, the Company is affected by social, political and economic conditions affecting Israel, and any major hostilities involving Israel or curtailment of trade between Israel and its current trading partners, either as a result of hostilities or otherwise, could have a material adverse effect on the Company.

USE OF ESTIMATES:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures at the date of the financial statements and during the periods reported. Actual results could differ from those estimates. The most significant estimates include reserves for bad debts, inventory obsolescence, and environmental matters.

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) REVENUE RECOGNITION:

     Revenue is recognized upon shipment of products. Net sales are comprised of total sales billed, net of goods returned, trade discounts and customer allowances.

CASH AND CASH EQUIVALENTS:

     The Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents.

INVENTORIES:

     Inventories are valued at the lower of cost or market. Cost is determined principally under the first-in, first-out (FIFO) and average methods; however, certain subsidiaries of the Company use the last-in, first-out (LIFO) method for valuing inventories. Obsolete or unsaleable inventory is reflected at its estimated net realizable value. Inventory costs include materials, direct labor and manufacturing overhead.

     If the LIFO method of valuing certain inventories had not been used, total inventories at June 30, 1998 and 1997 would have been higher by $928 and $796, respectively. Inventories valued at LIFO amounted to $3,999 at June 30, 1998 and $4,475 at June 30,1997.

     Inventories consist of the following at June 30,1998 and 1997:

                                                                1998       1997
                                                               -------    -------
Raw materials...............................................   $18,511    $20,396
Work in process.............................................     2,604      2,425
Finished goods..............................................    16,452     14,818
                                                               -------    -------
                                                               $37,567    $37,639
                                                               -------    -------
                                                               -------    -------

PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment are carried at cost less accumulated depreciation. Major renewals and improvements are capitalized, while maintenance and repairs are expensed when incurred. Upon retirement or other disposition, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in the results of operations. Depreciation is calculated using the straight-line method based upon estimated useful lives as follows:

Building and improvements...............................   8-20 years
Machinery and equipment.................................   3-10 years

DEFERRED FINANCING COSTS:

     In connection with the issuance of notes described in Note 2, the Company has recorded deferred financing costs of $3,724 that are included in Other Assets. These costs will be amortized using the interest method over the ten year life of the notes.

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
INTANGIBLES:

     The excess of cost over fair value of purchased subsidiaries is being amortized over 10 to 15 years. Identifiable intangible assets are being amortized on a straight-line basis over their estimated useful lives ranging from 5 to 10 years. Accumulated amortization amounted to $ 7,843 and $7,073 at June 30, 1998 and 1997, respectively.

     At each balance sheet date, management evaluates the recoverability of intangible assets using certain financial indicators, such as historical and future ability to generate income from operations. The Company's policy is to record an impairment loss in the period when it is determined that the carrying amount of the asset may not be recoverable. This determination is based on an evaluation of such factors as the occurrence of a significant event, a significant change in the environment in which the business operates, or if the expected future net cash flows (undiscounted and without interest) are less than the carrying amount of the assets.

LICENSING AND PERMIT FEES:

     Licensing and permit fees incurred to obtain the required federal, state and local hazardous waste treatment, storage and disposal permits are included in other assets and are amortized over the lives of the licenses and permits of 5 to 10 years. The balances included in other assets are $885 at June 30, 1998 and $1,109 at June 30, 1997, net of accumulated amortization.

FOREIGN CURRENCY TRANSLATION:

     Balance sheet accounts of the Company's foreign subsidiaries, with the exception of the Brazilian subsidiary and a subsidiary of Koffolk Israel are translated at current rates of exchange, and income and expense items are translated at the average exchange rate for the year. The resulting translation adjustments are reflected as a separate component of stockholders' equity. The Brazilian subsidiary operates in a highly inflationary economy and the subsidiary of Koffolk Israel transacts substantially all of its business in U.S. dollars. Accordingly, the U.S. dollar is designated as the functional currency for these operations and translation gains and losses are included in determining net income or loss.

     Translation losses relating to short and long-term debt of the Company's Israeli subsidiary that are denominated or linked to foreign currencies are included in other expense, net in the amounts of $979, $2,270, and $1,055 in the accompanying consolidated statements of operations for the years ended June 30, 1998, 1997 and 1996, respectively. Other foreign currency transaction gains and losses are not material.

DERIVATIVE FINANCIAL INSTRUMENTS:

     The Company uses a variety of derivative financial instruments, including interest rate caps and foreign currency forward contracts as a means of hedging exposure to interest rate and foreign currency risks. The Company utilized interest rate caps to hedge its floating interest rate exposure on bank borrowings. Reimbursements and amortization of the interest caps over their terms are recorded as adjustments to interest expense. Gains or losses on foreign currency forward contracts are included in cost of sales when transactions are settled. The Company also utilizes, on a limited basis, certain commodity derivatives, primarily on copper used in its manufacturing process, to hedge the cost of its anticipated production requirements. The gains or losses on these instruments are included in cost of sales upon expiration or sale of the instruments. The Company and its subsidiaries do not utilize these instruments for speculative purposes. The Company monitors the financial stability and credit standing of its major counterparties.

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) ADVERTISING COSTS:

     Advertising expenditures, expensed when incurred, were $826, $799 and $930 for the years ended June 30, 1998, 1997 and 1996, respectively.

IMPAIRMENT OF LONG-LIVED ASSETS:

     Statement of Financial Accounting Standards No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", was effective for the Company's fiscal year 1997. This standard requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The adoption of this standard had no effect on the Company's financial position, results of operations or cash flows.

ENVIRONMENTAL LIABILITIES:

     Expenditures for ongoing compliance with environmental regulations that relate to current operations are expensed or capitalized as appropriate. Expenditures related to improving the condition of property compared with the condition of that property when constructed or acquired are capitalized. The Company also capitalizes expenditures that prevent future environmental contamination. Other expenditures are expensed as incurred. Liabilities are recorded when environmental assessments indicate that remedial efforts are probable and the costs can be reasonably estimated. Estimates of the liability are based upon currently available facts, existing technology, and presently enacted laws and regulations taking into consideration the likely effects of inflation and other societal and economic factors. All available evidence is considered, including prior experience in remediation of contaminated sites, other companies' clean-up experience, and data released by the Environmental Protection Agency or other organizations. When such costs are incurred over a long-term period and can be reliably estimated as to timing, the liabilities are included in the consolidated balance sheets at their discounted amounts.

     The Company adopted American Institute of Certified Public Accountants Statement of Position (SOP) 96-1, "Environmental Remediation Liabilities", in fiscal 1998. This SOP prescribes that accrued environmental remediation-related expenses include direct costs of remediation and indirect costs related to the remediation effort. The effect of initially applying the provisions of this SOP at the beginning of fiscal 1998 did not have a material effect on the Company's financial position, results of operations or cash flows.

INCOME TAXES:

     Income tax expense includes U.S. and foreign income taxes. The tax effect of certain temporary differences between amounts recognized for financial reporting purposes and amounts recognized for tax purposes are reported as deferred income taxes. Deferred tax balances are adjusted to reflect tax rates, based on current tax laws, that will be in effect in the years in which the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to amounts more likely than not to be realized.

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) RESEARCH AND DEVELOPMENT EXPENDITURES:

     Research and development expenditures were $774, $754 and $610 for the years ended June 30, 1998, 1997 and 1996, respectively.

NEW PRONOUNCEMENTS:

     The Company intends to adopt SFAS No. 130, "Reporting Comprehensive Income," SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," and SFAS No. 132, "Employers' Disclosures About Pension and other Postretirement Benefits" in fiscal 1999. These standards will require revised disclosure but will not have a material effect on the Company's financial position, results of operations, or cash flows.

     The Company will also be required to adopt SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" in fiscal 2001. This standard will require the Company to record all its derivative financial instruments as assets or liabilities measured at fair value. Management has not yet assessed the potential impact of this standard on its financial position, results of operations or cash flows.

2. ISSUANCE OF SENIOR SUBORDINATED NOTES AND RELATED TRANSACTIONS

     On June 11, 1998, the Company issued $100 million aggregated principal amount of 9-7/8% Senior Subordinated Notes due June 1, 2008. Proceeds from the note offering were used to repay indebtedness of the Company.

     In connection with the issuance of the Senior Subordinated Notes, the Company (i) acquired Koffolk USA from its principal shareholder, (ii) acquired the interest in MRT (Note 3) owned by its principal shareholder and (iii) forgave certain indebtedness of executives related to stock ownership of a subsidiary.

     Koffolk USA was acquired from the principal shareholder of the Company for $1.5 million in cancellation of advances due from the principal shareholder, representing the fair value of the assets acquired based upon a valuation performed on behalf of the principal shareholder of the Company. As a result of common ownership, Koffolk USA has been included in the financial statements in a manner similar to a pooling of interests. Consequently, the net assets of Koffolk USA have been recorded at the carryover basis of the principal shareholder (a net deficit of $66) and the $1.5 million consideration has been reflected as a distribution of paid-in capital. The results of operations for fiscal 1998 include the results of Koffolk USA from the beginning of the year. Prior year financial statements have not been restated due to the immateriality of Koffolk USA to the consolidated results of operations and financial position of the Company.

     Prior to issuance of the Notes, the Company owned 58% of MRT. As part of the transaction, the Company acquired the principal shareholder's interest in MRT of 29.2% for $25,000.

     Additionally, in June 1998, a subsidiary of the Company canceled the limited recourse notes issued by executives related to acquiring 10.7% of the stock of the subsidiary and forgave all amounts due the Company. The Company also paid the executives an additional aggregate amount of $2,740 as reimbursement for their income tax liability related to the forgiveness. The forgiveness of the notes and the income tax reimbursement totaling $5,604 is reflected as compensation expense in selling, general and administrative expenses in the accompanying consolidated statement of operations.

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

3. ACQUISITION AND FORMATION OF SUBSIDIARY

     Effective December 7, 1995, the Company's Israeli subsidiary acquired all of the outstanding shares of Planalqumica Industrial Ltda., a Brazilian company engaged in the manufacture and sale of animal health products, for $3,881 in cash and $202 in short-term debt. The acquisition cost was funded with long-term borrowings. The acquisition was accounted for as a purchase and, accordingly, the acquired assets and liabilities were recorded at their fair values at the acquisition date. The operating results of Planalqumica Industrial Ltda. are included in the Company's consolidated statements of operations from the date of acquisition. The fair value of assets acquired, including goodwill, was $5,504, and liabilities assumed totaled $1,421. Goodwill related to this acquisition of $776 is being amortized over 10 years on a straight-line basis.

     Effective November 21, 1995, a subsidiary of the Company formed Mineral Resource Technologies, L.L.C., ("MRT"). The limited liability company agreement of MRT provides for the vesting of interests to the minority members over certain periods of employment and granting of additional membership interests to the minority members based on certain performance goals. No additional membership interests have been granted. The agreement also provides for the purchase of the minority interests for fair value in connection with termination of employment. MRT is engaged principally in the management and recycling services of coal fly ash and municipal solid waste ash and related by-products and residues generated by public utilities and other combustion and mineral by-product producers. Refer to Note 2 concerning the Company's ownership of MRT.

4. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following at June 30:

                                                                1998       1997
                                                               -------    -------
Land........................................................   $ 2,108    $ 2,124
Buildings and improvements..................................    19,837     19,729
Machinery and equipment.....................................    74,491     79,514
                                                               -------    -------
                                                                96,436    101,367
Less: Accumulated depreciation..............................    55,926     56,058
                                                               -------    -------
                                                               $40,510    $45,309
                                                               -------    -------
                                                               -------    -------

     Certain of the buildings of the Company's Israeli subsidiary are situated on land leased for a nominal amount from the Israel Land Authority. The lease expires on July 9, 2027.

     Depreciation expense amounted to $8,023, $7,886 and $6,618 for the years ended June 30, 1998, 1997 and 1996, respectively.

5. RELATED PARTY TRANSACTIONS

     In June 1998, the Company acquired the stock of Koffolk Inc. ("Koffolk USA") from the principal shareholder of the Company (refer to Note 2). Koffolk USA was formed on February 6, 1996 to purchase from Merck & Co., Inc. ("Merck") the United States distribution rights for Nicarb and Amprol, together with certain labels and trademarks relating to Nicarb. These drugs are used in the poultry production industry to prevent and treat a parasitic disease.

     Prior to such acquisition and since the beginning of the operations of Koffolk USA in 1996, a subsidiary of the Company sold products to Koffolk USA. Sales by the subsidiary amounted to $4,371 in 1997, and accounts receivable in the 1997 consolidated balance sheet includes $2,243 due from the affiliate in connection with these sales. In addition, the Company charged the affiliate a fee for certain administrative services including treasury, credit and collections, customer service, order processing

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

5. RELATED PARTY TRANSACTIONS--(CONTINUED)

and financial reporting functions. Fees charged for the year ended June 30, 1997, amounted to $367, and other receivables in the 1997 consolidated balance sheet include $217 due from the affiliate in connection with these charges. Refer to Note 2 for a description of the accounting for the acquisition of Koffolk USA.

     In November 1995, the Company formed MRT Management Corp. ("MMC"), to manage Mineral Resource Technologies, L.L.C. Before giving effect to the acquisition by MMC of membership units in MRT from the principal shareholder of the Company, MMC owned 57.6% of the membership interests in MRT, and the principal shareholder and certain unrelated parties owned 29.2% and 13.2% interests in MRT, respectively. The principal shareholder has from time to time made loans and advances to MRT when and as needed, in response to MRT's working capital requirements. In June 1998, the Company has acquired the principal shareholder's interest in MRT for $25 and repaid $995 of loans made by him to MRT.

     A subsidiary of the Company leases the property underlying its Santa Fe Springs, California plant from an affiliate which is controlled by shareholders of the Company. The lease requires annual base rent of $250. The Company is responsible under the lease agreement to pay all real property taxes. In connection with the sale by the Company of its Senior Subordinated Notes due June 1, 2008, (refer to Note 2) the term of such lease was extended to June 30, 2008.

     The Company had a liability to an affiliate controlled by the principal shareholder of the Company in the amount of $482 and $436 at June 30, 1998 and 1997, respectively. The liability, which is non-interest bearing and was paid in July 1998, was reflected in the consolidated balance sheets net of unamortized discount of $0, $43 and $81 at June 30, 1998, 1997 and 1996, respectively, based on imputed interest at 9.5%.

     The Company periodically advances funds to the principal shareholder on a short-term, non-interest-bearing basis. The amounts outstanding at June 30, 1998 have been reflected as a reduction of stockholders' equity and the amounts at June 30, 1997 was not material.

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

6. DEBT

     Long-term debt consists of the following at June 30, 1998 and 1997:

                                                                          1998       1997
                                                                        --------    -------
Domestic:
  Senior Subordinated Notes due June 1, 2008(a)......................   $100,000    $    --
  Note payable in seven equal annual installments beginning June 29,
     1998(b).........................................................         --     20,000
  Bank borrowings under revolving credit loan agreement(b)...........         --     11,400
  Note payable by subsidiary in monthly installments of $21,
     inclusive of interest at 10%, through December 1997(c)..........         --        123
  Notes payable by subsidiary in connection with noncompete
     agreements, payable through June 1999 without interest, less unamortized discount of $69 in 1997 based on imputed interest at
     10 1/2%(c)......................................................        226        431
  Environmental litigation settlement, with interest at 8.57%, payable in annual installments through March 2001, interest
     imputed at 10%(d)...............................................        836      1,044
  Obligation, payable through March 2000 without interest, less unamortized discount of $191, based on an effective interest
     rate of 8.5%(e).................................................      1,809         --
  Capitalized lease obligations and other............................        878        653
Foreign:
  Loans payable to banks in U.S. dollars or linked to U.S. dollars with variable interest based on LIBOR-approximately at 6.9% to
     7.4% in 1997 maturing through fiscal 2004(f)....................         --     17,103
  Bank term loan with interest at 7.75%, payable in French Francs in
     annual installments through May 31, 2001(g).....................         --      1,136
  Bank term loan with interest at PIBOR plus 1.50%, payable in French
     Francs in annual installments through May 31, 2001(g)...........         --      1,136
  Capitalized lease obligations and other............................         55        514
                                                                        --------    -------
                                                                         103,804     53,540
Less: Current maturities.............................................      1,646     19,127
                                                                        --------    -------
                                                                        $102,158    $34,413
                                                                        --------    -------
                                                                        --------    -------

------------------
   (a) In June 1998, the Company issued $100 million aggregate principal amount of 9-7/8% Senior Subordinated Notes due June 1, 2008. The Notes are general unsecured obligations of the Company and are subordinated in right of payment to all existing and future senior debt (as defined in the indenture agreement of the Company) and will rank pari passu in right of payment with all other existing and future senior subordinated indebtedness of the Company. The Notes are unconditionally guaranteed on a senior subordinated basis by the current domestic subsidiaries of the Company (the "Guarantors"). Additional future domestic subsidiaries may become Guarantors under certain circumstances.

       The Indenture contains certain covenants with respect to the Company and the Guarantors, which will restrict, among other things, (a) the incurrence of additional indebtedness, (b) the payment of dividends and other restricted payments, (c) the creation of certain liens, (d) the sale

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

6. DEBT--(CONTINUED)

       of assets, (e) certain payment restrictions affecting subsidiaries, and
       (f) transactions with affiliates. The Indenture will also restrict the Company's ability to consolidate, or merge with or into, or to transfer all or substantially all of its assets to, another person.

   (b) On August 31, 1994, the Company issued a 10-year, $20,000 senior unsecured note ("Note") with interest at 11%, payable semi-annually. This Note was repaid in June 1998.

       On that same date, the Company entered into a three-year renewable revolving credit facility ("Revolving Facility") with a bank for up to $20,000 in revolving credit advances. Borrowings were limited to percentages of eligible receivables as defined. The Company, under terms of this facility, was able to choose between two interest rate options:
       (i) bank base rate as defined plus 3/4% or (ii) LIBOR rate as defined plus 2-3/4%, and the duration (one to six months) for which the applicable interest rate may apply. The facility had been extended through October 1, 1998 before being repaid in June 1998.

       The Note and Revolving Facility agreements required, among other things, the maintenance of certain fixed charge coverage, leverage and current ratios, and a certain level of tangible net worth for the domestic operations of the Company, as defined. In addition, there are certain restrictions on additional borrowings, additional liens on the Company's assets, guarantees, dividend payments, redemption or purchase of the Company's stock, sale of subsidiaries' stock, disposition of assets, investments, mergers and acquisitions. At June 30, 1997, the Company was in default of the fixed charge coverage ratio, which had been waived by the lenders.

       In connection with the termination of the Note and Revolving Facility agreements the Company repaid all amounts outstanding under the Note and Revolving Facility agreement, paid a prepayment fee of $2,600, terminated certain interest rate caps on floating rate debt that was repaid for a charge of $162 and wrote off unamortized financing costs of $210. These charges of $1,962 (net of $1,011 in taxes) are reflected as an extraordinary item in the accompanying consolidated statements of operations.

   (c) These notes were collateralized by real property and machinery of a domestic subsidiary and were repaid in June 1998.

   (d) The New Jersey Department of Environmental Protection Division of Hazardous Waste Management and the Division of Water Resources and a subsidiary of the Company entered into an Administrative Consent Order
       (ACO) effective March 11, 1991, which resolved all previous enforcement actions against the Company's subsidiary. The ACO required payment of a penalty, which was provided for in prior years, in the amount of $2,200 with interest calculated at 8.57% per annum, in 10 equal annual installments.

   (e) This obligation is in connection with the acquisition of certain intangible assets acquired by Koffolk USA (see Note 2).

   (f) The loans are collateralized by certain assets of the Company's Israeli subsidiary and were repaid in June 1998.

   (g) These notes were secured by the pledge of shares of the Company's French subsidiary and were repaid in June 1998. The loan agreement also restricted the payment of dividends by the subsidiary.

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

6. DEBT--(CONTINUED)

     The aggregate maturities of long-term debt after June 30, 1998 are as follows:

YEAR ENDED JUNE 30,
-------------------------------------------------------------
1999.........................................................   $  1,646
2000.........................................................      1,416
2001.........................................................        439
2002.........................................................        121
2003.........................................................        108
Thereafter...................................................    100,074
                                                                --------
  Total......................................................   $103,804
                                                                --------
                                                                --------

7. REDEEMABLE COMMON STOCK OF SUBSIDIARY

     In fiscal 1995, a subsidiary of the Company sold restricted shares of Class B common stock to certain key executives at fair market value, which resulted in the executives having a 10.7% ownership in the subsidiary. The Company received, as consideration for the shares, limited recourse notes in the amount of $2,225 maturing the earlier of: (a) termination of the key executive,
(b) death or (c) February 21, 2003. Interest accrued at the annual rate of 7.74% and was payable at maturity of the notes. The subsidiary's shares are redeemable at fair market value, based on independent appraisal, upon death, disability or termination of the key executive. Adjustments to record the shares at their redeemable value have been charged to compensation expense. The redeemable value of the shares at June 30, 1997 has been reduced by the outstanding amounts of the notes and included in other liabilities in the consolidated financial statements. In connection with the issuance of the Senior Subordinated Notes, referred to in Note 2, the limited recourse notes have been forgiven.

     In addition, in fiscal 1995 the Company and its subsidiary entered into severance agreements with the executives, for payments based on a multiple of pretax earnings, as defined, and which were subject to certain restrictions pursuant to terms of the Note Agreement. At June 30, 1998, aggregate severance payments of approximately $800 would have been due the executives if they were terminated.

8. PREFERRED STOCK, COMMON STOCK AND PAID-IN CAPITAL

PREFERRED STOCK:

     In connection with the death of the Chairman of the Board of the Company in May 1997, pursuant to terms of an agreement with shareholders, the Company recorded a liability in the amount of $6,453 for the effective redemption of 59,573 shares of special and second preferred stock and reduced this number of shares from the amount outstanding. The Company was required to redeem the preferred stock at approximately 116% of par value payable over five years with interest at 2% below prime. An insurance policy with a face value of $6,000 on the life of the Chairman funded such redemption.

     The redemption obligation, of which $6,131 was paid in fiscal 1998, was recorded at its present value at June 30, 1997 ($6,131 included in other current liabilities and $322 included in other liabilities). In connection therewith, the Company reversed the $4,200 of an appraisal increment of certain assets which pursuant to a prior year recapitalization was included in the par value of the preferred stock, and recorded a charge to paid-in capital in the amount of $4,696 for the difference between the redemption value and carrying value of the stock. Current assets in the 1997 consolidated balance sheet included a receivable in the amount of $6,032 for the proceeds, plus interest, from the life insurance policy which

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

8. PREFERRED STOCK, COMMON STOCK AND PAID-IN CAPITAL--(CONTINUED)

was collected in July 1997. The proceeds, net of cash surrender value, in the amount of $5,642, is reflected as a gain on life insurance policy in the 1997 consolidated statement of operations. The net effect of these transactions resulted in a reduction in stockholders' equity of $811, for the year ended June 30, 1997.

     In fiscal 1996, the principal shareholder of the Company exchanged a promissory note due to him by the Company in the amount of $578 including interest for 5,207 shares of the Company's third preferred stock. The third preferred stock are nonvoting, 6% noncumulative and are redeemable at par, in whole or in part, at the option of the Company.

COMMON STOCK:

     Common stock consisted of the following at June 30, 1998 and 1997:

                                                  AUTHORIZED
                                                   SHARES       ISSUED SHARES    AMOUNT AT PAR
                                                  ----------    -------------    -------------
Class A........................................      8,100           6,300            $ 1
Class B........................................      8,100           6,713              1
Class C........................................      8,100           6,300              1
Class D........................................      8,100              --             --
Class E........................................      6,000           5,175             --
                                                    ------         -------            ---
                                                    38,400          24,488            $ 3
                                                    ------         -------            ---
                                                    ------         -------            ---

     Holders of Class A, Class C and Class D common stock have voting rights and are entitled to share pro rata in dividends, if any, that may be declared by the Company. Thereafter, holders of Class B and Class E common stock are entitled to share pro rata in any such dividends. No dividends may be paid to common stockholders until all dividends have been paid or declared and set apart on all preferred stock. In the event of any complete liquidation, dissolution, winding up of the business, or sale of all the assets of the Company, and after the redemption of the preferred stock, the Class A, Class C and Class D common stockholders are entitled to a distribution equal to the par value of the stock plus declared and unpaid dividends. Thereafter, holders of Class B and Class E common stock would participate ratably in all distributions.

     Issued shares include redeemable shares of a minority shareholder (see below).

REDEEMABLE COMMON STOCK:

     Pursuant to terms of an agreement with a minority shareholder, who is also an officer of the Company, the Company is required to purchase the Class B shares of such shareholder upon his death, disability, termination of employment or upon his exercise of the right to sell such shares at any time at a price based on the book value of the Company's common shares. Adjustments to record the shares at redeemable value have been charged or credited to compensation expense.

9.  EMPLOYEE BENEFIT PLANS

     The Company and its domestic subsidiaries maintain noncontributory defined benefit pension plans for all eligible nonunion employees who meet certain requirements of age, length of service and hours worked per year. The benefits provided by the plans are based upon years of service and the employees' average compensation, as defined. The Company's policy is to fund the pension plans in amounts which comply with contribution limits imposed by law.

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

9.  EMPLOYEE BENEFIT PLANS--(CONTINUED)

     The following tables set forth the plans' funded status at June 30, 1998 and 1997

                                                                  1998       1997
                                                                 -------    -------
Actuarial present value of benefit obligations:
  Accumulated benefit obligation, including vested benefits of
     $3,468 and $2,715 in 1998 and 1997, respectively.........   $(3,844)   $(3,010)
                                                                 -------    -------
                                                                 -------    -------
Projected benefit obligation..................................   $(6,240)   $(5,038)
Plan assets at fair value.....................................     4,834      3,402
                                                                 -------    -------
Projected benefit obligation in excess of plan assets.........    (1,406)    (1,636)
Unrecognized net loss (gain)..................................      (336)        20
Unrecognized prior service credit.............................    (1,411)    (1,576)
Unrecognized net transition asset.............................       (28)       (31)
                                                                 -------    -------
Accrued pension liability.....................................   $(3,181)   $(3,223)
                                                                 -------    -------
                                                                 -------    -------

     Plan assets at fair value consisted primarily of listed stocks, bonds and short-term money market instruments.

     Accrued pension liability is included in the consolidated balance sheets at June 30 as follows:

                                                                  1998       1997
                                                                 -------    -------
Accrued expenses and other current liabilities................   $   489    $   489
Other liabilities.............................................     2,692      2,734
                                                                 -------    -------
                                                                 $ 3,181    $ 3,223
                                                                 -------    -------
                                                                 -------    -------

     Net pension cost included in the consolidated statements of operations is comprised of the following:

                                                                                  1998    1997    1996
                                                                                  ----    ----    ----
Service cost benefits earned during the period.................................   $900    $838    $670
Interest cost on projected benefit obligation..................................    375     295     219
Actual return on plan assets...................................................   (557)   (279)     (8)
Amortization of unrecognized prior service credit..............................   (165)   (165)   (165)
Net amortization and deferral..................................................    265      68    (178)
                                                                                  ----    ----    ----
                                                                                  $818    $757    $538
                                                                                  ----    ----    ----
                                                                                  ----    ----    ----

     The discount rate used in determining the present value of the projected benefit obligation and the expected long-term rate of return on plan assets was 7.5%. The assumed rate of increase in future compensation levels was 4.0%.

     The Company and its domestic subsidiaries have a 401(k) plan, under which an employee may make a pretax contribution of up to 6% of base compensation, and the Company makes a non-matching contribution equal to 1% of the employee's base compensation and a matching contribution equal to 50% of the contribution up to the first 3% of an employee's base compensation and 25% of any contribution in excess of 3% of base compensation. All contributions are subject to the maximum amount deductible for federal income tax purposes. The Company's contribution amounted to $529, $497 and $474 in 1998, 1997 and 1996, respectively.

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

9.  EMPLOYEE BENEFIT PLANS--(CONTINUED)

     The Company has a deferred compensation and supplemental retirement plan for certain key executives of the Company and a subsidiary. The benefits provided by the plan are based upon years of service and the employees' average compensation subject to certain limits. The plan also provides for death benefits before retirement. Deferred compensation expense was $89, $91 and $89 in 1998, 1997 and 1996, respectively. At June 30, 1998 and 1997, the aggregate liability under this plan amounted to $387 and $316, respectively. To assist in funding the retirement and death benefits of the plan, the Company invested in corporate-owned life insurance policies, through a trust, which at June 30, 1998 and 1997 had cash surrender values of $729 and $548, respectively.

     Most of the Company's foreign subsidiaries have retirement plans covering substantially all employees. Contributions to these plans are generally deposited under fiduciary-type arrangements. Benefits under these plans are primarily based on levels of compensation. Funding policies are based on legal requirements and local practices.

10. INCOME TAXES

     Income (loss) from operations before provision for income taxes and extraordinary item consisted of:

                                                                          1998       1997       1996
                                                                        --------    -------    -------
Domestic.............................................................   $(15,750)   $ 4,697    $ 2,116
Foreign..............................................................      3,996      4,407        535
                                                                        --------    -------    -------
                                                                        $(11,754)   $ 9,104    $ 2,651
                                                                        --------    -------    -------
                                                                        --------    -------    -------

     Components of income tax (benefit) expense are as follows:

                                                                            1998       1997      1996
                                                                           -------    ------    ------
Current tax provision (benefit):
  U.S. Federal..........................................................   $  (306)   $  (88)   $  624
  State and local.......................................................        64       343       599
  Foreign...............................................................       782     1,521     1,304
                                                                           -------    ------    ------
     Total current tax provision........................................       540     1,776     2,527
                                                                           -------    ------    ------
Deferred tax provision (benefit):
  U.S. Federal..........................................................    (5,121)     (889)      312
  State and local.......................................................      (115)      121        71
  Foreign...............................................................         7        60      (249)
                                                                           -------    ------    ------
     Total deferred tax provision (benefit).............................    (5,229)     (708)      134
                                                                           -------    ------    ------
Provision (benefit) for income taxes before extraordinary item..........    (4,689)    1,068     2,661
Benefit for extraordinary item..........................................    (1,011)       --        --
                                                                           -------    ------    ------
Provision (benefit) for income taxes....................................   $(5,700)   $1,068    $2,661
                                                                           -------    ------    ------
                                                                           -------    ------    ------

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

10. INCOME TAXES--(CONTINUED)

     A reconciliation of the Federal statutory rate and the Company's effective tax rate follows:

                                                                              1998      1997      1996
                                                                              -----     -----     -----
U.S. Federal income tax rate...............................................   (34.0)%    34.0%     34.0%
State and local taxes, net of federal income tax effect....................    (0.2)      3.4      16.7
Tax rate differences on foreign operations.................................    (3.5)     (0.3)      7.0
Non-taxable insurance policy gain..........................................      --     (21.1)       --
Additional taxes (credit) on reorganization of foreign subsidiaries........      --      (7.4)     35.8
Expenses with no tax benefit...............................................      --       2.6       8.9
Other......................................................................    (2.2)      0.5      (2.0)
                                                                              -----     -----     -----
                                                                              (39.9)%    11.7%    100.4%
                                                                              -----     -----     -----
                                                                              -----     -----     -----

     In June 1996, pursuant to a plan of reorganization of the Company's foreign subsidiaries, including liquidation of two subsidiaries, the Company recorded a charge of approximately $950 for additional foreign and United States taxes on previously undistributed earnings of foreign subsidiaries. The credit recorded in 1997 represents principally the final determination of U.S. foreign tax credits on certain prior year transactions.

     Provision has not been made for United States or additional foreign taxes on undistributed earnings of other foreign subsidiaries of approximately $18,000, whose earnings have been or are primarily intended to be reinvested. It is not practicable at this time to determine the amount of income tax liability that would result should such earnings be repatriated.

     The tax effects of the significant temporary differences which comprise the deferred tax assets and liabilities at June 30, 1998 and 1997 are as follows:

                                                                1998       1997
                                                               -------    -------
Deferred tax assets:
  Employee benefits.........................................   $ 2,542    $ 2,132
  Depreciation..............................................     1,267      2,082
  Insurance.................................................       368        442
  Asset valuation allowances................................       505        423
  Inventory capitalization..................................       379        341
  Plant curtailment and environmental remediation...........     4,927        332
  Alternative minimum tax...................................       503        557
  Net operating loss carryforward...........................     1,841         --
  Other.....................................................       346        290
                                                               -------    -------
                                                                12,678      6,599
Deferred tax liabilities....................................      (456)      (432)
                                                               -------    -------
Net deferred tax asset......................................   $12,222    $ 6,167
                                                               -------    -------
                                                               -------    -------

     Deferred taxes are included in the following line items in the consolidated balance sheets:

                                                                1998       1997
                                                               -------    -------
Prepaid expenses and other current assets...................   $ 4,018    $ 2,023
Accrued expenses, taxes and other current liabilities.......       (60)      (169)
Other assets................................................     8,599      4,492
Other liabilities...........................................      (335)      (179)
                                                               -------    -------
                                                               $12,222    $ 6,167
                                                               -------    -------
                                                               -------    -------

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

10. INCOME TAXES--(CONTINUED)

     The Company has net operating loss carryforwards that begin to expire in 2018.

11. COMMITMENTS AND CONTINGENCIES

     (a) Leases:

          The Company leases office, warehouse and manufacturing facilities through fiscal 2006 for minimum annual rentals (plus certain cost escalations) as follows:

                                                       CAPITAL   OPERATING
YEAR ENDED JUNE 30                                     LEASES     LEASES
----------------------------------------------------   ------    ---------
1999................................................    $136      $ 1,134
2000................................................     136        1,138
2001................................................     127        1,153
2002................................................      84        1,030
2003................................................      63          978
Thereafter..........................................      --        2,332
                                                        ----      -------
Total minimum lease payments........................     546      $ 7,765
                                                                  -------
                                                                  -------
Amounts representing interest.......................      91
                                                        ----
Present value of minimum lease payments.............    $455
                                                        ----
                                                        ----

          Property, plant and equipment under capitalized leases included in the consolidated balance sheets at June 30, 1998 and 1997 amounted to $351 and $382, net of accumulated depreciation of $1,086 and $1,267, respectively.

          The commitment for facilities includes $2,000 with an affiliate controlled by shareholders of the Company.

          Rent expense for facilities and equipment for the years ended June 30, 1998, 1997 and 1996 amounted to $2,126, $2,224 and $1,944, respectively.

     (b) Litigation:

          The Company and its subsidiaries are a party to a number of claims and lawsuits arising in the normal course of business, including patent infringement, product liabilities and governmental regulation concerning environmental and other matters. Certain of these actions seek damages in various amounts. All such claims are being contested, and management believes the resolution of these matters will not materially affect the consolidated financial position, results of operations or cash flows of the Company.

     (c) Environmental Remediation:

          The Company's domestic subsidiaries are subject to various federal, state and local environmental laws and regulations which govern the management of chemical wastes. The most significant regulation governing the Company's recycling activities is the Resource Conservation and Recovery Act of 1976 ("RCRA"). The Company has been issued final RCRA "Part B" permits to operate as hazardous waste treatment and storage facilities at its facilities in Santa Fe Springs, California; Garland, Texas; Joliet, Illinois; Sumter, South Carolina and Sewaren, New Jersey. The Company has also obtained an interim status RCRA permit for its Union City, California facility.

          In connection with applying for RCRA "Part B" permits, the Company has been required to perform extensive site investigations at certain of its operating facilities and inactive sites to identify

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

11. COMMITMENTS AND CONTINGENCIES--(CONTINUED)

     possible contamination and to provide the regulatory authorities with plans and schedules for remediation. Some soil and groundwater contamination has been identified at several plant sites and will require corrective action over the next several years.

          The Company has been named as a potentially responsible party ("PRP") in connection with an action commenced by the EPA, involving a third party fertilizer manufacturing site in South Carolina. The Company has also received a settlement proposal approximating $800, which it believes is unfairly high in relation to settlements offered to other PRPs. While the outcome of ongoing negotiation is uncertain, the Company has accrued its best estimate of the amount for which this matter can be settled.

          Based upon information available, management estimates the cost of further investigation and remediation of identified soil and groundwater problems at operating sites, closed sites and third party sites to be approximately $2,000, which is included in current and long-term liabilities in the 1998 consolidated balance sheet ($1,400 in 1997). Such amounts represent primarily the cost of feasibility studies and remediation activities and are expected to be substantially incurred over a three year period. No amounts have been discounted. Environmental provisions are $925, $530 and $0 for the fiscal years ended June 30, 1998, 1997 and 1996, respectively, and are included in selling, general and administrative expenses in the consolidated statements of operations. In addition, such amounts exclude the fiscal 1998 accrual related to the Sewaren facility described in 11(d).

     (d) Plant Curtailment:

          During the fourth quarter of fiscal 1998, the Company decided to curtail major manufacturing operations of its Sewaren, New Jersey facility and recorded nonrecurring charges of $10.0 million related to this curtailment. Of these charges, $5.6 million represents non-cash asset write downs related to equipment without alternative uses, real property at the manufacturing facility, $1.1 million represents primarily labor costs related to disassembly of equipment, cleaning and accumulating environmental waste and the cost of waste disposal of environmentally hazardous material and associated related site restoration pursuant to the remedial action workplan for the administrative consent order concerning the site. The majority of these costs are expected to be expended during fiscal 1999 and as a result are classified as other current liabilities. The remaining $3.3 million represents the long-term cost of groundwater monitoring and remediation activities that will continue pursuant to the aforementioned remedial action workplan. The accrual for groundwater monitoring represents personnel, utility and related costs necessary to operate groundwater pumps and the waste water treatment facility on the site, aggregating an estimated $4.7 million over 10 years and discounted at a 7% rate.

     (e) Employee Terminations:

          In connection with the plant curtailment noted above and certain other personnel changes, the Company has implemented a plan to reduce its workforce by 24 employees resulting in a non-recurring charge for severance of $1,173 in fiscal 1998, (reflected in selling, general and administrative expenses in the accompanying consolidated statement of operations). These employees are primarily involved in plant operations, both domestically and foreign. Through June 30, 1998, 19 employees have been terminated and the remainder are expected to be terminated in fiscal 1999. All severance amounts will begin to be paid in fiscal 1999.

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

12. FINANCIAL INSTRUMENTS

     Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents, and trade receivables. The Company places its cash and cash equivalents with high quality financial institutions in various countries. The Company sells to customers in a variety of industries, markets and countries. Concentrations of credit risk with respect to receivables arising from these sales are limited due to the large number of customers comprising the Company's customer base. Ongoing credit evaluations of customers' financial conditions are performed and, generally, no collateral is required. The Company maintains appropriate reserves for uncollectible receivables.

     The carrying amounts of cash and cash equivalents, trade receivables, trade payables and short-term debt is considered to be representative of their fair value because of their short maturities. The fair values of the Company's long-term debt are estimated using discounted cash flow analyses, based on the Company's incremental borrowing rates for similar types of borrowing arrangements. At June 30, 1998 and 1997, the fair value does not differ materially from its carrying amount.

     The Company obtains third-party letters of credit in connection with certain inventory purchases and insurance obligations. The contract values of the letters of credit at June 30, 1998 and 1997 were $4,600 and $4,900, respectively. The fair values of these letters of credit were not material.

     The Company had mitigated its floating interest rate exposure on substantially all floating rate bank borrowings of its Israeli subsidiary by purchasing interest caps expiring at various dates through October 2001, with interest caps of 11% based on 3-month LIBOR for domestic debt and 9% for U.S. dollar debt. Reimbursements and amortization of the cost of interest rate caps over their terms are recorded as adjustments to interest expense. The fair values of the interest rate caps does not differ materially from their carrying values. The interest rate caps were terminated in connection with the repayment of the floating rate debt in June 1998.

     The fair value associated with the foreign currency contracts has been estimated by valuing the net position of the contracts using the applicable spot rates and forward rates as of the reporting date. At June 30, 1998 and 1997, the fair value does not differ materially from its carrying amount.

     The fair value of commodity contracts is estimated based on quotes from the market makers of these instruments and represents the estimated amounts that the Company would expect to receive or pay to terminate the agreements as of the reporting date. At June 30, 1998 and 1997, the Company has $1,127 and $664, respectively, in carrying amounts of commodity contracts with a fair value of $1,062 and $690, respectively.

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

13. GEOGRAPHIC SEGMENTS

     The Company operates in one business segment, specialty and industrial chemicals. The following is information about the Company's operations in different geographic areas:

                                                                     1998        1997        1996
                                                                   --------    --------    --------
Sales:
  North America.................................................   $181,648    $165,447    $160,255
  Western Europe................................................     30,152      31,716      27,345
  Israel........................................................     62,399      67,659      52,798
  South America.................................................      3,784       3,540         997
                                                                   --------    --------    --------
     Total Sales................................................   $277,983    $268,362    $241,395
                                                                   --------    --------    --------
                                                                   --------    --------    --------
                                                                     1998        1997        1996
                                                                   --------    --------    --------
Operating Income (loss):
  North America.................................................   $ (6,451)   $  8,509    $ 11,176
  Western Europe................................................      2,980       3,136       2,453
  Israel........................................................      4,711       6,078       1,422
  South America.................................................         51         (80)       (300)
  Corporate.....................................................     (5,518)     (6,412)     (5,560)
                                                                   --------    --------    --------
     Total Operating Income (loss)..............................   $ (4,227)   $ 11,231    $  9,191
                                                                   --------    --------    --------
                                                                   --------    --------    --------
                                                                     1998        1997        1996
                                                                   --------    --------    --------
  Identifiable Assets:
  North America.................................................   $ 82,556    $ 75,074    $ 77,265
  Western Europe................................................     20,504      18,075      17,770
  Israel........................................................     52,937      52,378      52,334
  South America.................................................      4,932       4,185       4,504
  Corporate.....................................................     31,267      12,988       6,309
                                                                   --------    --------    --------
     Total Identifiable Assets..................................   $192,196    $162,700    $158,182
                                                                   --------    --------    --------
                                                                   --------    --------    --------

14. VALUATION AND QUALIFYING ACCOUNTS

     Activity in the allowance for doubtful accounts consisted of the following for the fiscal years ended June 30:

                                                                                  1998    1997    1996
                                                                                  ----    ----    ----
Balance at beginning of period.................................................   $656    $756    $631
Provision for bad debts........................................................    144      16     155
Bad debt write-offs............................................................    (49)   (116)    (30)
                                                                                  ----    ----    ----
Balance at end of period.......................................................   $751    $656    $756
                                                                                  ----    ----    ----
                                                                                  ----    ----    ----

15. SUBSEQUENT EVENTS

     a) Acquisition:

          The Company has acquired all of the outstanding capital stock of ODDA Smelteverk, a Norwegian company, and the business of BOC Carbide Industries in the United Kingdom (together ODDA) from the BOC Group Plc for approximately $19 million in cash and $18.2 million in debt. ODDA manufactures calcium carbide and dicyandiamide which is distributed worldwide. The principal uses of calcium carbide are for the production of acetylene for welding and cutting, and desulphurization of iron and steel. The principal uses of dicyandiamide are for pharmaceutical

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

15. SUBSEQUENT EVENTS--(CONTINUED)

     manufacture and a fire-retarding agent for fabrics, wood and paint. The acquisition will be accounted for using the purchase method of accounting.

     b) Credit Facility:

          On August 19, 1998, the Company entered into a $60 million senior secured credit facility with PNC Bank, as agent and on behalf of itself. The credit facility is structured as a five-year, $35 million revolving credit facility subject to availability under a borrowing base formula for domestic accounts receivable and inventories. The Company, under terms of this facility, may choose between two interest rate options: (i) base rate, as defined, or (ii) Euro rate as defined, plus 1 1/4%-2% depending on the Companys operating performance. In addition, a two-year, $25 million acquisition line of credit will be available to the Company. Drawdowns under the acquisition line shall amortize on a five-year basis with the balances due at maturity.

          The credit agreement requires, among other things, the maintenance of certain fixed charge coverage ratios and a certain level of net worth for the domestic operations of the Company, as defined. In addition, there are certain restrictions on additional borrowings, additional liens on the Company's assets, guarantees, dividend payments, redemption or purchase of the Company's stock, sale of subsidiaries stock, disposition of assets, investments, and mergers and acquisitions.

     c) Capital Stock

          In September 1998, the Company simplified its capitalization by eliminating classes of authorized but unissued preferred stock and common stock, establishing "Blank Check" preferred stock, re-designating the third preferred stock as Series A Stock Preferred Stock, combining on a basis to preserve as nearly as practicable the rights and benefits of the following: the former Class A common shares and the Class C common shares into a single class designated as Class A Common Stock, and the former Class B common shares and Class E common shares into a single class designated as Class B Common Stock. These changes have not been reflected in the accompanying consolidated financial statements.

16. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

     In June 1998, the Company issued $100 million in Senior Subordinated Notes as described in Note 2. In connection with the issuance of these Notes, the Company's majority-owned U.S. Subsidiaries fully and unconditionally guaranteed such Notes on a joint and several basis. Foreign subsidiaries do not presently guarantee the Notes.

     The following condensed consolidating financial data summarizes the assets, liabilities, and results of operations and cash flows of the Parent, Guarantors and Non-Guarantor subsidiaries. The Parent is Philipp Brothers Chemicals, Inc. ("PBC"). The U.S. Guarantor Subsidiaries include all domestic subsidiaries including the following: PBC and its subsidiaries (C.P. Chemicals, Inc., Koffolk, Inc., Phibro-Tech, Inc., MRT Management Corp., Mineral Resource Technologies, L.L.C., Prince Agriproducts, Inc., The Prince Manufacturing Company (PA), The Prince Manufacturing Company (IL) Phibrochem, Inc., Phibro Chemicals, Inc., Western Magnesium Corp.). The Non-Guarantor Subsidiaries include the following: (Koffolk (1949) Ltd., Agtrol International and Ferro Metal and Chemical Corporation). The U.S. and foreign Guarantor and Non-Guarantor Subsidiaries are majority owned by the Parent.

     Investments in subsidiaries are accounted for by the Parent using the equity method. Income tax expense (benefit) is allocated among the consolidating entities based upon taxable income (loss) by jurisdiction within each group.

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

16. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

     The principal consolidation adjustments are to eliminate investments in subsidiaries and intercompany balances and transactions. Separate financial statements of the U.S. Guarantor Subsidiaries and the Non-Guarantor Subsidiaries are not presented because management has determined that such financial statements would not be material to investors.

                        PHILIPP BROTHERS CHEMICALS INC.
                          CONSOLIDATING BALANCE SHEET
                              AS OF JUNE 30, 1998
                                (000'S OMITTED)

                                                                   GUARANTOR      NON-GUARANTOR  CONSOLIDATION
                                                      PARENT      SUBSIDIARIES    SUBSIDIARIES   ADJUSTMENTS    CONSOLIDATED
                                                    ------------  --------------  -------------  -------------  ------------
                      ASSETS
Current assets:
  Cash and cash equivalents........................   $ 18,312       $    928        $ 4,981                      $ 24,221
  Trade receivables................................      5,729         27,999         23,832                        57,560
  Other receivables................................        952             60          4,988                         6,000
  Inventory........................................      3,596         18,910         15,061                        37,567
  Prepaid expenses & other current assets..........      3,599          1,241            651                         5,491
                                                      --------       --------        -------       ---------      --------
Total current assets...............................     32,188         49,138         49,513       $       0       130,839
                                                      --------       --------        -------       ---------      --------
Total property, plant, & equipment.................      3,280         44,748         48,408                        96,436
Less: accumulated depreciation.....................      2,117         32,158         21,651                        55,926
                                                      --------       --------        -------       ---------      --------
Property, plant & equipment, net...................      1,163         12,590         26,757                        40,510
                                                      --------       --------        -------       ---------      --------
Intangibles........................................         15          3,136            620                         3,771
Deferred charges and other.........................      7,729          7,864          1,483                        17,076
Investment in subsidiaries.........................     67,049          1,534         (2,483)        (66,100)            0
Intercompany.......................................     28,932        (29,587)           655                             0
                                                      --------       --------        -------       ---------      --------
Total assets.......................................   $137,076       $ 44,675        $76,545       ($ 66,100)     $192,196
                                                      --------       --------        -------       ---------      --------
                                                      --------       --------        -------       ---------      --------
       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt................   $    144       $  1,491        $    11                      $  1,646
  Accounts payable.................................      3,281         12,801         17,350                        33,432
  Other loans payable..............................        492                                                         492
  Accrued expenses and other.......................      4,223          8,281          3,098                        15,602
                                                      --------       --------        -------       ---------      --------
Total current liabilities..........................      8,140         22,573         20,459       $       0        51,172
                                                      --------       --------        -------       ---------      --------
Long term debt.....................................    100,199          2,575         34,775         (35,391)      102,158
Other liabilities..................................      1,679          6,437          1,987                        10,103
Redeemable securities:
  Common stock.....................................      2,563                                                       2,563
  Common stock of subsidiary.......................                     2,623                                        2,623
                                                      --------       --------        -------       ---------      --------
Total redeemable securities........................      2,563          2,623              0               0         5,186
                                                      --------       --------        -------       ---------      --------
Stockholders equity
  Third preferred stock............................        521                                                         521
  Common stock.....................................          3                                                           3
  Paid in capital..................................        764          2,560           (429)         (2,460)          435
  Foreign currency translation adjustment..........        (14)            30           (619)                         (603)
  Retained earnings................................     23,221          7,877         20,372         (28,249)       23,221
                                                      --------       --------        -------       ---------      --------
Total stockholders equity..........................     24,495         10,467         19,324         (30,709)       23,577
                                                      --------       --------        -------       ---------      --------
Total liabilities & stockholders' equity...........   $137,076       $ 44,675        $76,545       ($ 66,100)     $192,196
                                                      --------       --------        -------       ---------      --------
                                                      --------       --------        -------       ---------      --------

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

16. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS--(CONTINUED)

                        PHILIPP BROTHERS CHEMICALS INC.
                     CONSOLIDATING STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1998
                                (000'S OMITTED)

                                                       GUARANTOR        NON-GUARANTOR          CONSOLIDATION
                                           PARENT     SUBSIDIARIES       SUBSIDIARIES          ADJUSTMENTS      CONSOLIDATED
                                           -------    --------------    -------------------    -------------    ------------
Net sales...............................   $36,318       $166,816            $ 104,555           $ (29,706)       $277,983
Cost of goods sold......................    29,914        123,828               84,877             (29,706)        208,913
                                           -------       --------            ---------           ---------        --------
  Gross profit..........................     6,404         42,988               19,678                   0          69,070
Selling, general and administrative
  expenses..............................     9,878         41,483               11,936                              63,297
Curtailment of operations at
  manufacturing facility................                   10,000                                                   10,000
                                           -------       --------            ---------           ---------        --------
Operating income (loss).................    (3,474)        (8,495)               7,742                   0          (4,227)
Other expense...........................        74                                 971                               1,045
Interest expense........................     3,798            287                2,780                               6,865
Interest income.........................      (253)           (97)                 (33)                               (383)
Intercompany allocations................    (5,903)         5,863                   40
(Profit) loss relating to
  subsidiaries .........................     6,430                                                  (6,430)              0
                                           -------       --------            ---------           ---------        --------
Income/(loss) before income taxes and
  extraordinary item....................    (7,620)       (14,548)               3,984               6,430         (11,754)
Income taxes............................      (448)        (5,080)                 839                   0          (4,689)
                                           -------       --------            ---------           ---------        --------
Net income/(loss) before extraordinary
  item..................................    (7,172)        (9,468)               3,145               6,430          (7,065)
Extraordinary loss (net of $1,011 of
  tax)..................................    (1,855)                               (107)                             (1,962)
                                           -------       --------            ---------           ---------        --------
Net income/(loss).......................   $(9,027)      $ (9,468)           $   3,038           $   6,430        $ (9,027)
                                           -------       --------            ---------           ---------        --------
                                           -------       --------            ---------           ---------        --------

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                                 (IN THOUSANDS)

16. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS--(CONTINUED)

                        PHILIPP BROTHERS CHEMICALS INC.
                     CONSOLIDATING STATEMENT OF CASH FLOWS
                        FOR THE YEAR ENDED JUNE 30, 1998
                                (000'S OMITTED)

                                                                     GUARANTOR     NON-GUARANTOR  CONSOLIDATION
                                                         PARENT      SUBSIDIARIES  SUBSIDIARIES   ADJUSTMENTS    CONSOLIDATED
                                                       ------------  ------------  -------------  -------------  ------------
Operating activities:
Net income (loss).....................................   $ (9,027)     $ (9,468)      $ 3,038        $ 6,430       $ (9,027)
Adjustments to reconcile net income (loss)
  Cash provided by operating activities:
  Depreciation and amortization.......................        536         5,047         3,670                         9,253
  Deferred income taxes...............................     (1,146)       (4,138)           55                        (5,229)
  Forgiveness of promissory notes.....................                    2,591                                       2,591
  Provision for curtailment of operations at
    manufacturing facility............................                   10,000                                      10,000
  Change in redemption amount of redeemable
    securities........................................     (1,250)                                                   (1,250)
  Extraordinary loss on extinguishment of debt, net of
    tax...............................................      1,855                         107                         1,962
  Other...............................................       (902)          729         1,564                         1,391
Changes in operating assets and liabilities,
  net effect of business acquired:
Accounts receivable...................................       (566)       (5,994)        1,073                        (5,487)
Inventory.............................................       (143)        1,842           (94)                        1,605
Prepaid expenses and other............................     (1,985)        1,569        (2,863)                       (3,279)
Other assets..........................................       (956)         (397)            4                        (1,349)
Intercompany..........................................    (27,945)          742        33,633         (6,430)             0
Accounts payable......................................     (1,276)          425           (28)                         (879)
Accrued expenses and other............................      1,117           942        (1,022)                        1,037
                                                         --------      --------       -------        -------       --------
Net cash provided by (used in) operating activities...    (41,688)        3,890        39,137              0          1,339
                                                         --------      --------       -------        -------       --------
Investing activities:
Capital expenditures..................................       (567)       (4,230)       (3,234)                       (8,031)
                                                         --------      --------       -------        -------       --------
Net cash used in investing activities.................       (567)       (4,230)       (3,234)             0         (8,031)
                                                         --------      --------       -------        -------       --------
Financing activities:
Cash overdraft........................................        913         1,002                                       1,915
Net (decrease) increase in short-term debt............        149          (350)      (13,332)                      (13,533)
Proceeds from long-term debt..........................    100,000           380                                     100,380
Payments of long-term debt............................    (31,517)       (1,570)      (19,835)                      (52,922)
Payments of deferred financing costs..................     (3,724)                                                   (3,724)
Extinguishment of debt................................     (2,493)                       (107)                       (2,600)
Proceeds from life insurance..........................      6,045                                                     6,045
Distribution to principal shareholder for purchase of
  subsidiary..........................................     (1,500)                                                   (1,500)
Receivable from principal shareholder.................                                   (429)                         (429)
Redemption of preferred stock.........................     (7,569)          757                                      (6,812)
                                                         --------      --------       -------        -------       --------
Net cash provided by (used in) financing activities...     60,304           219       (33,703)             0         26,820
                                                         --------      --------       -------        -------       --------
Net (decrease) increase in cash and cash
  equivalents.........................................     18,049          (121)        2,200              0         20,128
Cash and cash equivalents at beginning of year........        263         1,049         2,781                         4,093
                                                         --------      --------       -------        -------       --------
Cash and cash equivalents at end of year..............   $ 18,312      $    928       $ 4,981        $     0       $ 24,221
                                                         --------      --------       -------        -------       --------
                                                         --------      --------       -------        -------       --------

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

16. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS--(CONTINUED)

                        PHILIPP BROTHERS CHEMICALS INC.
                          CONSOLIDATING BALANCE SHEET
                              AS OF JUNE 30, 1997
                                (000'S OMITTED)

                                                                    GUARANTOR      NON-GUARANTOR  CONSOLIDATION
                                                       PARENT      SUBSIDIARIES    SUBSIDIARIES   ADJUSTMENTS    CONSOLIDATED
                                                     ------------  --------------  -------------  -------------  ------------
                       ASSETS
Current Assets:
  Cash and cash equivalents.........................   $    263       $  1,049        $ 2,781                      $  4,093
  Trade receivables.................................      5,267         21,823         25,039                        52,129
  Other receivables.................................      7,160            136          1,884                         9,180
  Inventory.........................................      3,453         19,219         14,967                        37,639
  Prepaid expenses & other current assets...........      1,856          1,475            807                         4,138
                                                       --------       --------        -------       ---------      --------
Total current assets................................     17,999         43,702         45,478       $       0       107,179
                                                       --------       --------        -------       ---------      --------
Total property, plant and equipment.................      2,222         53,213         45,932                       101,367
Less: accumulated depreciation......................      1,839         35,112         19,107                        56,058
                                                       --------       --------        -------       ---------      --------
Property, plant & equipment, net....................        383         18,101         26,825               0        45,309
                                                       --------       --------        -------       ---------      --------
  Intangibles.......................................         32            597            726                         1,355
  Deferred charges and other........................      3,536          3,712          1,609                         8,857
  Investment in subsidiaries........................     37,450            874         (2,483)        (35,841)            0
  Intercompany......................................     27,360        (26,044)           101          (1,417)            0
                                                       --------       --------        -------       ---------      --------
Total assets........................................   $ 86,760       $ 40,942        $72,256       ($ 37,258)     $162,700
                                                       --------       --------        -------       ---------      --------
                                                       --------       --------        -------       ---------      --------
        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Loan payable to banks.............................                                  $13,332                      $ 13,332
  Current portion of long-term debt.................   $ 14,397       $    600          4,130                        19,127
  Accounts payable..................................      3,644         10,257         17,378                        31,279
  Other loans payable...............................        387                                                         387
  Accrued expenses and other........................      9,235          6,196          4,119                        19,550
                                                       --------       --------        -------       ---------      --------
Total current liabilities...........................     27,663         17,053         38,959       $       0        83,675
                                                       --------       --------        -------       ---------      --------
Long term debt......................................     17,463          2,607         15,760          (1,417)       34,413
Other liabilities...................................      1,947          2,668            780                         5,395
Redeemable securities:
  Common stock......................................      3,813                                                       3,813
                STOCKHOLDERS' EQUITY
Second preferred stock..............................        680                                                         680
Third preferred stock...............................        521                                                         521
Common stock........................................          3              1                             (1)            3
Paid in capital.....................................      2,364          1,734                         (1,734)        2,364
Foreign currency translation
  adjustment........................................         (8)            30           (500)                         (478)
Retained earnings...................................     32,314         16,849         17,257         (34,106)       32,314
                                                       --------       --------        -------       ---------      --------
Total stockholders' equity..........................     35,874         18,614         16,757         (35,841)       35,404
                                                       --------       --------        -------       ---------      --------
Total liabilities & stockholders' equity............   $ 86,760       $ 40,942        $72,256       ($ 37,258)     $162,700
                                                       --------       --------        -------       ---------      --------
                                                       --------       --------        -------       ---------      --------

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

16. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS--(CONTINUED)

                        PHILIPP BROTHERS CHEMICALS INC.
                     CONSOLIDATING STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1997
                                (000'S OMITTED)

                                                                GUARANTOR        NON-GUARANTOR    CONSOLIDATION
                                                    PARENT     SUBSIDIARIES      SUBSIDIARIES     ADJUSTMENTS      CONSOLIDATED
                                                   --------    --------------    -------------    -------------    ------------
Net sales.......................................   $ 34,360       $151,379         $ 108,822        $ (26,199)       $268,362
Cost of goods sold..............................     28,099        111,443            87,695          (26,199)        201,038
                                                   --------       --------         ---------        ---------        --------
    Gross profit................................      6,261         39,936            21,127                0          67,324
Selling, general and administrative expenses....     10,360         33,740            11,993                           56,093
                                                   --------       --------         ---------        ---------        --------
Operating income (loss).........................    (4,099)          6,196             9,134                0          11,231
Other (income)/expense..........................      (719)              0             2,487                            1,768
Interest expense................................      3,197            506             2,550                            6,253
Interest income.................................       (80)           (14)             (158)                            (252)
Intercompany allocations........................    (5,215)          5,215
Gain on life insurance policy...................    (5,642)                                                           (5,642)
(Profit) loss relating to subsidiary............    (2,454)                                             2,454               0
                                                   --------       --------         ---------        ---------        --------
Income/(loss) before income taxes...............      6,814            489             4,255           (2,454)          9,104
Income taxes....................................    (1,222)            723             1,567                0           1,068
                                                   --------       --------         ---------        ---------        --------
Net income/(loss)...............................   $  8,036       $  (234)         $   2,688        $  (2,454)       $  8,036
                                                   --------       --------         ---------        ---------        --------
                                                   --------       --------         ---------        ---------        --------

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

16. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS--(CONTINUED)

                        PHILIPP BROTHERS CHEMICALS INC.
                     CONSOLIDATING STATEMENT OF CASH FLOWS
                        FOR THE YEAR ENDED JUNE 30, 1997
                                (000'S OMITTED)

                                                                    GUARANTOR     NON-GUARANTOR  CONSOLIDATION
                                                           PARENT   SUBSIDIARIES  SUBSIDIARIES   ADJUSTMENTS    CONSOLIDATED
                                                           -------  ------------  -------------  -------------  ------------
Operating activities:
Net income (loss)......................................... $ 8,036    $   (234)      $ 2,688       $  (2,454)     $  8,036
Adjustments to reconcile net
  income (loss) cash provided by operating activities:
  Depreciation and amortization...........................     585       5,056         3,701                         9,342
  Gain on life insurance..................................  (5,642)                                                 (5,642)
  Deferred income taxes...................................     (19)       (132)         (557)                         (708)
  Other...................................................     135        (125)         (383)                         (373)
Changes in operating assets and liabilities,
  net of effect of business acquired:
  Accounts receivable.....................................      (5)        185        (4,536)                       (4,356)
  Inventory...............................................    (354)         38          (552)                         (868)
  Prepaid expenses and other..............................     (80)       (199)          718                           439
  Other assets............................................    (298)       (141)          (90)                         (529)
  Intercompany............................................  (2,510)     (1,627)        1,683           2,454             0
  Accounts payable........................................  (2,258)        138           726                        (1,394)
  Accrued expenses and other..............................    (868)        270          (426)                       (1,024)
                                                           -------    --------       -------       ---------      --------
Net cash provided by (used in) operating activities.......  (3,278)      3,229         2,972               0         2,923
                                                           -------    --------       -------       ---------      --------
Investing activities:
  Capital expenditures....................................    (113)     (2,964)       (1,620)                       (4,697)
                                                           -------    --------       -------       ---------      --------
Net cash used in investing activities.....................    (113)     (2,964)       (1,620)              0        (4,697)
                                                           -------    --------       -------       ---------      --------
Financing activities:
  Cash overdraft..........................................   2,817                                                   2,817
  Net (decrease) increase in short-term
    debt..................................................       5                      (181)                         (176)
  Proceeds from long term debt............................     900                       791                         1,691
  Payments of long term debt..............................    (104)       (835)       (2,957)                       (3,896)
                                                           -------    --------       -------       ---------      --------
Net cash provided by (used in) financing activities.......   3,618        (835)       (2,347)              0           436
                                                           -------    --------       -------       ---------      --------
Net (decrease) increase in cash and cash equivalents......     227        (570)         (995)              0        (1,338)
Cash and cash equivalents at beginning of year............      36       1,619         3,776                         5,431
                                                           -------    --------       -------       ---------      --------
Cash and cash equivalents at end of year.................. $   263    $  1,049       $ 2,781       $       0      $  4,093
                                                           -------    --------       -------       ---------      --------
                                                           -------    --------       -------       ---------      --------

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

16. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS--(CONTINUED)

                        PHILIPP BROTHERS CHEMICALS INC.
                     CONSOLIDATING STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1996
                                (000'S OMITTED)

                                                             GUARANTOR       NON-GUARANTOR    CONSOLIDATION
                                                  PARENT     SUBSIDIARIES    SUBSIDIARIES     ADJUSTMENTS      CONSOLIDATED
                                                  -------    ------------    -------------    -------------    ------------
Net sales......................................   $35,474      $143,581        $  85,614        $ (23,274)       $241,395
Cost of goods sold.............................    29,634       103,140           71,533          (23,274)        181,033
                                                  -------      --------        ---------        ---------        --------
  Gross profit.................................     5,840        40,441           14,081                0          60,362
Selling, general and administrative expenses...     9,288        31,377           10,506                           51,171
                                                  -------      --------        ---------        ---------        --------
Operating income (loss)........................    (3,448)        9,064            3,575                0           9,191
Other (income)/expense.........................    (1,738)                         3,109                            1,371
Interest expense...............................     3,124           527            1,895                            5,546
Interest income................................       (94)          (62)            (221)                            (377)
Intercompany allocations.......................    (5,040)        4,900              140                                0
(Profit) loss relating to subsidiary...........     1,014                                          (1,014)              0
                                                  -------      --------        ---------        ---------        --------
Income/(loss) before
  income taxes.................................      (714)        3,699           (1,348)           1,014           2,651
Income taxes...................................      (704)        1,942            1,423                            2,661
                                                  -------      --------        ---------        ---------        --------
Net income/(loss)..............................   $   (10)     $  1,757        $  (2,771)       $   1,014        $    (10)
                                                  -------      --------        ---------        ---------        --------
                                                  -------      --------        ---------        ---------        --------

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

16. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS--(CONTINUED)

                        PHILIPP BROTHERS CHEMICALS INC.
                     CONSOLIDATING STATEMENT OF CASH FLOWS
                        FOR THE YEAR ENDED JUNE 30, 1996
                                (000'S OMITTED)

                                                                    GUARANTOR     NON-GUARANTOR   CONSOLIDATION
                                                        PARENT      SUBSIDIARIES  SUBSIDIARIES    ADJUSTMENTS    CONSOLIDATED
                                                      ------------  ------------  --------------  -------------  ------------
Operating Activities:
Net income (loss)....................................   $    (10)     $  1,757       $ (2,771)       $ 1,014       $    (10)
Adjustments to reconcile net income (loss) cash
  provided by operating activities:
Depreciation and amortization........................        512         4,918          2,576                         8,006
Deferred income taxes................................        782          (496)          (152)                          134
Other................................................     (1,152)          (94)           690                          (556)
Changes in operating assets and liabilities, net of
  effect of business acquired:
Accounts receivable..................................        422          (100)           519                           841
Inventory............................................        146        (2,294)           289                        (1,859)
Prepaid expenses and other...........................        549           (84)           379                           844
Other assets.........................................          7          (170)          (214)                         (377)
Intercompany.........................................     (2,570)        4,018           (434)        (1,014)             0
Accounts payable.....................................     (1,167)       (2,035)        (3,442)                       (6,644)
Accrued expenses and other...........................     (1,423)         (103)         1,827                           301
                                                        --------      --------       --------        -------       --------
Net cash provided by (used in) operating
  activities.........................................     (3,904)        5,317           (733)             0            680
                                                        --------      --------       --------        -------       --------
Investing activities:
Capital expenditures.................................       (157)       (3,784)        (4,951)                       (8,892)
Purchase of business, net of
  cash acquired......................................                                  (3,881)                       (3,881)
                                                        --------      --------       --------        -------       --------
Net cash used in investing activities................       (157)       (3,784)        (8,832)             0        (12,773)
                                                        --------      --------       --------        -------       --------
Financing activities:
Net (decrease) increase in short-term debt...........         31             0          3,962                         3,993
Proceeds from long term debt.........................      3,500             0          9,550                        13,050
Payments of long term debt...........................        (52)         (425)        (2,622)                       (3,099)
                                                        --------      --------       --------        -------       --------
Net cash provided by (used in) financing
  activities.........................................      3,479          (425)        10,890         13,944              0
                                                        --------      --------       --------        -------       --------
Net (decrease) increase in cash and cash
  equivalents........................................       (582)        1,108          1,325              0          1,851
Cash and cash equivalents at beginning of year.......        671           458          2,451                         3,580
                                                        --------      --------       --------        -------       --------
Cash and cash equivalents at end of year.............   $     89      $  1,566       $  3,776        $     0       $  5,431
                                                        --------      --------       --------        -------       --------
                                                        --------      --------       --------        -------       --------

                      [This page intentionally left blank]

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
               CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                   AS OF SEPTEMBER 30, 1998 AND JUNE 30, 1998
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                       SEPTEMBER 30,    JUNE 30,
                                                                                          1998            1998
                                                                                       -------------    --------
                                       ASSETS
Current Assets:
  Cash and cash equivalents.........................................................     $  32,117      $ 24,221
  Trade receivables, less allowance for doubtful accounts of $784 at September 30,
     1998 and $751 at June 30,1998..................................................        40,628        57,560
  Other receivables.................................................................         4,080         6,000
  Inventories.......................................................................        43,360        37,567
  Prepaid expenses and other current assets.........................................         6,883         5,491
                                                                                         ---------      --------
Total current assets................................................................       127,068       130,839
Property, plant and equipment, net..................................................        41,076        40,510
Intangibles.........................................................................         3,628         3,771
Other assets........................................................................        17,206        17,076
                                                                                         ---------      --------
                                                                                         $ 188,978      $192,196
                                                                                         ---------      --------
                                                                                         ---------      --------

                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Cash overdraft....................................................................     $   1,602      $  1,915
  Loans payable to banks............................................................         2,204            --
  Current portions of long-term debt................................................         1,684         1,646
  Accounts payable..................................................................        27,211        31,517
  Other loans payable...............................................................           261           492
  Accrued expenses and other current liabilities....................................        16,803        15,602
                                                                                         ---------      --------
Total current liabilities...........................................................        49,765        51,172
Long-term debt......................................................................       102,102       102,158
Other liabilities...................................................................         9,679        10,103
                                                                                         ---------      --------
Total liabilities...................................................................       161,546       163,433
                                                                                         ---------      --------

Commitments and contingencies
Redeemable securities:
  Common stock......................................................................         2,530         2,563
  Common stock of subsidiaries......................................................         2,136         2,623
                                                                                         ---------      --------
Total redeemable securities.........................................................         4,666         5,186
Stockholders' equity:
  Series A preferred stock..........................................................           521           521
  Common stock......................................................................             3             3
  Paid-in capital...................................................................           435           435
  Retained earnings.................................................................        22,134        23,221
  Foreign currency translation adjustment...........................................          (327)         (603)
                                                                                         ---------      --------
Total stockholders' equity..........................................................        22,766        23,577
                                                                                         ---------      --------
                                                                                         $ 188,978      $192,196
                                                                                         ---------      --------
                                                                                         ---------      --------

   The accompanying notes are an integral part of the condensed consolidated financial statements.

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                 (IN THOUSANDS)

                                                                                              1998       1997
                                                                                             -------    -------
Net sales.................................................................................   $59,209    $62,630
Cost of goods sold........................................................................    46,703     47,995
                                                                                             -------    -------
  Gross profit............................................................................    12,506     14,635
Selling, general and administrative expenses..............................................    11,888     13,921
                                                                                             -------    -------
  Operating income........................................................................       618        714
Other:
  Interest expense........................................................................     2,721      1,566
  Interest income.........................................................................      (343)      (141)
  Other expense, net......................................................................       340      1,723
                                                                                             -------    -------
  Loss before income taxes................................................................    (2,100)    (2,434)
Benefit for income taxes..................................................................    (1,013)      (862)
                                                                                             -------    -------
  Net loss................................................................................    (1,087)    (1,572)
                                                                                             -------    -------
                                                                                             -------    -------

   The accompanying notes are an integral part of the condensed consolidated financial statements.

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
            FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1998, AND 1997
                                 (IN THOUSANDS)

                                                                                               1998       1997
                                                                                              -------    -------
Operating activities:
  Net income (loss)........................................................................   $(1,087)   $(1,572)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
     Depreciation and amortization.........................................................     1,986      2,433
     Change in redemption amount of redeemable securities..................................      (488)      (247)
     Other.................................................................................       523        663
     Changes in operating assets and liabilities:
       Accounts receivable.................................................................    16,888      9,363
       Inventories.........................................................................    (5,793)    (2,166)
       Prepaid expenses and other current assets...........................................       528       (463)
       Other assets........................................................................      (183)       (49)
       Accounts payable....................................................................    (4,306)    (3,540)
       Accrued expenses and other current liabilities......................................     1,206        104
                                                                                              -------    -------
Net cash provided by operating activities..................................................     9,274      4,526
                                                                                              -------    -------
Investing activities:
  Capital expenditures.....................................................................    (2,538)    (1,489)
                                                                                              -------    -------
Net cash used in investing activities......................................................    (2,538)    (1,489)
                                                                                              -------    -------
Financing activities:
  Cash overdraft...........................................................................      (313)     2,832
  Net (decrease) increase in short-term debt...............................................     1,491     (1,216)
  Proceeds from long-term debt.............................................................        42         68
  Payments of long-term debt...............................................................       (60)    (5,557)
  Proceeds from life insurance.............................................................        --      6,045
  Capital contributions....................................................................        --        100
                                                                                              -------    -------
Net cash provided by financing activities..................................................     1,160      2,272
                                                                                              -------    -------
Net increase (decrease) in cash and cash equivalents.......................................     7,896      5,309
Cash and cash equivalents at beginning of period...........................................    24,221      4,093
                                                                                              -------    -------
Cash and cash equivalents at end of period.................................................   $32,117    $ 9,402
                                                                                              -------    -------
                                                                                              -------    -------

   The accompanying notes are an integral part of the condensed consolidated financial statements.

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (UNAUDITED)
                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                                   PREFERRED   COMMON STOCK                         FOREIGN
                                                     STOCK     -------------                        CURRENCY
                                                   ---------   CLASS   CLASS   PAID-IN   RETAINED   TRANSLATION
                                                   SERIES A    "A"     "B"     CAPITAL   EARNINGS   ADJUSTMENT    TOTAL
                                                   ---------   -----   -----   -------   --------   ----------   -------
Balance, July 1,1998.............................    $ 521      $ 2     $ 1     $ 435    $ 23,221     $ (603)    $23,577
  Translation adjustment.........................       --       --      --        --          --        276         276
  Net loss.......................................       --       --      --        --      (1,087)        --      (1,087)
                                                     -----      ---     ---     -----    --------     ------     -------
Balance, September 30,1998.......................    $ 521      $ 2     $ 1     $ 435    $ 22,134     $ (327)    $22,766
                                                     -----      ---     ---     -----    --------     ------     -------
                                                     -----      ---     ---     -----    --------     ------     -------

   The accompanying notes are an integral part of the condensed consolidated financial statements.

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                                 (IN THOUSANDS)

1. GENERAL

     In the opinion of the Company, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position as of September 30, 1998 and June 30, 1998 (unaudited) and the results of operations and cash flows for the three months ended September 30, 1998 and 1997 (unaudited).

     The consolidated balance sheet as of June 30, 1998 was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. Additionally, it should be noted that the accompanying condensed consolidated financial statements and notes thereto have been prepared in accordance with accounting standards appropriate for interim financial statements. While the Company believes that the disclosures presented are adequate to make the information contained herein not misleading, it is suggested that these financial statements be read in conjunction with the Company's accompanying consolidated financial statements for the year ended
June 30, 1998.

     The results of operations for the three months ended September 30, 1998 and 1997 are not indicative of results for the full year.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation and Basis of Presentation

     The consolidated financial statements include the accounts of Philipp Brothers Chemicals, Inc. and its subsidiaries, all of which are either wholly owned or controlled (collectively, referred to as the "Company"). All significant intercompany accounts and transactions have been eliminated in the condensed consolidated financial statements.

     The fiscal year of the Company's Israeli and Brazilian subsidiaries ends on March 31. Accordingly, the accounts of these subsidiaries are included in the consolidated financial statements on a three-month lag. The consolidated balance sheets include a receivable from the subsidiaries in the amount of $991 at September 30, 1998 and $2,686 at June 30, 1998, included in other receivables, which represent net transactions (merchandise purchases and cash payments) with the subsidiaries.

  Inventories

     Inventories are valued at the lower of cost or market. Cost is principally determined using the first-in, first-out (FIFO) and average methods, however, certain subsidiaries of the Company use the last-in, first-out (LIFO) method for valuing inventories.

     Inventories at September 30, 1998 and June 30, 1998 are based on perpetual records and consist of the following:

                                                                      SEPTEMBER 30,    JUNE 30,
                                                                         1998            1998
                                                                      -------------    --------
Raw materials......................................................      $19,599       $ 18,511
Work-in-process....................................................        3,495          2,604
Finished goods.....................................................       20,266         16,452
                                                                         -------       --------
                                                                         $43,360       $ 37,567
                                                                         -------       --------
                                                                         -------       --------

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            (UNAUDITED)--(CONTINUED)
                                 (IN THOUSANDS)

3. CONTINGENCIES

  a. Litigation

     The Company is party to a number of claims and lawsuits arising in the normal course of business, including patent infringement, product liabilities and governmental regulation concerning environmental and other matters. Certain of these actions seek damages in various amounts. All such claims are being contested, and management believes the resolution of these matters will not materially affect the consolidated financial position, results of operations or cash flows of the Company.

  b. Environmental Remediation

     The Company's domestic subsidiaries are subject to various federal, state and local environmental laws and regulations which govern the management of chemical wastes. The most significant regulation governing the Company's recycling activities is the Resource Conservation and Recovery Act of 1976 ("RCRA"). The Company has been issued final RCRA "Part B" permits to operate as hazardous waste treatment and storage facilities at its facilities in Santa Fe Springs, California; Garland, Texas; Joliet, Illinois; Sumter, South Carolina and Sewaren, New Jersey. The Company has also obtained an interim status RCRA permit for its Union City, California facility.

     In connection with applying for RCRA "Part B" permits, the Company has been required to perform extensive site investigations at certain of its operating facilities and inactive sites to identify possible contamination and to provide the regulatory authorities with plans and schedules for remediation. Some soil and groundwater contamination has been identified at several plant sites and will require corrective action over the next several years.

     The Company has been named as a potentially responsible party ("PRP") in connection with an action commenced by the EPA, involving a third party fertilizer manufacturing site in South Carolina. The Company has also received a settlement proposal approximating $800, which it believes is unfairly high in relation to settlements offered to other PRPs. While the outcome of ongoing negotiation is uncertain, the Company accrued in fiscal 1998 its best estimate of the amount for which this matter can be settled.

     Based upon information available, management estimates the cost of further investigation and remediation of identified soil and groundwater problems at operating sites, closed sites and third party sites to be approximately $2,000 as of September 30, 1998, which is included in current and long-term liabilities.

4. CAPITAL STOCK

     In September 1998, the Company simplified its capital structure by eliminating classes of authorized but unissued preferred stock and common stock, establishing "Blank Check" preferred stock, re-designating the third preferred stock as Series A Stock Preferred Stock, combining on a basis to preserve as nearly as practicable the rights and benefits of the following: the former
Class A common shares and the Class C common shares into a single class designated as Class A Common Stock, and the former Class B common shares and Class E common shares into a single class designated as Class B Common Stock. This combination of common stock and redesignation of preferred stock has been retroactively reflected in the accompanying condensed consolidated financial statements.

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            (UNAUDITED)--(CONTINUED)
                                 (IN THOUSANDS)

5. CREDIT FACILITY

     On August 19, 1998, the Company entered into a $60 million senior secured credit facility with PNC Bank, as agent and on behalf of itself ("Credit Facility"). The Credit Facility is structured as a five-year, $35 million revolving credit facility subject to availability under a borrowing base formula for domestic accounts receivable and inventories. The Company, under terms of this Credit Facility, may choose between two interest rate options: (I) base rate, as defined, or (ii) Euro rate as defined, plus 1 1/4%-2% depending on the Company's operating performance. In addition, a two-year, $25 million acquisition line of credit is available to the Company. Drawdowns under the acquisition line of credit shall amortize on a five-year basis with the balances due at maturity. No amounts have been drawn under the Credit Facility or acquisition line of credit.

6. SUBSEQUENT EVENTS

     On October 1, 1998, the Company acquired all of the outstanding capital stock of ODDA Smelteverk, a Norwegian company, and certain assets of the business of BOC Carbide Industries in the United Kingdom (together "ODDA") from the BOC Group Plc for approximately $19 million in cash and $16 million in debt. ODDA manufactures calcium carbide and dicyandiamide which is distributed worldwide. The principal uses of calcium carbide are for the production of acetylene for welding and cutting, and desulphurization of iron and steel. The principal uses of dicyandiamide are for pharmaceutical manufacturing and a fire-retarding agent for fabrics, wood and paint. The acquisition will be accounted for using the purchase method of accounting.

7. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

     In June 1998, the Company issued $100 million in Senior Subordinated Notes as described in Note 2. In connection with the issuance of these Notes, the Company's majority-owned U.S. Subsidiaries fully and unconditionally guaranteed such Notes on a joint and several basis. Foreign subsidiaries do not presently guarantee the Notes.

     The following condensed consolidating financial data summarizes the assets, liabilities and results of operations and cash flows of the Parent, Guarantors and Non-Guarantor subsidiaries. The Parent is Philipp Brothers Chemicals, Inc. ("PBC"). The U.S. Guarantor Subsidiaries include all domestic subsidiaries including the following: PBC and its subsidiaries (C.P. Chemicals, Inc., Koffolk, Inc., Phibro-Tech, Inc., MRT Management Corp., Mineral Resource Technologies, L.L.C., Prince Agriproducts, Inc., The Prince Manufacturing Company (PA), The Prince Manufacturing Company (IL) Phibrochem, Inc., Phibro Chemicals, Inc., Western Magnesium Corp.). The Non-Guarantor Subsidiaries include the following: (Koffolk (1949) Ltd., Agtrol International and Ferro Metal and Chemical Corporation). The U.S. Guarantor and foreign Non-Guarantor Subsidiaries are majority owned by the Parent.

     Investments in subsidiaries are accounted for by the Parent using the equity method. Income tax expense (benefit) is allocated among the consolidating entities based upon taxable income (loss) by jurisdiction within each group.

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            (UNAUDITED)--(CONTINUED)
                                 (IN THOUSANDS)

7. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS--(CONTINUED)

                        PHILIPP BROTHERS CHEMICALS INC.
                          CONSOLIDATING BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998

                                                          U.S.
                                         PARENT        GUARANTOR        FOREIGN SUBSIDIARIES    CONSOLIDATION    CONSOLIDATED
                                       CONSOLIDATED    SUBSIDIARIES     NON-GUARANTORS          ADJUSTMENTS       BALANCE
                                       ------------    -------------    --------------------    -------------    ------------
               ASSETS
Current assets:
  Cash and cash equivalents.........     $  4,963         $   178             $ 26,976                             $ 32,117
  Trade receivables.................        5,577          16,392               18,659                               40,628
  Other receivables.................        1,233             229                2,618                                4,080
  Inventory.........................        2,978          24,222               16,160                               43,360
  Prepaid expenses and other........        4,841           1,137                  905                                6,883
                                         --------         -------             --------            ---------        --------
Total current assets................       19,592          42,158               65,318            $       0         127,068
                                         --------         -------             --------            ---------        --------
Property, plant and equipment
Land................................                        1,021                1,127                                2,148
  Building and improvements.........          135           9,957                7,287                               17,379
  Machinery and equipment...........        3,411          35,156               40,706                               79,273
                                         --------         -------             --------            ---------        --------
Total property, plant, and
  equipment.........................        3,546          46,134               49,120                    0          98,800
Less accumulated depreciation.......        2,406          32,939               22,379                               57,724
                                         --------         -------             --------            ---------        --------
Property, plant and equipment,
  net...............................        1,140          13,195               26,741                    0          41,076
                                         --------         -------             --------            ---------        --------
Intangibles.........................           15           3,043                  570                                3,628
Deferred charges and other..........        7,850           7,890                1,466                               17,206
Investment in subsidiaries..........        1,609           1,961               (3,570)                                   0
Intercompany........................      105,453         (24,489)              (2,407)             (78,557)              0
                                         --------         -------             --------            ---------        --------
Total assets........................     $135,659         $43,758             $ 88,118            $ (78,557)       $188,978
                                         --------         -------             --------            ---------        --------
                                         --------         -------             --------            ---------        --------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Cash overdraft....................                      $ 1,602                                                  $  1,602
  Loan payable to banks.............                                          $  2,204                                2,204
  Current portion of long-term
    debt............................     $    144           1,528                   12                                1,684
  Accounts payable..................        1,984          12,180               13,047                               27,211
  Other loans payable...............          261               0                    0                                  261
  Accrued expenses and other........        5,829           7,868                3,106                               16,803
                                         --------         -------             --------            ---------        --------
Total current liabilities...........        8,218          23,178               18,369            $       0          49,765
                                         --------         -------             --------            ---------        --------
Long term debt......................      100,173           1,881               49,055              (49,007)        102,102
Other liabilities...................        1,226           6,485                1,968                                9,679
Redeemable securities:
  Common stock......................        2,530                                                                     2,530
  Common stock of subsidiaries......                        2,136                                                     2,136
                                         --------         -------             --------            ---------        --------
                                            2,530           2,136                    0                    0           4,666
        STOCKHOLDERS' EQUITY
  Series A preferred stock..........          521                                                                       521
  Common stock......................            3              32                                       (32)              3
  Paid-in capital...................          864           2,560                 (429)              (2,560)            435
  Foreign currency translation
    adjustment......................          (10)             30                 (379)                  32            (327)
  Retained earnings.................       22,134           7,456               19,534              (26,990)         22,134
                                         --------         -------             --------            ---------        --------
Total stockholders' equity..........       23,512          10,078               18,726              (29,550)         22,766
                                         --------         -------             --------            ---------        --------
Total liability and equity..........     $135,659         $43,758             $ 88,118            $ (78,557)       $188,978
                                         --------         -------             --------            ---------        --------
                                         --------         -------             --------            ---------        --------

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            (UNAUDITED)--(CONTINUED)

                                 (IN THOUSANDS)

7. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS--(CONTINUED)

                        PHILIPP BROTHERS CHEMICALS INC.
                     CONSOLIDATING STATEMENT OF OPERATIONS
                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1998

                                                                      FOREIGN
                                    PARENT        U.S. GUARANTOR    SUBSIDIARIES      CONSOLIDATION    CONSOLIDATED
                                  CONSOLIDATED    SUBSIDIARIES      NON-GUARANTORS    ADJUSTMENTS       BALANCE
                                  ------------    --------------    --------------    -------------    -------------
Net sales......................     $  7,948         $ 36,637          $ 19,901          $(5,277)         $59,209
Cost of goods sold.............        6,550           28,646            16,784           (5,277)          46,703
                                    --------         --------          --------          -------          -------
  Gross profit.................        1,398            7,991             3,117                0           12,506
Selling, general and
  administrative expenses......        2,578            7,024             2,286                            11,888
                                    --------         --------          --------          -------          -------
  Operating income (loss)......       (1,180)             967               831                0              618
Interest expense...............        1,772               88               861                             2,721
Interest income................         (302)                               (41)                             (343)
Other expense..................                                             340                               340
Intercompany allocations.......       (2,506)           2,471                35
(Profit) loss relating to
  subsidiary...................          989                                                (989)               0
                                    --------         --------          --------          -------          -------
Income/(loss) before income
  taxes........................       (1,133)          (1,592)             (364)             989           (2,100)
Income taxes...................          (46)            (767)             (200)                           (1,013)
                                    --------         --------          --------          -------          -------
Net income/(loss)..............     $ (1,087)        $   (825)         $   (164)         $   989          $(1,087)
                                    --------         --------          --------          -------          -------
                                    --------         --------          --------          -------          -------

               PHILIPP BROTHERS CHEMICALS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            (UNAUDITED)--(CONTINUED)

                                 (IN THOUSANDS)

7. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS--(CONTINUED)

                        PHILIPP BROTHERS CHEMICALS, INC.
                     CONSOLIDATING STATEMENT OF CASH FLOWS
                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1998

                                       PARENT       U.S. GUARANTOR   FOREIGN SUBSIDIARIES   CONSOLIDATION   CONSOLIDATED
                                     CONSOLIDATED   SUBSIDIARIES     NON-GUARANTORS         ADJUSTMENTS      BALANCE
                                     ------------   --------------   --------------------   -------------   ------------
Operating activities:
  Net income (loss)...............     $ (1,087)       $   (825)           $   (164)            $ 989         $ (1,087)
  Adjustments to reconcile net
    income (loss) to cash provided
    by operating activities:
    Depreciation and
      amortization................          105             917                 964                              1,986
    Change in redemption amount of
      redeemable securities.......          (33)           (455)                                                  (488)
    Other.........................           43              78                 402                                523
Changes in operating assets and
  liabilities:
      Accounts receivable.........          138          11,577               5,173                             16,888
      Inventory...................        1,034          (5,312)             (1,515)                            (5,793)
      Prepaid expenses and other
         current assets...........       (1,523)            (65)              2,116                                528
      Other assets................         (131)            (69)                 17                               (183)
      Intercompany................      (11,251)         (5,757)             17,997              (989)               0
      Accounts payable............         (384)            381              (4,303)                            (4,306)
      Accrued expenses and
         other....................        1,465            (437)                178                              1,206
                                       --------        --------            --------             -----         --------
Net cash provided by (used in)
  operating activities............      (11,624)             33              20,865                 0            9,274
                                       --------        --------            --------             -----         --------
Investing activities:
  Capital expenditures............          (73)         (1,386)             (1,079)                            (2,538)
                                       --------        --------            --------             -----         --------
Net cash used in investing
  activities......................          (73)         (1,386)             (1,079)                0           (2,538)
                                       --------        --------            --------             -----         --------
Financing activities:
  Cash overdraft..................         (913)            600                                                   (313)
  Net (decrease) increase in
    short-term debt...............         (713)                              2,204                              1,491
  Proceeds from long-term debt....                           37                   5                                 42
  Payments of long-term debt......          (26)            (34)                                                   (60)
                                       --------        --------            --------             -----         --------
Net cash provided by (used in)
  financing activities............       (1,652)            603               2,209                 0            1,160
                                       --------        --------            --------             -----         --------
Net (decrease) increase in cash
  and cash equivalents............      (13,349)           (750)             21,995                              7,896
Cash and cash equivalents at
  beginning of year...............       18,312             928               4,981                             24,221
                                       --------        --------            --------             -----         --------
Cash and cash equivalents at end
  of year.........................     $  4,963        $    178            $ 26,976             $   0         $ 32,117
                                       --------        --------            --------             -----         --------
                                       --------        --------            --------             -----         --------

   The accompanying notes are an integral part of the consolidated financial statements.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of ODDA

In our opinion, the accompanying combined balance sheet and the related combined statements of operations and cash flows present fairly, in all material respects, the combined financial position of ODDA (as described in Note 1) at September 30, 1998 and the combined results of their operations and their cash flows for the fiscal year ended September 30, 1998, in conformity with generally accepted accounting principles in Norway. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards in Norway and the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers DA

Bergen, Norway
November 18, 1998

                                      ODDA
                             COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998
                            (AMOUNTS IN NOK 1,000S)

                                                                                                       (AMOUNT IN
                                                                                                       NOK 1,000S)
                                                                                                       -----------
                                               ASSETS
Current Assets
  Cash in bank......................................................................................      47,486
  Accounts receivable, net--affiliates..............................................................       8,159
  Accounts receivable, net--trade...................................................................      50,565
  Other short-term receivables......................................................................       3,019
  Inventories.......................................................................................      77,859
                                                                                                         -------
Total current assets................................................................................     187,088
                                                                                                         -------
Long-Term Assets
  Investment in affiliated company..................................................................       1,065
  Other investments.................................................................................         248
  Note receivable from an affiliated company........................................................       5,156
  Other note receivables............................................................................       5,235
  Net pension asset.................................................................................       4,591
  Property, plant and equipment.....................................................................     152,374
                                                                                                         -------
Total long-term assets..............................................................................     168,669
                                                                                                         -------
Total Assets........................................................................................     355,757
                                                                                                         -------
                                                                                                         -------

                                LIABILITIES AND SHAREHOLDER'S EQUITY
Current Liabilities
  Bank overdraft....................................................................................      12,442
  Accounts payable..................................................................................      37,764
  Accrued expenses..................................................................................      15,824
  Income taxes payable..............................................................................       2,000
  Debt..............................................................................................      55,165
  Other short-term liabilities......................................................................       3,815
                                                                                                         -------
Total current liabilities...........................................................................     127,010
                                                                                                         -------
Long-Term Liabilities
  Debt..............................................................................................      67,067
  Due to parent.....................................................................................      50,554
  Deferred taxes....................................................................................       9,288
                                                                                                         -------
Total long-term liabilities.........................................................................     126,909
                                                                                                         -------
Total Liabilities...................................................................................     253,919
Shareholder's Equity
Net investment......................................................................................     101,838
                                                                                                         -------
Total Liabilities and Shareholder's Equity..........................................................     355,757
                                                                                                         -------
                                                                                                         -------
Mortgages...........................................................................................     132,607
Guarantees..........................................................................................       7,000

              See accompanying notes to these financial statements

                                      ODDA
                        COMBINED STATEMENT OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1998

                                                                                                       (AMOUNTS IN
                                                                                                       NOK 1,000S)
                                                                                                       -----------
Operating Revenue...................................................................................     293,740
                                                                                                         -------
Operating expenses:
  Cost of goods sold................................................................................     173,283
  Salaries, wages and related costs.................................................................      93,356
  Depreciation......................................................................................      23,744
  Other operating expenses..........................................................................      11,828
                                                                                                         -------
                                                                                                         302,211
                                                                                                         -------
Operating Loss......................................................................................      (8,471)

Financial items:
  Interest income...................................................................................         778
  Dividends and other income........................................................................         923
  Interest expense..................................................................................      (7,120)
  Net loss on foreign currency translation..........................................................        (842)
                                                                                                         -------
                                                                                                          (6,261)
                                                                                                         -------
Loss before income taxes............................................................................     (14,732)
Income tax benefit..................................................................................       3,776
                                                                                                         -------
Net loss............................................................................................     (10,956)
                                                                                                         -------
                                                                                                         -------

              See accompanying notes to these financial statements

                                      ODDA
                        COMBINED STATEMENT OF CASH FLOWS
                  FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1998

                                                                                                       (AMOUNTS IN
                                                                                                       NOK 1,000S)
Cash Flows from Operating Activities:
  Net loss..........................................................................................     (10,956)
  Adjustments to reconcile net loss to net cash provided by operating activities:
     Depreciation...................................................................................      23,744
     Non-cash tax expense...........................................................................       3,232
     Gain on sale of fixed assets...................................................................      (2,170)
     Other..........................................................................................         221
     Change in operating assets and liabilities:
       Accounts receivable..........................................................................      16,300
       Other short-term receivables.................................................................       1,485
       Inventories..................................................................................     (13,802)
       Pensions.....................................................................................      (3,020)
       Accounts payable.............................................................................      16,425
       Accrued expenses.............................................................................       4,730
       Other short-term liabilities.................................................................       3,815
       Deferred taxes...............................................................................      (7,009)
                                                                                                         -------
Net cash provided by operating activities...........................................................      32,995
                                                                                                         -------
Cash Flows from Investing Activities:
  Purchase of fixed assets..........................................................................     (41,914)
  Proceeds on sale of fixed assets..................................................................       2,314
  Change in note receivables........................................................................       1,516
                                                                                                         -------
Net cash used in investing activities...............................................................     (38,084)
                                                                                                         -------
Cash Flows from Financing Activities:
  Net increase in debt..............................................................................      13,648
  Net increase in bank overdraft....................................................................       7,246
  Net increase in due to parent.....................................................................       3,633
                                                                                                         -------
Net cash provided by financing activities...........................................................      24,527
                                                                                                         -------
Net increase in cash in bank........................................................................      19,438
Cash in bank--beginning of year.....................................................................      28,048
                                                                                                         -------
Cash in bank--end of year...........................................................................      47,486
                                                                                                         -------
                                                                                                         -------

              See accompanying notes to these financial statements

                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE NO. 1--ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     In these notes to the combined financial statements references to the "Company" or "ODDA" are to ODDA Smelteverk AS (a Norwegian subsidiary) and the business of Carbide Industries (a UK division), which were entities under the common control of British Oxygen Company ("BOC") prior to the agreed-upon sale of ODDA to Philipp Brothers Chemicals, Inc. as of September 30, 1998. These combined financial statements have been prepared in connection with BOC's agreed-upon sale of ODDA to Philipp Brothers Chemicals, Inc.

     The accompanying financial statements, presented in Norwegian kroner ("NOK"), have been prepared in accordance with accounting principles generally accepted in Norway. These accounting principles differ in certain significant respects from accounting principles generally accepted in the United States, "U.S. GAAP". See Note 12 for a reconciliation of the principal differences between Norwegian GAAP and U.S. GAAP affecting ODDA's net loss and shareholder's equity.

PRINCIPLES OF COMBINATION

     The combined financial statements have been prepared on the basis described above. The combined financial statements have been prepared using the historical basis in the assets and liabilities and historical results of operations related to the Company's businesses. The combined financial statements generally reflect the financial position, results of operations and cash flows of the Company as if it were a consolidated entity. The assumptions and related adjustments included herein are, in the view of management, reasonable and necessary to present the financial position, results of operations and cash flows as if the Company had operated on a consolidated basis as of and for the fiscal year ended September 30, 1998. The combined financial statements, are, however, not necessarily indicative of the financial position, results of operations and cash flows in the future or what they would have been had the Company been a consolidated entity as of and for the fiscal year ended September 30, 1998. The effects of all significant transactions between the combined entities have been eliminated.

     The balance sheet of Carbide Industries was translated from Great Britain pounds into Norwegian kroner ("NOK") at the exchange rate prevailing on the balance sheet date, while the average exchange rate for the year was used for translating its statement of operations. Differences arising upon translation were charged directly against equity.

REVENUE RECOGNITION

     Revenue is recognized upon shipment of products. Net sales are comprised of total sales billed, net of goods returned and trade discounts.

INVENTORIES

     Inventories are valued at the lower of cost or market. Cost is determined under the first-in, first-out (FIFO) method. Obsolete or unsaleable inventory is reflected at its estimated net realizable value. Inventory costs include direct materials, direct labor, electric power, freight and manufacturing overhead.

PROPERTY, PLANT AND EQUIPMENT

     Fixed assets are carried at cost less accumulated depreciation. Major renewals and improvements are capitalized, while maintenance and repairs are expensed when incurred. Under the Norwegian government's incentive program, the Company receives grants in support of fixed asset acquisitions.

Such grants are recorded by the Company as one-time reductions in the historical cost basis of fixed assets acquired.

     Certain fixed assets were revalued upward in previous years based on their appraised fair market values. Such revaluations have been depreciated on a straight-line basis over the estimated useful lives of the underlying fixed assets.

     Depreciation is calculated using the straight-line method based upon estimated useful lives as follows:

Buildings and improvements...................................    20 years
Machinery and equipment......................................    10 years
Furniture and fixtures.......................................   3-5 years

     Upon retirement or other disposition, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in the results of operations.

INVESTMENTS

     Investments in affiliated and unaffiliated companies are recorded at cost. Provisions are made, where necessary, to reduce the cost to market value or estimated net realizable value.

TAXES

     Income tax expense includes current taxes and the change in deferred taxes. Deferred tax assets and liabilities are calculated in accordance with the liability method. Deferred income taxes are provided for all temporary differences between the financial statement and tax basis of assets and liabilities, and operating loss carryforwards.

PENSION PLANS

     The Company has implemented the Norwegian accounting standard for pensions as of October 1, 1997. The implementation effect, net of deferred tax, of NOK
1.598 million was charged directly to shareholder's equity. The projected benefit obligation for the Company's defined benefit plans is the actuarial present value of plan benefits based upon the pensions benefit formula, considering years of service rendered and assumptions about future compensation levels. Pension plan assets are measured at fair market value, and differences between the actual return on assets and the expected return are deferred and amortized. Net periodic pension cost (gross pension cost less estimated return on plan assets) is included in salaries, wages and related costs. The gross pension cost includes service cost and interest cost on the projected benefit obligation, and amortization of any unrecognized gain or loss. For pension plans in which plan assets exceed the projected benefit obligation or those in which projected benefit obligation exceeds plan assets, the aggregate net asset or obligation, respectively, is recorded as a long-term receivable or liability, respectively.

FOREIGN CURRENCY

     Transactions in foreign currencies are translated into Norwegian kroner ("NOK") at the exchange rate prevailing at the date of the transaction. Cash in bank, short-term receivables and payables denominated in foreign currency are translated using the year-end exchange rate. Currency gains and losses are classified under financial items in the statement of operations.

     The Company uses foreign currency forward contracts as a means of hedging exposure to foreign currency risks. Gains or losses on such contracts are included in the statement of operations when transactions are settled. The Company does not utilize these derivative financial instruments for speculative purposes. However, forward foreign exchange contracts entered for purposes of hedging anticipated transactions do not qualify as hedges of firm commitments. Accordingly, from the date such contracts are entered, unrealized losses are recognized in the statement of operations while unrealized gains are generally not recognized until final settlement of the contracts and the underlying anticipated transactions.

NOTE NO. 2--ACCOUNTS RECEIVABLE

                                                               (AMOUNTS IN
                                                               NOK 1,000S)
                                                               -----------
Accounts receivable, gross..................................      59,401
Allowance for doubtful accounts.............................        (677)
                                                                 -------
Accounts receivable, net....................................      58,724
                                                                 -------
                                                                 -------

     Bad debt expense for the fiscal year ended September 30, 1998 was NOK
77,365.

NOTE NO. 3--INVENTORIES

                                                               RAW
                                                             MATERIALS
                                                             AND SPARE    WORK IN     FINISHED
                                                              PARTS       PROGRESS     GOODS      TOTAL
                                                             ---------    --------    --------    ------
                                                                       (AMOUNTS IN NOK 1,000S)
Direct materials..........................................     51,203       8,675       1,848     61,726
Direct labor..............................................                  6,653      12,533     19,186
Freight...................................................                                528        528
Provision for obsolescence................................     (3,581)                            (3,581)
                                                              -------      ------      ------     ------
Balance...................................................     47,622      15,328      14,909     77,859
                                                              -------      ------      ------     ------
                                                              -------      ------      ------     ------

NOTE NO. 4--PROPERTY, PLANT & EQUIPMENT

                                                      LAND AND                     MACHINERY
                                                      IMPROVEMENTS    BUILDINGS    AND OTHER     TOTAL
                                                      ------------    ---------    ---------    -------
                                                                   (AMOUNTS IN NOK 1,000S)
Historical cost:
  As at September 30, 1997.........................         526         24,049      421,108     445,683
  Additions........................................                        927       40,987      41,914
  Sales and retirements............................          (3)          (149)                    (152)
                                                         ------        -------      -------     -------
  As at September 30, 1998.........................         523         24,827      462,095     487,445
                                                         ------        -------      -------     -------
Accumulated depreciation on historical cost:
  As at September 30, 1997.........................           6         16,984      316,774     333,764
  Sales and retirements............................                       (150)                    (150)
  Depreciation.....................................                        557       23,187      23,744
                                                         ------        -------      -------     -------
  As at September 30, 1998.........................           6         17,391      339,961     357,358
                                                         ------        -------      -------     -------
Revaluations:
  As at September 30, 1997.........................      14,975          8,615                   23,590
  Sales and retirements............................                       (142)                    (142)
  Depreciation.....................................                     (1,161)                  (1,161)
                                                         ------        -------                  -------
  As at September 30, 1998.........................      14,975          7,312                   22,287
                                                         ------        -------      -------     -------
NET BOOK VALUE
  As at September 30, 1998.........................      15,492         14,748      122,134     152,374
                                                         ------        -------      -------     -------
                                                         ------        -------      -------     -------

     Investment in and sale of property, plant and equipment for the fiscal year ended September 30, 1998 was as follows:

                                                                 TOTAL
                                                               -----------
                                                               (AMOUNTS IN
                                                               NOK 1,000S)
Investments:
  Land and improvements.....................................          --
  Buildings.................................................         927
  Machinery and other.......................................      40,987
Sales:
  Land and improvements.....................................          --
  Buildings.................................................       2,314
  Machinery and other.......................................          --

NOTE NO. 5--INCOME TAXES

                                                                            AS OF       AS OF
DEFERRED TAXES IN NORWAY:                                                  09/30/98    09/30/97    CHANGE
------------------------------------------------------------------------   --------    --------    ------
                                                                              (AMOUNTS IN NOK 1,000'S)
Change in positive timing differences:
  Pensions..............................................................      4,591      1,571     (3,020)
  Fixed assets..........................................................     42,423     56,593     14,170
  Gain on sale of fixed assets..........................................                 2,316      2,316
  Inventories...........................................................        645                  (645)
                                                                           --------     ------     ------
  Total positive timing differences.....................................     47,659     60,480     12,821
                                                                           --------     ------     ------
Change in negative timing differences:
  Accounts receivable...................................................       (677)      (754)       (77)
  Inventories...........................................................                (1,527)    (1,527)
                                                                           --------     ------     ------
  Total negative timing differences.....................................       (677)    (2,281)    (1,604)
                                                                           --------     ------     ------
Loss carryforward.......................................................    (13,809)
                                                                           --------     ------
Net positive timing differences.........................................     33,173     58,199
                                                                           --------     ------
                                                                           --------     ------
Deferred tax benefit at statutory rate of 28%...........................      9,288     16,296      7,008
                                                                           --------     ------     ------
                                                                           --------     ------     ------
Current taxes in the UK:
  Taxable income in the UK for the fiscal year ended September 30,
     1998...............................................................                           10,773
                                                                                                   ------
                                                                                                   ------
  Current tax expense at statutory rate of 30%..........................                            3,232
                                                                                                   ------
                                                                                                   ------
Income tax benefit, net for the fiscal year ended September 30, 1998....                            3,776
                                                                                                   ------
                                                                                                   ------

NOTE NO. 6--NOTE RECEIVABLES

     Note receivable from an affiliate as of September 30, 1998 represents a long-term loan of NOK 5,156,100 to AS Tyssefaldene in order to finance the construction of the Tysso II power station at Tyssefaldene. NOK 575,000 is due for repayment within one year from September 30, 1998

     Other note receivables primarily include long-term loans to employees for NOK 5,077,413 as of September 30, 1998.

NOTE NO. 7--INVESTMENTS

                                                                                             HISTORICAL
                                                                NOK PAR      TOTAL SHARE       COST
                                                 NUMBER OF      VALUE PER     CAPITAL          BASIS
AS OF SEPTEMBER 30, 1998:                        SHARES HELD     SHARE       (NOK 1,000S)    (NOK 1,000S)
----------------------------------------------   -----------    ---------    ------------    ------------
Investment in affiliated company:
  AS Tyssefaldene.............................      10,652          100          5,250           1,065
Other investments:
  Vilhelm Ravn AS.............................          80        1,000            300              80
  ODDA Recycling..............................         168        1,000          1,810             168
Total other investments.......................                                                     248

NOTE NO. 8--PENSIONS

     The basic components of pension expense for the fiscal year ended September 30, 1998 were as follows:

                                                                  PLANS WITH
                                                                  ACCUMULATED    PLANS WITH
                                                                  BENEFIT        ASSETS IN
                                                                  OBLIGATIONS    EXCESS OF
                                                                  IN EXCESS      ACCUMULATED
                                                                     OF           BENEFIT
                                                                   ASSETS        OBLIGATIONS    TOTAL
                                                                  -----------    -----------    ------
                                                                        (AMOUNTS IN NOK 1,000'S)
Service cost...................................................        603           1,597       2,200
Interest cost on projected benefit obligations.................        524           4,732       5,256
                                                                     -----         -------      ------
Gross pension costs............................................      1,127           6,329       7,456
Expected return on plan assets.................................         --          (6,818)     (6,818)
Net amortization and deferrals.................................       (412)             12        (400)
                                                                     -----         -------      ------
Net pension cost...............................................        715            (477)        238
                                                                     -----         -------      ------
                                                                     -----         -------      ------

     Net pension assets as of September 30, 1998 was derived as follows:

                                                                  PLANS WITH
                                                                  ACCUMULATED    PLANS WITH
                                                                   BENEFIT       ASSETS IN
                                                                  OBLIGATIONS    EXCESS OF
                                                                  IN EXCESS      ACCUMULATED
                                                                     OF           BENEFIT
                                                                   ASSETS        OBLIGATIONS    TOTAL
                                                                  -----------    -----------    ------
                                                                        (AMOUNTS IN NOK 1,000'S)
Present value of accumulated benefit obligations...............      13,906         71,639      85,545
Value of plan assets...........................................           0         90,136      90,136
                                                                    -------        -------      ------
Calculated pension assets (obligations)........................     (13,906)        18,497       4,591
                                                                    -------        -------      ------
                                                                    -------        -------      ------

     The assumptions underlying the calculations for the basic components of pension expense for the fiscal year ended September 30, 1998 were as follows:

Discount rate...............................................      7.00%
Expected salary increases...................................      3.30%
Expected pension increases..................................      2.50%
Adjustment to the social security base......................      2.50%
Expected rate of return on plan assets......................      8.00%

NOTE NO. 9--NET INVESTMENT

     The following summarizes the activity, which has been reflected in the net investment account as of and for the fiscal year ended September 30, 1998:

                                                               (AMOUNTS IN
                                                               NOK 1,000S)
                                                               -----------
Balance, beginning of year..................................     126,701
Implementation effect of Norwegian standard on pensions.....      (1,598)
Net loss....................................................     (10,956)
Non-cash contribution from parent...........................       3,232
Non-cash distribution to parent.............................     (15,762)
Translation adjustment......................................         221
                                                                 -------
Balance, end of year........................................     101,838
                                                                 -------
                                                                 -------

NOTE NO. 10--MORTGAGES

     With respect to collateral for a portion of the Company's bank overdraft and debt in the amount of NOK 132,607,221 a portion of the following assets have been mortgaged as of September 30, 1998:

ASSET                                                       NET BOOK VALUE
---------------------------------------------------------   --------------
                                                             (AMOUNTS IN
                                                             NOK 1,000S)
Accounts receivable, net.................................        46,375
Investment in affiliated company.........................         1,065
Inventories..............................................        67,494
Note receivable from an affiliated company...............         5,156
                                                               --------
Total mortgaged assets...................................       120,090
                                                               --------
                                                               --------

NOTE NO. 11--GUARANTEES

     The Company has guaranteed the following potential liabilities as of September 30, 1998:

                                                               (AMOUNTS IN
                                                               NOK 1,000S)
                                                               -----------
Taxes withheld..............................................      7,000
                                                                  -----
                                                                  -----

NOTE NO. 12--DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN NORWAY AND UNITED STATES (UNAUDITED)

     The financial statements are prepared in accordance with the generally accepted accounting principles in Norway, which differ in certain respects from generally accepted accounting principles in the United States.

     The following is a summary of the significant adjustments under U.S. GAAP that would affect the Company's net loss and shareholder's equity as of and for the fiscal year ended September 30, 1998

NOTE NO. 12--DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN NORWAY AND UNITED STATES (UNAUDITED)--(CONTINUED)

together with a discussion of the principal differences between Norwegian GAAP ("N.GAAP") and U.S. GAAP that are significant to the Company's financial statements.

                                                                                           FISCAL YEAR
                                                                                             ENDED
                                                                                           SEPTEMBER 30,
                                                                                              1998
                                                                                           -------------
                                                                                           (NOK 1,000S)
Reconciliation of net loss
Net loss reported under N.GAAP..........................................................      (10,956)
U.S. GAAP adjustments:
  a)  Revaluation of fixed assets.......................................................        1,303
  b)  Forward currency contracts........................................................        1,896
  c)  Investment in affiliated company..................................................          677
  d)  Pensions..........................................................................       (1,616)
  e)  Deferred taxes on U.S. GAAP adjustments...........................................         (633)
                                                                                              -------
Net loss under U.S. GAAP................................................................       (9,329)
                                                                                              -------
                                                                                              -------


                                                                                             AS OF
                                                                                           SEPTEMBER 30,
                                                                                              1998
                                                                                              -------
                                                                                           (NOK 1,000S)
Reconciliation shareholder's equity
Shareholder's equity reported under N. GAAP.............................................      101,838
U.S. GAAP adjustments:
  a)  Revaluation of fixed assets.......................................................      (22,287)
  b)  Forward currency contracts........................................................        1,896
  c)  Investment in affiliated company..................................................        7,691
  d)  Pensions..........................................................................       (4,926)
  e)  Deferred taxes on U.S. GAAP adjustments...........................................        4,935
                                                                                              -------
Shareholder's equity under U.S. GAAP....................................................       89,147
                                                                                              -------
                                                                                              -------

A) REVALUATION OF FIXED ASSETS

     Under Norwegian GAAP, certain fixed assets were revalued upward in previous years based on their appraised fair market values. Such revaluations have been depreciated on a straight-line basis over the estimated useful lives of the underlying fixed assets.

     Under U.S. GAAP, write-ups of fixed assets are not permitted, except in certain business combinations.

B) FORWARD CURRENCY CONTRACTS

     Under Norwegian GAAP, forward currency contracts entered for purposes of hedging anticipated transactions do not qualify as hedges of firm commitments. From the date such contracts are entered, unrealized losses are recognized in the statement of operations while unrealized gains are generally not recognized. Upon final settlement of the contracts and the underlying anticipated transactions, realized gains are recorded in the statement of operations.

     Under U.S. GAAP, unrealized gains and losses on forward currency contracts that do not qualify as hedges are recorded from the date such contracts are entered.

NOTE NO. 12--DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN NORWAY AND UNITED STATES (UNAUDITED)--(CONTINUED)

C) INVESTMENT IN AFFILIATED COMPANY

     Under Norwegian GAAP, investments in affiliated companies, in which the Company owns 20 to 50% of the voting rights and exercises significant influence, may be recorded at cost.

     Under U.S. GAAP, such investments are recorded in accordance with the equity method of accounting.

D) PENSIONS

     The Company has implemented the Norwegian accounting standard for pensions as of October 1, 1997. The implementation effect, net of deferred tax, of NOK
1.598 million was charged directly to shareholder's equity.

     In accordance with U.S. GAAP, the Company would have implemented Statement of Financial Accounting Standards No. 87 (SFAS87) as of October 1, 1989. The Norwegian standard is very similar to the requirements under SFAS 87. However, the implementation effect under SFAS 87 must be amortized on a straight-line basis over the greater of 15 years or average remaining service period of employees under each plan. The amortization of this transition obligation is included as part of net periodic pension cost under U.S. GAAP. In addition, it is necessary under U.S. GAAP to consider separately the assumptions underlying the calculations for the basic components of pension expense. The SFAS 87 rules require that the assumptions be reviewed and updated annually to the extent market conditions change. With respect to the Norwegian standard in practice such assumptions are not reviewed and updated annually unless changes in market conditions appear to be other than temporary. As a result, the discount rate applied in the actuarial calculations of pension expense for the fiscal year ended September 30, 1998 under Norwegian and U.S. GAAP were 7% and 6%, respectively.

E) DEFERRED TAXES ON U.S. GAAP ADJUSTMENTS

     Deferred taxes are calculated on the U.S. GAAP adjustments described above, where appropriate.

            ------------------------------------------------------
            ------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY GUARANTOR OR THE INITIAL PURCHASER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                            ------------------------

                               TABLE OF CONTENTS


                                                 PAGE
                                                 ----
Available Information..........................    iv
Disclosure Regarding Forward-Looking
  Statements...................................    iv
Summary........................................     1
Risk Factors...................................    14
Use of Proceeds................................    24
Capitalization.................................    26
Unaudited Pro Forma Condensed Consolidated
  Financial Information........................    27
Selected Consolidated Financial Data...........    32
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................    35
The Exchange Offer.............................    46
Business.......................................    53
Conditions in Israel...........................    77
Management.....................................    80
Principal Stockholders.........................    85
Description of Capital Stock...................    85
Certain Relationships and Related
  Transactions.................................    86
Description of Certain Indebtedness............    88
Description of the Notes.......................    91
Book Entry; Delivery and Form..................   120
Exchange Offer; Registration Rights............   121
Certain United States Federal Income Tax
  Considerations...............................   123
Plan of Distribution...........................   124
Legal Matters..................................   125
Experts........................................   125
Index to Financial Statements..................   F-1



     UNTIL MARCH 17, 1999, (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE NEW NOTES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


            ------------------------------------------------------
            ------------------------------------------------------


            ------------------------------------------------------
            ------------------------------------------------------

                                  $100,000,000

                                PHILIPP BROTHERS
                                CHEMICALS, INC.
                   9 7/8% SENIOR SUBORDINATED NOTES DUE 2008

                            ------------------------

                                   PROSPECTUS

                            ------------------------

                               DECEMBER 17, 1998


            ------------------------------------------------------
            ------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The following summaries are subject to the complete text of the statutes and organizational documents of the Registrants described below and are qualified in their entirety by reference thereto.

  I. Koffolk, Inc., MRT Management Corp., Phibro-Tech, Inc. and Prince Agriproducts, Inc., each a Delaware corporation

     A. Section 145 of the Delaware General Corporation Law ("DGCL") provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers who are or were party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that they are or were a director, officer, employee or agent of the corporation, or are or were serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit or proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.
Section 145 further provides that a Delaware corporation may indemnify its directors and officers who were or are a party or are threatened to be a made party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that they are or were a director, officer, employee or agent of the corporation, or are or were serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of such action or suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or
(iv) for any transaction from which the director derived an improper personal benefit.

     B. Article Six of the Certificate of Incorporation of Koffolk, Inc. provides that the corporation shall have the power to indemnify and advance expenses to any person to the full extent permitted from time to time by the DGCL.

     Article VIII of the By-Laws of Koffolk, Inc. provides that, to the fullest extent permitted by the laws of the State of Delaware, a director of the corporation shall not be liable to the corporation or the stockholders for monetary damages for breach of fiduciary duty as director. Article VIII further provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the laws of the State of Delaware, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however that, if the laws of the State of Delaware require, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation.

     Article VIII further provides that the corporation may maintain insurance, at its expense, to protect itself and any director or officer of the corporation against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the laws of the State of Delaware.

     C. Article IV of the By-Laws of MRT Management Corp. provides that, to the fullest extent permitted by the DGCL as the same exists or may be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as director.
Article IV further provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the corporation. Such right to indemnification shall be a contract right and shall include the right to be paid by the corporation the expense incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation.

     Article IV further provides that the corporation may maintain insurance, at its expense, to protect itself and any director or officer of the corporation against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

     D. Article Nine of the Certificate of Incorporation of Phibro-Tech, Inc. provides that the corporation shall indemnify, to the full extent permitted by
Section 145 of the DGCL, as amended from time to time, all persons whom it may indemnify pursuant thereto.

     Article V of the By-Laws of Phibro-Tech, Inc. provides that the corporation, to the full extent permitted by the laws of the State of Delaware, shall indemnify any person who, was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative or investigative in nature (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director or officer of the corporation, or it at a time when he was a director or officer of the corporation, is or was serving at the request of, or to represent the interests of, the corporation as a director, officer, partner, fiduciary, employee or agent (a "Subsidiary Officer") of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (and "Affiliated Entity"), against expenses (including attorneys' fees and disbursements), costs, judgment, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that the corporation shall not be obligated to indemnify against any amount paid in settlement unless the corporation has consented to such settlement, which consent shall not be unreasonably withheld. The termination or any action suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful.

     Article V further provides that the corporation, to the full extent permitted by the laws of the State of Delaware, shall indemnify any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) brought in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or, if at a time when he was a director or officer to the corporation, is or was serving at the request or, or to represent the interests of, the corporation as a Subsidiary Officer of an Affiliated Entity against expenses (including attorneys' fees and disbursements) and costs actually and reasonably incurred by such person in connection with such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to the corporation unless, and except to the extent that, the Court of Chancery of the State of Delaware or the court in which such judgment was rendered shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as the Court of Chancery of the State of Delaware or such other court shall deem proper.

     Any indemnification described in the preceding paragraph shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper under the circumstances because such person has met the applicable standard as set forth above. Such determination shall be made
(a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding in respect of which indemnification is sought or by majority vote of the members of a committee of the Board of Directors composed of at least three members each of whom is not a party to such action, suit or proceeding, or (b) if such quorum is not obtainable and/or such a committee is not established or obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders. Expenses and costs incurred by an officer or director in defending any such action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt or an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

     In addition, the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of, or to represent the interests of, the corporation as a Subsidiary Officer of any Affiliated Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Article V or applicable law.

     E. Article IX of the Certificate of Incorporation of Prince Agriproducts, Inc. provides that the corporation shall indemnify each director and officer thereof against all costs and expenses reasonably incurred by or imposed upon him in connection with or arising out of any action, suit or proceeding in which he may be involved or to which he may be made a party by reason of his being or having been a director of officer of the corporation, except in relation to matters as to which he shall be finally adjudged in any such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duty as such director or officer. In the case of settlement of any such action, suit or proceeding, such director or officer shall be indemnified by the corporation against the cost and expense of such settlement, including any amount paid to the corporation or to such other corporation, reasonably incurred by him, after and only after (a) the corporation shall have been advised by independent counsel that such director or officer is not liable for negligence or misconduct in the performance of his duty as such director or officer in relation to the matters covered by such action, suit or proceeding, and that such cost and expense does not substantially exceed the expense which might reasonably be incurred by such director or officer in conducting such action, suit or proceeding to a final conclusion, or (b) the holders of a majority of the shares of the capital stock of the corporation issued and outstanding in the hands of disinterested persons and entitled to vote shall by vote at any annual meeting of the stockholders, or at any special meeting called for the purpose, approve such settlement and the indemnification of such director or officer. "Disinterested persons" as used therein shall mean any (w) person other than a director or officer who, at the time, is or may, as such director or officer, be entitled to indemnification pursuant to the foregoing provisions, (x) any corporation or organization of which any such person owns of record or beneficially five per cent (5%) or more of the voting stock, (y) any firm or association of which any such person is a member, and (z) any spouse, child, parent, brother or sister or any such stockholder.

  II. Mineral Resource Technologies, L.L.C., a Delaware limited liability company

     A. Section 18-108 of the Delaware Limited Liability Company Act ("DLLCA") provides that subject to the standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member, manager or other person from and against any and all claims and demands whatsoever.

     B. Article 2 of the Limited Liability Company Agreement of Mineral Resource Technologies, L.L.C. provides that the members thereof and each other person who is admitted as a member of the company and a party thereto, and acquires a membership interest in the company, with the rights, obligations, preferences and limitations specified therein, shall not have any liability for any obligations or liabilities of the company whatsoever except if and then only to the extent expressly provided by the DLLCA. No managing member, nor any affiliate of any managing member, shall have any personal liability to the company or any of the members for damages for any breach of duty as a manager of the company or as a managing member or as an authorized agent, as the case may be, and/or when acting with the consent of the managing member(s); provided that the foregoing shall not eliminate or limit the liability of any managing member if a judgment or other final adjudication adverse thereto establishes that acts or omissions thereto were in bad faith or involved intentional misconduct or a knowing violation or law or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled thereof.

  III. Philipp Brothers Chemicals, Inc. and Phibro Chemicals, Inc., each a New York corporation.

     A. Under Sections 721 through 725 of the New York Business Corporation Law (the "NYBCL"), a corporation has broad powers to indemnify its directors, officers and other employees. These sections (i) provide that the statutory indemnification and advancement of expenses provisions of the NYBCL are not exclusive, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled,
(ii) establish procedures for indemnification and advancement of expenses that may be contained in the certificate of incorporation or by-laws, or, when authorized by either of the foregoing, set forth in a resolution of the shareholders or directors or an agreement providing for indemnification and advancement of expenses, (iii) apply a single standard for statutory indemnification for third-party and derivative suits by providing that indemnification for third-party and derivative suits by providing that indemnification is available if the director or officer acted in good faith, for a purpose which he or she reasonably believed to be in the best interests of the corporation, and in criminal actions, had no reasonable cause to believe that his or her conduct was unlawful and (iv) permit the advancement of litigation expenses upon receipt of an undertaking to repay such advance if the director or officer is ultimately determined not to be entitled to indemnification or to the extent the expenses advanced exceed the indemnification to which the director or officer is entitled. Section 726 of the NYBCL permits the purchase of insurance to indemnify a corporation or its officers and directors to the extent permitted.

     B. Article Sixth of the Certificate of Incorporation of Philipp Brothers Chemicals, Inc. provides that each and every person who may become a director of the corporation shall be relieved from any liability that might exist through contracting or dealing with the corporation for the benefit of himself or any firm, association or corporation in which he is or may be in any manner interested, provided that the interest in any such contract or transaction of any such director shall be fully disclosed. Article Sixth further provides that the corporation shall indemnify each director and officer against expenses reasonably incurred by him in connection with any action, suit, or proceeding to which he may be made a party by reason of his being or having been a director or officer of the corporation, to the fullest extent permitted by the NYBCL. Article Eighth of the Certificate of Incorporation of Philipp Brothers Chemicals, Inc. provides that, to the fullest extent permitted by the NYBCL, the personal liability of directors of the corporation to the corporation or its shareholders for damages for any breach of duty in such capacity is eliminated.

     C. Article VI of the By-Laws of Phibro Chemicals, Inc. provides that, to the fullest extent permitted by the laws of the State of New York, a director of the corporation shall not be liable to the corporation or the shareholders for monetary damages for breach of fiduciary duty as director. Article VI further provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the laws of the State of New York, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the corporation. Such right to indemnification shall be a contract right and shall include the right to be paid by the corporation the expense incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the laws of the State of New York require, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation.

     The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the laws of the State of New York.

  IV. C. P. Chemicals, Inc. and Phibrochem, Inc, each a New Jersey corporation

     Section 14A:3-5 of the New Jersey Business Corporation Act ("NJBCA") provides that a New Jersey business corporation shall have the power to indemnify its directors, officers, employees and agents against expenses and liabilities in connection with any proceeding involving such persons by reason of his serving or having served in such capacities or for each such person's acts taken in his capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, if he had no reasonable cause to believe his conduct was unlawful, provided that any such proceeding is not by or in the right of the corporation. Section 14A:3-5 further provides that a New Jersey corporation shall have the power to indemnify its directors, officer, employees and agents against expenses incurred in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves such person by reason of his serving or having served in such capacities, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses as the Superior Court or such other court shall deem proper.

     Section 14A:2-7(3) of the NJBCA enables a corporation in its certificate of incorporation to limit the liability of directors and officers of the corporation to the corporation or its shareholders. Specifically, the certificate of incorporation may provide that directors and officers of the corporation will not be personally liable for money damages for breach of a duty as a director or an officer, except for liability (i) for any breach of the director's or officer's duty of loyalty to the corporation or its shareholders,
(ii) for acts or omissions not in good faith or which involve a knowing violation of law, (iii) as to directors only, under Section 14A:6-12(1) of the NJBCA, which relates to unlawful declarations of dividends or other distributions of assets to shareholders or the unlawful purchase of shares of the corporation, or (iv) for any transaction from which the director or officer derived an improper personal benefit.

     B. Article VII of the By-Laws of C.P. Chemicals, Inc. provides that the corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of New Jersey.

     Article VII of the By-Laws of Phibrochem, Inc. provides that, to the fullest extent permitted by the NJBCA as the same exists or may be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as director.
Article VII further provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the NJBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the corporation. Such right to indemnification shall be a contract right and shall include the right to be paid by the corporation the expense incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the NJBCA requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation.

     The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the NJBCA.

  V. The Prince Manufacturing Company, a Pennsylvania corporation

     Section 1741 of the Pennsylvania Business Corporation Law ("PBCL") provides that, unless otherwise restricted in its bylaws, a business corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a representative of the corporation, or is or was serving at the request of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 1743 of the PBCL provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Section 1746 of the PBCL grants a corporation broad authority to indemnify its directors and officers for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.
Section 1747 of the PBCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another corporation or other enterprise, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Chapter 17, Subchapter D of the PBCL.

  VI. The Prince Manufacturing Company, an Illinois corporation

     Section 8.75 of the Illinois Business Corporation Act of 1983 provides that an Illinois corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful. Section 8.75 further provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact hat such person is or was a director, officer employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement or such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed, to the best interests of the corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication or liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

  VII. Western Magnesium Corp.

     Section 317 of the California General Corporation Law provides generally and in pertinent part that a California corporation may indemnify its directors and officers against expenses, judgments, fines and settlements actually and reasonably incurred in connection with any threatened, pending or completed civil, criminal, administrative or investigative action, other than an action by or in the right of the corporation, if, in connection with the matters in issue, they acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.
Section 317 further provides that, in connection with the defense or settlement of any action by or in the right of the corporation, a California corporation may indemnify its directors and officers against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interest of the corporation and its shareholders. Section 317 further provides that a California corporation may grant its directors and officer additional rights of indemnification through Articles of Incorporation and By-Laws provisions, and otherwise.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits


EXHIBIT NO.   DESCRIPTION OF EXHIBIT
-----------   -------------------------------------------------------------------------------------------------------
      3.1      --   Restated Certificate of Incorporation of Philipp Brothers Chemicals, Inc.*
      3.2      --   By-laws of Philipp Brothers Chemicals, Inc.*
      3.3      --   Certificate of Incorporation of Phibro-Tech, Inc.*
      3.4      --   By-Laws of Phibro-Tech, Inc.*
      3.5      --   Certificate of Incorporation of C.P. Chemicals, Inc.*
      3.6      --   By-Laws of C.P. Chemicals, Inc.*
      3.7      --   Certificate of Incorporation of Prince Agriproducts, Inc.*
      3.8      --   By-Laws of Prince Agriproducts, Inc.*
      3.9      --   Certificate of Incorporation of The Prince Manufacturing Company, an Illinois corporation*
      3.10     --   By-Laws of The Prince Manufacturing Company, an Illinois corporation*
      3.11     --   Certificate of Incorporation of The Prince Manufacturing Company, a Pennsylvania corporation*
      3.12     --   By-Laws of The Prince Manufacturing Company, a Pennsylvania corporation*
      3.13     --   Certificate of Formation of Mineral Resource Technologies, L.L.C.*
      3.14     --   Limited Liability Company Agreement of Mineral Resource Technologies, L.L.C., dated as of
                    November 21, 1995, as amended as of June 1, 1998*
      3.15     --   Certificate of Incorporation of MRT Management Corp.*
      3.16     --   By-Laws of MRT Management Corp.*
      3.17     --   Certificate of Incorporation of Koffolk, Inc.*
      3.18     --   By-Laws of Koffolk, Inc.*
      3.19     --   Certificate of Incorporation of Phibrochem, Inc.*
      3.20     --   By-Laws of Phibrochem, Inc.*
      3.21     --   Certificate of Incorporation of Phibro Chemicals, Inc.*
      3.22     --   By-Laws of Phibro Chemicals, Inc.*
      3.23     --   Certificate of Incorporation of Western Magnesium Corp.*
      3.24     --   By-Laws of Western Magnesium Corp.*
      4.1      --   Indenture, dated as of June 11, 1998, among the Company, the Guarantors named therein and The
                    Chase Manhattan Bank, as trustee, relating to the 9 7/8% Senior Subordinated Notes due 2008 of the Company, and exhibits thereto, including Form of 9 7/8% Senior Subordinated Note due 2008 of
                    the Company*

                    Certain instruments which define the rights of holders of long-term debt of the Company and its consolidated subsidiaries have not been filed as Exhibits to this Registration Statement since the total amount of securities authorized under any such instrument does not exceed 10% of the total assets of the Company and its subsidiaries on a consolidated basis, as of June 30, 1998.
                    For a description of such indebtedness, see Note 6 of Notes to Consolidated Financial Statements.
                    The Company hereby agrees to furnish copies of such instruments to the Securities and Exchange
                    Commission upon its request.

      5.1      --   Opinion of Golenbock, Eiseman, Assor & Bell regarding the legality of securities being registered**
      5.2      --   Opinion of Blanc Williams, Johnston & Kronstadt L.L.C. regarding the legality of securities being registered**
      5.3      --   Opinion of Martin H. Philip, Esq. regarding the legality of securities being registered**
      5.4      --   Opinion of Schmiedeskamp, Robertson, New & Mitchell regarding the legality of securities being registered**

EXHIBIT NO.   DESCRIPTION OF EXHIBIT
-----------   -------------------------------------------------------------------------------------------------------
     10.1      --   Registration Rights Agreement, dated June 11, 1998, among Philipp Brothers Chemicals, Inc., the
                    Guarantors named therein and Schroder & Co. Inc.*
     10.2      --   Revolving Credit, Acquisition Term Loan and Security Agreement, dated August 19, 1998, among
                    Philipp Brothers Chemicals, Inc., as Borrower, the Guarantors named therein, PNC Bank, N.A. as
                    Agent and Lender, and the other institutions from time to time party thereto as Lenders*
     10.3      --   Manufacturing Agreement, dated May 15, 1994, by and between Merck & Co., Inc., Koffolk, Ltd., and
                    Philipp Brothers Chemicals, Inc.+**
     10.4      --   Distribution Agreement, dated March 1, 1996, between Elanco Quimica Ltda. and Planalquimica
                    Industrial Ltda.+*
     10.5      --   Asset Purchase and Trademark Assignment Agreement, dated August 5, 1996, between Koffolk, Inc.
                    and Merck & Co., Inc.; assigned by Merck & Co., Inc. to Merial Limited.*
     10.6      --   Distributorship Agreement, dated August 5, 1996, by and between Merck & Co., Inc. and Koffolk,
                    Inc.; assigned by Merck & Co., Inc. to Merial Limited.+*
     10.7      --   License Agreement, dated May 30, 1996, by and between Michigan Technological University and
                    Mineral Resource Technologies, L.L.C.+*
     10.8      --   Lease, dated July 25, 1986, between Philipp Brothers Chemicals, Inc. and 400 Kelby Associates, as
                    amended December 1, 1986 and December 30, 1994*
     10.9      --   Lease, dated June 30, 1995, between First Dice Road Co. and Phibro-Tech, Inc., as amended May
                    1998*
     10.10     --   Lease, dated December 24, 1981, between Koffolk (1949) Ltd. and Israel Land Administration*
     10.11     --   Master Lease Agreement, dated February 27, 1998, between General Electric Capital Corp., Philipp
                    Brothers Chemicals, Inc. and Phibro-Tech, Inc.*
     10.12     --   Stockholders Agreement, dated December 29, 1987, by and between Philipp Brothers Chemicals, Inc.,
                    Charles H. Bendheim, Jack C. Bendheim and Marvin S. Sussman*
     10.13     --   Employment Agreement, dated December 29, 1987, by and between Philipp Brothers Chemicals, Inc.
                    and Marvin S. Sussman*
     10.14     --   Stockholders Agreement, dated February 21, 1995, between I. David Paley, Nathan Z. Bistricer,
                    James O. Herlands and Phibro-Tech, Inc., as amended as of June 11, 1998*
     10.15     --   Severance Agreement, dated as of February 21, 1995, between I. David Paley and Phibro-Tech, Inc.*
     10.16     --   Form of Severance Agreement, each dated as of February 21, 1995, between Philipp Brothers
                    Chemicals, Inc. and each of Nathan Z. Bistricer and James O. Herlands*
     10.17     --   Agreement of Limited Partnership of First Dice Road Company, dated June 1, 1985, by and among
                    Western Magnesium Corp., Jack Bendheim, Marvin S. Sussman and James O. Herlands, as amended
                    November 1985*
     10.18     --   Philipp Brothers Chemicals, Inc. Retirement Income and Deferred Compensation Plan Trust, dated
                    January 1, 1994, by and between Philipp Brothers Chemicals, Inc. on its own behalf and on behalf of C.P. Chemicals, Inc., Phibro-Tech, Inc. and the Trustee thereunder; Philipp Brothers
                    Chemicals, Inc. Retirement Income and Deferred Compensation Plan Trust, dated March 18, 1994*
     10.19     --   Form of Executive Income Deferred Compensation Agreement, each dated March ]1, 1990, by and between Philipp Brothers Chemicals, Inc. and each of Jack Bendheim, James Herlands and Marvin
                    Sussman*
     10.20     --   Form of Executive Income Split Dollar Agreement, each dated March 1, 1990, by and between Philipp
                    Brothers Chemicals, Inc. and each of Jack Bendheim, James Herlands and Marvin Sussman*

EXHIBIT NO.   DESCRIPTION OF EXHIBIT
-----------   -------------------------------------------------------------------------------------------------------
     10.21     --   Agreement for the Sale and Purchase of the Shares of ODDA Smelteverk A/S and of the Business and
                    Certain Assets of BOC Carbide Industries, a division of BOC Ltd., dated June 26, 1998, between
                    The BOC Group plc and Philipp Brothers Chemicals, Inc.*
     10.22     --   Supply Agreement, dated as of September 28, 1998, between BOC Limited and Phillip Brothers
                    Chemicals, Inc.+*
     10.23     --   Administrative Consent Order, dated March 11, 1991, issued by the State of New Jersey Department of Environmental Protection, Division of Hazardous Waste Management, to C.P. Chemicals, Inc.*
     10.24     --   Purchase Agreement, dated as of June 1, 1998, between Jack C. Bendheim and the Company*
     10.25     --   Agreement, dated as of June 1, 1998, by and among Jack C. Bendheim, Phibro-Tech, Inc., MRT
                    Management Corp. and Mineral Resource Technologies, L.L.C.*
     10.26     --   Licensing Agreement, dated January 28, 1980, between Gunness Wharf Limited and BOC Limited+**
     10.27     --   Agreement, dated January 28, 1980, between BOC Limited and Gunness Wharf Limited+*
     12.1      --   Statement regarding computation of ratios.*
     21.1      --   Subsidiaries of Philipp Brothers Chemicals, Inc.*
     21.2      --   Subsidiaries of C.P. Chemicals, Inc.*
     21.3      --   Subsidiaries of Phibro-Tech, Inc.*
     23.1      --   Consent of PricewaterhouseCoopers LLP, certified public accountants**
     23.2      --   Consent of Edward Isaacs & Co. LLP, certified public accountants**
     23.3      --   Consent of Dov Kahana & Co., certified public accountants**
     23.4      --   Consent of Cabinet Associes, certified public accountants**
     23.5      --   Consent of Wilson Wright & Co., chartered accountants and registered auditors**
     23.6      --   Consent of Wilson Wright & Co., chartered accountants and registered auditors**
     23.7      --   Consent of PricewaterhouseCoopers DA, certified public accountants**
     23.8      --   Consent of Golenbock, Eiseman, Assor & Bell (included as part of Exhibit 5.1 to this Registration
                    Statement)**
     23.9      --   Consent of Blanc, Williams, Johnston & Kronstadt L.L.C. (included as part of Exhibit 5.2 to this
                    Registration Statement)**
     23.10     --   Consent of Martin H. Philip, Esq. (included as part of Exhibit 5.3 to this Registration
                    Statement)**
     23.11     --   Consent of Schmiedeskamp, Robertson, New & Mitchell (included as part of Exhibit 5.4 to this
                    Registration Statement)**
     24.1      --   Power of Attorney (set forth on signature pages of this Registration Statement as filed on
                    September 29, 1998)
     25.1      --   Statement of Eligibility under the Trust Indenture Act of 1939 of The Chase Manhattan Bank on
                    Form T-1*
     27.1      --   Financial Data Schedule*
     99.1      --   Form of Letter of Transmittal**
     99.2      --   Form of Notice of Guaranteed Delivery**
     99.3      --   Form of Letter to Clients**
     99.4      --   Form of Letter to Brokers, Dealers, Trust Companies and Other Nominees**


------------------

 * Previously filed.

 ** Filed herewith.

 + A request for confidential treatment has been made for portions of such document. Confidential portions have been omitted and filed separately with the SEC as required by Rule 406(b).

     (b) Financial Statement Schedules

     All supplemental schedules are omitted because of the absence of conditions under which they are required or because the information is shown in the financial statements or notes thereto or in other supplemental schedules.

ITEM 22. UNDERTAKINGS.

     (a) The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment of this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject to and included in the registration statement when it became effective.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF FORT LEE, NEW JERSEY, ON DECEMBER 16, 1998.


                                          PHILIPP BROTHERS CHEMICALS, INC.

                                          By:     /s/ JACK C. BENDHEIM
                                              ----------------------------------
                                                      Jack C. Bendheim,
                                               President and Chief Executive
                                                         Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                SIGNATURE                                    TITLE                            DATE
------------------------------------------  ----------------------------------------   -------------------
         /s/ JACK C. BENDHEIM               Director, President and                      December 16, 1998
------------------------------------------  Chief Executive Officer
             Jack C. Bendheim               (Principal Executive Officer)

        /s/ MARVIN S. SUSSMAN*              Director                                     December 16, 1998
------------------------------------------
            Marvin S. Sussman

        /s/ JAMES O. HERLANDS*              Director                                     December 16, 1998
------------------------------------------
            James O. Herlands

       /s/ NATHAN Z. BISTRICER*             Vice President and Chief Financial           December 16, 1998
------------------------------------------  Officer (Principal Financial Officer and
           Nathan Z. Bistricer              Principal Accounting Officer)


------------------
*Executed pursuant to a power of attorney contained in the Registration Statement

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF FORT LEE, NEW JERSEY, ON DECEMBER 16, 1998.


                                          C.P. CHEMICALS, INC.

                                          By:     /s/ JACK C. BENDHEIM
                                              ----------------------------------
                                                      Jack C. Bendheim,
                                                  Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                SIGNATURE                                     TITLE                            DATE
------------------------------------------  -----------------------------------------   ------------------
         /s/ JACK C. BENDHEIM               Director and Chief Executive Officer         December 16, 1998
------------------------------------------  (Principal Executive Officer)
             Jack C. Bendheim

          /s/ I. DAVID PALEY*               Director and President                       December 16, 1998
------------------------------------------
              I. David Paley

        /s/ JAMES O. HERLANDS*              Director                                     December 16, 1998
------------------------------------------
            James O. Herlands

       /s/ NATHAN Z. BISTRICER*             Vice President and Chief Financial           December 16, 1998
------------------------------------------  Officer (Principal Financial Officer and
           Nathan Z. Bistricer              Principal Accounting Officer)


------------------
*Executed pursuant to a power of attorney contained in the Registration Statement

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE COMPANY HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF FORT LEE, NEW JERSEY, ON DECEMBER 16, 1998.


                                          KOFFOLK, INC.

                                          By:     /s/ JACK C. BENDHEIM
                                              ----------------------------------
                                                      Jack C. Bendheim,
                                                         President


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                SIGNATURE                                     TITLE                            DATE
------------------------------------------  -----------------------------------------   ------------------
         /s/ JACK C. BENDHEIM               Director, President and                      December 16, 1998
------------------------------------------  Treasurer (Principal Executive Officer,
             Jack C. Bendheim               Principal Financial Officer and Principal
                                            Accounting Officer)

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF FORT LEE, NEW JERSEY, ON DECEMBER 16, 1998.


                                          MINERAL RESOURCE TECHNOLOGIES, L.L.C.

                                          By: MRT Management Corp., Managing
                                                Member

                                          By:     /s/ JACK C. BENDHEIM
                                              ----------------------------------
                                                      Jack C. Bendheim,
                                                   President and Chief Executive
                                                           Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                SIGNATURE                                      TITLE                             DATE
------------------------------------------  --------------------------------------------   -----------------
           /s/ JACK C. BENDHEIM             Director, President and Chief Executive        December 16, 1998
------------------------------------------  Officer, Managing Member (Principal
               Jack C. Bendheim             Executive Officer, Managing Member)

           /s/ I. DAVID PALEY*              Director and Vice President, Managing Member   December 16, 1998
------------------------------------------
               I. David Paley

         /s/ NATHAN Z. BISTRICER*           Director, Vice President and Chief Financial   December 16, 1998
------------------------------------------  Officer, Managing Member (Principal
             Nathan Z. Bistricer            Financial Officer and Principal Accounting
                                            Officer)

        /s/ HUGH P. SHANNONHOUSE*           Director, Managing Member                      December 16, 1998
------------------------------------------
            Hugh P. Shannonhouse

------------------
  *Executed pursuant to a power of
   attorney contained in the Registration
   Statement

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF FORT LEE, NEW JERSEY, ON DECEMBER 16, 1998.


                                          MRT MANAGEMENT CORP.

                                          By:     /s/ JACK C. BENDHEIM
                                              ----------------------------------
                                                      Jack C. Bendheim,
                                               President and Chief Executive
                                                         Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                SIGNATURE                                     TITLE                            DATE
------------------------------------------  -----------------------------------------   ------------------
         /s/ JACK C. BENDHEIM               Director, President and                      December 16, 1998
------------------------------------------  Chief Executive Officer
             Jack C. Bendheim               (Principal Executive Officer)

          /s/ I. DAVID PALEY*               Director and Vice President                  December 16, 1998
------------------------------------------
              I. David Paley

       /s/ HUGH P. SHANNONHOUSE*            Director                                     December 16, 1998
------------------------------------------
           Hugh P. Shannonhouse

       /s/ NATHAN Z. BISTRICER*             Director, Vice President and                 December 16, 1998
------------------------------------------  Chief Financial Officer
           Nathan Z. Bistricer              (Principal Financial Officer and
                                            Principal Accounting Officer)

------------------
*Executed pursuant to a power of attorney contained in the Registration Statement

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF FORT LEE, NEW JERSEY, ON DECEMBER 16, 1998.


                                          PHIBROCHEM, INC.

                                          By:     /s/ JACK C. BENDHEIM
                                              ----------------------------------
                                                      Jack C. Bendheim,
                                               President and Chief Executive
                                                         Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                SIGNATURE                                     TITLE                            DATE
------------------------------------------  -----------------------------------------   ------------------
         /s/ JACK C. BENDHEIM               Director, President and                      December 16, 1998
------------------------------------------  Chief Executive Officer
             Jack C. Bendheim               (Principal Executive Officer)

        /s/ JAMES O. HERLANDS*              Director                                     December 16, 1998
------------------------------------------
            James O. Herlands

       /s/ NATHAN Z. BISTRICER*             Director, Vice President and                 December 16, 1998
------------------------------------------  Chief Financial Officer
           Nathan Z. Bistricer              (Principal Financial Officer and
                                            Principal Accounting Officer)

------------------
*Executed pursuant to a power of attorney contained in the Registration Statement

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF FORT LEE, NEW JERSEY, ON DECEMBER 16, 1998.


                                          PHIBRO CHEMICALS, INC.

                                          By:     /s/ JACK C. BENDHEIM
                                              ----------------------------------
                                                      Jack C. Bendheim,
                                               President and Chief Executive
                                                         Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                SIGNATURE                                     TITLE                            DATE
------------------------------------------  -----------------------------------------   ------------------
         /s/ JACK C. BENDHEIM               Director, President and                      December 16, 1998
------------------------------------------  Chief Executive Officer
             Jack C. Bendheim               (Principal Executive Officer)

        /s/ JAMES O. HERLANDS*              Director                                     December 16, 1998
------------------------------------------
            James O. Herlands

       /s/ NATHAN Z. BISTRICER*             Director, Vice President and                 December 16, 1998
------------------------------------------  Chief Financial Officer
           Nathan Z. Bistricer              (Principal Financial Officer and
                                            Principal Accounting Officer)

------------------
*Executed pursuant to a power of attorney contained in the Registration Statement

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF FORT LEE, NEW JERSEY, ON DECEMBER 16, 1998.


                                          PHIBRO-TECH, INC.

                                          By:     /s/ JACK C. BENDHEIM
                                              ----------------------------------
                                                      Jack C. Bendheim,
                                                  Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                SIGNATURE                                     TITLE                            DATE
------------------------------------------  -----------------------------------------   ------------------
         /s/ JACK C. BENDHEIM               Director and                                 December 16, 1998
------------------------------------------  Chief Executive Officer
             Jack C. Bendheim               (Principal Executive Officer)

          /s/ I. DAVID PALEY*               Director, President and                      December 16, 1998
------------------------------------------  Chief Operating Officer
              I. David Paley

       /s/ NATHAN Z. BISTRICER*             Director, Senior Vice President              December 16, 1998
------------------------------------------  and Chief Financial Officer
           Nathan Z. Bistricer              (Principal Financial Officer and
                                            Principal Accounting Officer)

------------------
*Executed pursuant to a power of attorney contained in the Registration Statement

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF FORT LEE, NEW JERSEY, ON DECEMBER 16, 1998.


                                                PRINCE AGRIPRODUCTS, INC.

                                          By:     /s/ JACK C. BENDHEIM
                                              ----------------------------------
                                                      Jack C. Bendheim,
                                                  Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                SIGNATURE                                     TITLE                            DATE
------------------------------------------  -----------------------------------------   ------------------
         /s/ JACK C. BENDHEIM               Director and Chief Executive                 December 16, 1998
------------------------------------------  Officer (Principal Executive Officer)
             Jack C. Bendheim

        /s/ MARVIN S. SUSSMAN*              Director and President                       December 16, 1998
------------------------------------------
            Marvin S. Sussman

       /s/ NATHAN Z. BISTRICER*             Director, Vice President and                 December 16, 1998
------------------------------------------  Chief Financial Officer
           Nathan Z. Bistricer              (Principal Financial Officer and
                                            Principal Accounting Officer)

------------------
*Executed pursuant to a power of attorney contained in the Registration Statement

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF FORT LEE, NEW JERSEY, ON DECEMBER 16, 1998.


                                          THE PRINCE MANUFACTURING COMPANY

                                          By:     /s/ JACK C. BENDHEIM
                                              ----------------------------------
                                                      Jack C. Bendheim,
                                                  Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                SIGNATURE                                     TITLE                            DATE
------------------------------------------  -----------------------------------------   ------------------
         /s/ JACK C. BENDHEIM               Director and Chief Executive Officer         December 16, 1998
------------------------------------------  (Principal Executive Officer)
             Jack C. Bendheim

        /s/ MARVIN S. SUSSMAN*               Director and President                       December 16, 1998
------------------------------------------
            Marvin S. Sussman

       /s/ NATHAN Z. BISTRICER*             Director, Vice President and                 December 16, 1998
------------------------------------------  Chief Financial Officer
           Nathan Z. Bistricer              (Principal Financial Officer and
                                            Principal Accounting Officer)

------------------
*Executed pursuant to a power of attorney contained in the Registration Statement

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF FORT LEE, NEW JERSEY, ON DECEMBER 16, 1998.


                                          THE PRINCE MANUFACTURING COMPANY

                                          By:     /s/ JACK C. BENDHEIM
                                              ----------------------------------
                                                      Jack C. Bendheim,
                                                  Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                SIGNATURE                                     TITLE                            DATE
------------------------------------------  -----------------------------------------   ------------------
         /s/ JACK C. BENDHEIM               Director and Chief Executive Officer         December 16, 1998
------------------------------------------  (Principal Executive Officer)
             Jack C. Bendheim

        /s/ MARVIN S. SUSSMAN*              Director and President                       December 16, 1998
------------------------------------------
            Marvin S. Sussman

       /s/ NATHAN Z. BISTRICER*             Director, Vice President and                 December 16, 1998
------------------------------------------  Chief Financial Officer
           Nathan Z. Bistricer              (Principal Financial Officer and
                                            Principal Accounting Officer)


------------------
*Executed pursuant to a power of attorney contained in the Registration Statement

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF FORT LEE, NEW JERSEY, ON DECEMBER 16, 1998.


                                          WESTERN MAGNESIUM CORP.

                                          By:     /s/ JACK C. BENDHEIM
                                              ----------------------------------
                                                      Jack C. Bendheim,
                                                   President and Chief Executive
                                                            Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                SIGNATURE                                      TITLE                             DATE
------------------------------------------  -------------------------------------------   ------------------
           /s/ JACK C. BENDHEIM             Director, President and                        December 16, 1998
------------------------------------------  Chief Executive Officer
               Jack C. Bendheim             (Principal Executive Officer)

          /s/ JAMES O. HERLANDS*            Director                                       December 16, 1998
------------------------------------------
              James O. Herlands

         /s/ NATHAN Z. BISTRICER*           Director, Vice President and                   December 16, 1998
------------------------------------------  Chief Financial Officer
             Nathan Z. Bistricer            (Principal Financial Officer and
                                            Principal Accounting Officer)
------------------
  *Executed pursuant to a power of
   attorney contained in the Registration
   Statement

                                 EXHIBIT INDEX


 EXHIBIT                                                                                                   SEQUENTIAL
  NUMBER     DESCRIPTION                                                                                    PAGE NO.
----------   -------------------------------------------------------------------------------------------   -----------
    3.1       --   Restated Certificate of Incorporation of Philipp Brothers Chemicals, Inc.*
    3.2       --   By-laws of Philipp Brothers Chemicals, Inc.*
    3.3       --   Certificate of Incorporation of Phibro-Tech, Inc.*
    3.4       --   By-Laws of Phibro-Tech, Inc.*
    3.5       --   Certificate of Incorporation of C.P. Chemicals, Inc.*
    3.6       --   By-Laws of C.P. Chemicals, Inc.*
    3.7       --   Certificate of Incorporation of Prince Agriproducts, Inc.*
    3.8       --   By-Laws of Prince Agriproducts, Inc.*
    3.9       --   Certificate of Incorporation of The Prince Manufacturing Company, an Illinois
                   corporation*
    3.10      --   By-Laws of The Prince Manufacturing Company, an Illinois corporation*
    3.11      --   Certificate of Incorporation of The Prince Manufacturing Company, a Pennsylvania
                   corporation*
    3.12      --   By-Laws of The Prince Manufacturing Company, a Pennsylvania corporation*
    3.13      --   Certificate of Formation of Mineral Resource Technologies, L.L.C.*
    3.14      --   Limited Liability Company Agreement of Mineral Resource Technologies, L.L.C., dated as of November 21, 1995, as amended as of June 1, 1998*
    3.15      --   Certificate of Incorporation of MRT Management Corp.*
    3.16      --   By-Laws of MRT Management Corp.*
    3.17      --   Certificate of Incorporation of Koffolk, Inc.*
    3.18      --   By-Laws of Koffolk, Inc.*
    3.19      --   Certificate of Incorporation of Phibrochem, Inc.*
    3.20      --   By-Laws of Phibrochem, Inc.*
    3.21      --   Certificate of Incorporation of Phibro Chemicals, Inc.*
    3.22      --   By-Laws of Phibro Chemicals, Inc.*
    3.23      --   Certificate of Incorporation of Western Magnesium Corp.*
    3.24      --   By-Laws of Western Magnesium Corp.*
    4.1       --   Indenture, dated as of June 11, 1998, among the Company, the Guarantors named therein and The Chase Manhattan Bank, as trustee, relating to the 9 7/8% Senior Subordinated
                   Notes due 2008 of the Company, and exhibits thereto, including Form of 9 7/8% Senior
                   Subordinated Note due 2008 of the Company*

                   Certain instruments which define the rights of holders of long-term debt of the
                   Company and its consolidated subsidiaries have not been filed as Exhibits to this
                   Registration Statement since the total amount of securities authorized under any such instrument does not exceed 10% of the total assets of the Company and its subsidiaries on a consolidated basis, as of June 30, 1998. For a description of such indebtedness, see Note 6 of Notes to Consolidated Financial Statements. The Company
                   hereby agrees to furnish copies of such instruments to the Securities and Exchange
                   Commission upon its request.

    5.1       --   Opinion of Golenbock, Eiseman, Assor & Bell regarding the legality of securities being registered**
    5.2       --   Opinion of Blanc Williams, Johnston & Kronstadt L.L.C. regarding the legality of securities being registered**
    5.3       --   Opinion of Martin H. Philip, Esq. regarding the legality of securities being registered**

 EXHIBIT                                                                                                   SEQUENTIAL
  NUMBER     DESCRIPTION                                                                                    PAGE NO.
----------   -------------------------------------------------------------------------------------------   -----------
    5.4       --   Opinion of Schmiedeskamp, Robertson, New & Mitchell regarding the legality of securities being registered**
   10.1       --   Registration Rights Agreement, dated June 11, 1998, among Philipp Brothers Chemicals,
                   Inc., the Guarantors named therein and Schroder & Co. Inc.*
   10.2       --   Revolving Credit, Acquisition Term Loan and Security Agreement, dated August 19,
                   1998, among Philipp Brothers Chemicals, Inc., as Borrower, the Guarantors named therein, PNC Bank, N.A. as Agent and Lender, and the other institutions from time to time party thereto as Lenders*
   10.3       --   Manufacturing Agreement, dated May 15, 1994, by and between Merck & Co., Inc.,
                   Koffolk, Ltd., and Philipp Brothers Chemicals, Inc.+**
   10.4       --   Distribution Agreement, dated March 1, 1996, between Elanco Quimica Ltda. and
                   Planalquimica Industrial Ltda.+*
   10.5       --   Asset Purchase and Trademark Assignment Agreement, dated August 5, 1996, between
                   Koffolk, Inc. and Merck & Co., Inc.; assigned by Merck & Co., Inc. to Merial
                   Limited.*
   10.6       --   Distributorship Agreement, dated August 5, 1996, by and between Merck & Co., Inc. and
                   Koffolk, Inc.; assigned by Merck & Co., Inc. to Merial Limited.+*
   10.7       --   License Agreement, dated May 30, 1996, by and between Michigan Technological
                   University and Mineral Resource Technologies, L.L.C.+*
   10.8       --   Lease, dated July 25, 1986, between Philipp Brothers Chemicals, Inc. and 400 Kelby
                   Associates, as amended December 1, 1986 and December 30, 1994*
   10.9       --   Lease, dated June 30, 1995, between First Dice Road Co. and Phibro-Tech, Inc., as amended May 1998*
   10.10      --   Lease, dated December 24, 1981, between Koffolk (1949) Ltd. and Israel Land
                   Administration*
   10.11      --   Master Lease Agreement, dated February 27, 1998, between General Electric Capital
                   Corp., Philipp Brothers Chemicals, Inc. and Phibro-Tech, Inc.*
   10.12      --   Stockholders Agreement, dated December 29, 1987, by and between Philipp Brothers
                   Chemicals, Inc., Charles H. Bendheim, Jack C. Bendheim and Marvin S. Sussman*
   10.13      --   Employment Agreement, dated December 29, 1987, by and between Philipp Brothers
                   Chemicals, Inc. and Marvin S. Sussman*
   10.14      --   Stockholders Agreement, dated February 21, 1995, between I. David Paley, Nathan Z.
                   Bistricer, James O. Herlands and Phibro-Tech, Inc., as amended as of June 11, 1998*
   10.15      --   Severance Agreement, dated as of February 21, 1995, between I. David Paley and
                   Phibro-Tech, Inc.*
   10.16      --   Form of Severance Agreement, each dated as of February 21, 1995, between Philipp
                   Brothers Chemicals, Inc. and each of Nathan Z. Bistricer and James O. Herlands*
   10.17      --   Agreement of Limited Partnership of First Dice Road Company, dated June 1, 1985, by and among Western Magnesium Corp., Jack Bendheim, Marvin S. Sussman and James O.
                   Herlands, as amended November 1985*

 EXHIBIT                                                                                                   SEQUENTIAL
  NUMBER     DESCRIPTION                                                                                    PAGE NO.
----------   -------------------------------------------------------------------------------------------   -----------
   10.18      --   Philipp Brothers Chemicals, Inc. Retirement Income and Deferred Compensation Plan
                   Trust, dated January 1, 1994, by and between Philipp Brothers Chemicals, Inc. on its own behalf and on behalf of C.P. Chemicals, Inc., Phibro-Tech, Inc. and the Trustee
                   thereunder; Philipp Brothers Chemicals, Inc. Retirement Income and Deferred
                   Compensation Plan Trust, dated March 18, 1994*
   10.19      --   Form of Executive Income Deferred Compensation Agreement, each dated March ]1, 1990, by and between Philipp Brothers Chemicals, Inc. and each of Jack Bendheim, James
                   Herlands and Marvin Sussman*
   10.20      --   Form of Executive Income Split Dollar Agreement, each dated March 1, 1990, by and between Philipp Brothers Chemicals, Inc. and each of Jack Bendheim, James Herlands and Marvin Sussman*
   10.21      --   Agreement for the Sale and Purchase of the Shares of ODDA Smelteverk A/S and of the
                   Business and Certain Assets of BOC Carbide Industries, a division of BOC Ltd., dated
                   June 26, 1998, between The BOC Group plc and Philipp Brothers Chemicals, Inc.*
   10.22      --   Supply Agreement, dated as of September 28, 1998, between BOC Limited and Phillip
                   Brothers Chemicals, Inc.+*
   10.23      --   Administrative Consent Order, dated March 11, 1991, issued by the State of New Jersey
                   Department of Environmental Protection, Division of Hazardous Waste Management, to
                   C.P. Chemicals, Inc.*
   10.24      --   Purchase Agreement, dated as of June 1, 1998, between Jack C. Bendheim and the
                   Company*
   10.25      --   Agreement, dated as of June 1, 1998, by and among Jack C. Bendheim, Phibro-Tech,
                   Inc., MRT Management Corp. and Mineral Resource Technologies, L.L.C.*
   10.26      --   Licensing Agreement, dated January 28, 1980, between Gunness Wharf Limited and BOC
                   Limited+**
   10.27      --   Agreement, dated January 28, 1980, between BOC Limited and Gunness Wharf Limited+*
   12.1       --   Statement regarding computation of ratios.*
   21.1       --   Subsidiaries of Philipp Brothers Chemicals, Inc.*
   21.2       --   Subsidiaries of C.P. Chemicals, Inc.*
   21.3       --   Subsidiaries of Phibro-Tech, Inc.*
   23.1       --   Consent of PricewaterhouseCoopers LLP, certified public accountants**
   23.2       --   Consent of Edward Isaacs & Co. LLP, certified public accountants**
   23.3       --   Consent of Dov Kahana & Co., certified public accountants**
   23.4       --   Consent of Cabinet Associes, certified public accountants**
   23.5       --   Consent of Wilson Wright & Co., chartered accountants and registered auditors**
   23.6       --   Consent of Wilson Wright & Co., chartered accountants and registered auditors**
   23.7       --   Consent of PricewaterhouseCoopers DA, certified public accountants**
   23.8       --   Consent of Golenbock, Eiseman, Assor & Bell (included as part of Exhibit 5.1 to this
                   Registration Statement)**
   23.9       --   Consent of Blanc, Williams, Johnston & Kronstadt L.L.C. (included as part of
                   Exhibit 5.2 to this Registration Statement)**
   23.10      --   Consent of Martin H. Philip, Esq. (included as part of Exhibit 5.3 to this
                   Registration Statement)**
   23.11      --   Consent of Schmiedeskamp, Robertson, New & Mitchell (included as part of Exhibit 5.4 to this Registration Statement)**

 EXHIBIT                                                                                                   SEQUENTIAL
  NUMBER     DESCRIPTION                                                                                    PAGE NO.
----------   -------------------------------------------------------------------------------------------   -----------
   24.1       --   Power of Attorney (set forth on signature pages of this Registration Statement as filed on September 29, 1998)
   25.1       --   Statement of Eligibility under the Trust Indenture Act of 1939 of The Chase Manhattan
                   Bank on Form T-1*
   27.1       --   Financial Data Schedule*
   99.1       --   Form of Letter of Transmittal**
   99.2       --   Form of Notice of Guaranteed Delivery**
   99.3       --   Form of Letter to Clients**
   99.4       --   Form of Letter to Brokers, Dealers, Trust Companies and Other Nominees**


------------------
 * Previously filed.

 ** Filed herewith.

 + A request for confidential treatment has been made for portions of such document. Confidential portions have been omitted and filed separately with the SEC as required by Rule 406(b).